===============================================================================
                    OFFERING OF LIMITED PARTNERSHIP INTERESTS
===============================================================================
                         REDWOOD MORTGAGE INVESTORS VIII
                                   $30,000,000
           $100 per Unit - Minimum Purchase Twenty (20) Units ($2,000)


     Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership"), is engaged in business as a mortgage lender, for the primary purpose of making mortgage investments secured primarily by first and second deeds of trust on California real estate ("Mortgage Investments"). Approximately ninety-eight percent (98%) of the Partnership's Mortgage Investments are secured by first and second deeds of trust. Mortgage Investments are arranged and serviced by Redwood Home Loan Company doing business as Redwood Mortgage ("Redwood Mortgage"), an affiliate of the General Partners. The Partnership's objectives are to make investments that will: (i) yield a high rate of return from mortgage lending; and (ii) preserve and protect the Partnership's capital. Investors should not expect the Partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments. The Partnership is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, an investment in the Partnership will be less liquid, not readily transferable, and not provide a guaranteed return over its investment life.

     A maximum of 300,000 Units ($30,000,000) are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Units will be sold, through broker dealer member firms of the National Association of Securities Dealers, Inc. (See "TERMS OF THE OFFERING" and "PLAN OF DISTRIBUTION"). As this is not the Partnership's first offering of units, all proceeds from the sale of Units will be immediately available to the Partnership for investment. The offering of Units will terminate one year from the effective date of this Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or extended for additional one-year periods at the General Partners' election. Of the proceeds from the sales of Units of the Partnership, a minimum of 84% (in the event the maximum proceeds of 300,000 Units ($30,000,000) is raised) will be invested in, or reserved for, the Partnership's activities. The balance of 16% (if 300,000 Units ($30,000,000) is raised) will be used for public offering expenses, the formation loan to Redwood Mortgage and working capital reserves. Upon the repayment of the formation loan, approximately ninety-six percent (96%) (if the maximum of 300,000 Units
($30,000,000) is raised) will be invested in, or reserved for Partnership activities.

     There are risks associated with an investment in the Partnership (See "RISK FACTORS") including the following:

     The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partners and their affiliates.

     Due to the speculative nature of the investment, there is a risk that an investor could lose his entire investment.

     The Formation Loan to be made to Redwood Mortgage will be unsecured and non-interest bearing, and repayment is not guaranteed.

     An investment in Units involves material tax risks.

     There are substantial restrictions on the transferability of Units and it is not anticipated that a public market for the Units will develop.

     Purchasers of Units will have a limited ability to liquidate their investment and will be subject to early withdrawal penalties and other restrictions and may be required to accept less than they paid for their Units.

     The Partnership's use of leverage, if any, may reduce the Partnership's profitability or cause losses through liquidation.

     The Partnership will rely on appraisals which may not be accurate to determine the fair market value of the real property used to secure loans made by the Partnership.

      Loan defaults and foreclosures may adversely affect the Partnership.

     Limited Partners have no right to participate in the management of the Partnership and may only vote on those matters which are set forth in the Limited Partnership Agreement; all decisions with respect to the management of the Partnership will be made exclusively by the General Partners.

                 The Date of This Prospectus is December 4, 1996

     Upon admission to the Partnership, each Limited Partner will be required to make a one-time, irrevocable election, except as described below, either (i) to receive monthly, quarterly or annual distributions of Earnings in cash, or (ii) to receive distributions of Earnings in the form of additional Units valued at $100 per Unit. This election, once made is irrevocable for investors who elect to receive monthly, quarterly or annual distributions of earnings. However, investors may change whether such distributions are received on a monthly, quarterly or annual basis. If a Limited Partner initially elected to receive additional Units, he may, after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings from investors who elect to receive additional Units will be retained by the Partnership for making further Mortgage Investments or other proper Partnership purposes. The earnings from these further Mortgage Investments, will be allocated among all investors, but investors who receive distributions in the form of Units will receive more Units than investors who receive cash distributions. (See "PLAN OF DISTRIBUTION
- Election to Receive Periodic Cash Distributions").

                  -------------------------------------------

-------------------------------------------------------------------------------
                      Price to Public        Underwriting       Proceeds to
                                          commission (1) (2)   Partnership (3)
--------------------------------------------------- ---------------------------

Per Unit (Minimum
Investment 20 units)        $100               $0                    $100
Total Maximum (4)    $30,000,000               $0               0,000,000

================================ ================== ============================

     (1) The Units are being  offered to the public by selected  broker  dealers who are members of the National Association of Securities Dealers ("Participating Broker Dealers"). Neither the General Partners, the Partnership nor the Participating Broker Dealers are guaranteeing that any minimum number of Units will be sold. A Participating Broker Dealer may receive sales commissions based upon a percentage of the sales price of the Units as set forth below. Sales commissions will be higher if investors elect to receive distributions of Earnings in the form of additional Units rather than electing to receive cash distributions. Participating Broker Dealers may elect to receive sales commissions as follows: at a rate of five (5%) if an investor elects to receive cash distributions or at a rate of nine (9%) if the investor elects to receive additional Units in lieu of cash distributions. An investor's initial election to receive cash distributions is irrevocable; an investor's election to receive additional Units may not be changed for a period of three (3) years. Although total sales commissions could equal (9%), the Partnership anticipates, based on historical experience, that the total sales commissions payable will not exceed (7.6 %). This number is based upon the General Partners' assumption, that sixty-five percent (65%) of investors will elect to receive additional Units in lieu of cash distributions and thirty-five percent (35%) of investors will elect to receive cash distributions. In no event will the total of all compensation payable to Participating Broker Dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. In no event shall any individual Participating Broker Dealer receive total compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses in excess of (10%) of the sales proceeds plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conducts Rules (the Compensation Limitation).


     (2) Sales commissions will not be paid directly by the Partnership out of the offering proceeds. Instead, the Partnership will loan to Redwood Mortgage, an affiliate of the General Partners, funds from the offering proceeds equal to the amount of the sales. For ease of reference, this loan shall be referred to as the "Formation Loan." Thus, all sales commissions and all amounts payable in connection with unsolicited orders received by the General Partners will be paid by Redwood Mortgage. Redwood Mortgage will also act as the mortgage loan broker for all Mortgage Investments. (See "RISK - Formation Loan" and PLAN OF DISTRIBUTION - Formation Loan"). The Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments. Upon the commencement of this offering, Redwood Mortgage shall make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997, assuming this Offering commences in 1996. The principal balance of the Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined by the principal balance of the Formation Loan on December 31 of each year. Upon the completion of this Offering the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the offering terminates. Redwood Mortgage at its option may prepay all or any part of Formation Loan. The Formation Loan is being made to Redwood Mortgage in order to permit an increased percentage of the offering proceeds, to be used for Mortgage Investments. Initially, the Formation Loan will not allow an increased percentage of the offering proceeds to be used for Mortgage Investments, but as the Formation Loan is repaid, such amounts will be available for making Mortgage Investments

     (3) The Partnership shall reimburse Participating Broker Dealers for bona-fide due diligence expenses in an amount up to one-half of one percent (.5%) of the gross proceeds. Units may also be offered or sold directly by the General Partners. No sales commissions will be paid on any such solicited or unsolicited Units sold directly by the General Partner. (See "PLAN OF DISTRIBUTION" and "TERMS OF THE OFFERING").

     (4) Such proceeds are calculated before deducting Organizational and Offering Expenses (including, without limitation, printing costs, attorneys' and accountants' fees, registration and filing fees and other expenses) payable by the Partnership in connection with this Offering. The aggregate Organizational and Offering Expenses payable by the Partnership are estimated to be $1,200,000 if the maximum is sold. The General Partners may prepay these items and may be reimbursed by the Partnership in an amount not to exceed the lesser of ten percent (10.0%) of the Gross Proceeds or $1,200,000. The General Partners will pay any offering expenses (excluding selling commissions) in excess of ten percent (10.0%) of the Gross Proceeds or $1,200,000. (See "TERMS OF THE OFFERING").

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS ARE REQUIRED TO GIVE CERTAIN WARRANTIES IN THEIR SUBSCRIPTION AGREEMENTS (SEE "PLAN OF DISTRIBUTION - SUBSCRIPTION AGREEMENT WARRANTIES").

     THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE PARTNERSHIP ARE NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                         Page

SUMMARY OF THE OFFERING .................................................... 1
The Partnership............................................................. 1
General Partners --......................................................... 1
Risk Factors ............................................................... 1
Investor Suitability Standards.............................................. 3
Terms Of The Offering....................................................... 3
Estimated Use Of Proceeds................................................... 3
Compensation Of The General Partners And Affiliates ........................ 4
Conflicts Of Interest....................................................... 5
Fiduciary Responsibility Of The General Partners............................ 6
Prior Performance Summary................................................... 6
Management.................................................................. 6
Investment Objectives And Criteria.......................................... 6
Certain Legal Aspects Of Mortgage Investments............................... 7
Management's Discussion And Analysis of Financial Condition Of The
Partnership................................................................. 7
Business.................................................................... 7
Federal Income Tax Consequences............................................. 7
ERISA Considerations........................................................ 8
Description Of Units........................................................ 8
Summary Of Limited Partnership Agreement.................................... 8
Transfer Of Unis............................................................ 9
Distribution Policies....................................................... 9
Reports To Limited Partners................................................. 10
Plan Of Distribution........................................................ 10
Supplemental Sales Material................................................. 10
Legal Opinion............................................................... 10
Experts..................................................................... 10
Additional Information...................................................... 11
Tabular Information Concerning Prior Programs............................... 11
Glossary.................................................................... 11
Subscription Procedures..................................................... 11
RISK FACTORS................................................................ 11
REAL ESTATE AND OPERATING RISKS............................................. 11
Unspecified Investments Increase Uncertainty To Investors And Investors
Must Rely On Judgment Of General Partners In Investing Proceeds of The
Offering.................................................................... 11
Loan Defaults And Foreclosures By Borrowers May Adversely Affect
Partnership................................................................. 12
Risks Associated With Reliance on Appraisals Which May Not Be Accurate or Which
May Be Affected By Subsequent Events........................................ 12
Risks Associated with Junior Encumbrances And Construction
Loans....................................................................... 12
Bankruptcy And Limitations On Personal Judgments May Prevent Recovery Of Loan
Thereby Resulting In A Loss To The Partnership.............................. 12
Risks Associated With Unintended Violations Of The Usury Statute Or Other
Statutes.................................................................... 12
Loan-To-Value Ratio Are Determined By Appraisals Which May Be In Excess Of The
Ultimate Purchase Price Of The Underlying Property.......................... 13
Use Of Leverage May Reduce The Partnership's Profitability Or Cause Losses
Through Liquidation......................................................... 13
Fluctuations In Interest Rates May Effect Return On Investment.............. 13
Marshaling Of Assets Could Delay Or Reduce Recovery Of Mortgage
Investments................................................................. 13
Potential Liability For Toxic Or Hazardous Substances If Partnership Is
Considered Owner of Real Property........................................... 14

Potential Conflicts And Risks If Partnership Invests In Mortgage Investments
With General Partners Or Affiliates......................................... 14
INVESTMENT RISKS............................................................ 15
No Assurance Of Cash Distributions To Partners.............................. 15
Partner's Ability To Recover Investment On Dissolution And Termination Will Be
Limited..................................................................... 15
Risk Of Losses As A Result Of Losses Not Insurable Or Not Economically
Insurable................................................................... 15
Investors Must Rely On Management For Decisions With Respect To Management Of
The Partnership............................................................. 15
Investors Will Be Bound By Decision Of Majority Vote........................ 15
Net Worth Of The General Partners May Effect Ability Of General Partners To
Fulfill Their Obligations To The Partnership................................ 16
Operating History Of The Partnership........................................ 16
Risks Regarding Formation Loan And Repayment Thereof........................ 16
Delays In Investment Could Adversely Affect Return To Investors............. 16
Subscriptions For Less Than The Maximum Number of Units Could Effect Potential
Profitability Of Partnership................................................ 16
No Assurance Of Guaranteed Payment For Offering Period...................... 16
Possible Extension Of Offering Will Allow Subsequent Investors To Review
Partnerships Mortgage Investment Portfolio.................................. 17
No Assurance Of Limitation Of Liability Of Limited Partners................. 17
Compensation To General Partners And Affiliates Cannot Be Precisely
Determined.................................................................. 17
No Assurance That Reserves Will Be Adequate................................. 17
Limited Transferability Of Units Requires That Investment Be Considered Long
Term........................................................................
Partnership May Be Required To Forego More Favorable Investment To Avoid
Regulation Under Investment Company Act of 1940............................. 18
TAX RISKS................................................................... 18
Material Tax Risks Associated With Investment In Units...................... 18
Risks Associated With Partnership Status For Federal Income Tax
Purposes.................................................................... 18
Risks Associated With Characterization Of Partnership Income As Portfolio
Income...................................................................... 18
Risks Of Partnership Characterization As A Publicly Traded Partnership...... 19
Risks Relating To Taxation Of Undistributed Revenues........................ 19
Risks Relating To Creation Of Unrelated Business Taxable Income............. 19
Risks Of Applicability Of Alternative Minimum Tax........................... 19
Risks Of Audit And Adjustment............................................... 19
Risks Of Effects Of State And Local Taxation................................ 20
ERISA RISKS................................................................. 20
Risks Of Investment By Tax-Exempt Investors................................. 20
INVESTOR SUITABILITY STANDARDS.............................................. 21
Subscription Agreement Warranties........................................... 21
Subscription Procedure...................................................... 22
NOTICE TO CALIFORNIA RESIDENTS.............................................. 22
TERMS OF THE OFFERING....................................................... 22
Guaranteed Payment For Offering Period...................................... 23
Election To Receive Periodic Cash Distributions............................. 23
ESTIMATED USE OF PROCEEDS................................................... 24
CAPITALIZATION OF THE PARTNERSHIP........................................... 25
COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES......................... 26
CONFLICTS OF INTEREST....................................................... 30
Conflicts Arising As A Result Of The General Partners' Legal and Financial
Obligations to Other Partnerships........................................... 30
Conflicts Arising From The General Partners' Allocation Of Time Between The
Partnership And Other Activities............................................ 30
Amount Of Loan Brokerage Commissions Effects Rate Of Return To Limited
Partners.................................................................... 31
Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations........ 31

Potential Conflicts If Partnership Invests In Mortgage Investments With General
Partners Or Affiliates...................................................... 31
General Partners Will Represent Both Parties In Sales Of Real Estate Owned to
Affiliates.................................................................. 32
Professionals Hired By General Partners Do Not Represent Limited Partners... 32
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS............................ 33
PRIOR PERFORMANCE SUMMARY................................................... 33
Experience And Background Of General Partners And Affiliates................ 34
Additional Information...................................................... 35
No Major Adverse Developments............................................... 35
Prior Public Partnerships................................................... 35
Three Year Summary Of Mortgage Investments Originated By Prior Limited
Partnerships................................................................ 36
MANAGEMENT.................................................................. 38
General .................................................................... 38
D. Russell Burwell.......................................................... 38
Michael R. Burwell.......................................................... 38
Gymno Corporation........................................................... 38
Redwood Mortgage............................................................ 38
The Redwood Group, Ltd...................................................... 38
Theodore J. Fischer......................................................... 38
SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT SELECTED
FINANCIAL DATA.............................................................. 39
ORGANIZATIONAL CHART........................................................ 40
INVESTMENT OBJECTIVES AND CRITERIA.......................................... 41
Principal Objectives........................................................ 41
General Standards For Mortgage Investments.................................. 41
Priority Of Mortgages....................................................... 41
Geographic Area Of Lending Activity......................................... 41
Construction Mortgage Investments........................................... 42
Loan-To-Value Ratio......................................................... 42
Terms Of Mortgage Investments............................................... 43
Equity Interests In Real Property........................................... 43
Escrow Conditions........................................................... 43
Loans To General Partners And Affiliates.................................... 43
Purchase Of Mortgage Investments From Affiliates And Other Third Parties.... 43
Note Hypothecation.......................................................... 43
Joint Venturers............................................................. 44
Diversification............................................................. 44
Reserve Fund................................................................ 44
Credit Evaluations.......................................................... 44
Loan Brokerage Commissions.................................................. 44
Loan Servicing.............................................................. 44
Sale Of Mortgage Investments................................................ 44
Borrowing................................................................... 44
Other Policies.............................................................. 44
CERTAIN LEGAL ASPECTS OF MORTGAGE INVESTMENTS............................... 45
Foreclosure................................................................. 45
Tax Liens................................................................... 45
Anti-Deficiency Legislation................................................. 45
Special Considerations In Connection With Junior Encumbrances............... 46
"Due-On-Sale" Clauses....................................................... 46
Due-On-Sale................................................................. 47
Due-On-Encumbrance.......................................................... 47
Prepayment Charges.......................................................... 47
Real Property Mortgage Investments.......................................... 47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE
PARTNERSHIP................................................................. 47
BUSINESS.................................................................... 51
FEDERAL INCOME TAX CONSEQUENCES............................................. 52
Summary Of Material Tax Aspects............................................. 53
Opinion Of Counsel.......................................................... 53
Partnership Tax Status...................................................... 53
Publicly Traded Partnerships................................................ 54
Portfolio Income And Unrelated Business Taxable Income...................... 54
Basis....................................................................... 54
Allocations To The Limited Partners......................................... 54
Tax Status Of The Partnership............................................... 55
Revenue Procedure 89-12..................................................... 55
Publicly Traded Partnerships................................................ 56
Results If Partnership Is Taxable As An Association......................... 57
Taxation Of Partners - General.............................................. 57
Partnership Basis........................................................... 57
Allocation Of Profits And Losses............................................ 58
Sale Of Partnership Interest................................................ 58
Character Of Income Or Loss................................................. 59
Treatment Of Mortgage Investments Containing Participation Features......... 60
Repayment or Sale Of Mortgage Investments................................... 60
Property Held Primarily For Sale; Potential Dealer Status................... 60
Tax Consequences Of Reinvestment In Mortgage Investments.................... 61
Partnership Organization, Syndication Fees And Acquisition Fees............. 61
Original Issue Discount..................................................... 61
Deduction Of Investment Interest............................................ 61
Section 754 Election........................................................ 62
Termination Of The Partnership.............................................. 62
Tax Returns................................................................. 62
Audit Of Tax Returns........................................................ 63
Investment By Tax-Exempt Investors.......................................... 63
State And Local Taxes....................................................... 64
ERISA CONSIDERATIONS........................................................ 65
General..................................................................... 65
Fiduciaries Under ERISA..................................................... 65
Prohibited Transactions Under ERISA And The Code............................ 65
Plan Assets................................................................. 66
Potential Consequences Of Treatment As Plan Assets.......................... 67
DESCRIPTION OF UNITS........................................................ 67
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT................................ 68
Rights And Liabilities Of Limited Partners.................................. 68
Capital Contributions....................................................... 68
Rights, Powers And Duties Of General Partners............................... 68
Profits And Losses.......................................................... 68
Cash Distributions.......................................................... 68
Meeting..................................................................... 68
Accounting And Reports...................................................... 69
Restrictions On Transfer.................................................... 69
General Partners'Interest................................................... 69
Term Of Partnership......................................................... 69
Winding Up.................................................................. 70
Dissenting Limited Partners' Rights......................................... 70

TRANSFER OF UNITS........................................................... 70
Restrictions On The Transfer Of Units....................................... 70
Withdrawal From Partnership................................................. 71
DISTRIBUTION POLICIES....................................................... 72
Distributions To The Limited Partners....................................... 72
Cash Distributions.......................................................... 72
Allocation Of Net Income And Net Losses..................................... 73
REPORTS TO LIMITED PARTNERS................................................. 73
PLAN OF DISTRIBUTION........................................................ 73
Formation Loan.............................................................. 74
Escrow Arrangements......................................................... 75
Subscription Account........................................................ 75
SUPPLEMENTAL SALES MATERIAL................................................. 76
LEGAL PROCEEDINGS........................................................... 76
LEGAL OPINION............................................................... 76
EXPERTS..................................................................... 76
ADDITIONAL INFORMATION...................................................... 77
TABULAR INFORMATION CONCERNING PRIOR PROGRAMS............................... 77
GLOSSARY.................................................................... 78
INDEX TO THE FINANCIAL STATEMENTS........................................... 81

APPENDIX I - PRIOR PERFORMANCE TABLES
EXHIBIT A - AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
EXHIBIT B - AMENDED AND RESTATED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

===============================================================================

===============================================================================
                                    EXHIBIT B
                             SUMMARY OF THE OFFERING


     The following summarizes the material contained in this Prospectus. It is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

     The Partnership. Redwood Mortgage Investors VIII (the "Partnership") is a limited partnership formed on May 27, 1992, pursuant to the California Revised Limited Partnership Act. The Partnership commenced operations on or about April 12, 1993. The Partnership's principal business office is located at 650 El Camino Real, Suite G, Redwood City, California 94063 and its telephone number is
(415) 365-5341.

     The Partnership is engaged in business as a mortgage lender for the primary purpose of making Mortgage Investments secured by deeds of trust (the "Mortgage Investment" or "Mortgage Investments") on California real estate (See "INVESTMENT OBJECTIVES AND CRITERIA"). As of June 30, 1996, approximately forty-two percent (42%) of the Partnership's Mortgage Investments are secured by first deeds of trust ($5,917,837), fifty-six percent (56%) are secured by second deeds of trust ($7,979,116) and two percent (2%) by the third deeds of trust ($300,000). The aggregate principal amount of these Mortgage Investments total $14,196,953. Of these loans approximately eighty percent (80%) are loans secured by properties located in the San Francisco Bay Area.

     General Partners. The General Partners of the Partnership are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation. The principal offices of the General Partners are located at 650 El Camino Real, Suite G, Redwood City, California 94063, and the telephone number is (415) 365-5341. The General Partners may maintain additional offices in the areas where the properties securing the Mortgage Investments are located. The General Partners will manage and control the Partnership affairs and have general responsibility and ultimate authority in all matters affecting its business. The Mortgage Investments are arranged and serviced by an Affiliate of the General Partners, Redwood Home Loan Company doing business as Redwood Mortgage ("Redwood Mortgage") (See "MANAGEMENT").

     Risk Factors. An investment in the Partnership involves certain risks. The "RISK FACTORS" section of the Prospectus discusses in more detail the most important risks associated with an investment in the Units, including risks associated with mortgage lending on real estate, risks associated with investments in limited partnerships such as the Partnership, and tax risks. These risks include:

     Although prospective investors will have an opportunity to review the Partnership's existing portfolio, initial investors will not have an opportunity to review Mortgage Investments to be acquired by the Partnership from the proceeds of this Offering nor will they have the opportunity to evaluate whether the Partnership should make an investment, or to provide input of any kind into such decisions which will be made exclusively by the General Partners. (See INVESTMENT OBJECTIVES AND CRITERIA).

     As this is not the Partnership's first offering of Units, no escrow will be established and all proceeds from the sale of Units will be immediately available to the Partnership for investment. In the event less than $30,000,000 is raised, the Partnership will make fewer Mortgage Investments and the Partnership will achieve less diversification in the types and amounts of Mortgage Investments. (See "TERMS OF THE OFFERING").

     The Partnership will pay certain fees to the General Partners and their Affiliates some of which may be paid regardless of the economic return to the Limited Partners. The compensation to be received by the General Partners and their Affiliates is based, in large part, upon the principal balances of the Mortgage Investments which during the term of the Partnership will be continually maturing and "turning over" and cannot be precisely determined. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").

     The transferability of Units is restricted and the marketability of Units is extremely limited. Accordingly, investors may not be able to sell their Units quickly or profitably if the need arises (See "INVESTOR SUITABILITY STANDARDS," "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" and "TRANSFER OF UNITS").

     An investment in the Partnership involves certain income tax risks discussed in the Section entitled "FEDERAL INCOME TAX CONSEQUENCES." Certain income tax benefits will not be available to investors unless the Partnership is classified as a partnership for federal income tax purposes. In addition, investors may be required to report taxable income in an amount which exceeds cash distributed to them. Potential investors should consult with their own tax advisers concerning the federal, state and local tax consequences associated with an investment in the Units in light of their own unique tax situations.

     The Partnership is subject to various conflicts of interest arising out of its relationship to the General Partners and their affiliates including conflicts relating to compensation arrangements, the Formation Loan, allocation of time between the Partnership and other activities and the legal and financial obligations of the General Partners to the Partnership and to other partnerships in which they serve as general partners. (See "CONFLICTS OF INTEREST").

     The Partnership relies on appraisals, prepared by non-affiliated third persons, to determine the fair market value of real property used to secure Mortgage Investments made by the Partnership. No assurance can be given that such appraisals will, in any or all cases, be accurate. Moreover, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.

     The Partnership may borrow funds for the purpose of making Mortgage Investments on any terms commercially available and may assign all or a portion of its Mortgage Investment portfolio as security for such loans. The Partnership has established a line of credit with a commercial bank secured by its Mortgage Investments to a limit of $3,000,000. As of June 30, 1996, the Partnership has borrowed $2,892,000 at an interest rate of nine percent (9%). Such borrowed money bears interest at a variable rate, whereas the Partnership's Mortgage Investments bear interest at a fixed rate. Thus, if prevailing interest rates rise, the Partnership's cost of money could exceed the income earned from that money, thus reducing the Partnership's profitability or causing losses through liquidation of loans in order to repay the debt on the borrowed money or default if the Partnership cannot cover the debt on the borrowed money.

     Approximately fifty-six percent (56%) of the Partnership's Mortgage Investments are secured by second deeds of trust and two percent (2%) by third deeds of trust both of which are subject to greater risks than first deeds of trust. The General Partners anticipate that the Partnership will continue to make approximately the same percentage amount of loans secured by second and third deeds of trust. In the event that real estate is acquired through foreclosure under a junior deed of trust the debt secured by the senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the amounts owed to the Partnership. Furthermore, to protect its junior security interest, the Partnership may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, etc.

     Many Mortgage Investments will be interest only loans or partially amortizing loans providing for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. As of June 30, 1996, ninety-eight percent (98%) ($13,934,817) of the Mortgage Investments were interest only loans or partially amortizing loans. Borrowers may be unable to repay such loans out of their own funds and may be compelled to refinance or sell their property. Fluctuations in interest rates and the unavailability of mortgage funds could adversely affect the ability of borrowers to refinance their loans at maturity or sell their property, thereby adversely affecting the Partnership's profitability.

     If a borrower defaults on a loan, the Partnership may be forced to purchase the property at a foreclosure sale. If the Partnership cannot quickly sell such property, and the property does not produce any significant income, the Partnership's profitability will be adversely affected. As of June 30, 1996 the Partnership has been forced to purchase only one property which was sold at a price that exceeded the Partnership's net basis in the property.

     The Partnership will loan to Redwood Mortgage funds in an amount equal to the sales commissions payable to the Participating Broker Dealers. The Formation Loan will be unsecured, and will be paid in annual installments of principal, without interest. Upon the commencement of this Offering, Redwood Mortgage shall make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Prior to the termination of this offering, the principal balance of the Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined by the principal balance of the Formation Loan on December 31 of each year with the first payment due by December 31, 1997, assuming the Offering commences in 1996. Upon the completion of this Offering, the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the offering terminates. Redwood Mortgage at its option may prepay all or any part of the Formation Loan. Redwood Mortgage intends to repay the Formation Loan principally from loan brokerage commissions earned on Mortgage Investments and other fees paid by the Partnership.

     Investor Suitability Standards. Investment in the Partnership involves some degree of risk. The Partnership has established a minimum suitability standard for an investor contemplating investing in Units. This minimum suitability standard requires that an investor have either: (i) a net worth (exclusive of home, furnishings and automobiles) of at least $30,000 plus an annual gross income of at least $30,000; or (ii) irrespective of annual gross income, a net worth of $75,000 (determined with the same exclusions). Alternatively, the standard requires that the investor is purchasing in a fiduciary capacity for a person who (or for an entity which) meets such conditions. (See "INVESTOR SUITABILITY STANDARDS").

     Terms of the Offering. Up to 300,000 Units ($30,000,000) of limited partnership interest in the Partnership will be offered in Units of $100 each. The Units are being offered by selected registered broker dealers who are members of the National Association of Securities Dealers, Inc. (the "Participating Broker Dealers") on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Units will be sold (See "PLAN OF DISTRIBUTION"). As the Partnership has commenced operations, no escrow will be established and all proceeds from sale of Units will be immediately available to the Partnership. A minimum investment of 20 Units ($2,000 by each investor) is required (See "INVESTOR SUITABILITY STANDARDS").

     The Limited Partners shall receive a guaranteed payment from the Earnings of the Partnership during the Guaranteed Payment Period. The guaranteed payment period is the period commencing on the day an investor is admitted to the Partnership and ending three (3) months after the offering terminates. The guaranteed payment shall not be made over the life of the Partnership. The guaranteed payment, calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings, which equals all revenues earned by the Partnership less all expenses incurred by the Partnership; or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of twelve percent (12%). The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for variation in the number of days in each month. The adjustment factors are 1.086 for February, 1.014 for the 30 day months and 0.981 for 31 day months. As of the date of this Prospectus, the Monthly Weighed Average Cost of Funds for the 11th District as announced August 30, 1996, for the period ended July 30, 1996 and in effect until September 30, 1996 is 4.819%. To the extent the payment to be paid is in excess of the Partnership's Earnings, the General Partners shall contribute sufficient capital to the Partnership so that the guaranteed payment can be made (See "RISK FACTORS
- Guaranteed Payment for Offering Period"). Since the offering period may be for a period of one year, with additional one year periods, or such shorter period as when all the Units are sold, there is uncertainty regarding the exact length of the guaranteed payment.

     Estimated Use of Proceeds. The Partnership will use the proceeds from the sale of its Units to make Mortgage Investments and pay expenses relating to the organization and operation of the Partnership. Initially, upon the formation of the Partnership, a minimum of 84% of each dollar invested will be available for investment in Mortgage Investments if 300,000 Units ($30,000,000) are sold. If total sales commissions payable to participating Broker Dealers are less than 9%, as anticipated, the amount of the Formation Loan will correspondingly be reduced and the amount of proceeds available for Mortgage Investments will be increased. If the offering is not fully funded, the amount available for investment will be less. As Redwood Mortgage repays the Formation Loan, approximately ninety-six percent (96%), if 300,000 Units ($30,000,000) are sold, will be available for investment in Mortgage Investments. However, because of the time value of money, the amount of proceeds available for Mortgage Investments (ninety-six percent (96%) if 300,000 Units ($30,000,000) are sold) upon repayment of the Formation Loan, are not indicative of the actual amount of proceeds that will be available for investment over the life of the Partnership. Additionally, as the Formation Loan is unsecured, there can be no assurance, other than the fiduciary obligations of the General Partners, that the Formation Loan will be repaid on a timely basis, if ever. To date, the average size of the Mortgage Investments is approximately $50,000 to $250,000 on single family homes and $300,000 to $750,000 on commercial property. The General Partners anticipate that the average size of the Mortgage Investments will continue to remain approximately the same. No Mortgage Investments, whether residential or commercial, shall exceed the greater of $50,000 or ten percent (10%) of the Partnership's assets at the time the Mortgage Investment is made. The foregoing amounts are based upon historical experience and are subject to change. (See "ESTIMATED USE OF PROCEEDS" and "INVESTMENT OBJECTIVES AND CRITERIA").

     Compensation of the General Partners and Affiliates. The General Partners and their Affiliates have received and will continue to receive substantial compensation in connection with the Offering and the investment and management of the Partnership's assets which is not the result of arms length negotiations (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES"). The amount of compensation to be paid to the General Partners and their Affiliates, as set forth below, are estimates and actual amounts paid may vary. Except as noted, there is no limit on the dollar amount of compensation and fees to be paid to the General Partners and their Affiliates. The most significant items of compensation assuming the Maximum Offering is raised, are as follows:

     In connection with the selection and arrangement of the Mortgage Investments, Redwood Mortgage will receive Loan Brokerage Commissions which amounts are negotiated with prospective borrowers on a case by case basis. Based upon the historical experience of the General Partners, it is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Mortgage Investment made during that year (approximately $285,000 per year).

     Redwood Mortgage will receive processing and escrow fees for services in connection with notary, document preparation, credit investigation and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage for comparable services in the geographical area where the property securing the Mortgage Investments are located, which amounts are paid by the borrower and estimated to be approximately $19,200 per year.

     Redwood Mortgage is entitled receive a monthly servicing fee of up to one-eighth of one percent (.125%) or one and one-half percent (1 and 1/2%) per year of the total unpaid principal balance of each Mortgage Investment, except for the Formation Loan, serviced in connection with their collection efforts. However, Redwood Mortgage has elected at this time only to receive Monthly Servicing Fees equal to one percent (1%) per year, estimated to be approximately $310,000 per year.

     The General Partners will receive a monthly fee for managing the Partnership's Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the "net asset value" of the Partnership which equals the Partnership's assets less its liabilities, estimated to be approximately $119,000 per year.

     The General Partners will receive one percent (1%) of the Cash Available for Distribution, estimated to be approximately $28,000 per year.

     There are a number of other, lesser items of compensation and expense reimbursements that the General Partners and their Affiliates may receive during the operation of the Partnership, including reimbursement of the actual costs to General Partners or their Affiliates of goods and materials, provided such reimbursement will be lesser of (i) the actual costs to the General Partners or their Affiliates of providing such services; or (ii) ninety percent (90%) of the amount the Partnership would be required to pay to non-affiliated persons rendering similar services in the same or comparable geographical location (as determined by the General Partners based on an analysis of the costs incurred by similar lenders, data collected from trade association meetings, relevant periodicals and conversations with other professionals in the industry), a reconveyance fee to be paid to Gymno Corporation in an amount equal to approximately $65 per deed of trust, and an assumption fee and/or extension fee all payable by the borrower as a percentage of the loan balance, which amounts are not determinable, and any interest earned, if any, between the date of deposit of the borrowers funds into Redwood Mortgage's trust account and the date of payment of such funds by Redwood Mortgage, which amount is not determinable at this time.

     The following table summarizes compensation and reimbursements paid to the General Partners for the year ended December 31, 1995, and the period of January 1, 1996 to June 30, 1996 showing approximate actual amounts and the maximum allowable amounts for management and servicing fees:

                                                              Year Ended                              Period End
                                                           December 31, 1995                       January 1, 1996
                                                                                                   to June 30, 1996

                                                                               Maximum                          Maximum Amount
                                                                                Amount                               Allowable
Form                                                         Actual          Allowable               Actual         for Period
------------------------------------------------ ------------------- ------------------ -------------------- ------------------

PAID BY PARTNERSHIP

Servicing Fee (1)                                          $ 85,457           $128,186             $ 67,389           $101,084

Management Fee (2)                                         $ 11,587           $ 34,773            $   7,760           $ 23,280

Reimbursement of Operating Expenses                        $ 22,769           $ 22,769             $ 17,647           $ 17,647

1% interest in profits, losses and                         $  8,368           $  8,368             $  5,606           $  5,606
distributions


PAID BY BORROWERS

Loan Brokerage Fees (3)                                    $265,890           $265,890             $236,435           $236,435

Processing and Servicing Fees                             $   7,957          $   7,957            $   6,950          $   6,950

________________________
(footnotes to table)

 (1) Redwood Mortgage is entitled to receive a monthly servicing fee of one-eighth of one percent (.125%) or 11/2% per year of the total unpaid principal balance of each loan, except for the Formation Loan. However, Redwood Mortgage elected only to receive Monthly Servicing Fees equal to one percent (1%) per year.

     (2) The General Partners are entitled to receive a monthly fee for managing the Partnership's Mortgage Investment Portfolio in an amount up to 1/32 of one percent (.03125%) or 3/8 of one percent (.375%) per year of the "net asset value" of the Partnership which equals the Partnership's assets less its liabilities. However, the General Partners elected only to receive Asset Management Fees in an amount equal to 1/8 of one percent (.125%) per year.

     (3) Although Redwood Mortgage can receive loan brokerage fees of up to six percent (6%) or higher, if such fees could have been negotiated with borrowers, the figures reflect actual loan brokerage fees charged on the Mortgage Investments.

Conflicts of Interest. The Partnership is subject to various conflicts of interest arising out of its relationships with the General Partners and their Affiliates including conflicts related to the arrangements pursuant to which the General Partners will be compensated by the Partnership. The conflicts include:`

     The General Partners and their Affiliates serve as general partners of other limited partnerships and accordingly have legal and financial obligations with respect to those partnerships which are similar to their obligations with respect to the Partnership.

     As a result of their possible future interests in other partnerships and other business activities, the General Partners and their Affiliates will have conflicts of interest in allocating their time between the Partnership and other activities in which they are involved.

     The amount of the loan brokerage commission payable to Affiliates of the General Partners will effect the overall rate of return to the Limited Partners.

     The terms of the Formation Loan are not the result of arms-length negotiations and accordingly, in the event of default, a conflict of interest would arise on the General Partners part in connection with the enforcement of the Formation Loan and continued payment of other fees and compensation to Redwood Mortgage, including, but not limited to, the Loan Servicing Fee and the Loan Brokerage Fee.

     In the event the Partnership becomes the owner of real property by reason of foreclosure, conflicts of interest could arise in connection with the General Partners sale of the Property by their Affiliates.

     The professionals retained by the General Partners do not represent the Limited Partners.

     Fiduciary Responsibility of the General Partners. The General Partners are accountable to the Partnership as fiduciaries, and consequently are under a fiduciary duty to exercise good faith and integrity in conducting Partnership affairs and to conduct such affairs in the best interest of the Partnership, subject to certain limitations set forth in the Partnership Agreement.

     Prior Performance Summary. The Partnership commenced operations in April, 1993. The General Partners and their Affiliates have also sponsored eight prior partnerships with investment objectives similar to the Partnership. The General Partners and their Affiliates have been engaged in mortgage lending in the San Francisco Bay Area since 1977 (See "MANAGEMENT" and "PRIOR PERFORMANCE SUMMARY"). For a description of operations of the Partnership and prior programs of the General Partners and their Affiliates, see "PRIOR PERFORMANCE SUMMARY."

     Management. The General Partners are responsible for the management of the proceeds of the Offering and the investments of the Partnership. Services performed by the General Partners include, but are limited to: implementation of the Partnership investment policies; identification, selection and extension of Mortgage Investments, preparation and review of budgets, cash flow and taxable income or loss projections and working capital requirements; periodic physical inspections and market surveys, supervision and review of Partnership state and federal tax returns; and supervision and review of professionals employed by the Partnership in connection with any of the foregoing, including attorneys and accountants.

     Investment Objectives and Criteria. The Partnership has and intends to continue to make and seek Mortgage Investments with the objectives of: (1) yielding a high rate of return from mortgage lending, after the payment of certain fees and expenses to the General Partners and their Affiliates, which Limited Partners may elect to (a) receive as monthly, quarterly or annual cash distributions ("Periodic Cash Distributions") or (b) receive additional Units the proceeds of which will be applied to Partnership activities; and (2) preserving and protecting the Partnership's capital. It is anticipated that first distributions of cash or additional Units, depending upon the Investors elections, shall be made 60-90 days from the time the Investor is accepted as a limited partner. (See "PRIOR PERFORMANCE SUMMARY").

     The Partnership is engaged in the business of making loans to the general public secured by real property deeds of trust (the "Mortgage Investments"). Such real property will include single family residences, multi-unit residential property, commercial property and unimproved land. As of June 30, 1996, the Partnership had made Mortgage Investments in the aggregate principal balance of $24,206,030 of which $7,722,200 is secured by single family residence, $4,482,280 is secured by multi-unit residential property, $11,251,550 is secured by commercial property and $750,000 by unimproved land. As of June 30, 1996, the Partnership had outstanding Mortgage Investments in the principal amount of $14,196,953 of which $4,091,433 is secured by single family residences, $2,389,966 is secured by multi-unit residential property, $7,415,554 is secured by commercial property and $300,000 by unimproved land. It is anticipated that the Partnership's deeds of trust will not generally be junior to more than two other encumbrances (a first, and in some instances, a second or third deed of trust) on the real property securing the Mortgage Investments. As of June 30, 1996, the Partnership had made in the aggregate eighty-eight (88) loans, including forty-four (44) secured by first deeds of trust, forty one (41) secured by second deeds of trust and three (3) secured by third deeds of trust. It is anticipated that such real property securing the Mortgage Investments will be located primarily in Northern California and that approximately eighty percent (80%) of the Partnership's loans will be secured by Deeds of Trust on properties located in six counties surrounding the San Francisco Bay. The Partnership may make construction loans up to a maximum of ten percent (10%) of the Partnership's Mortgage Investment portfolio.

     The average size of the Mortgage Investments has and is anticipated to continue to be approximately $50,000 to $250,000 on single family homes and approximately $300,000 to $750,000 on commercial loans. However, the actual size of Mortgage Investments will vary depending on a number of factors including among other things, the general economic conditions, the specific property securing the investment, the credit worthiness of the borrower, and the size of the Partnership's portfolio.

     However, no Mortgage Investments, whether residential or commercial, shall exceed the greater of $50,000 or ten percent (10%) of the Partnership's assets when the investment is made. Most Mortgage Investments will generally be for periods of between one and ten years.

     The amount of each Mortgage Investment by the Partnership combined with any outstanding debt secured by a senior deed of trust on the security property will generally not exceed a specified percentage of the appraised value of the security property according to the following table:

Type of Security Property                                  Loan-to-Value Ratio
Residential                                                               80%
Commercial Property                                                       70%
Unimproved Property                                                       50%

     In certain circumstances, based upon, among other factors, a positive change in the credit criteria of the borrower, previous experience with borrower, the availability of additional collateral, an expected inheritance an/or an increase in the credit rating of the borrower the above loan-to-value ratios may be increased. However, in no event shall the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The target loan-to-value for Partnership Mortgage Investments as a whole is approximately seventy percent (70%). (See "INVESTMENT OBJECTIVES AND CRITERIA" and "PRIOR PERFORMANCE").

     Certain Legal Aspects of Mortgage Investments. Each of the Partnership's investments (except the Formation Loan to Redwood Mortgage) will be secured by a deed of trust, the most commonly used real property security device in California. The parties to a deed of trust are: the debtor-trustor, a third party guarantor called the "trustee," the lender creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee has the authority granted by law, by the express provisions of the deed of trust and by the directors of the beneficiary. The Partnership will be a beneficiary under all deeds of trust securing the Mortgage Investments.

     Management's Discussion and Analysis of Financial Condition of the Partnership. The Partnership commenced operations in April, 1993. The proceeds received from this public offering of Units will enable the Partnership to continue to carry on its activities and further expand and diversify its portfolio. The Partnership intends to utilize the net proceeds of this Offering principally to make Mortgage Investments. To the extent that the net proceeds received by the Partnership are less than the maximum amount of the offering, the Partnership will have less diversification of investments. Although the
Partnership has an existing portfolio of over $14,000,000 in Mortgage Investments, as of the date of this Prospectus, the Partnership has no outstanding commitments to make or acquire any investment with the proceeds of this Offering.

     Business. The Partnership, formed on May 27, 1992, is engaged in the business as a mortgage lender, for the primary purpose of making mortgaged investments secured primarily by first and second deeds of trust on California real estate ("Mortgage Investments"). Approximately ninety-eight percent (98%) of the Partnership's Mortgage Investments are secured by first and second deeds of trust. The Partnership commenced operations in April, 1993. The Partnership's address is 650 El Camino Real, Suite G, Redwood City, California 94063 and its telephone number is (415) 365-5341.

     Mortgage Investments are arranged and serviced by Redwood Mortgage, an affiliate of the General Partners. As of June 30, 1996 approximately forty-two percent (42%) of the Partnership's Mortgage Investments are secured by first deeds of trust ($5,917,837), fifty-six percent (56%) are secured by second deeds of trust ($7,979,116) and two percent (2%) by third deeds of trust ($300,000). The aggregate principal balance of these Mortgage Investments total $14,196,953. Of these loans approximately eighty percent (80%) are secured by properties located in the San Francisco Bay Area. As of June 30, 1996, of the Partnership's Mortgage Investment portfolio twenty-nine percent (29%) is secured by single family residences, fifty-two percent (52%) by commercial properties, seventeen percent (17%) by multi-unit properties and two percent (2%) by unimproved property. No Mortgage Investment may exceed the greater of $50,000 or ten percent (10%) of the Partnership's total assets at the time the investment is made.

     Federal Income Tax Consequences. The section of this Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" contains a discussion of the most significant federal income tax issues pertinent to the Partnership. It also contains a description of Stephen C. Ryan & Associates, counsel to the Partnership, legal opinion as to federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequences of an investment prior to their subscription.

     In general, the material federal income tax issues, as to which the Partnership has received an opinion from its tax counsel, the Law Offices of Stephen C. Ryan & Associates (Stephen C. Ryan & Associates) are: (i) the tax status of the Partnership; (ii) the likelihood that the Partnership will not be treated as a publicly traded partnership under the publicly traded partnership rules; (iii) the likelihood that income of the Partnership will not constitute, or will not constitute any significant amount of unrelated business taxable income to investing qualified pension, profit-sharing, and stock bonus plans and IRAs; (iv) the likelihood that allocations of tax items from the Partnership to a Limited Partner will be respected; and (v) whether, and to what extent, net income of the Partnership will constitute portfolio income. Subject to the conditions described in more detail in "FEDERAL INCOME TAX CONSEQUENCES Opinion of Counsel," the Partnership has received a favorable opinion from its tax counsel, Stephen C. Ryan & Associates, on each of these matters.

     ERISA Considerations. The Partnership's objectives and policies are designed to make an investment in Units appropriate for Tax-Exempt Investors. The Partnership and its policies have been structured to meet the standards for:
(i) excluding the assets of the Partnership from the assets of the Limited Partners which are employee benefit plans for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA") in accordance with the exemptions contained in regulations of the Department of Labor; and (ii) minimizing any allocation of "unrelated business taxable income" to tax-exempt entities. However, see "RISK FACTORS-Investment by Tax-Exempt Investors", "FEDERAL INCOME TAX CONSEQUENCES Investment by Tax-Exempt Investors" and "ERISA CONSIDERATIONS" herein.

     Description of Units. The Units will represent a Limited Partnership Interest in the Partnership. Units will be evidenced by a certificate of Limited Partnership Interest. Each Unit will represent a Limited Partnership Interest of $100. The Limited Partners representing a majority of the outstanding Limited Partnership Interests, may without the concurrence of the General Partners, vote to take the certain actions including terminating the Partnership, amending the Partnership Agreement, subject to certain limitations, and remove or replace one or all of the General Partners. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT").

     Summary of Limited Partnership Agreement. The Partnership's limited partnership agreement (the "Partnership Agreement") governs the relationship between the Limited Partners and the General Partners. Please refer to the "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" section for more detailed information concerning the terms of the Partnership Agreement, including:

     Meetings and Voting Rights. Limited Partners holding a majority of Units may vote to: (i) amend or terminate contracts for services or goods between the Partnership and the General Partners; (ii) remove the General Partners and elect substitute General Partners; (iii) approve or disapprove the sale of all or substantially all of the Partnership's assets; (iv) amend the Partnership Agreement (subject to the limitation that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in the Partnership without the consent of such Partner); or (v) dissolve the Partnership. Limited Partners who do not vote with the majority in interest of the Limited Partners nonetheless will be bound by the majority vote. There are no regularly scheduled meetings of the Limited Partners. The General Partners shall have the right to increase the size of this Offering or conduct an additional Offering of securities without obtaining the consent of the Limited Partners. The General Partners or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interest may call a meeting of the Partnership. The General Partners have the power, subject to the provisions of the Partnership Agreement, to change the Partnership's investment objectives.

     Restrictions on Transferability of Units. The Units will be transferable, but only with the consent of the General Partners, who may withhold their consent to any transfer that could cause or contribute to the characterization of the Partnership as a "publicly traded partnership" (in general, a partnership with frequent transfers of its Units), cause or contribute to the Partnership's violation of federal and state securities laws, otherwise adversely affect the Partnership's tax status, including cause a termination of the Partnership for federal or California tax purposes, or if the assignee and/or assignor fails to comply with certain procedural requirements of transfer, including the failure of the assignee to accept, adopt and approve in writing all the terms and conditions of the Partnership Agreement. It is not anticipated that a public market for the Units will develop.

     Indemnification. The Partnership will indemnify the General Partners and their Affiliates who perform services for the Partnership against all losses and expenses incurred by them as a result of actions the General Partners determined in good faith were in the best interests of the Partnership, except for any liability arising out of misconduct, negligence, or breach of fiduciary duty to the Limited Partners of the Partnership.

     Fiscal Year and Termination. The Partnership's fiscal year is the calendar year. The Partnership Agreement provides that the Partnership will terminate on December 31, 2032, unless sooner terminated pursuant to any provision of the Partnership Agreement.

     All statements made here or elsewhere in this Prospectus are qualified in their entirety by reference to the copy of the form of the Partnership Agreement attached hereto as Exhibit A.

     Transfer of Units. There are substantial restrictions upon transferability of Units and accordingly an investment in the Partnership is illiquid (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Restrictions on Transfer" and "TRANSFER OF UNITS"). Limited Partners will have no right to withdraw or obtain a return of any capital contributions (or reinvested earnings) for a period of one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four (4) equal quarterly installments beginning the quarter following the quarter in which the notice of withdrawal was given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter, subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal. The entire ten percent (10%) penalty will be deducted, pro rata, from each of the four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth above. Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the Partnership on an installment basis, generally over a five year period in twenty (20) equal installments or such longer period of time as the Limited Partner may desire or as may be required, as determined by the General Partners, if there is insufficient cash to make such installment payments. The Partnership will not establish a reserve from which to fund withdrawals, and accordingly the Partnership's capacity to return a Limited Partner's capital account is restricted to the availability of Partnership cash flow. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive distributions upon subscription for Units. No penalty will be imposed if withdrawal is made in twenty (20) installments or such longer period as requested by the Limited Partner or determined by the General Partners. Notwithstanding the five (5) year withdrawal period, the General Partners may liquidate all or a part of a Limited Partner's capital account in four quarterly installments beginning on the quarter following the quarter in which the notice of withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five (5) year withdrawal period in the Notice of Withdrawal (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Withdrawal from Partnership").

     Distribution Policies. Upon admission to the Partnership, each Limited Partner will be required to make a one-time, irrevocable election, except as described below, either: (i) to receive monthly, quarterly or annual cash distributions of Earnings ("Periodic Cash Distributions"); or (ii) to receive distributions of Earnings in the form of additional Units. The term "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership. This election, once made is irrevocable for investors who elect to receive Periodic Cash Distributions. However, an investor may change whether such distributions are received on a monthly, quarterly or annual basis. If a Limited Partner initially elected to receive additional Units in lieu of Periodic Cash Distributions, he may, after three (3) years, change his election and receive Periodic Cash Distributions. Earnings from investors who elect to acquire additional Units will be used by the Partnership for making further Mortgage Investments or other proper Partnership purposes. The Earnings from these further Mortgage Investments, will be allocated among all investors, but investors who do not elect to receive Periodic Cash Distributions will receive additional Units. (See "PLAN OF DISTRIBUTION - Election to Receive Periodic Cash Distributions").

     All cash flow attributable to principal reductions of Mortgage Investments will be reinvested by the Partnership in Partnership activities by the extension of additional Mortgage Investments until December 31, 2032. By not later than such date, all cash flow attributable to principal reduction will be distributed to the Limited Partners as a return of capital contributions.

     Upon acceptance into the Partnership, each Partner who acquires his Units through a Participating Broker Dealer will receive a capital account in the Partnership which initially will be equal to the purchase price of the Units. A Partner who acquires a Unit directly from the Partnership in an unsolicited sale will receive a capital account in the Partnership which initially will be equal to the purchase price of Units plus an amount equal to the amount of sales commissions that would otherwise have been payable had the Partner acquired his Unit through a Participating Broker Dealer assuming no Continuing Servicing Fee is paid. Capital accounts can be described simply as the "net equity" of Partners in the Partnership. The capital accounts of the Limited Partner are, under the applicable tax code provisions and regulations, increased by any other capital contributions of the Limited Partners and net income allocated to the Limited Partners. The capital account balances of the Limited Partners are decreased by the cash distributions made to the Limited Partners and by net losses allocated to the Limited Partners. Those Limited Partners who elect to receive Periodic Cash Distributions will have their capital account balances remain static while those who elect to receive additional Units will have their capital accounts increased. Accordingly, over time, Limited Partners who elect to reinvest their Earnings by electing to receive additional Units will see their capital accounts increase relative to those Limited Partners who elect to receive Periodic Cash Distributions. Accordingly, upon liquidation a Limited Partner who elected to receive additional Units in lieu of Periodic Cash Distributions will receive a larger distribution at that time than a Limited Partner electing to receive Periodic Cash Distributions.

     Partnership Net Income and Net Loss will be allocated one percent (1%) to the General Partners and ninety-nine percent (99%) to the Limited Partners in accordance with their respective capital accounts provided however that taxable loss will not be allocated to Limited Partners in excess of their positive capital accounts. The term "Net Income or Net Loss" means for each fiscal year or any other period, an amount equal to the Partnership taxable income or loss for such fiscal year or other given period, determined in accordance with the applicable sections of the Internal Revenue Code. While unlikely, a taxable loss could occur for example, in the event the Partnership realized a loss of principal of its Mortgage Investments (through foreclosure or otherwise) and that loss was in excess of the income generated by the Partnership for that fiscal period. Cash flow, which means cash funds available from Earnings and from principal repayments received in connection with Mortgage Investments or the sale of a property underlying the Mortgage Investment at a foreclosure sale less the Partnership's costs associated with such sale, attributable to periodic interest payments on loans extended by the Partnership will be allocated to the Limited Partners and to the General Partners in accordance with their interest in Net Income and Net Loss. As among Limited Partners, cash flow will be allocated pro rata in accordance with their capital accounts.

     Prospective investors should note that, under the Partnership Agreement and the policies of the Partnership, cash distributions are not expected to be made unless cash flow from operations sufficient therefor has been received.

     Reports to Limited Partners. Within ninety (90) days after the end of each fiscal year of the Partnership, the General Partners will deliver to each Limited Partner such information as is necessary for the preparation of such Limited Partner of his federal income tax return, and state income or other tax returns. Within 120 days after the end of each Partnership fiscal year, the General Partners will deliver to each Limited Partner an annual report which includes audited financial statements of the Partnership prepared in accordance with generally accepted accounting principals, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes.

     Plan of Distribution. The Partnership is offering through qualified broker dealers on a best efforts basis, a maximum of 300,000 Units ($30,000,000) of Limited Partnership Interest at $100 per Unit. The minimum subscription is twenty (20) Units ($2,000). Participating Broker Dealers will receive commissions as follows: at the rate of either five percent (5%) or nine percent (9%) (depending upon the investor's election to receive cash distributions or to reinvest Earnings in the Partnership and acquire additional Units) of the gross proceeds on their sales. Although the General Partners may purchase Units (less applicable sales commissions), the General Partners do not anticipate that such purchases will be made by them or their affiliates. In no event will the total of all compensation payable to Participating Broker Dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual Participating Broker Dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursements exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the Compensation Limitation).

     Supplemental Sales Material. Sales material in addition to this Prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein. If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearing by appropriate regulatory authorities.

     Legal Opinion. Legal matters in connection with the Units offered hereby will be passed upon for the Partnership by the Law Offices of Stephen C. Ryan & Associates, 115 Sansome Street, Suite 400, San Francisco, California 94104, counsel for the Partnership and the General Partners. Such counsel has not represented the Limited Partners in connection with the Units offered hereby.

     Experts. The balance sheet of the Partnership at December 31, 1995 and balance sheet at June 30, 1995 and 1996 of Gymno Corporation, a General Partner, included in this Prospectus have been examined by Parodi & Cropper, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.

     Additional Information. The Partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and to the Exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C. 20549. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the Partnership that file electronically. The address of the Commission website is http://www.sec.gov.

     Tabular Information Concerning Prior Programs Appendix I contains prior performance and investment information regarding this program and for the General Partners' previous programs. Tables I through III of Appendix I contain unaudited information relating to the prior programs and their experience in raising and investing funds, compensation of the General Partners and their Affiliates and operating results of prior programs. Table V of Appendix I contains unaudited information relating to the prior programs' payment of mortgage loans. Table IV is not included because none of the Partnerships has completed its operations or disposed of all of its loans.

     Glossary. This Prospectus includes simplified terms and definitions to make the Prospectus easier to understand. These simplified terms and conditions do not include all of the details of the terms, however, and investors therefore should review the "GLOSSARY" section for a more complete understanding.

     Subscription Procedures. In order to subscribe for Units, each Investor should cause the following to be delivered to the Participating Broker Dealers or to the General Partner in the case of unsolicited sales:

     1. One executed copy of the Subscription Agreement, which incorporates a power of attorney to the General Partners.

     2. A check in the amount of $100 per Unit subscribed for. All checks should be made payable to "Redwood Mortgage Investors VIII," and should be delivered to the Partnership's offices.

     The General Partners have the right to accept subscriptions for fractional units at any time.

     The subscription documents referred to above are contained in the Investor Subscription Documents provided to prospective investors under separate cover herewith.

                                  RISK FACTORS

     The purchase of the Units offered hereby involves a high degree of risk and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash. Prospective investors must, therefore, have adequate means of providing for their current needs and personal contingencies. Prospective investors should also consider the following factors:

REAL ESTATE AND OPERATING RISKS

     1. Unspecified Investments Increase Uncertainty To Investors And Investors Must Rely On Judgment Of General Partners In Investing Proceeds Of The Offering. The Partnership's current Mortgage Investment portfolio is summarized in the Sections of the Prospectus entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP" and "BUSINESS." However the General
Partners have not yet identified any specific investments with respect to the proceeds from this Offering and thus, this Offering presents increased uncertainties to investors. The Prospective Investors must rely entirely on the judgment of the General Partners in investing the proceeds of this Offering and will be unable to evaluate, in advance, the selection of borrowers, and the terms of the Mortgage Investments which will be made. Additionally, investors have no information to assist them in their investment decision as to the identification or location of, or as to other relevant economic and financial data pertaining to, the assets which will serve as collateral for Mortgage Investments. Thus, no assurance can be given that the Partnership will be successful in obtaining suitable investments or that, if investments are made, the objectives of the Partnership will be realized.

     2. Loan Defaults And Foreclosures By Borrowers May Adversely Affect Partnership. The Partnership is in the business of lending money and, as such, takes the risk of defaults by borrowers. Most Mortgage Investments will be interest only or partially amortizing Mortgage Investments providing for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans out of their own funds and are compelled to refinance or sell their property. Fluctuations in interest rates and the unavailability of mortgage funds could adversely affect the ability of borrowers to refinance their loans at maturity or sell their property. If the borrower defaults, the Partnership may be forced to purchase the property at a foreclosure sale. If the Partnership cannot quickly sell or refinance such property, and the property does not produce any significant income, the Partnership's profitability will be adversely affected. As of June 30, 1996, the Partnership's Mortgage Investment portfolio included two (2) loans delinquent over 90 days representing 2.49% of the total portfolio. These same two loans are in foreclosure.

     3. Risks Associated With Reliance On Appraisals Which May Not Be Accurate Or Which May Be Affected By Subsequent Events. Since the Partnership is an "asset" rather than a "credit" lender, the Partnership is relying primarily on the real property securing the Mortgage Investments to protect its investment. Thus, the Partnership will rely on appraisals, prepared by non-affiliated third parties, to determine the fair market value of real property used to secure Mortgage Investments made by the Partnership. No assurance can be given that such appraisals will, in any or all cases, be accurate. Moreover, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include general or local economic conditions, neighborhood values, interest rates and new construction. Moreover, subsequent changes in applicable governmental laws and regulations may have the effect of severely limiting the permitted uses of the property, thereby drastically reducing its value. Accordingly, if an appraisal is not accurate or subsequent events adversely effect the value of the property, the Mortgage Investment would not be as secure as anticipated, and, in the event of foreclosure, the Partnership may not be able to recover its entire investment.

     4. Risks Associated With Junior Encumbrances And Construction Loans. As of June 30, 1996, the Partnership's outstanding portfolio included Mortgage Investments of which forty-two percent (42%) were secured by first deeds by trust ($5,917,837), fifty-six percent (56%) by second deeds of trust ($7,979,116) and two percent (2%) by third deeds of trust ($300,000). In the event of foreclosure under a junior deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the subsequent sale of the property can be applied toward the debt owed to the Partnership. Furthermore, to protect its junior security interest, the Partnership may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. The Partnership may make construction loans up to a maximum of ten percent (10%) of the Partnership's Mortgage Investment portfolio. As of June 30, 1996 construction loans accounted for nine percent (9%) of the Company's portfolio. Investing in construction loans will subject the Partnership to greater risk than loans related to properties with operating histories. Where the Partnership forecloses on property under construction, construction will generally have to be completed before the property can begin to generate an income stream. The Partnership may not have adequate cash reserves on hand with respect to junior-encumbrances and/or construction loans at all times to protect its security in which event the Partnership could suffer a loss of its investment in such Mortgage Investment (See "CERTAIN LEGAL ASPECTS OF MORTGAGE INVESTMENTS").
     5. Bankruptcy And Limitations On Personal Judgments May Prevent Recovery Of Loan Thereby Resulting In A Loss To The Partnership. The recovery of sums advanced by the Partnership in making Mortgage Investments and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower has the ability to delay a foreclosure sale by the Partnership for a period ranging from several months to several years or more by filing a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith will generally have an adverse impact on the Partnership's profitability. Certain provisions of California law applicable to all real estate loans may prevent the Partnership from obtaining a personal judgment against a borrower if the proceeds from a foreclosure sale were insufficient to pay the Mortgage Investments in full resulting in a loss to the Partnership. (See "CERTAIN LEGAL ASPECTS OF MORTGAGE INVESTMENTS"). As of the effective date of this Prospectus no borrowers are currently in bankruptcy.

     6. Risks Associated With Unintended Violations Of The Usury Statute Or Other Statutes. Subject to the exemptions provided by law, interest, including "additional interest" or "reconveyance fees", on Mortgage Investments made by the Partnership will be subject to state usury laws imposing restrictions on the maximum interest charges. Potential penalties for violation of the usury law may generally include restitution of actual usurious interest paid by the borrower, damages in an amount equal to treble interest collected by the lender and unenforceability of the loan. Since Redwood Mortgage, a licensed California real estate broker, will arrange the Partnership's Mortgage Investments, such loans should be exempt from applicable state usury provisions. Under California Law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Nevertheless, there can be no assurance that, in determining the legality of interest rates and other charges by the Partnership, unintended violations of the usury statutes may not occur. In such an event, the Partnership may have insufficient cash to pay any damages thereby adversely effecting the operations of the Partnership and may lose its entire investment. In March 1995, the Federal Reserve Board issued final regulations governing high cost mortgages. A high cost mortgage is any consumer loan secured by the consumer's principal residence if either (i) the annual percentage rate exceeds by more than ten points the yield on Treasury securities having comparable periods of maturity or (ii) the total fees payable by a consumer at or before closing exceeds the greater of eight percent (8%) of the total loan amount or $400. The new regulations primarily focus on additional disclosure with respect to the terms of the loan to the borrower, the timing of such disclosures and the prohibition of certain terms in the loan including balloon payments and negative amortization. The failure to comply with the new regulations even the unintended failure will render the loan rescindable for up to three (3) years and the lender could be held liable for attorney fees, finance charges and fees paid by the borrower and certain other money damages. Although the Partnership anticipates making relatively few Mortgage Investments that would qualify as high cost mortgages, the failure to comply with the new regulations could adversely affect the Partnership.

     7. Loan-To-Value Ratio Are Determined By Appraisals Which May Be In Excess Of The Ultimate Purchase Price Of The Underlying Property. The General Partners will determine the principal amount of each loan. Generally, the amount of the loan combined with the outstanding debt secured by a senior deed of trust on the security property will not exceed eighty percent (80%) of the appraised value for residential properties, seventy percent (70%) of the appraised value for commercial property and fifty percent (50%) of the appraised value for unimproved land. Any of the foregoing loan-to-value ratios may be increased if, in the sole discretion of the General Partners, a given loan is supported by credit adequate to justify a higher loan-to-value ratio. To date, there have been no adjustments to the foregoing loan-to-value ratios. The factors to be considered by the General Partners include, but are not limited to, their previous experience with the borrower, the availability of additional collateral, an expected inheritance an/or an increase in the credit rating of the borrower. In addition, such loan-to-value ratios may be increased by ten percent (10%) to the extent mortgage insurance is obtained. The foregoing loan-to-value ratios will not apply to purchase-money financing offered by the Partnership to sell any Partnership real estate acquired through foreclosure or to refinancing of an existing loan in default upon maturity. Notwithstanding the foregoing, in no event will the loan-to-value ratio for construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The loan-to-value ratios set forth above relate to the appraised value of a property which may be in excess of the ultimate purchase price of the underlying property. No assurance can be given that such appraisals will reflect that actual amount buyers will pay for the property. Further, if the value of the property declines to a value below the amount of the loan, together with all senior loans, the loan could become under-collateralized. This would result in a risk of loss for the Partnership if the borrower defaults on the loan.

     8. Use Of Leverage May Reduce The Partnership's Profitability Or Cause Losses Through Liquidation. The Partnership may borrow funds for the purpose of making Mortgage Investments or for any other proper partnership purpose on any terms commercially available and may assign all or a portion of its Mortgage Investment portfolio as security for such loans. The maximum aggregate indebtedness which may be incurred by the Partnership is fifty percent (50%) of the value of the Mortgage Investment portfolio. The Partnership has obtained from a commercial bank a line of credit in the amount of $3,000,000. As of June 30, 1996 the Partnership has borrowed $2,892,000 which represents 20.37% of the outstanding principal balance of the Mortgage Investment portfolio. The General Partners anticipate engaging in such borrowing when the interest rate at which the Partnership can borrow funds is somewhat less than the rate that can be earned by the Partnership on its Mortgage Investments (See "INVESTMENT OBJECTIVES AND CRITERIA - Borrowing"). Interest rate fluctuations may have a particularly adverse effect on the Partnership if it is using such borrowed money to fund Mortgage Investments. Such borrowed money will bear interest at a variable rate, whereas the Partnership may be making fixed rate loans. Therefore, if prevailing interest rates rise, the Partnership's cost of money could exceed the income earned from that money, thus reducing the Partnership's profitability or causing losses through liquidation of Mortgage Investments in order to repay the debt on the borrowed money or default if the Partnership cannot cover the debt on the borrowed money.

     9. Fluctuations In Interest Rates May Effect Return On Investment. Recent years have demonstrated that mortgage interest rates are subject to abrupt and substantial fluctuations. The Partnership intends to make a large number of medium to long range term (three to fifteen year) Mortgage Investments, and the purchase of Units is a relatively illiquid investment. If prevailing interest rates rise above the average interest rate being earned by the Partnership's Mortgage Investment portfolio, investors may be unable to quickly liquidate their investment in order to take advantage of higher returns available from other investments. In addition, an increase in interest rates accompanied by tight supply of mortgage funds may cause refinancing by borrowers with balloon payments to be difficult or impossible, regardless of the market value of the collateral at the time such balloon payments are due. In such event, the property may be foreclosed upon (See "LOAN DEFAULTS AND FORECLOSURES").

     10. Marshaling Of Assets Could Delay Or Reduce Recovery Of Mortgage Investments. As security for a single Mortgage Investment, the Partnership may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing in order to further secure the borrower's obligation to the Partnership. In the event of a default by the borrower, the Partnership may be required to "marshal" the assets of the borrower, if there are lienholders junior to the Partnership. Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being "squeezed out" by a senior lienholder, such as the Partnership, with security interest not only in the property, but in one or more additional properties. Accordingly, if another creditor of the borrower forced the Partnership to marshal the borrower's assets, foreclosure, and eventual recovery of the Mortgage Investment, could be delayed or reduced, and the Partnership's costs associated therewith could be increased.

     11. Potential Liability For Toxic Or Hazardous Substances If Partnership Is Considered Owner Of Real Property. If the Partnership takes an equity interest in, management control of, or forecloses on any of the Mortgage Investments, it may be considered the owner of the real property securing such Mortgage Investments. If foreclosure on any loan becomes necessary, and the Partnership acquires record ownership of the property through foreclosure sale to protect its investment, the Partnership will conduct its management of the property primarily to protect its security interest in the property. The Partnership will not participate in the management of any facility on the property in order to minimize the potential for liability for cleanup of any environmental contamination under applicable federal, state, or local laws. There can be no assurance that the Partnership would not incur full recourse liability for the entire cost of any such removal and cleanup, or that the cost of such removal and cleanup would not exceed the value of the property. Full recourse liability means that property of the Partnership in addition to the contaminated property could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred. In addition, the Partnership could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. Consequential damages are damages which are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business. The Partnership would also be exposed to risk of lost revenues during any cleanup, and to the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property become known. If the Partnership fails to remove the substances or sources and clean up the property, it is possible that federal, state, or local environmental agencies could perform such removal and cleanup, and impose and subsequently foreclose Liens on the property for the cost thereof. A "Lien" is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the Lien. The Partnership may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after the Partnership sells the property, the Partnership could be liable to the purchaser thereof if the General Partners knew or had reason to know that such substances or sources existed. In such case, the Partnership could also be subject to the costs described above. If toxic or hazardous substances are present on real property, the owner may be responsible for the costs of removal or treatment of the substance. The owner may also incur liability to users of the property or users of neighboring property for bodily injury arising from exposure to such substances. If the Partnership is required to incur such costs or satisfy such liabilities, this could have a material adverse effect on Partnership profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower's inability to repay its loan from the Partnership. If the Partnership anticipates that it may become the owner of property that may be subject to toxic or hazardous clean-up, the General Partners may, in their discretion, seek to transfer or sell the Mortgage Investment to an affiliated or unaffiliated entity.

     12. Potential Conflicts And Risks If Partnership Invests In Mortgage Investments With General Partners Or Affiliates. The Partnership may invest in mortgages acquired by the General Partners or Affiliates. The Partnership's portion of the total mortgage loan may be smaller or greater than the portion of the loan made by the General Partners or Affiliates, but will generally be on terms substantially similar to the terms of the Partnership's investment. Such an investment would be made after a determination by the General Partners that the entire loan is in an amount greater than would be suitable for the Partnership to make on its own or that the Partnership will benefit through broader diversification of its Mortgage Investment portfolio. However, investors should be aware that investing with the General Partners or Affiliates could result in a conflict of interest between the Partnership and the General Partners or Affiliates in the event that the borrower defaults on the loan and both the Partnership and the General Partners or Affiliates protect their own interest in the loan and in the underlying security. In order to minimize the conflicts of interest which may arise if the Partnership invests in Mortgage Investments with the General Partners or Affiliates, the Partnership will acquire its interest in the loan on the same terms and conditions as does the General Partners or Affiliates and the terms of the loan will conform to the investment criteria established by the Partnership for the origination of Mortgage Investments. By investing in a loan on the same terms and conditions as does the General Partners or an Affiliate, the Partnership will be entitled to enforce the same rights as the General Partners or Affiliate in such loan and the General Partners and Affiliate will not have greater rights in the loan than does the Partnership. As a result, in the event of a default by the borrower, any efforts by the General Partners, an Affiliate or the Partnership to enforce the terms of the loan will benefit those persons with interests in the loan based upon their respective ownership interests. (See "CONFLICTS OF INTEREST").

INVESTMENT RISKS

     13. No Assurance Of Cash Distributions To Partners. The General Partners and their Affiliates are paid and reimbursed by the Partnership for certain services performed for the Partnership and expenses paid on behalf of the Partnership (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES"). The General Partners may retain other firms to perform other services. The Partnership bears all other expenses incurred in its operations. All of these fees and expenses are deducted from cash funds generated by the operations of the Partnership prior to computing the amount which is available for distribution to the General and Limited Partners. Therefore, the General Partners and Affiliates may benefit as a result of the Partnership's activities, irrespective of any cash distributions to the Limited Partners. The General Partners, in their discretion, may also retain any portion of cash funds generated from operations for working capital purposes of the Partnership. Accordingly, there is no assurance as to when or whether cash will be available for Distributions to the Limited Partners from Cash Available for Distribution. Further, Limited Partners who elect to acquire additional Units in lieu of receiving Periodic Cash Distributions will be entitled to receive a larger portion of the Cash Available for Distribution solely because of their election to acquire additional Units than those Limited Partners who elect to receive monthly, quarterly or annual distributions of Earnings.

     14. Partner's Ability To Recover Investment On Dissolution And Termination Will Be Limited. In the event of a dissolution or termination of the Partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to the Partners but only after the satisfaction of claims of creditors. Accordingly, the ability of a Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

     15. Risk Of Losses As A Result Of Losses Not Insurable Or Not Economically Insurable. The Partnership will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a mortgagee or creditor on properties or other assets in which it acquires a security interest (generally, such insurance will be obtained by and at the cost of the Borrower). However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a Mortgage Investment, the Partnership could lose both its invested capital and anticipated profits from such investment. In addition, on certain real estate owned by the Partnership as a result of foreclosure, the Partnership may require homeowner's liability insurance. However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property thereby adversely effecting the profitability of the Partnership.

     16. Investors Must Rely On Management For Decisions With Respect To Management Of The Partnership. All decisions with respect to the management of the Partnership will be made exclusively by the General Partners. The success of the Partnership will, to a large extent, depend on the quality of the management of the Partnership, particularly as it relates to lending decisions. Limited Partners have no right or power to take part in the management of the Partnership. Accordingly, no person should purchase any of the Units offered hereby unless he is willing to entrust all aspects of the management of the Partnership to the General Partners and has evaluated the General Partners' capabilities to perform such functions (See "MANAGEMENT").

     17. Investors Will Be Bound By Decision Of Majority Vote. Subject to certain limitations including notice, procedure and the inability to amend the Partnership Agreement if any such amendment would have the effect of increasing the duties or liabilities of any Partner or materially changing any Partner's interest in the Partnership, Limited Partners holding a majority of Units may vote to, among other things, amend or terminate contracts for services and goods between the General Partners and the Partnership, remove the General Partners, dissolve the Partnership, approve or disapprove of all or substantially all of the Partnership's assets and amend the Partnership Agreement. Limited Partners who do not vote with the majority in interest of the Limited Partners nonetheless will be bound by the majority vote. The General Partner shall have the right to increase this offering or conduct an additional offering of securities without obtaining the consent of the Limited Partners. Because of the limitations on transfer of Units, a Limited Partner may not be able to liquidate his investment in the event he disagrees with the majority vote. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" and "TRANSFER OF UNITS").

     18. Net Worth Of The General Partners May Effect Ability Of General Partners To Fulfill Their Obligations To The Partnership. The General Partners have represented that they have an aggregate net worth on a GAAP basis in excess of $1,000,000, a significant portion of which consists of assets which are illiquid. This may be relevant in evaluating the ability of the General Partners to fulfill their obligations and responsibilities to the Partnership (See "MANAGEMENT").

     19. Operating History Of The Partnership. In addition to the Partnership, the General Partners have been the general partners of eight prior partnerships with similar investment objectives. The continued success of the Partnership depends on the extent to which the Partnership will continue to operate in accordance with the expectations and assumptions set forth in this Prospectus (See "PRIOR PERFORMANCE SUMMARY").

     20. Risks Regarding Formation Loan And Repayment Thereof. The Partnership will loan to Redwood Mortgage funds in an amount equal to the sales (See "PLAN OF DISTRIBUTION - Formation Loan"). The Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments. Commencing with this Offering, Redwood Mortgage shall make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Prior to the termination of this offering, the principal balance of the Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined by the principal balance of the Formation Loan on December 31 of each year with the first payment due by December 31, 1997, assuming this Offering commences in 1996. Upon completion of this Offering the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. Redwood Mortgage at its option may prepay all or any part of the Formation Loan. Redwood Mortgage intends to repay the Formation Loan principally from loan brokerage commissions earned on Mortgage Investments and other fees paid by the Partnership. Furthermore, the Partnership shall apply a portion of the amount it receives from withdrawing Limited Partners as early withdrawal penalties first to reduce the principal balance of the Formation Loan, which shall have the effect of reducing the amount owed by Redwood Mortgage to the Partnership. Since Redwood Mortgage will use the proceeds from loan brokerage commissions on Mortgage Investments to repay the Formation Loan, if all or any one of the initial General Partners are removed as a General Partner by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Mortgage Investments or loan servicing, Redwood Mortgage will be immediately released from any further payment obligation under the Formation Loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). If all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Partnership and Redwood Mortgage will be immediately released from any further obligations under the Formation Loan. As noted above, the Formation Loan will not bear interest. The non-interest bearing feature of the Formation Loan will have the effect of slightly diluting the rate of return to Limited Partners, but to a much lesser extent than if the Partnership were required to bear all of its own syndication expenses out of the offering proceeds.

     21. Delays In Investment Could Adversely Affect Return To Investors. A delay will occur between the time investors purchase their Units and the time the net proceeds of the Offering are invested. This delay could adversely affect the return paid to the Limited Partners. In order to mitigate this risk, pending the investment of the proceeds of this Offering, funds will be placed in such highly liquid, short-term investments as the General Partners shall designate. The interest earned on such interim investments is expected to be less than the interest earned by the Partnership on Mortgage Investments. The General Partners estimate, based upon their historical experience in previous, similar offerings, that it will be no longer than ninety (90) days from the time an investor's funds are received by the Partnership until they are invested in Mortgage Investments.

     22. Subscriptions For Less Than The Maximum Number Of Units Could Effect Potential Profitability Of Partnership. The Partnership will begin making Mortgage Investments which will become part of the existing Mortgage Investment portfolio as soon as it receives subscriptions from investors. The potential profitability of the Partnership and its continued ability to diversify Mortgage Investments could be adversely affected if significantly less than the maximum offering is raised.

     23. No Assurance Of Guaranteed Payment For Offering Period. The Limited Partners shall receive a guaranteed payment from the Earnings of the Partnership during the Guaranteed Payment Period (See "TERMS OF THE OFFERING - Guaranteed Payment for Offering Period"). The Guaranteed Payment Period is the period commencing on the day an investor is admitted to the Partnership and ending three (3) months after the offering terminates. The Guaranteed Payment shall not be made over the life of the Partnership. The Guaranteed Payment for Offering Period, calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the Eleventh District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of twelve percent (12%). To the extent the payment to be paid is in excess of the Partnership's Earnings, the General Partners will contribute sufficient capital to the Partnership so that the Guaranteed Payment can be made. Section 5.07 of the Partnership Agreement provides that the General Partners shall not be obligated to make such Capital Contribution if such amounts would be subject to claims of creditors such that the payments would not be available to be made to the Limited Partners. The General Partners believe that such event is unlikely. In such event, Section 5.07 provides that the General Partners will pay the guaranteed payment from fees which are payable to the General Partners or Redwood Mortgage as set forth above.

     24. Possible Extension Of Offering Will Allow Subsequent Investors To Review Partnership's Mortgage Investment Portfolio. The General Partners anticipate that the offering will terminate one year from the effective date of the Prospectus. However, the General Partners, in their sole discretion, may elect to extend the offering for additional one year periods. Prospective investors who invest in the later stages of the offering will have a greater opportunity to review information regarding the Partnership's Mortgage Investment portfolio that will not be available to early investors. Although early investors will have the opportunity to review the Partnership's existing portfolio of Mortgage Investments, they will not have an opportunity to review any Mortgage Investments to be made with the proceeds of this Offering. In this regard, later investors may have an advantage in initially deciding whether to invest in the Partnership. Earlier investors will receive allocations of cash distributions from net proceeds already invested in mortgage loans and may receive a higher rate of return from such investments than could be earned on alternative investment by those who invest at a later stage. Except as noted above, there will be no investment advantages to investors who invest in the early stage of the offering versus investors who invest during the later stage of the offering during an extended offering period.

     25. No Assurance Of Limitation Of Liability Of Limited Partners. A Limited Partner has no right to, and takes no part in, control and management of the Partnership business. However, the Partnership Agreement authorizes Limited Partners to exercise the right to vote on certain matters, including the right to remove the General Partners and elect a successor General Partner(s) (See "SUMMARY OF PARTNERSHIP AGREEMENT - Rights and Liabilities of Limited Partners"). The California Revised Limited Partnership Act expressly provides that the right to vote on those matters will not cause the Limited Partners to have personal liability for Partnership obligations in excess of the amount of their Capital contributions which have not been previously returned to them (except that the Limited Partners may be required to return amounts distributed to them as a return of their Capital Contributions if the Partnership is unable to pay creditors who extended credit to the Partnership prior to the date of such return of capital). Stephen C. Ryan & Associates, counsel for the Partnership, has advised that strong arguments may be made in support of the conclusion that California law governs in all states as to the liability of the Limited Partners and that neither the possession nor the exercise of such rights should affect the liability of the Limited Partners. However, Stephen C. Ryan & Associates, counsel for the Partnership, has also advised that since there is no authoritative precedent on this issue, a question exists as to whether the exercise, or perhaps even the existence, of such rights might provide a basis on which a court in a state other than California could hold that the Limited Partners are not entitled to the limitation on liability for which the Partnership Agreement provides.

     26. Compensation To General Partners And Affiliates Cannot Be Precisely Determined. The General Partners and their Affiliates are unable to predict the amounts of compensation to be paid to them as set forth under "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time.

     27. No Assurance That Reserves Will Be Adequate. The Partnership intends to maintain working capital reserves to meet the Partnership obligations, including carrying costs and operating expenses of the Partnership (See "ESTIMATED USE OF PROCEEDS"). The General Partners believe such reserves are reasonably sufficient for the contingencies of the Partnership. If for any reason those reserves are insufficient, the General Partners will have to borrow the required funds or require the Partnership to liquidate some or all of its Mortgage Investments. In the event the General Partners deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to the Partnership. Such a result might require the Partnership to liquidate its investments and abandon its activities.

    28. Limited Transferability Of Units Requires That Investment Be Considered Long Term. It is highly unlikely that a public trading market will develop for the Units offered hereby. Article VII of the Partnership Agreement imposes substantial restrictions upon transferability of Units (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT and "TRANSFER OF UNITS"). In addition, the Partnership Agreement does not provide for the buy-back or repurchase of Units by the Partnership or the General Partners, although it does provide for a limited right to withdraw capital from the Partnership after one year from the date of purchase if a ten percent (10%) early withdrawal penalty is paid on the sum withdrawn or after five years from the date of purchase without penalty if the capital is withdrawn over twenty (20) equal quarterly installments or longer as requested by the Limited Partner or as determined by the General Partners in light of available cash flow. Notwithstanding the five (5) years (or longer) withdrawal period, the General Partners may liquidate all or part of a Limited Partner's capital account in four equal quarterly installments subject to a ten percent (10%) withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five (5) year or longer withdrawal period (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Withdrawal from Partnership"). Limited Partners may not, therefore, be able to liquidate their investments in the event of an emergency before the five year period without the ten percent (10%) penalty and any such liquidation is subject to certain restrictions, including the availability of cash. There is no assurance that the value of Units for purposes of this withdrawal in any way reflects the fair market value of the Units. In addition, Units may not be readily accepted as collateral for a loan. Consequently, the purchase of Units should be considered only as a long-term investment.

     29. Partnership May Be Required To Forego More Favorable Investment To Avoid Regulation Under Investment Company Act Of 1940. The General Partners intend to conduct the operations of the Partnership so that it will not be subject to regulation under the Investment Company Act of 1940. Among other things, they will monitor the proportions of the Partnership's funds which are placed in various investments and the form of such investments so that the Partnership does not come within the definition of an investment company under such Act. As a result, the Partnership may have to forego certain investments which would produce a more favorable return to the Partnership.

TAX RISKS

     30. Material Tax Risks Associated With Investment In Units. An investment in Units involves material tax risks. Each prospective purchaser of Units is urged to consult his own tax adviser with respect to the federal (as well as state and local) income tax consequences of such an investment. For a more detailed description of the tax consequences of an investment in Units, see "FEDERAL INCOME TAX CONSEQUENCES."

     31. Risks Associated With Partnership Status For Federal Income Tax Purposes. No ruling has been sought (nor would one likely be obtained) from the Internal Revenue Service that, for federal income tax purposes, the Partnership will be treated as a partnership and not as an association taxable as a corporation. While an opinion of Stephen C. Ryan & Associates, counsel to the Partnership, has been received that the Partnership should be treated as a partnership for federal income tax purposes, there is no assurance that such treatment will, in fact, be accorded the Partnership. An opinion of Stephen C. Ryan & Associates, counsel to the Partnership represents only their best legal judgment, and has no binding effect on the Internal Revenue Service or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested. Any such contest to a determination by the Internal Revenue Service may impose representation expense on the Limited Partners. If the Partnership is taxed as a corporation it would, among other things, pay income tax on its earnings in the same manner and at the same rate as a corporation, and losses, if any, would not be deductible by the Limited Partners. Also, Limited Partners would be taxed upon Distributions substantially in the manner that corporate shareholders are taxed on dividends. Thus, if a Partnership were treated as an association taxable as a corporation many of the tax benefits that would otherwise be realized by the Limited Partners would be lost (See "FEDERAL INCOME TAX CONSEQUENCE - Tax Status of the Partnership").

     32. Risks Associated With Characterization Of Partnership Income As Portfolio Income. The General Partners anticipate, based upon the advice of Stephen C. Ryan & Associates, counsel to the Partnership, that the Partnership will be engaged in the trade or business of mortgage lending, and accordingly, based upon the advice of Stephen C. Ryan & Associates, counsel to the Partnership (See "FEDERAL INCOME TAX CONSEQUENCES - Character of Income of Loss") anticipate that the Partnership will likely be considered an "equity financed lending activity" such that substantially all of the Partnership's income will not be considered passive income but rather will be considered portfolio income. Since such treatment is dependent upon a number of factors not yet determinable, such as whether the Partnership is engaged in a trade or business, whether the Partnership incurs liabilities in connection with its activities, and the proper matching of the allocable expenses incurred in the production of Partnership income, there can be no assurance that the Partnership will be treated as an equity financed lending activity. If not, it is possible that the Partnership would be unable to allocate expenses to the income produced, in which case Limited Partners might find their ability to offset income with allocable expenses limited by the two percent (2%) floor on miscellaneous investment expenses.

     Furthermore, the Partnership's Guaranteed Payment for Offering Period will likely be treated as a guaranteed payment to Limited Partners. As such, it should be treated as a payment to partners for the use of capital and, to that extent, will be treated as a payout of interest which again should be treated as portfolio income. If such Guaranteed Payment for Offering Period were treated as a Partnership distributive share, it is possible, although unlikely that such payment would constitute passive income.

     The determination of whether Partnership income will constitute passive, non-passive, or portfolio income is a technical one subject to the interpretation of recent and complex regulations whose full impact has not yet been determined. It is possible that the treatment of Partnership income will be different than what is currently anticipated by the General Partners.

     33. Risks Of Partnership Characterization As A Publicly Traded Partnership. Based on representations by the General Partners regarding their compliance with certain safe harbors provided by the IRS, Stephen C. Ryan & Associates, counsel for the Partnership has opined that is it more likely than not that the Partnership will not be treated as a "publicly traded partnership" for federal income tax purposes. Classification of the Partnership as a "publicly traded partnership" could result in: (i) taxation of the Partnership as a corporation;
(ii) application of the passive activity loss rules in a manner that could adversely affect the Limited Partners; and (iii) taxation of a tax-exempt organization's share of the gross income of the Partnership as taxable unrelated trade or business income (See "FEDERAL INCOME TAX CONSEQUENCES Publicly Traded Partnerships").

     34. Risks Relating To Taxation Of Undistributed Revenues. The General Partners do not anticipate that the Partnership will be subject to the risk of generating so-called "phantom income" which is commonly associated with leveraged real estate investment programs. Whereas a leveraged real estate program would typically provide for tax sheltered cash flow in its early years, such a program generally reaches a cross-over point when the taxable income from the program exceeds the cash distributions (due to decreasing depreciation and increasing non-deductible principal payments under the typical amortization schedule for real estate loans). As the Partnership will not generally be claiming depreciation or interest deductions on real estate, except in the case of a foreclosure of one of the Partnership's loans, the General Partners anticipate based upon historical experience that the Partnership's taxable income will not differ substantially from the cash flow generated by the Partnership's lending activities. It is possible that during certain taxable years a Limited Partner's taxable income resulting from his ownership of Units will exceed the cash distributions attributable thereto. It is possible that this may occur because in any given year otherwise excess cash may have to be utilized to meet Partnership obligations. It is also possible that the tax payable by such Limited Partner may exceed the cash distributed to him, and accordingly, to the extent of such excess, the payment of taxes would constitute an out-of-pocket expenditure to the Limited Partner. In any year in which the Partnership reports income in excess of expenses, a Limited Partner will be required to report his allocable share of such income on his personal income tax return even though he may have received total cash distributions less than the amount of reportable income or even the resultant federal income tax. For example, a Limited Partner who elects to have Earnings credited to his capital account will be allocated his share of Partnership Net Income and Gain even though such Partner may receive no cash distributions from the Partnership.

     35. Risks Relating To Creation Of Unrelated Business Taxable Income. A Tax-Exempt Limited Partner (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the Partnership is treated as unrelated business taxable income ("UBTI"). Stephen C. Ryan & Associates, counsel to the Partnership has opined that it is more likely than not that the income of the Partnership will not constitute UBTI. The General Partners currently intend to cause the Partnership to borrow funds on a limited basis. The General Partners do not currently intend to cause the Partnership to own and lease personal property. In the event the Partnership borrows funds or leases personal property, the General Partners have represented that they will use reasonable efforts to do so in a manner that does not cause Partnership income, in any significant amount, to be treated as UBTI. As a result of the possibility that some portion, although likely an insignificant portion, of Partnership income may be treated as UBTI, Prospective Investors must consult their own tax advisors. An investment in Units may not be suitable for charitable remainder trusts.

     36. Risks Of Applicability Of Alternative Minimum Tax. The application of the alternative minimum tax to a Limited Partner could reduce certain tax benefits associated with the purchase of an Interest in the Partnership. The effect of the alternative minimum tax upon a Limited Partner depends on his particular overall tax situation, and each Limited Partner should consult with his own tax adviser regarding the possible application of this tax.

     37. Risks Of Audit And Adjustment. A private letter ruling from the Service has not been obtained with respect to any of the federal income tax considerations associated with an investment in the Partnership. Certain federal income tax positions taken by the Partnership may be challenged upon audit by the Service. Any adjustment to the Partnership's return resulting from an audit by the Service would result in adjustments to the tax returns of each Limited Partner and might result in an examination of items in such returns unrelated to the Partnership or an examination of tax returns for prior or later years. Moreover, the Partnership and Limited Partners could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome. The General Partners generally will have the authority and power to act for and bind the Partnership in connection with any such audit or adjustment for administrative or judicial proceedings in connection therewith.

     38. Risks Of Effects Of State And Local Taxation. The state in which a Limited Partner is a resident may impose an income tax upon his share of the taxable income of the Partnership. Furthermore, states in which the Partnership will own property generally imposes income tax upon each partner's share of a partnership's taxable income considered allocable to such states. Differences may exist between federal income tax laws and state and local income tax laws. Prospective Limited Partners are urged to consult with their own tax advisers with respect to state and local taxation. The Partnership may be required to withhold state taxes from distributions to Limited Partners in certain instances.

ERISA RISKS

     39. Risks Of Investment By Tax-Exempt Investors. In considering an investment in the Partnership of a portion of the assets of a trust of a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); (ii) whether the investment is prudent, since Units are not freely transferable and there may not be a market created in which he can sell or otherwise dispose of the Units; and
(iii) whether interests in the Partnership or the underlying assets owned by the Partnership constitute "Plan Assets" for purposes of Section 4975 of the Code. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the Units from year to year, since there will not be a market for those Units and the appreciation of any property may not be shown in the value of the Units until the Partnership sells or otherwise disposes of its investments (See "ERISA CONSIDERATIONS").

                         INVESTOR SUITABILITY STANDARDS

     Investment in the Partnership involves some degree of risk. No public market for the Units is likely to develop, and the transfer of Units by a holder could result in adverse tax consequences (See "RISKS AND OTHER FACTORS" and "FEDERAL INCOME TAX CONSEQUENCES"). Accordingly, the Units are suitable only for persons who have adequate financial means and desire a relatively long term investment with respect to which they do not anticipate any need for liquidity.

     The Partnership has established a minimum suitability standard which requires that an investor have either: (i) a net worth (exclusive of home, furnishings and automobiles) of at least $30,000 plus an annual gross income of at least $30,000, or (ii) irrespective of annual gross income, a net worth of $75,000 (determined with the same exclusions). Alternatively, the standard requires that the investor is purchasing in a fiduciary capacity for a person who (or for an entity which) meets such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of Units. The Partnership has established these standards for the purchase of Units based upon the relative lack of liquidity of such Units and the fact that the relative financial benefit of an investment therein may depend upon the tax bracket of the investor. All prospective investors will be required to represent in writing that: (1) they comply with the applicable standards; or (ii) they are purchasing in a fiduciary capacity for a person meeting such standards; or (iii) the standards are met by a donor who directly or indirectly supplies the funds for the purchase of Units. The Participating Broker Dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards and the General Partners will not accept subscriptions from any persons who do not represent in their Subscription Agreements that they meet such standards. Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a Limited partner. Accordingly, the Partnership will require certain assurances that such standards are met before agreeing to any transfer of the Units.

     The General Partners have established the minimum purchase at twenty (20) Units ($2,000). The General Partners may accept subscriptions in excess of $2,000 in increments of one Unit ($100) or fractional Units. No person may become an Assignee of Record or a substituted Limited Partner unless he is the owner of a minimum of twenty (20) Units ($2,000). An Assignor of Units must continue to hold at least ten (10) Units ($1,000) if he holds any Units. As well as restrictions on transfer imposed by the Partnership, an investor seeking to transfer his Units subsequent to his initial investment may be subject to the securities or "blue sky" laws of the state in which the transfer is to take place (See "DESCRIPTION OF UNITS" and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -Restrictions on Transfer").

     A minimum of 20 Units ($2,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account ("IRA") and incremental amounts in excess thereof for spousal IRA's established under Section 408 of the Internal Revenue Code of 1986, as amended ("Code"). It should be noted, however, that an investment in the Partnership will not, in and of itself, create an IRA for any investor and that, in order to create an IRA, an investor must himself comply with the provisions of Section 408 of the Code.

If the Partnership applies to have the Units qualified for sale in states which have established suitability standards and minimum purchase requirements different from those set by the Partnership, such suitability standards and minimum purchase requirements shall be set forth in a supplement to this Prospectus.

     The investment objectives and policies of the Partnership have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with final Regulations published by the Department of Labor in the Federal Register on November 13, 1986, the General Partners intend to manage the Partnership is such a way so as to assure that an investment in the Partnership by a Qualified Plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the Partnership so as to make the assets of the Partnership "plan assets." The final Regulations are also applicable to an IRA. (See "RISK FACTORS--Investment by Tax-Exempt Entities."

     The General Partners are not permitted to allow the purchase of Units with assets of any Qualified Plans if the General Partners (i) have investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

     Subscription Agreement Warranties. The Subscription Agreement requires each of the subscribers to warrant that: he received, read and understood the Prospectus and is relying on it for his investment; he meets the applicable suitability standards set forth in the Prospectus; he is aware that the subscription may be rejected by the General Partners, the investment is subject to certain risks described in the Prospectus and there will be no public market for the Units; he has been informed by the Participating Broker Dealer of all facts relating to lack of liquidity or marketability; he understands the restrictions on transferability; he has sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity will not affect its ability to make timely distributions; he has the power, capacity and authority to make the investment; he is capable of evaluating the risks and merits of the investment; and he is making the investment for his own account or his family or in his fiduciary capacity and not as an agent for another. The purpose of the warranties is to ensure that the subscriber fully understands the terms of the offering and the risks of an investment and he has the capacity to enter into a Subscription Agreement. The General Partners on behalf of the Partnership intend to rely on the warranties in accepting a Subscription. In any claim or action against the General Partners or Partnership, the General Partners or Partnership may use the warranties as a defense or basis for seeking indemnity from the subscriber.

     The General Partners anticipate, based upon their past experience and knowledge of professionals in the industry, that approximately thirty-five percent (35%) of the Units issued by the Partnership will be purchased by investors who elect to receive monthly, quarterly or annual distributions, and approximately sixty-five percent (65%) by investors who elect to allow their share of Earnings to be retained by the Partnership and credited to their capital accounts. The General Partners may reject Subscription Agreements tendered by investors electing to receive monthly, quarterly or annual distributions, to the extent necessary to maintain these proportions. Therefore, a prospective investor's Subscription Agreement may be rejected by the General Partners, even though such person meets the suitability and eligibility requirements of this offering.

     Subscription Procedure. In order to subscribe to Units in the Partnership, investors must read carefully and execute the "SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY." For each Unit subscribed, investors must tender the sum of $100 per Unit. The minimum investment is twenty (20) Units ($2,000).

                         NOTICE TO CALIFORNIA RESIDENTS

     All Certificates of Limited Partnership Interests resulting from any offer and/or sale in California will bear the following legend restricting transfer:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                              TERMS OF THE OFFERING

     A maximum of 300,000 Units ($30,000,000) are being offered on a "best efforts" basis, which means no one is guaranteeing that any minimum number of Units will be sold, through selected broker dealers (the "Participating Broker Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"), at a price of $100 per Unit. The minimum subscription is twenty
(20) Units ($2,000). The General Partners have the option to accept subscriptions for fractional units in excess of the minimum subscription. For purposes of meeting this minimum investment requirement, an investor may cumulate Units he or she purchased individually with those Units purchased by his or her spouse or Units purchased by his or her pension or profit sharing plan, IRA or Keogh plan. Purchasers of Units will pay $100 cash for each Unit upon subscription. The Offering will terminate one year from the effective date of this Prospectus, unless the General Partners, in their discretion, terminate the Offering earlier, or unless the General Partners, in their sole discretion, extend the Offering for additional one-year periods.

     As this is not the Partnership's first offering of Units, all proceeds from the sale of Units will be immediately available to the Partnership for investment and will not be held in an escrow account.

     Subscriptions received will be deposited into a subscription account at a federally insured commercial bank or other depository selected by the General Partner and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Mortgage Investment, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds of the sale are irrevocable and will be held by the General Partners for the account of the Limited Partner in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership's operating account on a first-in, first-out basis. Upon admission of the Limited Partners to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $100 per Unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership. If a subscriber elects to have such amount added to his investment in the Partnership, the number of Units actually issued shall be increased accordingly.

     The General Partners and their Affiliates may, in their discretion, purchase Units for their own account. Any Units so purchased will be counted for the purpose of obtaining the required maximum subscriptions and will not be included in reaching the minimum subscriptions. The maximum amount of Units that may be purchased by the General Partners or their Affiliates is 500 Units ($50,000). However, it is not anticipated that such purchases will be made by the General Partners and their Affiliates. Purchases of such Units by the General Partners or their Affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

     Guaranteed Payment for Offering Period. The Limited Partners shall receive a guaranteed payment from the Earnings of the Partnership for Offering Period, calculated on a monthly basis, equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of twelve percent (12%). The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of this Prospectus, the Monthly Weighted Average Cost of Funds for the 11th District as announced August 30, 1996, for the period ended July 30, 1996, and in effect until September 30, 1996, is 4.819%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three (3) months after the Offering Termination Date. The Guaranteed Payment Period shall not be made over the life of the Partnership. To the extent the payment to be paid is in excess of the Partnership's Earnings, the General Partners will contribute sufficient capital to the Partnership so that the Guaranteed Payment may be made. (See "RISK FACTORS - Guaranteed Payment for Offering Period"). Since the offering period may be for a period of one year, with additional one year periods, or such shorter period as when all the Units are sold, there is uncertainty regarding the exact length of the Guaranteed Payment Period.

     Election to Receive Periodic Cash Distributions. Upon subscription for Units, an investor must elect whether to receive Periodic Cash Distributions from the Partnership or to receive additional Units in lieu of Periodic Cash Distributions. This election, once made, is irrevocable for investors who choose to receive Periodic Cash Distributions from the Partnership. However, investors may change whether such distributions are received on a monthly, quarterly or annual basis. An investor who initially elects to receive additional Units in lieu of Periodic Cash Distributions may, after three (3) years, elect to receive Periodic Cash Distributions. Earnings allocable to investors who elect to compound their earnings will be retained by the Partnership for making further Mortgage Investments or other proper Partnership purposes. The Earnings from these further Mortgage Investments will be allocated among all investors; however; investors who receive additional Units will be credited with an increasingly larger proportionate share of such earnings than investors who receive Periodic Cash Distributions, since their capital accounts will increase over time. Annual cash distributions will be made shortly after the calendar year end.

                            ESTIMATED USE OF PROCEEDS

     The following table sets forth the estimated application of the Gross Proceeds of the sale of the maximum number of Units being offered hereby. Initially, upon the formation of the Partnership, after deduction of the Public Offering Expenses, the General Partners estimate that approximately eighty-four percent (84%) if the maximum offering of 300,000 Units ($30,000,000) is subscribed of the gross offering proceeds will be used for making Mortgage Investments. However, as Redwood Mortgage repays the Formation Loan and working capital reserves are applied to Mortgage Investments, as has occurred in prior programs approximately ninety-six percent (96%) of the maximum offering of 300,000 Units ($30,000,000) will be used for making loans. Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.


                                                         Maximum Offering(6)                      Maximum Offering(7)
                                                  300,000 Units ($45,000,000) sold         300,000 Units ($30,000,000) sold
                                                                                                 with leveraged funds
============================================= ========================================== ======================================
                                                     Dollar Amount           Percent           Dollar Amount           Percent
------------------------------------------- ----------------------- ----------------- ----------------------- -----------------
Gross Proceeds                                         $30,000,000           100.00%             $30,000,000            66.67%

Leveraged Funds                                                  0                 0             $15,000,000            33.33%

Total Partnership Funds                                $30,000,000           100.00%             $45,000,000           100.00%

Less Public Offering Expenses (1)

Organizational and Offering Expenses                    $1,200,000             4.00%              $1,200,000             2.67%

Total Offering Expenses                                 $1,200,000             4.00%              $1,200,000             2.67%

Amount Available for Investment (2)                    $28,800,000            96.00%             $43,800,000            97.35%

Less:

Formation Loan (3)                                      $2,700,000             9.00%              $2,700,000             6.00%

Working Capital Reserves (4)                              $900,000             3.00%                $900,000             2.00%

Cash Available for Extension of Loans (5)              $25,200,000            84.00%             $40,200,000            89.33%

________________________
(1)      Consists of expenses  incurred in connection with the organization  and formation of the Partnership,  including the legal,  accounting and escrow holder fees and expenses,  the printing costs, the filing fees and other disbursements in connection with the sale and distribution of Units including  reimbursements to Participating  Broker Dealers for bona fide  expenses  incurred for due  diligence  purposes in a maximum  amount of one-half of one percent  (.5%) of
         Gross  Proceeds  (See  footnote 3 below).  The General  Partners may prepay such  expenses and will be reimbursed by the  Partnership  in an amount not to exceed the lesser of ten percent  (10%) of the Gross  Proceeds or  $1,200,000.
         The General  Partners will pay any amount of such  expenses in excess of ten percent (10%) of the Gross  Proceeds or
         $1,200,000 (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").

(2)      Pending  utilization  of the Net  Proceeds  in the  extension  of Mortgage  Investments  and the  operations  of the
         Partnership,  all of the Net Proceeds and, thereafter,  the working capital reserves, may be invested in short-term, highly  liquid  investments,  including  government  obligations,  bank  certificates  of deposit,  short-term  debt obligations and interest bearing accounts (See "TERMS OF THE OFFERING" and "PLAN OF DISTRIBUTION").

(3)      Participating  Broker Dealers may receive  commissions  as follows:  at the rate of either five percent (5%) or nine percent (9%) (depending upon the investor's  election to receive cash  distributions or to compound  earnings in the
         Partnership)  of the Gross  Proceeds on sales.  The  Partnership  will loan to Redwood  Mortgage  funds in an amount equal to the sales  commissions  as a Formation  Loan.  The  Formation  Loan is to be used for the purpose of paying sales commissions to

Participating  Broker  Dealers.  The amount of the  Formation  Loan set forth in this table is based upon the  maximum  sales commissions  allowable.  The  Formation  Loan will not exceed nine percent  (9%) of the total Gross  Proceeds of the
         Offering  based  upon the  maximum  sales  commissions  payable,  (See "PLAN OF  DISTRIBUTION  -  Formation  Loan").
         However,  the General Partners  anticipate,  based upon historical  experience and knowledge of professionals in the industry,  that the  Formation  Loan will be in the  amount of (7.6%) of Gross  Proceeds  if the  maximum  is raised assuming that  sixty-five  percent (65%) of the investors  elect to reinvest their  Earnings and acquire  additional
         Units  and  thirty-five  percent  (35%)  and  elect to  receive  distributions.  In no event  will the  total of all compensation payable to Participating Broker Dealers,  including sales commissions,  expense  reimbursements,  sales seminars  and/or  due  diligence  expenses  exceed  ten  percent  (10%) of the  program  proceeds  received  plus an additional  (0.5%)  for bona  fide due  diligence  expenses  as set forth in Rule  2810 of the NASD  Conduct  Rules.
         Further,  in no event shall any individual  Participating  Broker Dealer receive total compensation  including sales commissions,  expense  reimbursements,  sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an  additional  (0.5%) for bona fide due  diligence  expenses as set forth in Rule 2810 of the NASD
         Conduct Rules (the  Compensation  Limitation).  To the extent the actual amount of the Formation Loan is less than the amount stated in the table,  the cash  available for extension of loans will be increased  proportionately.  The
         Formation  Loan will be  unsecured  and will be repaid,  without  interest,  in annual  installments.  (See "PLAN OF
         DISTRIBUTION").  Except for the Formation Loan made to Redwood Mortgage,  and  reimbursement of  Organizational  and
         Offering  Expenses,  no other  Offering  proceeds  will be paid to the  General  Partners or their  Affiliates  (See
         "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").

(4)      The  Partnership  anticipates  maintaining an average balance of working capital reserve equal to three percent (3%)
         of the Gross Proceeds of the Offering.

(5)      These proceeds will be used to make Mortgage  Investments  (See  "INVESTMENT  OBJECTIVES AND  CRITERIA").  The exact amount of the cash  available  for  extension of Mortgage  Investments  will depend upon the amount of the Formation
         Loan, organization and operating expenses and cash reserves.  (See Footnote (6) below).

(6)      Does not  include  a  capital  contribution  of the  General  Partners  in the  amount  of 1/10th of 1% of the Gross
         Proceeds (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions").

(7)      This  assumes that the General  Partners  can  leverage  approximately  fifty  percent  (50%) of the Gross  Offering
         Proceeds.


                        CAPITALIZATION OF THE PARTNERSHIP


     The capitalization of the Partnership as of June 30, 1996, and as adjusted to give effect to the sale of the maximum number of Units offered hereby, excluding any contributions of the General Partners is as follows:

                                 Actual                         As Adjusted (1)
Units ($100.00 per Unit)    $12,944,388                             $42,944,388
_______________________

     (1)  Amount   determined  after  deduction  of  certain  offering  expenses aggregating $900,000. (See "USE OF PROCEEDS").

               COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

     Set forth below in tabular form is a description of compensation that may be received by the General Partners and their Affiliates from the Partnership or in connection with the investment of the proceeds of this Offering. Other than as set forth herein, no compensation will be paid to the General Partners or any Affiliate. These compensation arrangements have been established by the General Partners and are not the result of arms-length negotiations. The General Partners have reviewed the compensation arrangements among unrelated parties for the same services and have accordingly determined the following compensation levels, based upon that review as well as a determination of what is fair to the Partnership, are fair and reasonable. In their review, the General Partners have analyzed the compensation arrangements in other offerings, spoken to other professionals in the industry including issuers, promoters and broker dealers, examined "rate sheets" from banks and savings & loans which set forth the rates being charged by those institutions for the same or similar services as well as collected data regarding compensation from trade association meetings and/or other relevant periodicals. Thus, the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services. The compensation to be received by the General Partners, as set forth below, is based upon the loan balances of the Mortgage Investments which during the term of the Partnership will be continually maturing and "turning over" or the net asset value of the Partnership. Accordingly, the exact amount of fees to be paid to the General Partners and their Affiliates cannot be determined. However, based upon the General Partners' prior experience with this Partnership and in similar programs and upon certain assumptions made as a result of that experience as set forth below, the General Partners can estimate on an annual average basis, assuming a minimum partnership life of twelve (12) years, the amount of fees they and their Affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the General Partners and their Affiliates. The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which the General Partners have no control, including, but not limited to, the state of the economy, lending competition in the area where partnership Mortgage Investments are made, interest rates and Partnership earnings. Because the
Partnership is subject to public reporting requirements, the Partnership will file with the Securities and Exchange Commission quarterly and annual reports, which reports will be available to investors, setting forth, among other things, the exact amount of compensation and/or fees being paid to the General Partners and the Affiliates. Moreover, the General Partners' or their Affiliates' ability to effect the nature of the compensation by undertaking different actions is extremely limited. The amount of fees paid to the General Partners and/or their Affiliates are competitive within the industry, and reflect what others, including some lending institutions, are charging for the same or similar services. Because the Partnership is only one of many lenders in their industry, the General Partners' ability to effect fees charged is virtually non-existent. Additionally, to a large extent the amount of fees paid to the General Partners and their Affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan. Certain terms used in this table are defined under the caption "GLOSSARY," and the relationships with the General Partners of the various entities referred to herein are described under the caption "MANAGEMENT."


                               OFFERING STAGE


  Entity Receiving
  Compensation           Form and Method of                   Estimated Amount
                       Compensation

  General Partners       Reimbursement of organization    Maximum of $1,200,000.
  and/or Affiliates      and offering expenses
                         including, but not limited to, attorneys fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) equal to the lesser of ten percent (10%) of the Gross proceeds of the Offering or $1,200,000. The General Partners will pay any offering and organization expenses in excess of this amount.(1)

                                 OPERATING STAGE


  Entity Receiving
  Compensation         Form and Method of                 Estimated Amount
                       Compensation

  Redwood Mortgage     Loan Brokerage Commissions average  $285,000 per year(5)
                       approximately three to six  percent
                       (3-6%) of the principal amount of each
                       Mortgage Investment, but may be higher or lower depending upon market conditions.
                       Loan Brokerage Commissions will be limited to an amount not to exceed four percent (4%) of the total Partnership assets per year. Such
                       Commissions are payable solely by the borrower and not by the Partnership.(See "TERMS OF THE OFFERING").

  Redwood Mortgage     Processing and Escrow Fees for        $19,200 per year(5)
                       services in connection  with notary,
                       document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage for comparable services in the geographical area where the property securing the Mortgage
                       Investment is located, payable solely by the borrower and not by the Partnership.

  Redwood Mortgage     Loan  Servicing Fee payable monthly  $310,000 per year(5)
                       in an amount up to 1/8 of 1% of the
                       outstanding  principal amount of each
                       Mortgage Investment. (2) (3)

  General Partners     Asset  Management  Fee  payable      $119,000 per year(5)
                       monthly in an amount up to 1/32 of 1%
                       of the "net asset value."(2)

  General Partners     Reimbursement of expenses relating    $92,000 per year(5)
  and/or Affiliates    to administration of the Partnership,
                       subject  to  certain  limitations,  see
                       Article 10 of the Partnership Agreement.(1)(4)

  Gymno Corporation    Reconveyance Fee for reconveyance  Approximately  $65 per
                       of property upon full payment of loan,   deed of  trust
                       payable by borrower.                     or market rate.

  Redwood Mortgage     Assumption  Fee for assumption         $5,000 per year(5)
                       of loans payable by borrower
                       as either a set fee or a percentage
                       of the loan.

  Redwood Mortgage     Extension  Fee for extending the       $2,500 per year(5)
                       loan period payable by borrower as
                       a percentage of the loan.

  Redwood Mortgage     Interest  earned,  if any,  between        $0 per year(5)
                       the date of deposit of borrower's funds
                       into Redwood Mortgage's trust account and date of payment of such funds by Redwood Mortgage

  General Partners    One percent (1%) interest in Profits, $28,000 per year(5)
                       Losses and Distributions of Earnings and Cash Available for Distribution.

                                LIQUIDATING STAGE


  Entity Receiving
  Compensation         Form and Method of                   Estimated Amount
                     Compensation

  Redwood Mortgage    Early withdrawal  penalty equal        $36,516 per year(5)
                      to a percentage of the sums
                      withdrawn by an early withdrawing
                      Limited  Partner, a  portion  of
                      which  will be  paid,  based  upon
                      the ratio between  the  Formation
                      Loan  and  the  total  amount  of
                      organizational  and  syndication
                      costs, to the Partnership as an early
                      withdrawal penalty, to reduce the principal amount owed by Redwood Mortgage for the Formation Loan and the balance of which will be retained by the Partnership for its own account. After the Formation Loan has been paid, amounts received from the early withdrawal penalty will be retained by the Partnership for its own account (See "SUMMARY OF THE
                       LIMITED  PARTNERSHIP  AGREEMENT  -
                       Withdrawal from Partnership").

_________________________________

     (1) The General Partners will endeavor to minimize such expenses to the extent possible and to the extent consistent with the terms of the offering. (See "TERMS OF THE OFFERING").

     (2) The General Partners have assumed that the estimated amount of the Loan Servicing Fee payable will be approximately one percent (1%) per year. The General Partners are entitled to receive a Loan Servicing Fee of up to one and one-half percent (11/2%) per year. The General Partners and their Affiliates, in their sole discretion, may elect to lower the Loan Servicing Fee or Asset Management Fee for any period of time and thereafter raise the fees up to the stated limits.

     (3) On any property foreclosed upon, the Loan Servicing Fee is payable by the borrower up until the time of foreclosure. If, at the time of foreclosure, the Loan Servicing Fee has not been paid out of the trustee's sale of the foreclosed property, the Loan Servicing Fee will be payable by the Partnership.

     (4)  The  Partnership   shall  reimburse  the  General  Partners  or  their
Affiliates for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated parties. In addition, the Partnership shall reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership provided that such reimbursement will be the lesser of (a) the actual cost of such services or (b) ninety percent (90%) of the amount which the Partnership would be required to pay independent parties for comparable services. The Partnership's annual report to Limited Partners will provide a breakdown of the services performed and the amount reimbursed to the General Partners or Affiliates.

     (5) The amount of fees to be paid to the General Partners and their Affiliates are based on certain assumptions made in light of the General Partners' past experience with similar programs. In determining the average annual fees to be paid to the General Partners and their Affiliates the General Partners have assumed, based upon their historical experience the following: (i) a minimum Partnership life of twelve (12) years assuming $15,000,000 is raised in year one (1) and $15,000,000 is raised in year two (2); (ii) sixty percent (60%) of the investors elect to reinvest Earnings and forty percent (40%) elect to receive Periodic Cash Distributions; (iii) a nine percent (9%) yield in the first three (3) years of operation, an eight percent (8%) yield in years four
(4), five (5) and six (6) and a nine percent (9%) yield thereafter; (iv) withdrawal rates similar to those experienced by past partnerships; (v) a turnover rate on Mortgage Investments of ten percent (10%) in year three (3), fifteen percent (15%) in year four (4) and twenty percent (20%) thereafter; and
(vi) no leveraging of the portfolio has been considered. However, because the estimated amount of fees to be paid to the General Partners and their Affiliates are based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of Mortgage Investments, Partnership Earnings, the duration and type of loans the Partnership will make, and the election of investors to receive Periodic Cash Distributions or additional Units, the actual amount of fees paid will vary from those set forth above.

     The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the General Partners or their affiliates for the year ended December 31, 1995, and the Period January 1, 1996, through June 30, 1996, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the General Partners during such periods. Such fees were established by the General Partners and were not determined by the arms-length negotiation.

                                                 Year Ended December 31, 1995             Period Ended January 1, 1996
                                                                                                  June 30, 1996

                                                                                                                      Maximum
                                                                           Maximum                                     Amount
                                                                            Amount                                  Allowable
Form                                                  Actual             Allowable                Actual           for Period

                                                                           PAID BY PARTNERSHIP

Servicing Fee (1)                                    $85,457              $128,186               $67,389             $101,084

Management Fee (2)                                   $11,587              $ 34,773               $ 7,760             $ 23,280

Reimbursement of Operating Expenses                  $22,769              $ 22,769               $17,647             $ 17,647

1% of Profits, Losses and Disbursements               $8,368                $8,368                $5,606               $5,606


                                                                            PAID BY BORROWERS

Loan Brokerage Fees (3)                             $265,890              $265,890              $236,435             $236,435

Processing and Servicing Fees                      $   7,957             $   7,957             $   6,950            $   6,950


________________________
(footnotes to table)

     (1) Redwood Mortgage is entitled to receive a monthly servicing fee of one-eighth of one percent (.125%) or 11/2% per year of the total unpaid principal balance of each loan, except for the Formation Loan. However, Redwood Mortgage elected only to receive Monthly Servicing Fees equal to one percent (1%) per year.

(2)      The General  Partners  are  entitled to receive a monthly fee for managing  the  Partnership's  Mortgage  Investment
         Portfolio  in an amount up to 1/32 of one  percent  (.03125%)  or 3/8 of one  percent  (.375%)  per year of the "net asset value" of the Partnership which equals the  Partnership's  assets less its liabilities.  However,  the General
         Partners elected only to receive Asset Management Fees in an amount equal to 1/8 of one percent (.125%) per year.

(3)      Although  Redwood  Mortgage can receive loan  brokerage  fees of up to six percent (6%) or higher if such fees could have been  negotiated  with  borrowers,  the figures  reflect  actual loan  brokerage  fees  charged on the Mortgage
         Investments.

     The Partnership is subject to various conflicts of interest arising out of its relationships with the General Partners and their Affiliates, including conflicts related to the arrangements pursuant to which the General Partners will be compensated by the Partnership (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES"). Because the Partnership was organized and is operated by the General Partners, these conflicts will not be resolved through arms length negotiations but through the exercise of the General Partners' judgment consistent with their fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies. In this regard, the General Partners are, and will be subject to, public reporting requirements for prior public programs and for this program and thus will continue to have an obligation to keep investors appraised of material developments with respect to all partnerships in which they are the general partners, including material developments or events which give rise to a conflict of interest. (See "PRIOR PERFORMANCE SUMMARY"). Additionally, the Amended and Restated Limited Partnership Agreement also imposes upon the General Partners an obligation to disclose and keep investors appraised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest. The powers of the Limited Partners with respect to any such developments including the power to amend the Partnership Agreement, remove the General Partners and/or amend or terminate contracts for services or goods between the General Partners and the Partnership act as a check to the actions of General Partners including their ability to resolve a conflict of interest, or to avoid a potential conflict of interest consistent with and in accordance with their fiduciary duty. (See "FIDUCIARY DUTY OF THE GENERAL PARTNERS" and "INVESTMENT OBJECTIVES AND CRITERIA"). These conflicts include, but are not limited to, the following:

     1. Conflicts Arising As A Result Of The General Partners' Legal And Financial Obligations To Other Partnerships. The General Partners and their Affiliates serve as the general partners of other limited partnerships, including real estate mortgage limited partnerships with investment objectives similar to those of the Partnership. They may also organize other real estate mortgage limited partnerships in the future, including partnerships which may have investment objectives similar to those of the Partnership. The General Partners and such Affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations with respect to the Partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Partnership. The level of compensation payable to the General Partners or their Affiliates in connection with the organization and operation of other partnerships may exceed that payable in connection with the organization and operation of the Partnership. However, the General Partners and their Affiliates do not intend to offer for sale interests in any public programs (but not private programs) with investment objectives similar to the Partnership before substantially all initial proceeds of this Offering are invested or committed. Further, the General Partners believe that they have sufficient financial and legal resources to meet and discharge their obligations to the Partnership and to the other partnerships. In the event that a conflict were to arise, however, the General Partners will undertake the following steps: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot their financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely effect the operations of any partnership, the General Partners will use their best efforts to apply available resources to that partnership so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     2. Conflicts Arising From The General Partners' Allocation Of Time Between The Partnership And Other Activities. As a result of their possible future interests in other partnerships and the fact that they have also engaged and will continue to engage in other business activities, the General Partners and their Affiliates will have conflicts of interests in allocating their time between the Partnership and other activities in which they are involved. However, the General Partners believe that they, and their Affiliates, have sufficient personnel to discharge fully their responsibilities to other affiliated partnerships and ventures in which they are involved. Redwood Mortgage also provides loan brokerage services to other investors beside the Partnership. As a result, there will then exist conflicts of interest on the part of the General Partners between the Partnership and the other partnerships or investors with which they are affiliated at such time. The General Partners will decide which Mortgage Investments are appropriate for funding by the Partnership or by such other partnerships and investors after consideration of all relevant factors, including the size of the loan, portfolio diversification, and amount of uninvested funds and the length of time that excess funds have remained uninvested. To date, the General Partners have each allocated approximately 12-17 hours per week, exclusively on Partnership activities and estimate that they will continue to allocate approximately the same amount of time in the future. This amount may be higher during the initial offering and marketing stages and may be lower after several years of operations. The General Partners believe that they will have sufficient time, based upon the organization and personnel that they have built and retained over the last eighteen (18) years, to discharge fully their obligations to the Partnership. In the event that a conflict were to arise, however, the General Partners will take the following action: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they would seek to allot their financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely effect the operations of any partnership, the General Partners will use their best efforts to apply resources to that partnership so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     3. Amount Of Loan Brokerage Commissions Effects Rate Of Return To Limited Partners. None of the compensation set forth under "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" was determined by arms length negotiations. Redwood Mortgage anticipates that the loan brokerage commissions charged to borrowers by Redwood Mortgage will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The Loan Brokerage Commission shall be capped at four percent (4%) per annum of the Partnership's assets. Any increase in the Loan Brokerage Commission charged on loans may have a direct, adverse effect upon the interest rates charged by the Partnership on loans and thus the overall rate of return to Limited Partners. Conversely, if the General Partners reduced the loan brokerage commissions charged by Redwood Mortgage a higher rate of return might be obtained for the Partnership and the Limited Partners. This conflict of interest will exist in connection with every Mortgage Investment transaction, and Limited Partners must rely upon the fiduciary duties of the General Partners to protect their interests. In an effort to partially resolve this conflict, Redwood Mortgage has agreed that Loan Brokerage Commissions shall be limited to four percent (4%) per annum of the Partnership assets (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" and "INVESTMENT OBJECTIVES AND CRITERIA - Loan Brokerage Commissions"). As set forth in the Section of the Prospectus entitled "Compensation of the General Partners and Affiliates" the loan brokerage commissions to be paid to Redwood Mortgage are approximately equivalent to that fee which would customarily be paid to unrelated parties for the same service. However, in the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, the General Partners will resolve the conflict in favor of the Partnership.

     The General Partners have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage, to perform the brokerage services, loan servicing and other activities in connection with the Partnership's Mortgage Investment portfolio that are described in this Prospectus. Any such other firms may also be affiliated with the General Partners.

     4. Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations. Upon commencement of this offering, Redwood Mortgage will borrow from the Partnership an amount equal to not more than nine percent (9%) of the Gross Proceeds of this Offering. This loan (the "Formation Loan") will not bear interest. Accordingly, the Partnership's rate of return on the Formation Loan will be below the rate obtainable by the Partnership on its Mortgage Investments. The terms of the Formation Loan were not the result of arm's length negotiations. Moreover, this loan will be an unsecured obligation of Redwood Mortgage (See "PLAN OF DISTRIBUTION - Formation Loan"). The amount of any early withdrawal penalties received by the Partnership from Investors shall reduce the principal balance of the Formation Loan, thus reducing the amount owed from Redwood Mortgage to the Partnership. In the event of default in the payment of such loan a conflict of interest would arise on the General Partners part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the Loan Brokerage Fee and Loan Servicing Fee, to Redwood Mortgage. If the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Partnership and Redwood Mortgage shall be immediately released from any further obligation under the Formation Loan. In the event of a conflict with respect to the repayment of the Formation Loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage, the Partnership, at the Partnership's expense, will retain independent counsel, who has not previously represented the General Partners to represent the Partnership in connection with such conflict.

     5. Potential Conflicts if Partnerships Invests in Mortgage Investments With General Partners or Affiliates. The Partnership may invest in mortgages acquired by the General Partners or Affiliates. The Partnership's portion of the total Mortgage Investment may be smaller or greater than the portion of the Mortgage Investment made by the General Partners or Affiliates, but will generally be on terms substantially similar to the terms of the Partnership's investment. Such an investment would be made after a determination by the General Partners that the entire Mortgage Investment is in an amount greater than would be suitable for the Partnership to make on its own or that the Partnership will benefit through broader diversification of its Mortgage Investment portfolio. However, investors should be aware that investing with the General Partners or Affiliates could result in a conflict of interest between the Partnership and the General Partners or Affiliates in the event that the borrower defaults on the Mortgage Investment and both the Partnership and the General Partners or Affiliates protect their own interest in the Mortgage Investment and in the underlying security. In order to minimize the conflicts of interest which may arise if the Partnership invests in Mortgage Investments with the General Partners or Affiliates, the Partnership will acquire its interest in the loan on the same terms and conditions as does the General Partners or Affiliates and the terms of the loan will conform to the investment criteria established by the Partnership for the origination of Mortgage Investments. By investing in a Mortgage Investment on the same terms and conditions as does the General Partners or an Affiliate, the Partnership will be entitled to enforce the same rights as the General Partners or Affiliate in such Mortgage Investment and the General Partners and Affiliate will not have greater rights in the loan than does the Partnership.

     6. General Partners Will Represent Both Parties In Sales Of Real Estate Owned to Affiliates. In the event the Partnership becomes the owner of any real property by reason of foreclosure on a Mortgage Investment, the General Partners' first priority will be to arrange the sale of the property for a price that will permit the Partnership to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the General Partners may, but are not required to, arrange a sale to persons or entities controlled by them, e.g., to another partnership formed by one of the General Partners for the express purpose of acquiring foreclosure properties from lenders such as the Partnership. The General Partners will be subject to conflicts of interest in arranging such sales since they will represent both parties to the transaction. For example, the Partnership and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. The General Partners decision will not be subject to review by any outside parties.

     The General Partners have undertaken to resolve these conflicts as follows:

     (a) No foreclosed property will be sold to the General Partners or an Affiliate unless the General Partners have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

     (b) In the event the property will be sold to an Affiliate, the net purchase price must be more favorable to the Partnership than any third party offer received. The purchase price will also be no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of the Partnership's "investment" in the property. The Partnership's investment includes without limitation the following: the unpaid principal amount of the Partnership's Mortgage Investment, unpaid interest accrued to the date of foreclosure, expenditures made to protect the Partnership's interest in the property such as payments to senior lienholders and for insurance and taxes, costs of foreclosure (including attorneys' fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy), and any advances made by the General Partners on behalf of the Partnership for any of the foregoing less any income or rents received, condemnation proceeds or other awards received or similar monies received. A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of the Partnership. Any such note will be secured by a deed of trust on the subject property. The principal amount of such a note, plus any obligations secured by senior liens, will not exceed ninety percent (90%) of the purchase price of the property. The terms and conditions of such a note will be comparable to those the Partnership requires when selling foreclosed properties to third parties.

     (c) Neither the General Partners nor any of their Affiliates would receive a real estate commission in connection with such a sale.

     It is the General Partners' opinion that these undertakings will yield a price which is fair and reasonable for all parties, but no assurance can be given that the Partnership could not obtain a better price from an unaffiliated third party purchaser.

     7. Professionals Hired By General Partners Do Not Represent Limited Partners. The attorneys, accountants and other experts who perform services for the Partnership also perform services for the General Partners and their Affiliates. It is anticipated that such representation will continue in the future. Such professionals, including, Stephen C. Ryan & Associates, counsel for the Partnership and the General Partners, do not represent the Limited Partners. Under the Partnership Agreement, each of the Limited Partners acknowledges and agrees that such professionals, including, Stephen C. Ryan & Associates, counsel for the Partnership and the General Partners, representing the Partnership and the General Partners and their Affiliates do not represent, and shall not be deemed under applicable codes of professional conduct and responsibility to have represented or be representing, any or all of the Limited Partners in any respect. Such professionals, however, are obligated under those codes not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by attorneys, accountants and other experts, with respect to the General Partners and/or the Partnership and Limited Partners, then the Partnership, at Partnership expense, will retain independent counsel, who has not previously represented the Partnership or the General Partners to represent the interests of the Limited Partners solely with respect to the issue of a conflict regarding the services performed by professionals.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

     The General Partners are accountable to the Partnership as fiduciaries, and consequently are under a fiduciary duty to exercise good faith and integrity in conducting the Partnership's affairs and to conduct such affairs in the best interest of the Partnership. The California Revised Limited Partnership Act provides that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from a general partner or third parties where the general partner has failed or refused to enforce the obligation.

     Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that (1) the Limited Partners of the Partnership have the right, subject to the provisions of applicable procedural rules and statutes to: (a) bring Partnership class actions, (b) enforce rights of all Limited Partners similarly situated, and (c) bring Partnership derivative actions to enforce rights of the Partnership including, in each case, rights under certain rules and regulations of the Securities and Exchange Commission; and (2) Limited Partners who have suffered losses in connection with the purchase or sale of their Units due to a breach of fiduciary duty by the General Partners in connection with such purchase or sale, including misapplication by the General Partners of the proceeds from the sale of Units, may have a right to recover such losses from the General Partners in an action based on Rule 10b-5 under the Securities and Exchange Act of 1934. In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA could be viewed to apply to the General Partners. The General Partners will provide quarterly and annual reports of operations and must, on demand, give any Limited Partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnership's affairs. Further, the Partnership's books and records may be inspected or copied by its Limited Partners or their legal representatives at any time during normal business hours.

     This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to Limited Partners for breaches of fiduciary duty by the General Partners, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. Limited Partners who have questions concerning the duties of the General Partners or who believe that a breach of fiduciary duty by a General Partner has occurred should consult their own counsel.

     Provision has been made in the Partnership Agreement that the General Partners shall have no liability to the Partnership for loss arising out of any act or omission by the General Partners, provided that the General Partners determine in good faith that their conduct was in the best interest of the Partnership and, provided further, that their conduct did not constitute gross negligence or gross misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Partnership Agreement.

     The Partnership Agreement also provides that, to the extent permitted by law, the Partnership shall indemnify the General Partners against liability and related expenses (including attorneys' fees) incurred in dealings with third parties, provided that the conduct of the General Partners are consistent with the standards described in the preceding paragraph. Notwithstanding the foregoing, neither the General Partners nor their Affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated). Any such indemnification shall be recoverable out of the assets of the Partnership and not from Limited Partners. A successful claim for such indemnification would deplete Partnership assets by the amount paid.

                            PRIOR PERFORMANCE SUMMARY

     THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE MORTGAGE PROGRAMS MANAGED BY THE GENERAL PARTNERS AND THEIR AFFILIATES. INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE MORTGAGE PROGRAMS.

     Experience and Background of General Partners and Affiliates. The General Partners and their Affiliates have, since 1978, sponsored and managed eight (8) real estate mortgage limited partnerships not including the Partnership. All partnerships have investment objectives similar to the Partnership. Six of these partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering. Three of these partnerships including the Partnership were registered under Securities Act of 1933. The effect of not registering six of the prior partnerships is that the partners in the respective partnerships have differing rights with respect to the transfer of their interests in the partnerships. When securities are issued without registration under the Securities Act of 1933, either in reliance upon the intrastate exemption or the exemption for transactions not involving a public offering, those securities may not be transferred without registration under, or an exemption from, the Securities Act of 1933. On the other hand, securities issued pursuant to a registration statement under the Securities Act of 1933 generally may be sold without such registration. In general, securities issued pursuant to registration under the Securities Act of 1933 are more freely transferable than those which are issued without registration under the Securities Act of 1933. However, even securities issued pursuant to a registration statement are subject to restrictions on transfer under the securities laws of the states in which they are issued and under the terms of their respective partnership agreements.

     Not including the initial offering by the Partnership, as of June 30, 1996, the eight previous partnerships had raised aggregate capital contributions of approximately $47,637,000 from approximately 3,098 investors and had total current net assets under management of $43,805,044. As of June 30, 1996, the number of loans made by these partnerships was approximately 1,798 and the number of outstanding Mortgage Investments made by these earlier partnerships was approximately 304 ($38,834,738) which are secured by properties principally located in Northern California. Of these loans, approximately 139 which represents twenty-two percent (22%) of the Partnerships portfolio ($8,673,500) are secured by single family residences, 30, which represents eleven percent (11%) of the Partnerships portfolio ($4,171,500) are secured by multi-family units, 120 which represents fifty-eight percent (58%) of the Partnerships portfolio ($22,391,210) are secured by commercial properties and 15 which represents nine percent (9%) of the Partnerships portfolio ($3,598,428) are secured by unimproved property.

     Redwood  Mortgage  Investors  VII  ("RMI  VII")  is  a  California  limited
partnership  of  which  D.  Russell  Burwell,   Michael  R.  Burwell  and  Gymno
Corporation are the Co-General Partners. RMI VII was registered under the Securities Act of 1933. As of June 30, 1996, RMI VII had made 221 Mortgage Investments totaling $31,158,361. Of these Mortgage Investments, approximately 71 (thirty-seven percent (37%) of the total principal balance of all Mortgage Investments) are first mortgages, 117 (fifty-nine percent (59%) of the total principal balance of all Mortgage Investments) are second mortgages, 33 (four percent (4%) of the total principal balance of all Mortgage Investments) are third and fourth mortgages. Two are construction loans. The average size of the Mortgage Investment is $140,988.

     Redwood Mortgage Investors VI ("RMI VI") is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno
Corporation are the Co-General Partners. RMI VI was registered under the Securities Act of 1933. As of December 31, 1995, RMI VI had a total capitalization of $11,040,895 and 774 investors.

     Redwood Mortgage Investors V ("RMI V") is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are the Co-General Partners. RMI V was qualified under California securities laws and a permit allowing RMI V to offer and sell Units was issued by the Commissioner of Corporations on September 15, 1986. As of June 30, 1996, RMI V had a total capitalization of $4,525,792 and 399 investors.

     Redwood Mortgage Investors IV ("RMI IV") is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno
Corporation are General Partners. RMI IV was qualified under California securities laws and a permit allowing RMI IV to offer and sell units was issued by the Commissioner of Corporations on October 2, 1984. The Commissioner of Corporations subsequently extended the effectiveness of the RMI IV offering permit until September 18, 1986. As of June 30, 1996, RMI IV had a total capitalization of $8,168,440 and 711 investors.

     Redwood Mortgage Investors ("RMI") and Redwood Mortgage Investors II ("RMI II") are California limited partnerships of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are General Partners. Redwood Mortgage Investors III ("RMI III") is also a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are General Partners. All three of these partnerships were sold only to a limited number of selected California residents in compliance with applicable federal and state securities laws. As of June 30, 1996, RMI had 30 investors, RMI II had 36 investors and RMI III had 87 investors. The RMI offering terminated on July 31, 1982, at which time it had a total capitalization of approximately $1,090,916. The RMI II offering terminated on June 30, 1983, at which time it had a total capitalization of approximately $1,282,802. The RMI III offering terminated on June 30, 1984, at which time it had a total capitalization of approximately $1,429,624. This Partnership was re-offered in July, 1992, and as of June 30, 1996, additional contributions of $838,800, were received.

     Corporate Mortgage Investors ("CMI") is a California limited partnership of which D. Russell Burwell and A & B Financial Services, Inc. are the Co-General Partners. The offering period for CMI commenced August 1, 1978, and interests in CMI have been closed. The interest in CMI was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors. Commencing January 1, 1984, a segregated portfolio was created within CMI, into which all new subscriptions received by CMI were placed. The two (2) Portfolios within CMI were designated Portfolio I and Portfolio II, respectively. As of June 30, 1996, the two portfolios that had been merged had total assets of $1,735,506 and 134 investors.

     The funds raised by these partnerships have been used to make loans secured solely by deeds of trust. All loans are arranged and serviced by Redwood Mortgage, for which it receives substantial compensation. All of these partnerships will have funds to invest in loans at the same time as this Partnership (See "CONFLICTS OF INTEREST - Interest in Other Partnerships").

     Copies of audited financial statements for all prior partnerships are available from the General Partners upon request and may be obtained upon payment of a fee sufficient to cover copying costs. Any investor or prospective investor who would like to receive such information, should contact D. Russell Burwell, a General Partner of the Partnership at 650 El Camino Real, Suite G, Redwood City, California 94063; (415) 365-5341. All of the foregoing Partnerships have achieved their stated goals to date.

     Additional Information. Certain additional information regarding the eight partnerships whose investment objectives are similar to the Partnership's is set forth in Appendix I in the Prior Performance Tables:

         TABLE I  Experience in Raising and Investing Funds.

         TABLE II Compensation to General Partners and Affiliates.

         TABLE III         Operating Results of Prior Limited Partnerships.

         TABLE V  Payment of Mortgage Investments.

     Table IV is not included herein because none of the partnerships has completed its operations or disposed of all of its loans.

     Table VI (Descriptions of Open Mortgage Investments of Prior Limited Partnerships) is contained in Part II of the Registration Statement.

     Upon request, the General Partners shall provide without charge a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months. Exhibits to any Annual Report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs.

No Major Adverse Developments. There have been no major adverse business developments or conditions experienced by any of the prior limited partnerships that would be material to prospective investors in the Partnership. While the Tax Reform Act of 1986 made a number of changes to the tax laws, some dealing with limitations on interest deductions, it is not expected to have a material adverse effect upon the performance of the prior limited partnerships. In fact, since the deductibility of residential mortgage interest is one of the few deductible items of interest remaining, the Tax Reform Act of 1986 may in fact enhance the utility of residential mortgage loans of the type offered by these limited partnerships.

     Prior Public Partnerships. In addition to the Partnership, the General Partners have previously sponsored two public partnership registered under the Securities Act of 1933. These partnerships are RMI VI and RMI VII.

     Three Year Summary of Mortgage Investments Originated by Prior Limited Partnerships. During the three-year period ending June 30, 1996, Mortgage Investments were made by prior programs with investment objectives similar to those of the Partnership. The following table provides a summary of the Mortgage Investments originated for the three-year period as of June 30, 1996. The last column of the following chart reflects total Mortgage Investment balances on all loans for each prior program including those which originated prior to the three
(3) year period ending June 30, 1996. The following tables do not include information regarding the Partnership and its existing Mortgage Investment portfolio.


------------------------- ---------------- ---------------------------- ---------------------------- --------------------------
  Name of Partnership        Number of      Estimated Total Amount of      Outstanding Mortgage          Total Outstanding
                             Mortgage          Mortgage Investment          Investment Balances       Mortgage Investments as
                            Investments                                    Originated 7/1/93 to             of 06/30/96
                                                                                  6/30/96
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

          CMI                   20                       $1,833,266.67                $1,227,711.55              $1,647,476.61
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

          RMI                   17                       $1,308,542.94                  $863,255.49              $1,138,168.22
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

         RMI II                 15                       $1,088,733.18                  $445,064.77                $725,978.94
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

        RMI III                 10                         $820,383.27                  $796,568.73              $1,244,106.12
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

         RMI IV                 28                       $6,515,657.58                $4,839,848.80              $8,344,059.66
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

         RMI V                  20                       $1,984,598.35                $1,507,214.52              $3,698,939.83
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

         RMI VI                 33                       $7,835,488.84                $5,328,453.81              $9,879,967.86
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

        RMI VII                 48                      $14,858,725.21                $7,944,672.89             $12,156,040.77
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

         TOTAL                  191                     $36,245,396.04               $22,952,790.56             $38,834,738.01
------------------------- ---------------- ---------------------------- ---------------------------- --------------------------

     A further breakdown of these Mortgage Investments according to the type of deed of trust, the location of the property securing the Mortgage Investments, and the type of property securing the Mortgage Investment is provided below:

Loans
    First Trust Deeds                                            $17,771,450.00
    Second Trust Deeds                                            17,519,946.04
    Third Trust Deeds                                                554,000.00
    Fourth Trust Deeds                                               400,000.00
                                                              ------------------

Total                                                            $36,245,396.04
                                                              =================

Location of Loans
     Santa Clara County                                          $10,010,312.62
     San Mateo County                                              5,883,925.00
     Alameda County                                                5,430,458.42
     San Francisco County                                          4,587,750.00
     Stanislaus                                                    3,478,750.00
     Contra Costa County                                           3,088,000.00
     Santa Barbara                                                   525,000.00
     Sonoma                                                          409,500.00
     Marin                                                           400,500.00
     Monterey                                                        397,000.00
     Sacramento County                                               355,000.00
     Mendocino                                                       300,000.00
     San Joaquin                                                     275,000.00
     Yuba                                                            269,000.00
     Shasta                                                          225,000.00
     San Luis Obispo                                                 200,000.00
     Santa Cruz County                                               100,000.00
     Solano                                                           60,000.00
     Other Counties *                                                250,200.00
                                                                ---------------

Total                                                            $36,245,396.04
                                                                ===============

Type of Property
     Owner Occupied Homes                                         $4,273,069.04
     Non-Owner Occupied                                            3,044,000.00
     Commercial                                                   20,482,077.00
     Raw Land                                                      3,250,500.00
     Apartments                                                    5,195,750.00
                                                                  -------------

Total                                                            $36,245,396.04
                                                                ================

         *El Dorado
         *Napa
         *Mariposa
         *Amador

                              MANAGEMENT

     General. The General Partners will be responsible for the management of the proceeds of the offering and the investments of the Partnership. Services performed by the General Partners include, but are not limited to: implementation of Partnership investment policies; identification, selection and extension of Mortgage Investments, preparation and review of budgets, cash flow and taxable income or loss projections and working capital requirements; periodic physical inspections and market surveys, supervision of any necessary litigation; preparation and review of Partnership reports, communications with Limited Partners; supervision and review of Partnership bookkeeping, accounting and audits; supervision and review of Partnership state and federal tax returns; and supervision of professionals employed by the Partnership in connection with any of the foregoing, including attorneys and accountants. The General Partners may be removed by a majority of the Limited Partners (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of the Limited Partners").

     D. Russell Burwell. D. Russell Burwell, age 64, General Partner, Director (1978-present) and President (1979-present) of Redwood Home Loan Co.; Director (1978-present) and President (1979-present) of A & B Financial Services, Inc., a finance company; Director (since 1986) and president (since 1986) of Gymno Corporation. Mr. Burwell is licensed as a real estate sales person and is the majority owner of The Redwood Group, Ltd. (described below). Mr. Burwell is the father of Michael R. Burwell (described below).

     Michael R. Burwell. Michael R. Burwell, age 40, General Partner, past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986); Director, Chief Financial Officer, Secretary, and Treasurer Redwood Home Loan Co. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); Director, Chief Financial Officer and Secretary (since 1986) of Gymno Corporation; Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present). Mr. Burwell is licensed as a real estate sales person. He is the son of D. Russell Burwell (described above).

     Gymno Corporation. Gymno Corporation, General Partner, is a California corporation formed in 1986 for the purpose of acting as a general partner of this Partnership and of other limited partnerships formed by the individual General Partners. D. Russell Burwell and Michael R. Burwell are equal (i.e., 50-50) shareholders of Gymno Corporation. D. Russell Burwell and Michael R. Burwell are Gymno's Directors; D. Russell Burwell is its President and Michael
R. Burwell is its Chief Financial Officer and Secretary.

     The General Partners have represented that they have a combined net worth of in excess of $1,000,000 determined on a GAAP basis. Audited financial statements for Gymno Corporation are set forth hereafter. (See "CONFLICTS OF INTEREST - Interest in other Partnerships" and "RISK FACTORS - Net Worth of General Partners").

     Redwood Mortgage. Redwood Mortgage is a licensed real estate broker incorporated in 1978 under the laws of the State of California, and is engaged primarily in the business of arranging and servicing mortgage loans. Redwood Mortgage will act as the loan broker and servicing agent in connection with Mortgage Investments, as it has done on behalf of several other limited partnerships formed by the General Partners (See "PRIOR PERFORMANCE SUMMARY"). Redwood Mortgage is a subsidiary of The Redwood Group, Ltd.

     The Redwood Group, Ltd. The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business. Its various subsidiaries have arranged over $400,000,000 in loans secured in whole or in part by first, second and third deeds of trust. Its subsidiaries include Redwood Mortgage and A & B Financial Services, Inc. D. Russell Burwell, one of the General Partners, is the majority shareholder of The Redwood Group, Ltd.

     Theodore J. Fischer. Theodore J. Fischer, age 47, Director and Vice President of Redwood Home Loan Co. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977).

         SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     No person or entity owns beneficially more than five percent (5%) of the ownership interest in the Partnership. The following tables sets forth the beneficial ownership interests in the Partnership as of June 30, 1996, by (i) each General Partner of the Partnership and (ii) all General Partners as a group.
                                                  Amount of
                                                 Beneficial              Percent
 Title of Class     Name and Address              Ownership             of Class

     Units          Gymno  Corporation,            $12,578           1/10 of 1%
                    650 El Camino  Real,
                    Suite G, Redwood City,
                    California 94063(1)

                    D. Russell  Burwell,                $0                   0%
                    650 El Camino Real,
                    Suite G, Redwood City,
                    California 94063

                    Michael R.  Burwell,                $0                   0%
                    650 El Camino Real,
                    Suite G, Redwood City,
                    California 94063

                    All General Partners           $12,578           1/10 of 1%
                    as a group

     _______________________________________________________      (1)      Gymno
Corporation is owned fifty percent (50%) by D. Russell Burwell and fifty percent (50%) by Michael R. Burwell (See "MANAGEMENT").

                                                   SELECTED FINANCIAL DATA
                                               REDWOOD MORTGAGE INVESTORS VIII
                                             (A California Limited Partnership)

                                                                      As of and for the Year ended December 31
                                                      -------------------------------------------------------------------------
                                                                     1996               1995            1994              1993
                                                     As of June 30, 1996

Loans secured by trust deeds                                 $ 14,196,953         12,047,252       6,484,707         2,336,674
Less: Allowance for loan losses                              $    (86,505)           (39,152)        (13,120)                 0
Real estate held for Sale                                               0                  0               0                 0
Cash, cash equivalents and other assets                      $  1,754,518          1,376,237       1,008,205           414,178
Total assets                                                 $ 15,864,966         13,384,337       7,479,792         2,750,852
Liabilities                                                  $  2,908,000          1,914,010         189,300           128,772
Partners  capital
  General partners                                           $     12,578             11,325           7,737             2,887
  Limited partners                                           $ 12,944,388         11,459,002       7,282,755         2,619,193
   Total partners  capital                                   $ 12,956,966         11,470,327       7,290,492         2,622,080
   Total liabilities/partners  capital                       $ 15,864,966         13,384,337       7,479,792         2,750,852
Revenues                                                     $    744,289            964,780         468,546           113,476
Operating expenses
   Promotional interest                                                 0                  0               0                 0
   Management fee                                            $      7,760             11,587           5,906               192
   Provisions for losses on loans                            $     19,085             26,032          13,120                 0
   Provisions for losses on real estate held for             $          0                  0               0                 0
sale
   Other                                                     $    156,810             90,328          39,651             8,269
  Net income                                                 $    560,634            836,833         409,869           105,015
   Net income allocated to General Partners                  $      5,606              8,368           4,099             1,050
   Net income allocated to Limited Partners                  $    555,028            828,465         405,770           103,965
   Net income per $1,000 invested by Limited
    Partners for entire period:
  - where income is reinvested and compounded                $         41                 83              81                85
  - where partner receives income in monthly
       distributions                                         $         40                 80              79                83

                              ORGANIZATIONAL CHART





                --------------------------------------------------------------
                                     THE REDWOOD GROUP, INC.
                --------------------------------------------------------------


                             ------------------------------------
                                       D. RUSSELL BURWELL (1)
                             ------------------------------------


    -------------------------------------           -------------------------
            REDWOOD MORTGAGE (2)                           A & B FINANCIAL
                                                          SERVICES, INC. (2)
    -------------------------------------           -------------------------


                      -------------------------------------
                               GYMNO CORPORATION
                          (Corporate General Partner)
                      -------------------------------------


    ---------------------------------          --------------------------------
         D. RUSSELL BURWELL (3)                     MICHAEL R. BURWELL (3)
      (Individual General Partner)               (Individual General Partner)
    ---------------------------------           --------------------------------


                                          -------------------------------------
                                                   PARTNERSHIPS WE MANAGE
                                          -------------------------------------


                                     ------------------------------------------
                                              CORPORATE MORTGAGE INVESTORS
                                              REDWOOD MORTGAGE INVESTORS
                                              REDWOOD MORTGAGE INVESTOR II
                                              REDWOOD MORTGAGE INVESTORS III
                                              REDWOOD MORTGAGE INVESTORS IV
                                              REDWOOD MORTGAGE INVESTOR V
                                              REDWOOD MORTGAGE INVESTORS VI
                                              REDWOOD MORTGAGE INVESTORS VII
                                              REDWOOD MORTGAGE INVESTOR VIII
                                      -----------------------------------------


     (1) D. Russell  Burwell is the majority  shareholder  of The Redwood Group,
Inc.
 (2) Redwood Mortgage and A&B Financial  Services,  Inc. Are subsidiaries of
The Redwood  Group,  Inc.
(3) D. Russell Burwell and Michael R. Burwell are the sole shareholders of Gymno Corporation.

INVESTMENT OBJECTIVES AND CRITERIA

     Principal Objectives. The Partnership is in the business of extending loans to the general public secured by first and junior deeds of trust on real property. The Partnership has been operating for three years and has made Mortgage Investments in the aggregate in excess of $22,000,000. The General Partners have not yet identified nor committed to make any Mortgage Investments from the proceeds of this Offering and, as of the date of the Prospectus, have not entered into any negotiations with respect to extending any Mortgage Investments. The Partnership's primary objectives are to:

         1.       Yield a high rate of return from mortgage lending; and

         2.       Preserve and protect the Partnership's capital.

     Investors should not expect the Partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments. The Partnership is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, an investment in the Partnership will be less liquid, not readily transferable, and not provide a guaranteed return over its investment life. The foregoing objectives of the Partnership will not change, however, the Limited Partnership Agreement does provide that the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate the business for the benefit of all partners.

     General Standards for Mortgage Investments. The Partnership is engaged in the business of making loans to members of the general public which will generally be secured by deeds of trust on real property, including single-family residences (including homes, condominiums and townhouses), multiple unit residential property (such as apartment buildings), commercial property (such as stores, shops and offices), and unimproved land. Based on prior experience, the General Partners anticipate that of the number of Mortgage Investments made, approximately forty percent to sixty percent (40%-60%) of the total dollar amount of Mortgage Investments will be secured by single family residences, twenty percent to fifty percent (20%-50%) by commercial properties, ten percent to twenty percent (10%-20%) by apartments, and one percent to ten percent (1%-10%) by unimproved land. As of June 30, 1996, of the Partnership's outstanding Mortgage Investment portfolio twenty-nine percent (29%) is secured by single family residences, fifty-two percent (52%) by commercial properties, seventeen percent (17%) by multi-unit properties and two percent (2%) by unimproved land. The Partnership will also make Mortgage Investments secured by promissory notes which will be secured by deeds of trust and shall be assigned to the Partnership. The Partnership's Mortgage Investments will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. With the exception of the Formation Loan to be made to Redwood Mortgage for the purpose of paying certain of the Partnership's syndication expenses, Mortgage Investments will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the Mortgage Investments, as follows:

     1. Priority of Mortgages. The lien securing each Mortgage Investment will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property (the "security property") which is to be used as security for the loan. Although the Partnership may also make wrap-around (or "all-inclusive") Mortgage Investment, those wrap-around Mortgage Investments will include no more than two (2) underlying obligations (See "CERTAIN LEGAL ASPECTS OF Mortgage Investments - Special Considerations in Connection with Junior Encumbrances"). The General Partners anticipate that the Partnership's Mortgage Investments will be diversified as to priority approximately as follows: first mortgages - thirty-five percent (35%); second mortgages - sixty percent (60%); third mortgages - five percent (5%). As of June 30, 1996, of the Partnership's outstanding Mortgage Investment portfolio, forty-two percent (42%) were secured by first mortgages, fifty-six percent (56%) by second mortgages and two percent (2%) by third mortgages.

     2. Geographic Area of Lending Activity. The Partnership will continue to generally limit lending to Deeds of Trust on properties located in California. Approximately eighty percent (80%) of the Partnership's Mortgage Investments are secured by Deeds of Trust on properties in six San Francisco Bay Area counties and the General Partners anticipate that this will continue in the future. These counties, which have an aggregate population of over 3.5 million, are Santa Clara, San Mateo, San Francisco, Alameda , Contra Costa and Marin. The economy of the area where the security is located is important in protecting market values. Therefore, the General Partners will limit the largest percentage of its lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The General Partners believe these factors contribute to a stable market for residential property. Although, the real estate market in Northern California, like most of the country, had fallen off during the early 1990's, the market appears to be recovering, the General Partners believe the strength of the economy of Northern California, especially in the Bay Area, will continue to protect market values. Although the General Partners anticipate that the Partnership's primary area of lending will continue to be Northern California, as the remainder of California economy continues its recovery the General Partners may elect to make Mortgage Investments secured by real property located throughout California.

     A wide variety of indicators suggest that economic growth in California was strong in the first half of 1996. Statistics on the California labor market, personal income, consumer spending, firm formation and housing markets all point to large gains in economic activity this year. Strength in business and real estate loan demand contributed to a large increase in lending by California banks in April and May. This increase is reflected in a 16.5% increase in home sales volume in California on the first quarter, relative to a year earlier. The largest gains were in the San Francisco Bay Area, where sales were almost twenty-five percent (25%) higher than a year earlier. Home sales in San Mateo County were sixty-four percent (64%) higher in May over the same month last year. Sales in Alameda County were up 21.7% over the year. In the San Francisco Bay Area, the median single-family home price increased about three percent (3%) over the year ending in the first quarter. Although it is too early to declare that the California housing industry has recovered completely, rapid economic growth, job growth, decrease in unemployment rates, increase retail sales suggest that the California real estate market will remain strong.

     3. Construction Mortgage Investments. The Partnership may make construction loans (other than home improvement loans on residential property) up to a maximum of ten percent (10%) of the Partnership's Mortgage Investment portfolio. As of June 30, 1996, nine percent (9%) of the Partnership's Mortgage Investment consisted of construction loans. In no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The Partnership will not make loans secured by properties determined by the General Partners to be Special-Use Properties.

     4. Loan-to-Value Ratio. The amount of the Partnership's Mortgage Investment combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by independent written appraisal at the time the loan is made, according to the following table:

Type of Security Property                                 Loan to-Value Ratio

Residential                                                                80%
Commercial Property (including retail stores and office buildings)         70%
Unimproved Land                                                            50%

     Any of the above loan-to-value ratios may be increased if, in the sole discretion of the General Partners, a given loan is supported by credit adequate to justify a higher loan-to-value ratio. In addition, such loan-to-value ratios may be increased by ten percent (10%) (e.g., to ninety percent (90%) for residential property), to the extent mortgage insurance is obtained; however, the General Partners do not anticipate obtaining mortgage insurance. Finally, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by the Partnership to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity. In such cases, the General Partners shall be free to accept any reasonable financing terms that they deem to be in the best interests of the Partnership, in their sole discretion. Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The target loan-to-value ratio for Partnership Mortgage Investments as a whole is approximately seventy percent (70%).

     The Partnership will receive an independent appraisal for such security property on which it will make a mortgage loan. Generally, appraisers retained by the Partnership shall be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or other qualifications acceptable to the General Partners. The General Partners will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive by" means the General Partners or their Affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A "drive by" does not include entering any structures on the property, however, in most cases the General Partners do enter the structures on the property.

     5. Terms of Mortgage Investments. Most Mortgage Investments will be for a period of one to ten years, but in no event more than fifteen (15) years. Most Mortgage Investments will provide for monthly payments of principal and/or interest, with many Mortgage Investments providing for payments of interest only or are only partially amortizing with a "balloon" payment of principal payable in full at the end of the term. Some Mortgage Investments will provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.

     6. Equity Interests in Real Property. Most Mortgage Investments will provide for interest rates comparable to second mortgage rates prevailing in the geographical area where the security property is located. However, the General Partners reserve the right to make Mortgage Investments (up to a maximum of twenty-five percent (25%) of the Partnership's Mortgage Investment portfolio) bearing a reduced stated interest rate in return for an interest in the appreciation in value of the security property during the term of the Mortgage Investment (See "CONFLICTS OF INTEREST - Loan Brokerage Commissions").

     7. Escrow Conditions. Mortgage Investments will be funded through an escrow account handled by a title insurance company or by Redwood Mortgage, subject to the following conditions:

     (a) Satisfactory title insurance coverage will be obtained for all loans, with the title insurance policy naming the Partnership as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. (Title insurance insures only the validity and priority of the Partnership's deed of trust, and does not insure the Partnership against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.).

     (b) Satisfactory fire and casualty insurance will be obtained for all loans, naming the Partnership as loss payee in an amount equal to cover the replacement cost of improvements (See "RISK FACTORS - Uninsured Losses").

     (c) The General Partners do not intend to arrange for mortgage insurance, which would afford some protection against loss if the Partnership foreclosed on a loan and there were insufficient equity in the security property to repay all sums owed. If the General Partners determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased (See Paragraph 4 above).

     (d) All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name the Partnership as payee and beneficiary. Mortgage Investments will not be written in the name of the General Partners, Redwood Mortgage or any other nominee.

     8. Loans to General Partners and Affiliates. Although the Partnership may loan funds to the General Partners or their Affiliates, no such loans have been made to date. However, the Partnership will make the Formation Loan (see below) to Redwood Mortgage and may, in certain limited circumstances, loan funds to Affiliates, to among other things, purchase real estate owned by the Partnership as a result of foreclosure.

     9. Purchase of Mortgage Investments from Affiliates and Other Third Parties. Existing Mortgage Investments may be purchased, from the General Partners, their affiliates or other third parties, only so long as any such Mortgage Investment is not in default and otherwise satisfies all of the foregoing requirements; provided, the General Partners and their affiliates will sell no more than a ninety percent (90%) interest and retain a ten percent (10%) interest in any Mortgage Investment sold to the Partnership which they have held for more than 180 days. In such case, the General Partners and affiliates will hold their ten percent (10%) interest and the Partnership will hold its ninety percent (90%) interest in the Mortgage Investment as tenants in common. The purchase price to the Partnership for any such Mortgage Investment will not exceed the par value of the note or its fair market value, whichever is lower.

     10. Note Hypothecation. The Partnership also may make Mortgage Investments which will be secured by assignments of secured promissory notes. The amount of a Mortgage Investment secured by an assigned note will satisfy the loan-to-value ratios set forth in Paragraph 4 above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed eighty percent (80%) of the principal amount of the assigned note. For example, if the property securing a note is commercial property, the total amount of outstanding debts secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed seventy percent (70%) of the appraised value of such property, and the Mortgage Investment will not exceed eighty percent (80%) of the principal amount of the assigned note. For purposes of making Mortgage Investments secured by promissory notes, the Partnership shall rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the last twelve (12) months, or if such appraisal was not conducted within the last twelve months, then the Partnership will arrange for a new appraisal to be prepared for the property. All such appraisals will satisfy the standards described in Paragraph 4 above. Any Mortgage Investment evidenced by a note assigned to the Partnership will also satisfy all other lending standards and policies described herein. Concurrently with the Partnership's making of the Mortgage Investment, the borrower of Partnership funds, i.e., the holder of the promissory note, shall execute a written assignment which shall assign to the Partnership his/its interest in the promissory note. No more than twenty percent (20%) of the Partnership's portfolio at any time will be secured by promissory notes.

     11. Joint Venturers. The Partnership may also participate in loans with other lenders (including certain Affiliates or other limited partnerships organized by the General Partners), other individuals and pension funds, by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above. Because the Partnership will not participate in a loan in which would not otherwise meet its requirements, the risk of such participation is minimized.

     12. Diversification. The maximum investment by the Partnership in a Mortgage Investment will not exceed the greater of (a) $50,000, or (b) ten percent (10%) of the then total Partnership assets (See Joint Venturers, above).

     13. Reserve Fund. A contingency reserve fund equal to three percent (3%) of the Gross Proceeds of the offering will be established for the purpose of covering unexpected cash needs of the Partnership.

     Credit Evaluations. The General Partners may consider the income level and general creditworthiness of a borrower to determine his ability to repay the Mortgage Investment according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, Mortgage Investments may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

     Loan Brokerage Commissions. Redwood Mortgage, an affiliate of the General Partners, will receive Loan Brokerage Commissions for services rendered in connection with the review, selection, evaluation, negotiation and extension of the Mortgage Investments from borrowers. Redwood Mortgage anticipates that Loan Brokerage Commissions will average approximately three to six percent (3-6%) of the principal amount of each Mortgage Investment, but may be higher or lower depending upon market conditions. The Loan Brokerage Commission will be limited to four percent (4%) per annum of the Partnership's total assets. The Loan Brokerage Commissions will be paid by the borrower through the title company or escrow agent at the close of escrow.

     Loan Servicing. It is anticipated that all Mortgage Investments will be "serviced" (i.e., loan payments will be collected) by Redwood Mortgage, an affiliate of the General Partners which will also act as a loan broker in the initial placement of Mortgage Investments. Redwood Mortgage will be compensated for such loan servicing activities (See "COMPENSATION TO GENERAL PARTNERS AND AFFILIATES"). Both Redwood Mortgage and the Partnership have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days notice.

     Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to Redwood Mortgage. Checks will be deposited in Redwood Mortgage's trust account, and, after checks have cleared, funds will be transferred to the Partnership's bank or money market account.

     Sale of Mortgage Investments. Although, the Partnership has not done so in the past, the Partnership or its Affiliates may sell Mortgage Investments to third parties including affiliated parties (or fractional interests therein) if and when the General Partners determine that it appears to be advantageous to do so.

     Borrowing. The Partnership will borrow funds for Partnership activities and may assign all or a portion of its Mortgage Investment portfolio as security for such loan(s). As of September 30, 1996, the Partnership has borrowed up to $2,892,000 pursuant to $3,000,000 line of credit. The General Partners anticipate engaging in this type of transaction when the interest rate at which the Partnership can borrow funds is somewhat less than the rate that can be earned by the Partnership on its Mortgage Investments, giving the Partnership the opportunity to earn a profit on this "spread." Such a transaction involves certain elements of risk and also entails possible adverse tax consequences (See "RISK FACTORS - Use and Risk of Leverage" and "FEDERAL INCOME TAX CONSEQUENCES - Investment by Tax-Exempt Investors"). It is the General Partners present intention to finance no more than fifty percent (50%) of the Partnership's investments with borrowed funds. (See "RISK FACTORS - Risks Relating to Creation of Unrelated Business Taxable Income").

     Other  Policies.  The Partnership  shall not: (i) issue senior  securities,
(ii) invest in the securities of other issuers for the purpose of exercising control, (iii) underwrite securities of other issuers, or (iv) offer securities in exchange for property. If the Partnership anticipates that it will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, the General Partners may, in their discretion, seek to transfer or sell the Mortgage Investment to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

                  CERTAIN LEGAL ASPECTS OF MORTGAGE INVESTMENTS

     Each of the Partnership's Mortgage Investments (except the Formation Loan to Redwood Mortgage) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the Mortgage Investments with respect to Federal and California law only. The deed of trust (also commonly referred to as a mortgage) creates a lien on the real property. The Parties to a deed of trust are: the
debtor-trustor,   a  third-party   grantee   called  the   "trustee",   and  the
lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee has the authority granted by law, by the express provisions of the deed of trust and by the directions of the beneficiary. The Partnership will be a beneficiary under all deeds of trust securing Mortgage Investments.

     Foreclosure. Foreclosure of a deed of trust is accomplished in most cases by a nonjudicial trustee's sale under the power-of-sale provision in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due, exclusive of principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutory limited attorneys and trustee's fees. After the notice of default is recorded and following a three (3) month notice period and at least 20 days before the trustee's sale, notice of sale must be posted in a public place and published once a week over such period. A copy of the notice of sale must be posted on the property, and sent to the trustor, to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust, at least 20 days before the sale. Following the sale, neither the debtor-trustor nor a junior lienholder has any right of redemption, and the beneficiary may not obtain a deficiency judgment against the trustor.

     A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment where otherwise available in the case of non-residential or commercial property) is subject to most of the delays and expenses of other lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the Property. However, such redemption rights will not be available if the creditor waives the right to any deficiency. Foreclosed junior lienholders do not have a right to redeem the Property after a Judicial foreclosure sale. The Partnership generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the General Partners, such a remedy is warranted in light of the time and expense involved.

     Tax Liens. Any liens for federal or state taxes filed after a loan is made which is secured by a junior deed of trust will be junior in priority to rights of the senior lienholder and any junior lienholders. Accordingly, the filing of federal or state tax lien will not effect the priority of the Partnership's deed of trust, regardless of whether it is a senior or junior deed of trust. Real property tax liens will be in all instances a lien senior to any deed of trust given by borrowers. Accordingly, even if the Partnership is the senior lienholder, if a real property tax lien is filed, the Partnership's deed of trust will be junior to the real property tax lien. For a discussion of the effect of a junior lien see "SPECIAL CONSIDERATIONS IN CONNECTION WITH JUNIOR ENCUMBRANCES".

     Anti-Deficiency Legislation. California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a nonjudicial trustee's sale. It is anticipated that most of the Partnership's Mortgage Investments will be enforced by means of a nonjudicial trustee's sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained. However, it is possible that some of the Partnership's Mortgage Investments will be enforced by means of judicial trustee's sale. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a "purchase money" obligation. With respect to Mortgage Investments, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation. Thus, under either statute, the Partnership will not be able to seek a deficiency judgment.

   Another statute, commonly know as the "one form of action" rule, provides that the beneficiary commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial sale.

     Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

     Special Considerations in Connection with Junior Encumbrances. In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust ("junior encumbrances). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed is permitted to bid in the amount of his credit at his foreclosure sale; junior lienholders must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lienholders will receive nothing. However, in that event the junior lienholder may have a personal action against the borrower to enforce the promissory note.

     Accordingly, a junior lienholder (such as the Partnership) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences his foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholders interest or (ii) to pay off the senior encumbrances so that his encumbrance achieves first priority. Either alternative will require the Partnership to make substantial cash expenditures to protect its interest (See "RISK FACTORS - Loan Defaults and Foreclosures").

     The Partnership may also make wrap-around mortgage loans (sometimes called "all-inclusive loans"), which are junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by the Partnership. The borrower will then make all payments directly to the Partnership, and the Partnership in turn will pay the holder of the senior encumbrance(s). The actual yield to the Partnership under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the Partnership.

     The Partnership will record a Request For Notice of Default at the time its trust deed is recorded. This procedure entitles the Partnership to notice when any senior lienholder files a Notice of Default and will provide more time to make alternate arrangements to protect its security interest.

     In the event the borrower defaults solely upon his debt to the Partnership while continuing to perform with regard to the senior lienholder, the Partnership (as junior lienholder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a Junior Lienholder, the property remains subject to all liens senior to the foreclosed lien. Thus, were the Partnership to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

     The standard form of deed of trust used by most institutional lenders, like the one that will be used by the Partnership, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the Partnership's Mortgage Investment. Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the Property in those situations.

     "Due-on-Sale" Clauses. The Partnership's forms of promissory notes and deeds of trust, like those of many lenders generally, contain "due-on-sale" clauses permitting the Partnership to accelerate the maturity of a loan if the borrower sells the property although some forms of the Partnership's promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain "due-on-encumbrance" clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses has been the subject of several major court decisions and Congressional legislation in recent years.

     1. Due-on-Sale. Federal law now provides that, notwithstanding any contrary preexisting state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985. Stephen C. Ryan & Associates, counsel for the Partnership, has advised that under the Garn-St. Germain Act the Partnership will probably be entitled to enforce the "due-on-sale" clause anticipated to be used in the deeds of trust given to secure the Mortgage Investments. On the other hand, acquisition of a property by the Partnership by foreclosure on one of its loans, may also constitute a "sale" of the property, and would entitle a senior lienholder to accelerate its loan against the Partnership. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, the Partnership may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

     2. Due-on-Encumbrance. With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although most of the Partnership's second mortgages will be on properties that qualify for the protection afforded by federal law, some Mortgage Investments will be secured by apartment buildings or other commercial properties. Second mortgage loans made by the Partnership may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject the Partnership (as junior lienholder) to the attendant risks (See "RISK FACTORS - Special Considerations in Connection with Junior Encumbrances").

     Prepayment Charges. Some Mortgage Investments originated by the Partnership provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the Mortgage Investments. Any prepayment charges collected on Mortgage Investments will be retained by the Partnership. Mortgage Investments secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan which exceed twenty percent (20%) of the original balance of the loan may be subject to a prepayment charge. The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted twenty percent (20%), or interest to maturity, whichever is less. If a loan that is secured by residential property is being repaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

     Real Property Mortgage Investments. California statutory law imposes certain disclosure requirements with respect to loans arranged by a California real estate broker and secured by residential property. However, those requirements are applicable to loans that are in a lesser amount than the anticipated Mortgage Investments. Notwithstanding the preceding, the Partnership intends to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant Mortgage Investments.

     MANAGEMENT'S   DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  OF  THE
PARTNERSHIP

     Results of Operations. For the years ended December 31, 1994, and 1995, and the six months ended June 30, 1996

     The net income increase of $304,854 (290%) for the year ended December 31, 1994, $426,964 (104%) for the year ended December 31, 1995, and $197,540 (54%)
for the six month period ended June 30, 1996, as compared to the six month period ended June 30, 1995, was primarily attributable to the increase in Mortgage Investments held by the Partnership from $2,336,679 on December 31, 1993, to $6,484,707 as of December 31, 1994, and $12,047,252 as of December 31,
1995, and to $14,196,953 as of June 30, 1996, respectively. Net income was reduced by $13,120 and $26,032 for the years ended December 31, 1994, and 1995, respectively and by $19,085 for the six months ended June 30, 1996, so as to provide a provision for doubtful accounts. The Partnership did not own any real estate as of December 31, 1994, and 1995, or as of June 30, 1996. The Partnership did allow a senior mortgage to foreclose out its secured position on a Deed of Trust held by the Partnership as security for one of its Mortgage Investments. The General Partners, in reviewing the Partnership's security at the time of the senior lender's foreclosure, felt that the Partnership would have a better chance to recover all or a portion of sums owed the Partnership in a suit under the promissory note. As of June 30, 1996, the Partnership had obtained a judgment against the borrower and was pursuing a collection action to recover sums owed of approximately $72,866.

     The Partnership's ability to increase its Mortgage Investments was due to an increase in the capital raised, the compounding of earnings by those Limited Partners who have chosen to reinvest and by leveraging the Mortgage Investments through the use of a credit line from a commercial bank. During the years ended December 31, 1994 and 1995, and the six month period ended June 30, 1996, the Partnership received new Capital Contributions of $4,508,824, $3,834,799, and $1,254,945, respectively. Earnings compounded by Limited Partners totaled $239,956, $525,551 and $341,223 for the years ended December 31, 1994, and 1995, and the six months ended June 30, 1996. The Partnership obtained a line of credit in 1995 and increased its ability to fund Mortgage Investments by $3,000,000 at that time. As of December 31, 1995, and June 30, 1996, the outstanding balance on the line of credit was $1,910,000 and $2,892,000, respectively. The credit line has a fluctuating interest rate of 3/4 of one percent (.75%) over the commercial bank's reference rate. At December 31, 1995, and as of June 30, 1996, the interest rate on the credit line was nine and one quarter percent (9.25%) and nine percent (9%), respectively. The Partnership's average Mortgage Investment coupon rate, after reduction for loan servicing fees, was 10.68% and 10.77% on December 31, 1995, and June 30, 1996, thereby providing the Partnership with a borrowed funds spread of 1.43% and 1.77% respectfully. The Partnership's average yield has remained relatively consistent at 8.1%, 8.3% and 8.4% (annualized) for Limited Partners who elect to reinvest Earnings for the years ending December 31, 1994, and 1995, and the six months ended June 30, 1996. Limited Partners who have chosen to liquidate their Earnings monthly have received a somewhat lower yield as they do not receive the benefit of reinvested Earnings. Non-compounding Limited Partner yields were 7.9%, 8.0% and 8.1% (annualized) for the years ended December 31, 1994, and 1995, and the six months ended June 30, 1996. The yield represents the net income of the Partnership after all expenses.

     The Partnership is in the business of lending money secured by real property. As a lender, the Partnership anticipates that it will experience Mortgage Investment delinquencies. These delinquencies are anticipated to be at a higher level than at banks and thrifts as these lenders are primarily credit lenders while the Partnership is primarily an asset lender basing its loan decisions primarily on the equity available to secure the mortgage investment. Additionally, the Partnership began funding loans in the midst of a significant economic downturn which caused significant value reductions in California real estate. The Partnership's primary source of repayment, the Partnership's securing real estate values, were adversely affected by the recent recession. In some of the Partnership's lending areas, and on specific types of properties, real estate values declined by as much as fifty percent (50%). Nevertheless, the Partnership is experiencing loan delinquencies below the anticipated expected range. The General Partners believe that the favorable delinquency rate being experienced by the Partnership is in part due to diligent underwriting of the Mortgage Investments funded by the Partnership. As of December 31, 1994, and 1995, and June 30, 1996, the Partnership's delinquency rate on loans late over 90 days was .96% ($62,486), 0% ($0.00) and 2.49% ($353,829), respectively. As of
December 31, 1994, and 1995, and June 30, 1996, the Partnership had outstanding filed Notices of Default on one (1) Mortgage Investment ($62,486), no (0) Mortgage Investments ($0.00), and two (2) Mortgage Investments ($353,829). As of June 30, 1996, the Partnership had only completed one foreclosure wherein the Partnership became the owner of the property at the Trustee's Sale. This property was subsequently sold within the same quarter and at a net price greater than the Partnership's net basis in the property.

     Redwood Mortgage, the General Partner's affiliate which services the Mortgage Investments charged monthly loan servicing fees of $85,456 and $67,389 for the year ended December 31, 1995, and the six months ended June 30, 1996. These fees were at 1/12 of 1% (1% annually) and were less than the maximum amount allowable. For the year ended December 31, 1994, the loan servicing fees based upon a rate of 1/12 of 1% (1% annually) would have amounted to $44,405. The actual charged loan servicing fees were $15,278, with the remainder waived. These fees were less than the amount allowable. The General Partners may receive a monthly Asset Management Fee equal to 1/32 of 1% (.03125% annually) of the Partnership's net asset value. The charged fees of $5,906, $11,587, and $7,760 were less than the allowed Asset Management Fees of $17,718, $34,773, and $23,280 for the years ended December 31, 1994, and 1995, and the six months ended June 30, 1996, respectively. If the maximum fees allowed had been charged the effect would have been a reduction in the Partnership's income and therefor a reduction in the Limited Partner's yield. The General Partner has chosen to reduce its fees in order to increase the yield to the Limited Partners. Income has also been affected by the continuing heavy competition for good lending opportunities, which has reduced borrowers' acceptable interest rates and fees.

     PORTFOLIO REVIEW - For the years ended December 31, 1994, and 1995, and the six months ended June 30, 1996

Loan Portfolio

     The Partnership has placed a total of 88 Mortgage Investments since it began investing in Mortgage Investments in April of 1993. The outstanding number of Mortgage Investments increased to $6,484,707, $12,047,252 and $14,196,953 as of the years ended December 31, 1994, and 1995, and the six months ended June 30, 1996. The average loan balance increased to $231,678 as of December 31, 1995, and $262,907 as of June 30, 1996. The average loan balance increases reflect the Partnership's increased ability to invest in larger Mortgage Investments, meeting the Partnership's objectives. By investing in somewhat larger mortgages the number of other mortgage brokers capable of funding larger equity loans is greatly diminished therefore reducing competition and increasing interest rates paid by the borrower..

     The Partnership's loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate. As of December 31, 1994, and 1995, and June 30, 1996, the Partnership's Mortgage Investments secured by real property collateral in the six San Francisco Bay Area Counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented 84.5%, ($5,480,742), 81.3%, ($9,799,123), and 80.4% ($11,414,218) of the
outstanding Mortgage Investment portfolio. The remainder of the portfolio represented Mortgage Investments in Northern California.

     As of December 31, 1994, approximately 35.9% ($2,325,223) of the Mortgage Investment portfolio was invested in single family homes (1-4 units), approximately 13.3% ($861,936), of the Mortgage Investment portfolio was invested in multi-family dwellings, (apartments over 1-4 units), and approximately 50.8% ($3,297,549), of the Mortgage Investment portfolio was invested in commercial properties. As of December 31, 1995, approximately, 34.4% ($4,145,083), of the Mortgage Investment portfolio was invested in single family homes (1-4 units) approximately 22.1% ($2,664,963), of the Mortgage Investment portfolio was invested in multi-family dwellings, (apartments over 4 units), and approximately 43.5%, ($5,237,206), of the Mortgage Investment portfolio was invested in commercial properties. As of June 30, 1996, approximately, 28.8%, ($4,091,433), was invested in single family homes (1-4 units), approximately 16.9%, ($2,389,966), was invested in multi-family dwellings (apartments over 4 units) approximately, 52.2%, ($7,415,554) was invested in commercial properties, and approximately 2.1%, ($300,000) was invested in unimproved land.

     As of June 30, 1996, the Partnership held 54 Mortgage Investments secured by Deeds of Trust. The following table sets forth the priorities, asset concentrations and maturities of the Mortgage Investments held by the Partnership as of June 30, 1996.

     PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF MORTGAGE INVESTMENTS
                              (As of June 30, 1996)


                          Number of Mortgage Investments       Amount   Percent
============================================ ==================================

1st Mortgages                          30                   $5,917,837    41.7%
2nd Mortgages                          23                    7,979,116    56.2%
3rd Mortgages                           1                      300,000     2.1%
                        -------------------------------      ----------  ------
  Total                                54                   14,196,953   100.0%

Maturing prior to 1/1/98               21                    5,704,299    40.2%
Maturing prior to 1/1/00               14                    4,388,332    30.9%
Maturing prior to 1/1/02                7                    1,714,421    12.1%
Maturing after 1/1/02                  12                    2,389,901    16.8%
                          ----------------------------      -----------  ------
Total                                  54                   14,196,953   100.0%

Average Mortgage Investment                                    262,907     1.8%
Largest Mortgage Investment                                  1,050,000     7.4%
Smallest Mortgage Investment                                    40,000      .3%
Average Loan-to-Value                                                     62.4%

     The average loan-to-value ratio of 62.4%, and the largest mortgage investment of $1,050,000 are within the parameters set forth in the Prospectus.

     The diversification of Mortgage Investments, with approximately eighty percent (80%) of the Mortgage Investments being placed in the six counties making up the San Francisco Bay Area, and the remaining Mortgage Investments spread over Northern California are also within the parameters set forth in the Prospectus. The average loan-to-value ratio of 62.4% is lower than that originally contemplated in the offering circular by approximately (7.6%). This lower loan-to-value ratio helps to ensure a greater degree of equity to protect the Partnership's Mortgage Investments.

ASSET QUALITY

     A consequence of lending activities is that losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the mortgage investment portfolio as affected by economic conditions and the financial experiences of borrowers. Many of these factors are beyond the control of the General Partners. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.

     The conclusion that a Mortgage Investment may become uncollectible, in whole or in part, is a matter of judgment. Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, the General Partners, in connection with the periodic closing of the accounting records of the Partnership and the preparation of the financial statements, causes an evaluation, and a determination is made as to whether the allowance for loan losses is adequate to cover potential mortgage investment losses of the Partnership. As of June 30, 1996, the General Partners have determined that the allowance for loan losses of $86,505 is adequate in amount. Because of the number of variables involved, the magnitude of the swings possible and the General Partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the General Partners. As of June 30, 1996, Mortgage Investments delinquent over 90 days amounted to $353,829, of which all $353,829 had notices of default filed. Additionally, the Partnership has obtained a judgment of $72,866 against a borrower, which the Partnership is attempting to collect. This judgment resulted from the General Partners' determination that the most likely recovery of sums owed the Partnership, in whole or in part, was through a lawsuit based on the terms of the Promissory Note. The Partnership allowed the senior note holder to foreclose rather than reinstate the senior mortgage holder to protect the Partnership's security interest in the property. The Partnership does not own any real estate acquired through foreclose, as of June 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership relies upon purchases of Units, Mortgage Investment payoffs, borrowers' mortgage payments, and, to a lesser degree, its line of credit for the source of funds for Mortgage Investments. Currently, mortgage interest rates have declined somewhat from those available at the inception of the Partnership. If interest rates were to increase substantially, the yield of the Partnership's Mortgage Investments may provide lower yields than other comparable debt-related investments. As such, additional Limited Partner Unit purchases could decline, which would reduce the overall liquidity of the Partnership. Additionally, since the Partnership has made Mortgage Investments in primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the Partnership. This could cause a lower degree of liquidity as well as a slowdown in the ability of the Partnership to invest in Mortgage Investments at the then current rate. Conversely, in the event interest rates were to decline, the Partnership could see both or either of a surge of unit purchases by prospective Limited Partners, and significant borrower prepayments, which, if the Partnership can only obtain the then existing lower rates of interest may cause a dilution of the Partnership's yield on Mortgage Investments, thereby lowering the Partnership's overall yield to the Limited Partners. The Partnership to a lessor degree relies upon its line of credit to fund Mortgage Investments. Generally, the Partnership's Mortgage Investments are fixed rate, whereas the credit line is a variable rate loan. In the event of a significant increase in overall interest rates, the credit line rate of interest could increase to a rate above the average portfolio rate of interest. Should such an event occur, the General Partners would desire to pay off the line of credit. Retirement of the line of credit would reduce the overall liquidity of the Partnership.

CURRENT ECONOMIC CONDITIONS

     The Partnership has been affected by the current regional economic downturn; however the Partnership has not suffered any material losses to date. As of June 30, 1996, the Partnership did not own any real estate acquired through foreclosure and is experiencing delinquencies at the low end of General Partners expectations. It is now clear that the Northern California recession reached bottom in 1993. Since then, the California economy has been improving, slowly at first, but now, more vigorously. A wide variety of indicators suggest that the economy in California was strong in the first half of 1996, and the state is well positioned for fast growth in the second half of the year. This improvement is reflective in increasing property values, in job growth, personal income growth, etc., all of which translates into more loan activity. These positive factors for the California economy have also enticed many lenders with excess capital to invest in the residential and commercial lending markets. The entrance of new lenders, and an increase in capital devoted to mortgage lending by existing mortgage lenders, has created significant lending competition and demand for high quality loans. The competition is fiercest in the residential lending markets. This competition has led to a downward trend in both interest rates and fees charged to borrowers as well as liberalizing underwriting standards by the Partnership's competition. The result is a reduction in the residential loans available for the Partnership to invest in and a greater concentration of commercial loans.

                                    BUSINESS

     The Partnership, formed on May 27, 1992, is engaged in the business as a mortgage lender, for the primary purpose of making Mortgage Investments secured primarily by first and second deeds of trust on California real estate ("Mortgage Investments"). Approximately ninety-eight percent (98%) of the Partnership's Mortgage Investments are secured by first and second deeds of trust. The Partnership commenced operations in April, 1993. The Partnership's address is 650 El Camino Real, Suite G, Redwood City, California 94063 and its telephone number is (415) 365-5341.

     Mortgage Investments are arranged and serviced by Redwood Mortgage, an affiliate of the General Partners. As of June 30, 1996, approximately forty-two percent (42%) of the Partnership's Mortgage Investments are secured by first deeds of trust ($5,917,837), fifty-six percent (56%) are secured by second deeds of trust ($7,979,116) and two percent 2% by third deeds of trust ($300,000). The aggregate principal balance of these Mortgage Investments total $14,196,953. Of these loans approximately eighty percent (80%) are secured by properties located in the San Francisco Bay Area. As of June 30, 1996, of the Partnership's Mortgage Investment portfolio, twenty-nine percent (29%) is secured by single family residences, fifty-two percent (52%) by commercial properties, seventeen percent (17%) by multi-unit properties and two percent (2%) by unimproved property. No Mortgage Investment may exceed the greater of $50,000 or ten percent (10%) of the Partnership's total assets at the time the investment is made.

     The following table shows the growth in total Partnership capital, Mortgage Investments and net income as of June 30, 1996, and for the years ended December 31, 1995, 1994, 1993:

                           Capital        Mortgage Investments       Net Income
1996 (as of 6/30/96)      12,956,966            14,196,953              560,634
1995                      11,470,327            12,047,252              836,833
1994                       7,290,492             6,484,707              409,869
1993 (April - December)    2,622,080             2,336,674              105,015

     As of June 30, 1996, the Partnership had made eighty-eight (88) Mortgage Investments, including forty-four (44) first deeds of trust, forty (40) second deeds of trust and four (4) third deeds of trust. The following table sets forth the types and maturities of these Mortgage Investments.

       TYPES AND MATURITIES OF MORTGAGE INVESTMENTS (As of June 30, 1996)

                                              Number of Mortgage
                                                     Investments                              Amount                   Percent
                                               ------------------------     -------------------------      --------------------

First Mortgage                                           44                              $10,222,573                     42.2%
Second Mortgage                                          41                              $13,524,957                     55.9%
Third Mortgage                                            3                                 $458,500                      1.9%
                                               ========================     =========================      ====================
                                                         88                              $24,206,030                    100.0%
                                               ========================     =========================      ====================

Maturing before 1/1/98                                   42                              $11,929,825                     49.3%
Maturing after 1/1/98 and before 1/1/2000                25                             $  5,760,155                     23.8%
Maturing after 1/1/2000 and before 1/1/2002               8                             $  1,733,000                      7.1%
Maturing after 1/1/2002                                  13                             $  4,783,050                     19.8%
                                               ========================     =========================      ====================
                                                         88                              $24,206,030                    100.0%
                                               ========================     =========================      ====================

Single Family Residences                                 42                             $  7,722,200                     31.9%
Commercial Residences                                    30                              $11,251,550                     46.5%
Multi-Unit Property                                      12                             $  4,482,280                     18.5%
Unimproved Land                                           4                             $    750,000                      3.1%
                                               ------------------------                                    --------------------
                                                                            =========================
                                                         88                              $24,206,030                    100.0%
                                               ========================     =========================

DELINQUENCIES
=============================================================================

     As of June 30, 1996, the Partnership had two Mortgage Investments ($350,292) which were delinquent over 90 days. Both of these Mortgage Investments were in foreclosure. The Mortgage Investments delinquent and in foreclosure represented 2.5% ($350,929) of the total Mortgage Investment portfolio as of June 30, 1996.

REAL ESTATE OWNED

     As of June 30, 1996, the Partnership did not own any real estate. During the term of the Partnership, the Partnership has completed one foreclosure wherein the Partnership became the owner of the secured property. The property was subsequently sold at a net price greater than the Partnerships basis in that property.

ALLOWANCE FOR LOSSES

     Mortgage Investments and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by Management to be adequate to provide for unrecoverable accounts receivable. At June 30, 1996, $86,505 was provided as an allowance for possible losses.

                         FEDERAL INCOME TAX CONSEQUENCES

     CAUTION: THE PARTNERSHIP IS NOT INTENDED TO PROVIDE TAX BENEFITS OF THE TYPE COMMONLY ASSOCIATED WITH LIMITED PARTNERSHIP TAX SHELTERS. NONETHELESS THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE COMPLEX. ACCORDINGLY PROSPECTIVE INVESTORS SHOULD NOT CONSIDER THIS DISCUSSION AS A SUBSTITUTE FOR CAREFUL INDIVIDUAL TAX PLANNING. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS ON MATTERS RELATING TO AN INVESTMENT IN THE PARTNERSHIP WITH SPECIAL REFERENCE TO THEIR OWN SITUATION.

     The following is a summary of federal income tax considerations material to an investment in the Partnership by prospective Limited Partners. This summary is based upon the Code, effective and proposed administrative regulations (the "Regulations"), judicial decisions, published and private rulings and procedural announcements issued by the Treasury Department as in effect as of the date of this Prospectus, any of which may be subject to change, possibly with adverse retroactive effect. Many provisions of the Code that significantly affect the tax consequences of investments in real estate limited partnerships have not yet been the subject of court decisions or authoritative interpretation by the IRS. It is impossible to predict what tax legislation, if any, will be enacted, and there can be no assurance that proposals that would adversely affect an investment in the Units will not be enacted into law.

     In considering the tax aspects of the Offering, Prospective Investors should note that the Partnership is not intended to be a so-called "tax shelter" and that, accordingly, many of the tax aspects commonly associated with a "tax shelter" are inapplicable to the Partnership or are of minor importance. The Partnership does not expect to generate tax losses that can be used to offset Limited Partners' income from sources other than the Partnership and, if the Partnership's investment objectives are met, the Partnership's operations will generate taxable income, as opposed to taxable loss, for investors.

     The availability and amount of tax benefits that will be claimed by the Partnership will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by the General Partners as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include the proper characterization and purpose of various fees, commissions and other expenses of the Partnership, the reasonableness and timing of fees, the dates on which the Partnership commences business, whether loans made by the Partnership are for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether the Partnership is engaged in a trade or business and other matters of a factual nature which will only be determined based upon the future operations of the Partnership.

     No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the Partnership for federal income tax purposes.

     This summary provides a discussion of tax consequences deemed material by counsel but is not, and is not intended to be, a complete or exhaustive analysis of all possible applicable provisions of the Code, the Regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with the individual circumstances of each prospective Limited Partner. In particular, this summary assumes that the Limited Partners will be U.S. Taxpayers who are individuals or tax-exempt pension or profit-sharing trusts or IRAs. It does not generally discuss the federal income tax consequences of an investment in the Partnership peculiar to corporate taxpayers, foreign taxpayers, estates, taxable trusts, or to a transferee of Limited Partners. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequence of an investment prior to their subscription.

     FOR THE FOREGOING REASONS, EACH PROSPECTIVE LIMITED PARTNER IS URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO THE FEDERAL AND STATE CONSEQUENCES TO SUCH LIMITED PARTNER RESULTING FROM THE PURCHASE OF UNITS AND FROM FUTURE CHANGES IN TAX LAWS AND REGULATIONS.

     Summary of Material Tax Aspects. The following summarizes the primary material tax aspects for an investment in the Partnership. The very nature of an investment in the Partnership involves complex issues of taxation, and accordingly, investors are urged to review the entire discussion of tax matters in "FEDERAL INCOME TAX CONSEQUENCES" and "RISK FACTORS - Tax Risks" in the Prospectus. With respect to these issues, the Partnership has received an opinion of counsel as to the material tax aspects ("FEDERAL INCOME TAX CONSEQUENCES - Opinion of Counsel").

     The principal tax aspect likely to be material to an investor is the "flow through" of net income and net loss for tax purposes to Limited Partners. Unlike a corporation, the Partnership will not be liable for income taxes on net income generated by the Partnership. Rather, such income and loss will be allocated among the Limited Partners and reported individually by the Limited Partners on their income tax returns. If for any reason, as such possibilities are described in the balance of this section, the Partnership was not treated as a partnership for tax purposes it could result in the Partnership being taxed on its net income as well as Limited Partners being taxed for any distributions to them.

     The manner in which net income and net loss are allocated to the Partners will also likely be a material consideration. In general, the General Partners are allocated one percent (1%) of the net income and net loss and the Limited Partners are allocated ninety-nine percent (99%) of such items. Among the Limited Partners such items are allocated according to their capital accounts. While counsel is opining that such allocations will be respected, in the event such allocations were recharacterized for tax purposes it could involve a shift in the income or loss from the Limited Partners to the General Partners.

     The character of the Partnership's income may also be material to investors. The Partnership's income will generally be characterized as passive income or portfolio income for tax purposes. Counsel is opining that the Partnership's income should be treated as a portfolio income for tax purposes and not as unrelated business taxable income. Portfolio income is generally income from interest, dividends, royalties or certain rentals. Such income generally cannot be offset by passive losses generated from other passive investments. The Partnership is not anticipated to generate taxable losses or passive losses.

     Other aspects of an investment in the Partnership may be considered material to Limited Partners based upon unique circumstances applicable to individual partners. Accordingly, investors are urged to review the balance of the discussion of tax consequences in this section.

     Opinion of Counsel. The Partnership has obtained an opinion from the Law Offices of Stephen C. Ryan & Associates ("Counsel") which states that the sections of the Prospectus which discuss the material tax risks and the section of the Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" accurately described each of the material tax issues and reflect Counsel's opinion regarding such matters referred to therein. Counsel has also opined that in the aggregate, the significant tax benefits anticipated to result from an investment in the Partnership are more likely than not to be realized by an investor. However, the significant tax benefits should not be considered a primary investment feature of the Partnership. The Partnership is intended to serve as an investment vehicle for investors seeking current income, and possibly, appreciation through Earnings compounding. Counsel has opined herein that, subject to certain conditions and based upon certain representations, that:

     1. Partnership Tax Status. It is more likely than not that the Partnership will be treated as a partnership as defined in Sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and that the Limited Partners will be subject to tax as partners pursuant to Sections 701-706 of the Code.

     2. Publicly Traded Partnerships. Based upon Notice 88-75, the representations of the General Partners, and the provisions of the Partnership Agreement, it is more likely than not that the Partnership will not constitute a publicly traded partnership for purposes of Sections 7704, 469(k) and 512(c) of the Code.

     3. Portfolio Income and Unrelated Business Taxable Income. Assuming that the Partnership makes the Mortgage Investments on substantially the terms and conditions described in "INVESTMENT OBJECTIVES AND CRITERIA" it is more likely than not that the income of the Partnership will be treated as portfolio income and not constitute unrelated business taxable income.

     4. Basis. It is more likely than not a Limited Partner's basis for his or her Units will equal the Purchase Price of the Units.

     5. Allocations to the Limited Partners. It is more likely than not that all material allocations to the Limited Partners of income, gain, loss and deductions, as provided for in the Partnership Agreement and as discussed in the Prospectus, will be respected under Section 704(b) of the Code, or in the alternative, will be deemed to be in accordance with the Partners' interests in the Partnership.

     Counsel's opinion is based upon the facts described in this Prospectus and upon facts and assumptions as they have been represented by the General Partners to Counsel or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to it by the General Partners. The material assumptions and representations are summarized below:

     (i) The Partnership will be organized and operated in accordance with the Revised Uniform Limited Partnership Act, as adopted by, and in effect in, the State of California.

     (ii) The Partnership will be operated in accordance with the Partnership Agreement, and the Partnership will have the characteristics described in the Prospectus and will be operated as described in the Prospectus.

     (iii) The Partnership will not participate in any Mortgage Investment on terms other than those described in "INVESTMENT OBJECTIVES AND CRITERIA" without first receiving certain advice of Counsel.

     (iv) The Mortgage Investments will be made by on substantially the terms and conditions described in the Prospectus in "INVESTMENT OBJECTIVES AND CRITERIA."

     (v) The net worth of the individual General Partners will continue to exceed an amount that is intended to assure that the Partnership may qualify as a partnership for federal income tax purposes.

     (vi) The General Partners will take certain steps in connection with the transfer of Units to decrease the likelihood that the Partnership will be treated as a publicly traded partnership for purposes of Sections 7704, 469(k), and 512(c) of the Code.

     Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of Counsel is based upon existing law and applicable Regulations and Proposed Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and Judicial decisions, which are subject to change either prospectively or retroactively.

     Counsel does not prepare or review the Partnership's income tax information return, which is prepared by the General Partners and independent accountants for the Partnership. The Partnership will make a number of decisions on tax matters in preparing its Partnership tax return and such matters and such Partnership tax return will be handled by the Partnership, often with the advice of independent accountants retained by the Partnership, and usually is not reviewed with Counsel.

     Each Prospective Investor should note that the opinion described herein represents only Counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of Counsel's opinions and that such challenge would not be upheld by the courts.

     Tax Status of the Partnership. The Partnership has not requested and does not intend to request a ruling from the Service that the Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. It is more likely than not, in Counsel's opinion, that the Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

     The General Partners have been advised by Counsel that for federal income tax purposes an organization is treated, under the currently applicable Regulations, as a partnership and not as an association taxable as a corporation as long as the organization does not have a preponderance of the corporate characteristics described in such regulations. In the opinion of Counsel, the Partnership will not have a preponderance of those corporate characteristics set forth in the Regulations as those Regulations are currently interpreted by the Service and, consequently, the Partnership will not be an association taxable as a corporation for federal income tax purposes, provided that the General
Partners have "substantial assets" as that term is used in Section 301.7701-2(d)(2) of the Regulations, and provided that the Partnership meets the conditions outlined in the following paragraphs. That opinion expressly assumes that (i) the Partnership has been duly formed and will operate in conformity with the requirements of California law and the provisions of the Limited Partnership Agreement; (ii) the net worth of the General Partners is sufficient and will remain sufficient to satisfy the requirements of "substantial assets" within the meaning of the Regulations at all times during the existence of the Partnership; (iii) no lender on a nonrecourse basis will obtain or have the right to obtain a proprietary interest in the Partnership or its assets other than as a creditor; (iv) the General Partners will at all times have at least a one percent (1%) interest in the profits, losses and each specially allocated item of income, credit or deduction of the Partnership; (v) the Partnership and the Partners will enter into the transactions described herein with a reasonable expectation of profit; and (vi) criteria or standards other than those specified in the Regulations will not be applied in determining such classifications.

     At present, no specific criteria have been established by the Service (other than procedural guidelines) as to the minimum net worth or other characteristics that general partners must maintain to qualify a limited partnership for federal tax classification as such, other than that the General Partners must have substantial assets and not be a mere "dummy." Based on the current net worth of the General Partners, it is likely that the General Partners would be deemed to have "economic substance" within the meaning of the Regulations.

     In 1976, the Tax Court, with six judges dissenting, in Phillip G. Larson, 66 T.C. 159 (1976), held that two California limited partnerships met the criteria contained in the currently applicable Regulations to be taxed as partnerships. The Service has acquiesced in this case. The Tax Court, in the course of its opinion, suggested that the Commissioner of Internal Revenue modify the currently applicable Regulations. On January 5, 1977, the Commissioner issued Proposed Regulations that would have altered drastically the criteria for determining the tax status of partnerships, with the result that the Partnership would be treated as an association taxable as a corporation rather than as a partnership. In that case, Partners would not be entitled to the deductions for tax purposes available to Limited Partners with respect to their investments in the Partnership. The Proposed Regulations were withdrawn by the Secretary of the Treasury on the same day they were proposed for comment, and on January 14, 1977, the then Secretary of the Treasury, William E. Simon, announced that the Proposed Regulations would not be reissued. However, there can be no assurance that this decision will not be reversed and that the Proposed Regulations will not be reissued. A similar proposal has been included in certain tax bills being considered by Congress.

     Revenue Procedure 89-12. The Service recently issued Revenue Procedure 89-12 which specifies certain conditions that must be present before it will consider issuing an advance ruling on the classification of a limited partnership for federal income tax purposes. The conditions set forth in the Revenue Procedure are as follows:

     (1) The general partners interest in each item of income gain, deduction and loss must, in the aggregate, equal at least one percent (1%) of each such item throughout the existence of the partnership.

     (2) The general partners, in the aggregate, must maintain a minimum capital account balance equal to the lesser of (a) one percent (1%) of the total positive capital account balances for the partnership or (b) $300,000. An exception to this condition, however, provides that the minimum capital account balance need not be met if at least one general partner will contribute substantial services as a partner to the partnership which are not compensated by guaranteed payments and the partnership agreement provides that, upon the dissolution and termination of the partnership, the general partners will contribute to the partnership an amount equal to the lesser of (a) the deficit balance, if any, in their capital accounts or (b) the excess of 1.01% of the total capital contributions of the limited partners over the capital previously contributed by the general partners.

     (3) The net worth of corporate general partners (if a partnership has only corporate general partners) must equal at least ten percent (10%) of the total capital contributions to the partnership throughout the life of the partnership.

     (4) The partnership agreement may not permit, in the case of the removal of a general partner, less than a majority in interest of limited partners to elect a new general partner to continue the partnership.

     (5) Limited partner interest may not exceed eighty percent (80%) of the total interest in the partnership or the Service will not rule that the partnership lacks the corporate characteristic of centralized management.

     The Partnership will not satisfy all the conditions (1) through (5) set forth above. It should be emphasized that the Revenue Procedure 89-12 specifically states that it is to be applied only in determining whether advance ruling letters will be issued and that its provisions are not intended to be substantive rules for determining whether an organization should be classified as a partnership. Similarly, these rules are not to be applied as criteria for audits of a taxpayer's returns. Nonetheless, if the Service should at some future time adopt these rules at the audit level and such a position were to be upheld in the courts, the Partnership could be treated as an association taxable as a corporation for federal income tax purposes.

Publicly Traded Partnerships. Certain limited partnerships are subject to the risk of being reclassified as a "publicly traded partnerships" which are taxed as corporations for certain federal income tax purposes. The term
"publicly traded partnerships for this purpose means any partnership if the interests in such partnership are: (i) traded on an established securities market; or (ii) readily tradable on a secondary market (or the substantial equivalent of a secondary market). This second test includes partnerships that are not traded on an established securities market, but whose partners are nevertheless readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     In the event that the Partnership is deemed to be a "publicly traded partnership" and the Partnership does not meet the ninety percent (90%) or more gross income exception (described below), then the Partnership shall be treated as a corporation. In the event the Partnership were treated as a corporation, there would be several adverse tax consequences to the Partners. In addition, the Partnership will be regarded as having transferred all of its assets (subject to all of its liabilities) to a newly formed corporation in exchange for stock which will be deemed distributed to the Partners in liquidation of their interests in the Partnership. (See "Results if Partnership Taxed as a Corporation" below). In addition, if the Partnership is deemed to be a "publicly traded partnership," then special rules under Section 469 govern the treatment of losses and income of the Partnership.

     There is an exception from treatment as a corporation for a "publicly traded partnership" if ninety percent (90%) or more of its gross income consists of "qualifying income" for such taxable year and each preceding taxable year beginning after December 31, 1987, during which the partnership (or any predecessor) was in existence. Qualifying income includes interest. Even if the Partnership meets the ninety percent (90%) exception rule, its income and losses will still be subject to special rules under Section 469.

     Units in the Partnership will not be traded on a national securities exchange, a local exchange or an over-the-counter market. The prospectus and sales material for the Partnership states that there is no public market for the Units and it is not expected that any market will develop; and (ii) all potential investors should be aware that the Units should be purchased only as a long-term investment. The Conference Committee Report to the 1987 Act provides several factors to look at in determining whether a partnership should be classified as a publicly traded partnership. The major factors are whether trades in the partnership interests are frequent, whether a regular plan of redemption exists, whether a partnership interest can be traded in a time frame similar to a secondary market, and what types of restrictions are placed on the transferability of interests.

     No regulations have been issued under Sections 469(k)(2) or 7704(b) to clarify when interests in a partnership that are not traded on an established securities market will be treated as readily tradable on a secondary market or the substantial equivalent thereof. However, on June 17, 1988, the IRS recently issued Advance Notice 88-75 ("Advance Notice") providing guidance with respect to whether interests in a partnership are considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Sections 469(k)(2), 512(c)(2), and 7704(b). Interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Sections 469(k)(2), 513(c)(2) and 7704(b) of the Code for a taxable year of the partnership if the sum of the percentage interests in partnership capital or profits represented by partnership interests that are sold or otherwise disposed of (including purchases by a partnership of its own interests ("redemptions") during the taxable year does not exceed five percent (5% in the case of a partnership that also relies on a separate matching service safe harbor described below) of the total interest in partnership capital or profits ("Five Percent Safe Harbor"). In addition, certain types of transfers will be disregarded for purposes of the Five Percent Safe Harbor. The Advance Notice also provides that sales thorough a matching Service ("Matched Sales") will be disregarded (the "Matching Service Safe Harbor") for purposes of determining whether partnership interests are to be considered readily tradable on a secondary market or the substantial equivalent thereof.

     The Partnership Agreement provides that Limited Partners must obtain the consent of at least the General Partners to transfer a Unit in the Partnership, which consent can be withheld if such transfer in counsel to the Partnership's opinion or the General Partners' opinion may cause the Partnership to be treated as a "publicly traded partnership" or would not satisfy the Five Percent Safe Harbor or Matching Service Safe Harbor contained in IRS Advance Notice 88-75 or Regulations subsequently issued. The restrictions have been placed in the Partnership Agreement to prevent the Units from being able to be bought or sold in a manner that is comparable, economically to trading on an established securities market.

     The General Partners have represented that they will use their best efforts to assure that the Partnership is not treated as a "publicly traded partnership." The General Partners have also represented that they will not take any affirmative action on behalf of the Partnership to intentionally establish a market for the Partnership interests. Based on IRS Advance Notice 88-75, the General Partners representations contained herein and the terms contained in the Partnership Agreement, Counsel is of the opinion that the Partnership, more likely than not, will not be treated as a "publicly traded partnership" as defined above. Although the General Partners will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for interests in the Partnership, there can be no assurance that a secondary market for the Units will not develop, or that the IRS may take the position that the Partnership should be classified as a "publicly traded partnership" for this purpose. In addition, regulations may be adopted that would cause the Partnership to be treated as a publicly traded partnership.

     Results if Partnership is Taxable as an Association. If the Partnership were classified as an association taxable as a corporation, the Partnership itself would be subject to a federal income tax on any taxable income at regular corporate tax rates. The Limited Partners would not be entitled to take into account their distributive share of the Partnership's deductions or credits, and would not be subject to tax on their distributive share of the Partnership's income. Distributions to the Partners would be treated as dividends to the extent of accumulated and current earnings and profits; as a return of capital to the extent of basis; and thereafter, as taxable income, perhaps as ordinary income, to the extent Distributions were in excess of the tax basis. In addition, if the loss of partnership status occurred at a time when the Partnership's indebtedness exceeded the tax basis of its assets and such corporate status was prospective only, it could be argued that a constructive incorporation occurred, and that the Limited Partners realized gain under
Section 357(c) of the Code, measured by the difference between such indebtedness and the Partnership's tax basis of its assets. If the Regulations proposed on January 5, 1977, are reissued and do become applicable to the Partnership at a future date such that the Partnership becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred and Partners may be required to recognize income as described in this Section.

     Taxation of Partners - General. If the Partnership is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, it will file an annual informational income tax return, but will not be subject as an entity to the payments of federal income tax. On his personal income tax return, each Limited Partner will be required to report his share of Partnership income or loss without regard to the amount, if any, of cash or other distributions made to him. Thus, each Limited Partner will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

     Subject to various limitations referred to herein, each Limited Partner may deduct his share of the Partnership losses if any, to the extent of his tax basis in his Partnership interest. Any losses in excess of basis may be carried forward indefinitely to offset future taxable income of the Partnership. In computing income or losses, the Partnership will include appropriate deductions for non-capital costs and the depreciation portion of capital costs. If Distributions in any one year exceed the Partnership's taxable income (whether in liquidation or otherwise), the amount of such excess will be treated as a return of capital reducing the tax basis of the Limited Partner in his interest. Any cash distributions in excess of the recipient's basis are treated as a sale or exchange of the Limited Partnership Interest resulting in taxable income to the recipient.

     Within 90 days after the end of each fiscal year, the General Partners will provide each Partner with a report containing such information as is necessary for the completion of the Partner's federal income tax return with respect to his share of the Partnership's income, gains, losses, and deductions for the previous calendar year.

     Partnership Basis. A Limited Partner's adjusted tax basis for federal income tax purposes includes the cost of his Partnership interest. Investors in the Partnership will pay the $100 purchase price for each Unit in cash upon subscription. Based on these facts, it is Counsel's opinion that the Limited Partners basis for their Units will initially be the cash purchase price of their Units. A Limited Partner's basis will be increased by any subsequent cash contribution he makes to the Partnership, by his distributive share of Partnership taxable income, by any income exempt from taxation, and by his share, equal to his proportionate share of Partnership profits, of non-recourse loans (i.e., neither the General nor Limited Partners are personally liable for the repayment of the loan) made to the Partnership.

     A Limited Partner's basis will be decreased (but not below zero) by actual distributions to him from the Partnership, by his distributive share of Partnership losses, by an actual or deemed decrease in his share of Partnership nonrecourse borrowings, and by his share of nondeductible expenses of the Partnership which are not properly chargeable to his capital account. In the event that cash distributions to a Limited Partner exceed the adjusted basis of his Units, a Limited Partner must recognize gain equal to such excess.

     Pursuant to the 1984 Act, the Treasury has issued regulations regarding the conditions under which recourse and non-recourse liabilities may be reflected on partner's bases in their partnership interests. Such regulations permit an increase in a limited partner's basis for non-recourse debts and an increase where the limited partner assumes or guarantees or otherwise bears the "economic risk" for the partnership debt.

     Allocation of Profits and Losses. The net profits and net losses of the Partnership will be allocated as specified in Article V of the Limited Partnership Agreement (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT").

     For federal income tax purposes, each Partner's distributive share of specific items of income, gain, loss, deduction and credit is determined by reference to the general ratio for sharing profits and losses as provided in the Partnership Agreement. In general, the allocation provided in a partnership agreement will control unless such allocation does not have "substantial economic effect." If an allocation provision of a partnership agreement is found to lack "substantial economic effect" partnership items will be allocated in accordance with a partner's interest in the partnership based on all the facts and circumstances.

     Under the Regulations which are extremely complex, one of three alternative tests must be met in order for an allocation to be valid under Section 704(b). Allocations are valid if: (i) the allocation has substantial economic effect; or
(ii) the partners can show that, taking into account all facts and circumstances, the allocation is in accordance with the partners interests in the partnership; or (iii) the allocation can be deemed to be in accordance with the partners interests in the partnership in accordance with special rules set forth in the Regulations.

     Counsel believes that the allocations of the income and loss of the Partnership has "substantial economic effect" based upon the fact that the allocations affect the dollar amount of each Partner's share of total Partnership income or loss independent of tax consequences; the capital accounts of the Partners will reflect the allocation; and the economic risk of loss will be borne by the Limited Partners, or that in the alternative, the allocations, if held to lack substantial economic effect, would nonetheless be deemed to be in accordance with the Partners interests in the Partnership. This would result in the same treatment as if the allocations were held to have substantial economic effect.

     Sale of Partnership Interest. A Limited Partner may be unable to sell his Limited Partnership interest as there may be no public market for it. Gain or loss recognized on the sale of an interest in the Partnership by a Limited Partner who is not a "dealer" with respect to such interest and who has held it for more than one year, will ordinarily result in the recognition of long-term capital gain or loss. Gain or loss will be recognized by a Partner measured by the difference between the consideration received including the Partner's pro rata share of the Partnership's liabilities and the Partner's adjusted basis of the Units being sold. Notwithstanding this general rule, the 1986 Act taxes capital gains at the same rate as ordinary income beginning January 1, 1988. If, at the time of the sale of the Partnership interest, the Partnership has "unrealized receivables" (which includes accelerated depreciation of real property) or substantially appreciated inventory items," that portion of the amount realized from the sale of the interest that is attributable to the value of such items will give rise to ordinary income to the extent such amount exceeds the basis to the Partnership of the selling Partner's share of such "unrealized receivables" and "inventory items." Any Partner desiring to sell his interest should consult his personal tax advisor for proper planning in regard to these provisions.

     The Revenue Act of 1978 increased the amount of ordinary income of a non-corporate taxpayer against which net capital losses may be deducted to $3,000 in 1978 and subsequent years (or in the case of a husband and wife filing separate returns, to $1,500 respectively). As was the case prior to the enactment of the Act within these dollar limitations, only fifty percent (50%) of the net long-term capital losses in excess of net short-term capital gains may be deducted from ordinary income, while all of the excess of the net short-term capital loss over net long-term capital gain may be so deducted.

     Section 706 of the Code, as amended by the 1984 Act, provides special rules for the allocation of income and loss, and items thereof, to any partner whose interest in the partnership changes during a taxable year, whether by the sale of all or a part of such interest, the entry of a new partner or otherwise. In determining the income, loss and special items allocable to the partners whose interests have changed, a partnership is required to allocate certain "allocable cash basis items" (generally interest, taxes and payments for services or for the use of property) to the days in the taxable year to which they are attributable. Other items may be allocated on any basis approved in Regulations to be issued, which Regulations are expected to follow the guidelines set out in the Committee Reports on the 1984 Act. The general purpose of the 1984 Act amendments to Section 706 is to prevent retroactive allocations of economically accrued deductions to partners who enter a partnership after such accrual.

     The Partnership's taxable year will close on the date of sale with respect to a Limited Partner (but not the remaining Partners) who sells his entire interest in the Partnership. In such a case the Partnership items would be prorated pursuant to Section 706. In the event of a sale of less than the entire interest of a Limited Partner, the Partnership year will not terminate with respect to the selling Partner, but his proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706.

     In the case of either the sale of the Properties or a sale of a Partner's interest in the Partnership, a Limited Partner may realize taxable income substantially in excess of the cash, if any, he receives as a result of such sale. Further, a Partner who sells an interest in the Partnership may be required to report a share of Partnership income for the year of such sale even though he received no cash Distribution during the year or the amount of cash Distribution was less than his share of income required to be reported.

     Character of Income or Loss. The 1986 Act distinguishes between income from a "passive" activity and portfolio income. A passive activity includes (1) trade or business activities in which the taxpayer does not materially participate, and (2) rental activities where payments are primarily for the use of tangible property. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity.

     Portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment. Portfolio income is not treated as passive income and must be accounted for separately. Portfolio income is reduced by deductible expenses (other than interest) that are clearly and directly allocable to such income. Properly allocable interest expenses also reduces portfolio income. With regard to interest, the Treasury has issued Temporary Regulations which adopt a tracing rule. Interest attributable to indebtedness which is used to purchase an interest in a passive activity will be regarded as passive and subject to the passive loss rules. Thus, if a Limited Partner borrowed all or a portion of the funds used to purchase his Unit(s), interest paid on such borrowing could be used to offset income attributable to a passive activity.

     The distinction between passive income and portfolio income thus has a material effect on the Partnership and the Limited Partners. If the Partnership is engaged in a passive activity, any income from the Partnership is deemed "passive income" which is available to be offset by any other passive losses which the Limited Partner has from other sources. Portfolio income cannot be offset by such passive losses. Specifically, passive losses from the Partnership net of taxable income from the Partnership may be used to offset passive income from other sources, with any unused losses carried over into the next tax year, where they are available to offset passive income from the Partnership and other sources. In the year that the Unit is disposed of, or the Partnership is dissolved, any unused passive loss is available to offset any gain upon the disposition or dissolution, as the case may be, then to offset any passive income from other sources and, finally, to offset ordinary income.

     The Treasury has promulgated certain Temporary Regulations which provide that the lesser of the Partnership's net passive income or the Partnership's equity financed interest income shall be treated as not from a passive activity. Such income is in turn treated as interest income, or in other words, portfolio income.

     The Partnership's equity financed interest income is that portion of its net interest income derived by excluding interest income allocable to liabilities incurred in the activity. It is determined by multiplying net interest income by a fraction whose numerator is the excess of the average outstanding balance for the year of interest bearing assets less the average outstanding balance for the year of the liabilities incurred in the activity and whose denominator is the average outstanding balance for the year of the interest bearing assets held in the activity. Net interest income is the gross interest income less expenses from the activity reasonably allocable to the gross interest income.

     The Partnership does not currently anticipate that it will have significant liabilities incurred in connection with its lending activities. Accordingly, its equity financed interest income should equal its net passive income and such amount should be treated as portfolio income. To the extent that the Partnership does incur liabilities, it would require a portion of income between passive and portfolio income.

     The treatment of the Partnership's equity financed interest income as portfolio income is premised upon the Partnership being engaged in a trade or business.

     Whether the Partnership is engaged in the trade or business of lending money will depend on the facts and circumstances. Such facts and circumstances include the manner in which the Partnership conducts its affairs and the nature of its dealings with borrowers and other third parties and the number of loans made by the Partnership in any one year. For example, the courts have held that a person who makes one or two loans in a year is not engaged in a trade or business even though that person made many loans in preceding years. Similarly, making up to five loans did not constitute a trade or business. On the other hand, the making of twenty loans was deemed to be a trade or business. It is not possible under the circumstances to determine whether the Partnership will be deemed to be engaged in a trade or business.

     The Partnership may also make payments to Limited Partners under its Guaranteed Payment for Offering Period. The Guaranteed Payment for Offering Period is likely to constitute a guaranteed payment as provided under Section 707(c). As such, these payments should be considered interest payments treated as portfolio income.

     Treatment of Mortgage Investments Containing Participation Features. The Partnership may extend Mortgage Investments with an equity interest in the property securing the Mortgage Investments (See "INVESTMENT OBJECTIVES AND CRITERIA- Equity Interests in Real Property"). With respect to Mortgage Investments containing participation features, an issue may arise as to whether the relationship between the Partnership and the mortgagor is that of debtor and creditor or whether the Partnership is engaged in a partnership or joint venturer with the mortgagor. If the Partnership is a creditor of the mortgagor, a Limited Partner's distributive share of income derived from the mortgagor will be treated in full as interest income. If the Partnership is a partner or a joint venture with the mortgagor, the income from the participation feature of the Mortgage Investments and/or the stated interest may be treated as a distribution of profits of the Partnership or Joint Venture. This would result in the receipt of unrelated business taxable income for certain Tax-Exempt Investors investing in the Partnership and would have material adverse effects for certain trusts.

     In analyzing whether a partner's unsecured loan to a partnership should be treated as a loan or a capital contribution (See Joseph Hambuechen, 43 T.C. 90
(1964)) and whether an unsecured loan constitutes a joint venture (See Hyman Podell, 55 T.C. 429 (1970)), courts have considered all the facts and circumstances surrounding the transactions and at times both lines of authority consider the same factors. Counsel believes that in determining whether the relationship between the Partnership and a mortgagor is that of a debtor paying interest or a joint venturer distributing net profits, a Court would consider the following factors: (1) the names given to the certificates evidencing the indebtedness; (2) the presence or absence of a maturity date; (3) the source of the payments; (4) the right to enforce the payment of principal and interest;
(5) participation in management; (6) a status equal to or inferior to that of regular creditors; (7) the intent of the parties; (8) "thin" or adequate capitalization; (9) identity of or interest between creditor and borrower; (10) payment of interest only out of net proceeds; and (11) the ability of the entity to obtain loans from outside lending institutions.

     Under relevant case law, whether a partnership or joint venture exists for federal income tax purposes, turns on the intent of the parties, as evidenced by their conduct, relevant agreements, and their respective abilities and capital contributions. (See Commissioner v. Culbertson, 337 U.S. 733 (1949) Podell, supra; Utility Trailer Mfg. Co. v. U.S., 212 F.Supp. 733 (D. Cal. 1963)).

     Repayment or Sale of Mortgage Investments. No gain or loss will be recognized by the Partnership upon the full repayment of principal of a Mortgage Investment. Any gain recognized by the Partnership on the sale or exchange of a Mortgage Investment will be treated as a capital gain unless the Partnership is deemed to be a "dealer" in Mortgage Investments for federal income tax purposes (See "Property Held Primarily for Sale; Potential Dealer Status" below). In such case, the entire gain, if any, would constitute ordinary income.

     Property Held Primarily for Sale; Potential Dealer Status. The Partnership has been organized to invest in Mortgage Investments. However, if the Partnership were at any time deemed for tax purposes to be holding one or more Mortgage Investments primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary gain or loss rather than as capital gain or loss. Furthermore, such income would also constitute unrelated business taxable income to any investors which are tax-exempt entities (See "Investment by Tax-Exempt Investors"). Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Partnership intends to hold the Mortgage Investments for investment purposes and to make such occasional dispositions thereof as in the opinion of the General Partners are consistent with the Partnership's investment objectives. Accordingly, the Partnership does not anticipate that it will be treated as a "dealer" with respect to any of its properties. However, there is no assurance that the Service will not take the contrary position.

     Tax Consequences of Reinvestment in Mortgage Investments. Limited Partners may avail themselves of a plan pursuant to which Limited Partners may forego current distributions of Cash Available for Distribution and have said amounts credited to their capital accounts and used by the Partnership in conducting Partnership activities. Limited Partners who avail themselves of such an option may incur a tax liability on their pro rata share of Partnership income with no corresponding cash with which to pay such tax liability. However, Unit Holders which are Tax-Exempt Investors should not incur any such tax liability, to the extent said income is interest income and not UBTI (See "Property Held Primarily for Sale; Potential Dealer Status" and "Investment by Tax-Exempt Investors").

     Partnership  Organization,  Syndication  Fees and Acquisition  Fees.  Under
Section 709 of the Code, all Organization, Syndication Fees and Acquisition Fees must be capitalized. Organization fees and expenses paid or incurred after December 31, 1976, may be amortized over a five year period. Amortization is not allowed with respect to syndication expenses paid by a partnership. The Regulations under Section 709 state that syndication costs include commissions, professional fees and printing costs in marketing sales of Partnership interests, brokerage fees and legal and accounting fees regarding disclosure matters. A portion of the fees incurred will be allocated to organizational costs. The Partnership intends to amortize all organization expenses ratably over a five year period. The Service may challenge the deductibility of these organization fees on the basis that these are fees paid in connection with the syndication of the Limited Partners Interests rather than organization fees. If the Service were successful in taking these or other positions on such fees, the Partnership's and therefore the Limited Partners deductions during 1996 through 2001 or such longer period as necessitated by this offering would be less than projected although not substantially so.

     Original Issue Discount. The Partnership may be subject to the original issue discount rules with respect to interest to be received with respect to Mortgage Investments. Original issue discount may arise with respect to Mortgage Investments if (a) the interest rate varies according to fixed terms; (b) the borrower is permitted to defer interest payments to years after such interest accrues; and (c) the amount of the Partnership's share of interest income with respect to additional interest or deferred interest related to the income appreciation from the mortgage property under a right of participation is determined in a year prior to the year in which payment of such amount is due. The Partnership anticipates extending mortgage loans under some or all of the proceeding terms, and to the extent it does, the original discount rules may be applicable. Counsel cannot opine as to the applicability of these rules prospectively since the Partnership has not identified as Mortgage Investments as of the date of this Prospectus.

     The amount of original issue discount under a mortgage loan containing any of the foregoing terms is to be computed based upon the compound interest method of calculation, resulting in the reporting of interest income in increasing amounts each taxable year. Recognition by the Partnership of original issue discount with respect to a Mortgage Investment will increase the Partnership's basis in that loan, thereby reducing in like amount the income the Partnership must recognize in the year payment of the amount giving rise to the original issue discount is actually received or upon disposition of the Mortgage Investment. The reporting of the recognition by the Partnership of original issue discount as income in any particular tax year will have the effect of increasing the amount of income which the Limited Partners must report from the Partnership, without the concurrent receipt of the cash distribution with which to pay tax, if any, resulting from the reporting of such income. However, to the extent such original issue discount constitutes "interest" tax exempt investors may exclude such original issue discount in computing their unrelated business taxable income liability.

     Deduction of Investment Interest. The Code imposes substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Code Section 163(d) provides that a deduction for "investment interest" may be taken by an individual only to the extent of such individual's net investment income for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income and investment and interest expenses allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules. Investment interest does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates. Therefore, an investment expense attributable to an investment as a Limited Partner in the Partnership, will be subject to the investment interest limitations. This exclusion will not apply for interest expenses, if any, allocable to portfolio income. See "Limitations on Losses and Credits from Passive Activities."

     Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income does not include income taken into account in computing gain or loss from a passive activity. Passive losses allowable solely as a result of the passive activity loss phase-in rules may, however, reduce investment income. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, however, only those expenses in excess of two percent (2%) of adjusted gross income are included.

   It is not anticipated the Partnership will incur any material amount of "investment interest" that will be significantly limited by these rules. However, investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

     Section 754 Election. Because of the complexities of the tax accounting required, the Partnership does not presently intend to file under Section 754 of the Code an election to adjust the basis of the properties in the case of a transfer of a Limited Partnership Interest, although the General Partners have the authority to make such an election. The effect of such an election would be that, with respect to the transferee Limited Partner only, the basis of the Partnership's properties would either be increased or decreased by the difference between the transferee's basis for his Limited Partnership Interest and his proportionate share of the Partnership's adjusted basis for all properties. A substitute Limited Partner would have to account separately in his personal income tax return for the special basis (and the deductions in connection therewith) in his Partnership interest attributable to the election made pursuant to Section 754. Any increase or decrease resulting from such an adjustment would be allowable among the Partnership's assets in accordance with rules established under the Code. After such adjustment has been made, the transferee Limited Partner's share of the adjusted basis of the Partnership's properties would equal the adjusted basis of his Limited Partnership Interest. If (as presently anticipated) the Partnership does not make such an election, upon a sale of the properties subsequent to a transfer of a Limited Partnership Interest, taxable gain or loss to the transferee will be measured by the difference between his share of the gross proceeds of such sale and his share of the Partnership's tax basis in the properties (which, in the absence of a Section 754 election, will be unchanged by the transfer of the Limited Partnership Interest to him), rather than by the difference between his share of such proceeds and the portion of the purchase price for his interest that was allocable to the properties. As a consequence, such transferee will be subject to a tax upon a portion of the proceeds which represents as to him a return of capital, if the purchase price for his interest exceeds his share of the adjusted basis for all properties. However, in the event of a taxable sale or other disposition of his Limited Partnership Interest, the purchase price paid by the transferee is important since, notwithstanding the Partnership's failure to make a Section 754 election, such purchase price will be taken into account in determining such transferee's basis for such interest. The absence of a right to have such election made by the Partnership may inhibit transferability of a Limited Partnership Interest since a potential transferee may consider this factor as reducing the value of the interest.

     Termination of the Partnership. A partnership is terminated for tax purposes only (i) if no part of the partnership business, financial operation or venture continues to be carried on by any of its partners, or (ii) if, within any 12-month period, there is a sale or exchange of fifty percent (50%) or more of the total interest in partnership capital and profits. If, upon such termination, the partnership business is continued by the partners, they are deemed to have received a distribution in liquidation of the partnership and to have recontributed the distributed property to a successor entity. The original partnership's taxable year closes with respect to all partners as the result of such a "constructive" liquidating distribution and recontribution.

     Upon a termination of a partnership for federal income tax purposes, a partner generally will recognize a capital gain to the extent cash distributed, and the reduction, if any, in his pro rata share of partnership debt) exceeds his adjusted tax basis for his Units immediately before the distribution, and will recognize capital loss to the extent his adjusted tax basis of unrealized receivables and substantially appreciated inventory distributed to him (if no other property is distributed). However, if substantially appreciated inventory or unrealized receivables are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee partners could be required to recognize both ordinary income and capital gain on the distribution. Furthermore, depending upon the partnership election, there may be a recapture of any investment tax credit taken.

     Tax Returns. The Partnership will furnish annually to the Limited Partners (but not to assignees of Limited Partners unless they become substituted Limited Partners) sufficient information from the Partnership's tax return for the Limited Partners to prepare their own federal, state and local tax returns. The Partnership's tax returns will be prepared by accountants to be selected by the General Partners. The Revenue Act of 1978 provides a substantial additional penalty for failure to timely file the federal information tax return of the Partnership and/or filing of such a return that fails to show the information required under Section 6031 of the Code.

     Audit of Tax Returns. The General Partners understand that the Service is paying increased attention to the proper application of the tax laws to partnerships. While the Partnership is not being formed so as to allow investors to avail themselves of losses or deductions generated by the Partnership, the Service still may choose to audit the Partnership's information returns. An audit of the Partnership's information returns may precipitate an audit of the income tax returns of Limited Partners. Any expense involved in an audit of a Limited Partner's returns must be borne by such Limited Partner. Prospective investors should also be aware that if the Service successfully asserts a position to adjust any item of income, gain, deduction or loss reported on a Partnership information return, corresponding adjustments would be made to the income tax returns of Limited Partners. Further, any such audit might result in Service adjustments to items of non-Partnership income or loss.

     If a tax deficiency is determined, the taxpayer is liable for interest on such deficiency from the due date of the return. Interest on underpayment is payable at the federal short-term rate plus three percentage points, rounded to the nearest full percent (rounding up in the case of a multiple of one-half of one percent). The federal short-term rate is determined for the first month of each quarter, and the rate so determined governs the calculation of the rate of interest on underpayment for calendar quarter after the quarter during the first month of which the rate is so determined. The "federal short-term rate" for a month is determined by the Service based on the average market yield on outstanding marketable obligations of the United States with remaining periods to maturity of three years or less. In the case of any "substantial underpayment" attributable to a "tax motivated transaction," the interest rate on underpayment is one hundred twenty percent (120%) of the interest rate that otherwise apply. A "substantial underpayment" is any underpayment of tax in excess of $1,000 attributable to one or more "tax motivated transaction," which is defined to include (among other things) certain valuation overstatements, any use which may result in a substantial distortion of income for any period, and any sham or fraudulent transaction.

     The tax treatment of items of partnership income, gain, loss, deductions or credit is to be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with the partners. However, any partner has the right to participate in any administrative proceeding at the partnership level. Generally, the "tax matters partner," Michael R. Burwell, would represent the Partnership before the Service and may enter into a settlement with the Service as to partnership tax issues which generally will be binding on all of the partners, unless a partner timely files a statement with the Service providing that tax matters partner shall not have the authority to enter into a settlement agreement on his behalf. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of a partnership and all partners. However, if the tax matters partner fails to file such an action, then any partner, unless such partner owns less than one percent (1%) interest in a partnership having more than 100 partners) or a group of partners owning five percent (5%) or more of the profits interest in the partnership may file such an action. The tax matters partner may consent to an extension of the statute of limitation period for all partners with respect to partnership items.

     Investment by Tax-Exempt Investors. Tax-Exempt Investors, including Employee Trusts and Individual Retirement Accounts ("IRAs"), are generally exempt from federal income taxation. However, such organizations are subject to taxation on their "unrelated business taxable income," as defined in Section 512 of the Code. Unrelated business taxable income does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from "debt-financed property" as defined in Section 514 of the Code.

     In addition to receiving interest income (which will comprise substantially all of its income), the Partnership may also receive payments in the nature of points or loan servicing or origination fee at the time funds are advanced under a Mortgage Investment. The fees paid for services rendered in connection with the making or securing of Mortgage Investments, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute unrelated business taxable income.

     Any Partnership borrowing for the purpose of making additional loans may result in "debt financed property" and, therefore, unrelated business taxable income to tax-exempt Limited Partners to the extent that the Service concludes that such borrowings are allocable to the Limited Partners for this purpose (see Rev. Rule 76-354, 1976-2 C.B. 179). Furthermore, any borrowings by a Limited Partner for the purpose of financing his investment in the Partnership can result in "debt-financed property" and, therefore, unrelated business taxable income.

     As a consequence of the exercise of a default remedy under a Partnership, the Partnership may be forced to foreclose and hold real or other property (which secures the Mortgage Investment) for a short period of time. The Partnership is permitted to borrow funds to assist in the operation of any property on the security of which it has previously made a Mortgage Investment and the operations of which it has subsequently taken over as a result of a default. Furthermore, the foreclosed properties may be subject to other existing mortgages. Consequently, any such acquired property may be deemed to be "debt-financed property." In such event, net income and gain from any such property may constitute unrelated business taxable income, although Employee Trusts (but not most other tax-exempt organizations, including IRAs) may nevertheless qualify for an exception, found in Code Section 514(c)(9), which would exempt them from taxation on such net income in the case of the real property.

     The Partnership intends to hold its Mortgage Investments for investment and, therefore, no unrelated business taxable income should result from the disposition of these assets. Such may not be the case, however, if the Partnership does not act in accordance with this intention and it is determined that the Partnership is a dealer in the business of buying and selling Mortgage Investments. The General Partners have represented that they intend to conduct the activities of the Partnership in a manner so as to minimize or eliminate the risk of having the Partnership classified as a "dealer" for federal income tax purposes (See "PROPERTY HELD PRIMARILY FOR SALE/POTENTIAL DEALER STATUS.")

     In computing unrelated business taxable income, a Tax-Exempt Investor, including an Employee Trust or IRA, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the "debt-financed property," as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to unrelated business taxable income. Even though a portion of the income of a Tax-Exempt Investor is unrelated business taxable income, income from other sources which is not unrelated business taxable income will not be subject to federal income taxation. In addition, the receipt of unrelated business taxable income by a Tax-Exempt Investor generally will not affect its tax-exempt status if the investment is not otherwise inconsistent with the nature of its tax exemption.

     In addition to the general tax treatment of unrelated business taxable income received by tax-exempt investors, special rules apply to charitable remainder trusts. In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income. If a charitable remainder trust (which includes charitable remainder annuity trusts, charitable remainder unitrusts and charitable remainder net income trusts) receives any unrelated business taxable income for any taxable year, the trust is taxable on all of its income as a complex trust. The remainder trust is taxable on its accumulated income to the extent the income is not distributed to beneficiaries and to the extent the income exceeds the amount deductible under Section 661(a). The Partnership does not anticipate that it will generate any significant unrelated business taxable income. However, Prospective Investors which are charitable remainder trusts should review their individual tax situation with their tax advisors to determine the effect of the receipt of unrelated business taxable income to the trust.

     A Prospective Investor which is a Tax-Exempt Investor is strongly urged to consult its own tax adviser with regard to the foregoing unrelated business taxable income aspects of an investment in the Partnership. Furthermore, with regard to certain non-tax aspects of an investment in the Partnership, (see "RISK FACTOR - Investments by Tax-Exempt Investors" and "ERISA CONSIDERATIONS.")

     State and Local Taxes. In addition to the federal income tax consequences described above, prospective investors may be subject to state and local tax consequences by reason of investment in the Partnership. A Limited Partner's distributive share of the taxable income or loss of the Partnership generally will be required to be included in determining his reportable income for state or local income tax purposes in the jurisdiction in which he is a resident. Further, upon his death, estate or inheritance taxes might be payable in such Jurisdictions based upon his interest in the Partnership. In addition, a Limited Partner might be subjected to income tax, estate or inheritance tax, or both. Depending upon the applicable state and local laws, tax benefits which are available to Limited Partners for federal income tax purposes may not be available to Limited Partners for state or local income tax purposes. Potential investors are urged to consult their personal tax advisor regarding the impact of state and local taxes upon an investment in the Partnership. A discussion of state and local tax law is beyond the scope of this Prospectus.

 ERISA CONSIDERATIONS

     General. The law governing retirement plan investment in the Partnership is the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Persons or organizations that exercise discretion or control over plan assets are deemed to be fiduciaries under ERISA. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and prohibitions and is required to manage plan assets "solely in the interest of plan participants." Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so called "prudent man rule") and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor ("DOL") under these statutory provisions require that in making investments, the fiduciary consider numerous factors, current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. In addition, before the enactment of ERISA, the Internal Revenue Service, proceeding under a statutory mandate that all qualified plans be for the exclusive benefit of participants and beneficiaries, issued a similar set of investment considerations for plan fiduciaries. That Internal Revenue Service position has not been modified since ERISA. Consequently, a "Tax-Exempt Investor", which is defined as a qualified profit-sharing, pension or retirement trust, an HR-10 (Keogh) Plan, or an Individual Retirement Account (IRA), should, in general, purchase Units of Limited partnership interest only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

     Fiduciaries Under ERISA. A fiduciary of a Qualified Plan is subject to certain requirements under ERISA, including the duty to discharge of responsibilities solely in the interest of, and for the benefit of the Qualified Plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the Qualified Plan's governing documents.

     Fiduciaries with respect to a Qualified Plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of the Qualified Plan. Also, an investment professional whose advice will serve as one of the primary basis for a Qualified Plan's investment decisions may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

     While the beneficiary "owner" or "account holder" of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Where a participant in a Qualified Plan exercises control over such participant's individual account in the Qualified Plan in a "self-directed investment" arrangement that meets the requirements of
Section 404(c) of ERISA, such Participant (rather than the person who would otherwise be a fiduciary of such Qualified Plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain Qualified Plans of sole proprietorships, partnerships and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such Plans at all times generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a Qualified Plan should consider those rules in the context of the particular circumstances of the Qualified Plan before authorizing an investment of a portion of the Qualified Plan's assets in Units.

     Prohibited Transactions Under ERISA and the Code. Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereafter referred to as "Disqualified Persons"). Disqualified Persons include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons.

     "Prohibited transactions" include any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a Disqualified Person, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief from such transaction.
Section 4975 of the Code imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA.

     In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a Qualified Plan or IRA from assets as to which the General Partners or any of their Affiliates are fiduciaries. Additionally, fiduciaries of, and other Disqualified Persons with respect to, Qualified Plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular Qualified Plan's or IRA's decision to purchase Units.

     Plan Assets. If the Partnership's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partners or their Affiliates. In addition, certain of the transactions described in the Prospectus in which the Partnership might engage, including certain transactions with Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the General Partner in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except investments in certain publicly registered securities from the application of the "look-through" principle.

     In order to qualify for the exception described above, the securities in question must be "publicly-offered securities." Publicly-offered securities are defined as freely transferable, owned by at least 100 investors independent of the issuer and of one another, and registered either (a) under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the offering occurred.

     The Partnership's Units should constitute "publicly-offered securities" because (a) the General Partners have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold Units in the Partnership, and the Regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (b) the General Partners have represented that the Partnership's offering the Units is registered under the Securities Act of 1933 and that the General Partners intend to register the Units in the Partnership under the Securities Exchange Act of 1934; and (c) although whether a security is freely transferable is a factual determination, the limitations on the assignment of Units and substitution of Limited Partners contained in the Partnership Agreement, with the possible exception for publicly-traded partnership discussed below, fall within the scope of certain restrictions enumerated in the Regulation that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less. The Partnership Agreement prohibits the assignment or other transfer of Units without the General Partners' written consent if the General Partners determine in good faith that such transfer might result in a change in the status of the Partnership to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the Service in rulings, regulations or other publications, or by the courts, and such status would have a material adverse impact on the Limited Partners or their assignees. In order to prevent the Partnership from being classified as a publicly-traded partnership, the General Partner has represented that it intends to prohibit transfers of Units only to the extent necessary to comply with the safe harbors contained in IRS Notice 88-75, under which certain levels of trading are permissible (See "FEDERAL INCOME TAX CONSEQUENCES Publicly Traded Partnerships"). The Regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory
Opinion 89-14A, dated August 2, 1989, the Department of Labor expressed its opinion that a restriction against transfer of partnership interests that is drafted to avoid reclassification of a partnership as a publicly-traded partnership would qualify as the type of restriction contemplated by the Regulation. Therefore, the restriction in the Partnership Agreement should not, absent unusual circumstances, affect the free transferability of the Units within the meaning of the Regulation.

     Potential Consequences of Treatment as Plan Assets. In the event that the Units do not constitute "publicly-offered securities," the underlying assets of the Partnership are treated as plan assets under the regulations. If the Partnership's underlying assets are deemed to be plan assets, the Partnership may be required to take steps which could affect Partners who are subject to income tax, as well as Qualified Plans which may invest in the Partnership. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the Partnership. Each Partner of the Partnership who has authority or control with respect to the management or disposition of the assets of the Partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the Partnership would be treated as a fiduciary and therefore would be personally liable for any losses to a Qualified Plan which invests in the Partnership resulting from a breach of fiduciary duty.

     The prohibited transaction restrictions would apply to any transactions in which the Partnership engages involving the assets of the Partnership and a party-in-interest. Such restrictions could, for example, require that the Partnership and the General Partners avoid transactions with entities that are affiliated with the Partnership or the General Partners or that Qualified Plan investors be given the opportunity to withdraw from the Partnership. Also, the General Partners who participate in a prohibited transaction may be subject to an excise tax. Finally, entering into a prohibited transaction may result in loss of the Qualified Plan's tax-exempt status.

                              DESCRIPTION OF UNITS

     The Units will represent a Limited Partnership Interest in the Partnership. Units will be evidenced by a Certificate of Limited Partnership Interest. Each Unit will represent a Limited Partnership Interest of $100.

     The Limited Partners representing a majority of the outstanding Limited Partnership Interests may, without the concurrence of the General Partners, vote to take the following actions: (a) terminate the Partnership; (b) amend the Limited Partnership Agreement, subject to certain limitations described in
Section 12.4 of the Limited Partnership Agreement; (c) approve or disapprove the sale of all or substantially all of the assets of the Partnership; or (d) remove or replace one or all of the General Partners. In addition, Limited Partners representing ten percent (10%) of the Limited Partner Interests may call a
meeting  of  the   Partnership.   (See  "SUMMARY  OF  THE  LIMITED   PARTNERSHIP
AGREEMENT").

     An assignee of Units shall not become a substituted Limited Partner in place of his assignor unless the written consent of the General Partners to such substitution shall have been obtained, which consent shall not be unreasonably withheld. An assignee who does not become a substituted Limited Partner shall be entitled to receive allocations and distributions attributable to the Unit properly transferred to him, but shall not have any of the other rights of a Limited Partner, including the right to vote as a Limited Partner and the right to inspect and copy the Partnership's books.

     It is not anticipated that there will be a public trading market for the Units and the transferability of the Units will be subject to a number of restrictions. Accordingly, the liquidity of the Units will be limited and holders of the Units may not be able to liquidate their investment in the event of an emergency, except as permitted in the withdrawal provisions described below. Any transferee must be a person that would have been qualified to purchase Units in this offering and no transferee may acquire less than 20 Units. No Unit may be transferred if, in the judgment of the General Partners, a transfer would jeopardize the status of the Partnership or cause a termination of the Partnership for federal income tax purposes. Transfers of the Units will generally require the consent of the California Commissioner of Corporations, except as permitted in the Commissioner's Rules. The certificates representing the Units will bear a legend setting forth this restriction. Additional restrictions on transfers of Units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, no Limited Partner will be permitted to make any transfer or assignment of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

     The Partnership will not repurchase any Units from the Limited Partners. However, the Limited Partners may withdraw from the Partnership after one year from the date of purchase in four quarterly installments subject to a ten percent (10%) early withdrawal penalty being deducted from their Capital Account. Limited Partners may also withdraw after five years on an installment basis, generally a five year period in twenty installments or longer, without the imposition of any penalty (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT
- Withdrawal from Partnership").

                  SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

     The following is a summary of the Limited Partnership Agreement for the Partnership, and is qualified in its entirety by the terms of the Agreement itself. Potential investors are urged to read the entire Agreement, which is set forth as Exhibit A to this Prospectus.

     Rights and Liabilities of Limited Partners. The rights, duties and powers of Limited Partners are governed by the Limited Partnership Agreement and Sections 15611, et seq. of the California Corporations Code (the California Revised Limited Partnership Act (the "Partnership Act")) and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Partnership Act.

     Investors who become Limited Partners in the Partnership in the manner set forth herein will not be responsible for the obligations of the Partnership. However, they will be liable to the extent of any deficit in their capital accounts upon dissolution, and may also be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Limited Partners may constitute, wholly or in part, return of capital.

     Limited   Partners  will  have  no  control  over  the  management  of  the
Partnership, except that Limited Partners representing a majority of the outstanding Limited Partnership interests may, without the concurrence of the General Partners, take the following actions: (a) terminate the Partnership (including merger or reorganization with one or more other partnerships); (b) amend the Limited Partnership Agreement; (c) approve or disapprove the sale of all or substantially all of the assets of the Partnership; or (d) remove and replace one or all of the General Partners. The approval of all Limited Partners is required to elect a new General Partner to continue the business of the Partnership where there is no remaining General Partner after a General Partner ceases to be a general partner other than by removal. The General Partners shall have the right to increase the size of this Offering or conduct an additional offering of securities without obtaining the consent of the Limited Partners. Limited Partners representing ten percent (10%) of the Limited Partnership interests may call a meeting of the Partnership.

     Capital Contributions. Interests in the Partnership will be sold in Units of $100, and no person may acquire less than 20 Units ($2,000). The General Partners have the discretion to accept subscriptions for fractional units in excess of the minimum subscription. The General Partners, collectively, will contribute the sum of l/10th of 1% of the Gross Proceeds to the capital of the Partnership.

     Rights, Powers and Duties of General Partners. Subject to the right of the Limited Partners to vote on specified matters, the General Partners will have complete charge of the business of the Partnership. The General Partners are not required to devote full time to Partnership affairs but only such time as is required for the conduct of Partnership business. Any one of the General Partners acting alone has the power and authority to act for and bind the Partnership. The General Partners are granted the special power of attorney of each Limited Partner for the purpose of executing any document which the Limited Partners have agreed to execute and deliver.

     Profits and Losses. Profits and losses of the Partnership will be allocated among the Limited Partners according to their respective outstanding capital accounts on a daily basis. Upon transfer of Units (if permitted under the Limited Partnership Agreement and applicable law), profit and loss will be allocated to the transferee beginning with the next succeeding calendar month. One percent (1%) of all Partnership profit and loss will be allocated to the General Partners.

     Cash Distributions. Upon his subscription for Units, each Limited Partner will be required to elect either (i) to receive monthly, quarterly or annual distributions ("Periodic Distributions"); or (ii) to acquire additional Units with his allocable share of Earnings. The election to receive Periodic Cash Distributions is irrevocable although an investor may change whether such distributions are received on a monthly, quarterly or annual basis. If a Limited Partner initially elected to receive additional Units, he may, after three (3) years, change his election and receive Periodic Cash Distributions. The General Partners will also receive cash distributions equal to one percent (1%) of total Partnership income.

     As a result, the relative percentage of Partnership interests of non-electing Partners (including voting rights and shares of future income) will gradually increase due to the compounding effect of crediting income to their capital accounts, while the percentage interests of Partners who receive cash distributions will decrease during the term of the Partnership.

     Meeting. A General Partner, or Limited Partners representing ten percent (10%) of the Limited Partnership interests, may call a meeting of the Partnership on at least 30 days written notice. Unless the notice otherwise specifies, all meetings will be held at 2:00 P.M. at the office of the Partnership. Limited Partners may vote in person or by proxy at the Partnership meeting. A majority of the outstanding Limited Partnership interests will constitute a quorum at Partnership meetings. There are no regularly scheduled meetings of the Limited Partners.

     Accounting and Reports. The General Partners will cause to be prepared and furnished to the Limited Partners an annual report of the Partnership's operation, which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to the Limited Partners. The Limited Partners shall also be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns within 90 days after the end of the year.

     The General Partners presently intend to maintain the Partnership's books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. The General Partners reserve the right to change such methods of accounting, upon written notice to Limited Partners. Any Limited Partners may inspect the books and records of the Partnership at all reasonable times.

     Restrictions on Transfer. The Limited Partnership Agreement places substantial limitations upon transferability of Limited Partnership interests. Any transferee must be a person that would have been qualified to purchase a Limited Partnership Unit in this offering and no transferee may acquire or hold less than 20 Limited Partnership Units. No Limited Partnership Unit may be transferred if, in the judgment of the General Partners, and/or their counsel a transfer would jeopardize the status of the Partnership as a partnership or cause a termination of the Partnership for federal income tax purposes. The written consent of the California Commissioner of Corporations is also required prior to any sale or transfer of Units except as permitted. In addition, no Limited Partner will be permitted to make any transfer or assignment of his Limited Partnership Interest if the General Partners and/or their counsel determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

     A transferee may not become a substituted Limited Partner without the consent of the General Partners. A transferee who does become a substituted Limited Partner has no right to any information regarding the Partnership or to inspect the Partnership's books, but is entitled only to the share of income or return of capital to which the transferor would be entitled.

     General Partners' Interest. Any General Partner, or all of them, may retire from the Partnership at any time upon six months written notice to all Limited Partners, in which event a retiring General Partner would not be entitled to any termination or severance payment from the Partnership, except for the return of his capital account balance. A General Partner may also sell and transfer his general partner interest in the Partnership (including all powers and authorities associated therewith) for such price as he shall determine in his sole discretion, and neither the Partnership nor the Limited Partners will have any interest in the proceeds of such sale. However, the successor General Partner must be approved by Limited Partners holding a majority of the outstanding Limited Partnership interests. In the event that all or any one of the initial General Partners are removed by the vote of a majority of Limited Partners and a successor General Partner(s) is thereafter designated, prior to becoming a successor or additional General Partner, such designated General Partner shall sign a written document (i) acknowledging that Redwood Mortgage, an affiliate of the initial General Partners, was repaying the Formation Loan with the proceeds it earned from loan brokerage commissions on Mortgage Investments and other fees paid by the Partnership; and (ii) agreeing that in the event such successor General Partner(s) elects to use another loan brokerage firm for the placement of Mortgage Investments, Redwood Mortgage shall immediately be released from all further obligation under the Formation Loan (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed). If all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Partnership and Redwood Mortgage will be immediately released from any further obligation under the Formation Loan.

     Term of Partnership. The term of the Partnership commenced on the day the Limited Partnership Agreement was executed, and will continue until December 31, 2032. The Partnership will dissolve and terminate if any one of the following occurs: (1) upon the removal, death, retirement, insanity, dissolution or bankruptcy of a General Partner, unless the business of the Partnership is continued by a remaining General Partner, if any, or if there is no remaining General Partner, by a new General Partner elected to continue the business of the Partnership by all the Limited Partners (or by a majority-in-interest of the Limited Partners, in the case of removal); (2) upon the affirmative vote of a majority-in interest of the Limited Partners; (3) upon the sale of all or substantially all (i.e., at least seventy percent (70%)) of the Partnership's assets; or (4) otherwise by operation of law.

     Winding Up. The Partnership will not terminate immediately upon the occurrence of an event of dissolution, but will continue until its affairs have been wound up. Upon dissolution of the Partnership, the General Partners will wind up the Partnership's affairs by liquidating the Partnership's assets as promptly as is consistent with obtaining the fair current value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan. All funds received by the Partnership shall be applied to satisfy or provide for Partnership debts and the balance shall be distributed to partners in accordance with the terms of the Limited Partnership Agreement.

     Dissenting Limited Partners' Rights. If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity through (such as a corporation) that requires the approval of the outstanding limited partnership interests, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, his or her interest in accordance with Section 15679.2 of the California Corporations Code. The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement),
(iii) the compensation  payable to the General Partners or their Affiliates,  or
(iv) the Partnership's investment objectives.

     The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Mortgage Investments, and the then-current value and marketability of the Partnership's Mortgage Investments. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

     It is anticipated that, under the provisions of the Partnership Agreement, the consummation of any such conversion of the Partnership into another form of business entity (whether or not approved by the General Partners) would require the approval of Limited Partners holding a majority of the Units.

   TRANSFER OF UNITS

     Restrictions on the Transfer of Units. There is no public or secondary market for the Units and none is expected to develop. Moreover, a Unit may only be transferred if certain requirements are satisfied, and transferees may become Limited Partners only with the consent of the General Partners. Under Article 7 of the Partnership Agreement, the assignment or other transfer of Units will be subject to compliance with the minimum investment and suitability standards imposed by the Partnership. (See "INVESTOR SUITABILITY STANDARDS"). Under presently applicable state securities law ("Blue Sky") guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of Units of the Partnership must generally satisfy minimum investment and investor suitability standards similar to those which were applicable to the original offering of Units and, following a transfer of less than all of his Units, each transferor must generally retain a sufficient number of Units to satisfy the minimum investment standards applicable to his initial purchase of Units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc., is involved, that firm must be satisfied that a proposed transferee of Units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Appendix F to the NASD's Conduct Rules and must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

     Unless the General Partners shall give their express written approval, no Units may be assigned or otherwise transferred (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person); (ii) to any Person not permitted to be a transferee under applicable law, including, in particular but without limitation, applicable federal and state securities laws; (iii) to any Person if, in the opinion of Tax Counsel, such assignment would result in the termination under the Code of the Partnership's taxable year of its status as a partnership for federal income tax purposes; (iv) to any Person if such assignment would affect the Partnership's existence or qualification as a limited partnership under the California Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business.

     Any such attempted assignment without the express written approval of the General Partners shall be void and ineffectual and shall not bind the Partnership. In the case of a proposed assignment, which is prohibited solely under clause (iii) above, however, the Partnership shall be obligated to permit such assignment to become effective if and when, in the opinion of Counsel, such assignment would no longer have either of the adverse consequences under the Code which are specified in that clause.

     Section 7.03 of the Partnership Agreement provides that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partners shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any regulations promulgated thereunder (a "Secondary Market") and, if the General Partners determine in their sole discretion, that a proposed assignment was affected on a Secondary Market, the Partnership and the General Partners have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partners' reasonable discretion so that such assignment is not in fact recognized. For the purposes of Section 7.3 of the Partnership Agreement, any assignment which results in a failure to meet the "safe harbor" provisions of Notice 88-75 (July 5, 1988) issued by the Service or any substitute safe-harbor provisions subsequently established by Treasury Regulations shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting assignments which the General Partners deem necessary in order to determine whether a proposed transfer occurred on a secondary market. The General Partners shall incur no liability to any investor or prospective investor for any action or inaction by them in connection with the foregoing, provided it acted in good faith.

     Consequently, holders of Units may not be able to liquidate their investments in the event of emergencies or for any other reasons. In addition, Units may not be readily accepted as collateral for loans.

     Withdrawal from Partnership. A Limited Partner has no right to withdraw from the Partnership or to obtain the return of all or any portion of sums paid for the purchase of Units (or reinvested earnings with respect thereto) for one
(1) year after the date such Units are purchased. In order to provide a certain degree of liquidity to the Limited Partners, after the one year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given, provided notice is given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the Limited Partner. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above.

     Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the Partnership on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the Limited Partner may desire or as may be required in light of Partnership cash flow. During this five-year (or longer) period, the Partnership will pay any distributions with respect to Units being liquidated directly to the withdrawing Limited Partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the General Partners may liquidate all or part of a Limited Partners Capital Account in four quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. Such liquidations shall, however, be subject to a ten percent (10%) early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five year (or longer) withdrawal period. The ten percent (10%) penalty will be deducted from the Limited Partners' Capital Account.

     The ten percent (10%) early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such penalty will be applied toward the next installment(s) of principal, under the Formation Loan owed to the Partnership by Redwood Mortgage thereby reducing the amount owed to the Partnership from Redwood Mortgage. Such portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of organization and syndication costs incurred by the Partnership in this offering. After the Formation Loan has been paid, any withdrawal penalties will be retained by the Partnership for its own account. (See "PLAN OF DISTRIBUTION"). Limited Partners may commence withdrawal (or partial withdrawal) from the Partnership in installments by surrendering Units as of the end of any calendar quarter. The amount that a withdrawing Limited Partner will receive from the Partnership is based on the withdrawing Limited Partner's capital account. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor's Limited Partnership Interest in the Partnership. The fair market value of a Limited Partner's interest in the Partnership will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of the Partnership's loan portfolio is realized by sales of existing Mortgage Investments (which sales are not required to be made). The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a Limited Partner's capital account is restricted to the availability of Partnership cash flow. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and affiliates) and adequate provision has been made for the payment of all periodic cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units. Furthermore, no more than twenty percent (20%) of the total Limited Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. Notwithstanding the twenty percent (20%) limitation, the General Partners shall have the discretion to further limit the percentage of the total Limited Partners' Capital Accounts that may be withdrawn in order to comply with any regulation to be enacted by the IRS pursuant to Section 7704 of the Code and the safe harbor provisions set forth in Notice 88-75 to avoid the Partnership being taxed as a corporation. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first to those Limited Partners withdrawing Capital
Accounts according to the 20 quarter or longer installment liquidation period, then ERISA plan Limited Partners withdrawing Capital Accounts after five (5) years, over four (4) quarterly installments (which need such sums to pay retirement benefits), then to Limited Partners withdrawing after one (1) year over four (4) quarterly installments. Except as provided above, withdrawal requests will be considered by the General Partners in the order received.

     Upon dissolution and termination of the Partnership, a five-year winding-up period is provided for liquidating the Partnership's loan portfolio and distributing cash to Limited Partners. Due to high prevailing interest rates or other factors, the Partnership could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Limited Partners who complete a withdrawal from the Partnership prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those Limited Partners who remained in the Partnership until its termination.

                              DISTRIBUTION POLICIES

     Distributions to the Limited Partners. The Partnership will make monthly, quarterly or annual distributions of all Earnings to those Limited Partners affirmatively electing to receive cash distributions upon subscription. All other Limited Partners will not receive current Distributions of Earnings. Rather, they will acquire additional Units with their pro rata portion of Earnings the value of which will be credited to their Capital Accounts and will be applied to Partnership Operations. For every $100 of cash available for distribution, such Investor will acquire an additional Unit or fraction thereof. However, there is no assurance as to the timing or amount of any Distribution to the holders of the Units.

     Cash Available for Distribution will be allocated to the Limited Partners and their assignees in the ratio which the capital accounts of the number of Units owned by each of them bears to the capital accounts of the total number of Units then outstanding, subject to adjustment with respect to Units issued by the Partnership during the quarter. For such purposes, a transferee of Units will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs.

     Earnings means cash funds available from operations from interest payments, early withdrawal penalties not applied to the Formation Loan, late and prepayment charges, interest on short-term investments and Working Capital
Reserve, after deducting funds used to pay or provide for the payment of Partnership expenses and appropriate reserves.

     Subject to the right of the General Partners to terminate the right of Investors to acquire additional Units in lieu of receipt of Periodic Cash Distributions, such option to acquire additional Units will continue unless prohibited by applicable federal or state law. Units acquired in lieu of Periodic Cash Distributions will have the same rights and obligations of Units acquired initially.

     Cash Distributions. Cash Available for Distribution will be determined by computing the net income during the calendar month on an accrual basis and in accordance with generally accepted accounting principles. The term "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.15 through 10.17 of the Limited Partnership Agreement. All Cash Available for Distribution will be allocated one percent (1%) to the General Partners and ninety-nine percent (99%) to the Limited Partners.

     Allocation of Net Income and Net Losses. Net Income and Net Loss for accounting purposes for each fiscal quarter and all items of net profits or net losses and credits for tax purposes for each quarter shall be allocated to the Partners as set forth in Article V of the Limited Partnership Agreement. Net Income and Net Loss will be allocated one percent (1%) to the General Partners and ninety-nine percent (99%) to the Limited Partners.

                           REPORTS TO LIMITED PARTNERS

     Within 90 days after the end of each fiscal year of the Partnership, the General Partners will deliver to each Limited Partner such information as is necessary for the preparation by such Limited Partner of his federal income tax return, and state income or other tax returns. Within 120 days after the end of each Partnership fiscal year, the General Partners will deliver to each Limited Partner an annual report which includes audited financial statements of the Partnership prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of the Partnership, a Cash Flow statement and a statement of changes in financial position. The annual report for each year reports on the Partnership's activities for that year, identifies the source of Partnership Distributions, sets forth the compensation paid to the General Partners and their Affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

     For as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. If and when such reports are not required to be filed, each Limited Partner will be furnished, within 60 days after the end of each of the first three quarters of each Partnership fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a Cash Flow statement. The foregoing reports for any period in which fees are paid to the General Partners or their Affiliates for services shall set forth the fees paid and the services rendered.

                              PLAN OF DISTRIBUTION

     Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Partnership Agreement, the Partnership offers through qualified broker dealers on a best efforts basis, a maximum of 300,000 Units ($30,000,000) of Limited Partnership Interest at $100 per Unit. The minimum subscription is twenty (20) Units ($2,000). Participating Broker Dealers will receive sales commissions of five percent (5%) of Gross Proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of nine percent (9%) of Gross Proceeds will be paid for subscriptions where investors elect to reinvest their Earnings and acquire additional Units in the Partnership. Additionally, Participating Broker Dealers may be entitled to receive up to one-half of one percent (.5%) of the Gross Proceeds for bona fide due diligence expenses, and certain other expense reimbursements and sales seminar expenses payable by the Partnership. Although total sales commissions payable could equal nine percent (9%), the Partnership anticipates, based on historical experience, that the total sales commissions payable will not exceed (7.6%). This number is based upon the General Partners' assumption, based on historical experience, that sixty-five percent (65%) of investors will elect to compound earnings and receive additional Units, thirty-five percent (35%) of investors will elect to receive distributions,. In no event will the total of all compensation payable to Participating Broker Dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual Participating Broker Dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the Compensation Limitation). Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. No commissions will be paid on any Units acquired by Partners in lieu of Periodic Cash Distributions

     The Partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Units. Participating Broker Dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

     The Participating Broker Dealers shall not directly or indirectly finance or arrange for the financing of, purchase of any Units, nor shall the proceeds of this Offering be used either directly or indirectly to finance the purchase of any Units.

     The Selling Agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, as amended, the General Partners shall indemnify the Participating Broker Dealer. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the Securities
and   Exchange   Commission   is  contrary  to  public   policy  and   therefore
unenforceable.

     Each subscriber will be required to comply with (i) the minimum purchase requirement and investor suitability standard of his state of residence or (ii) the investor suitability standard imposed by the Partnership in the event that his state of residence does not impose such a standard (See "INVESTOR SUITABILITY STANDARDS").

     In order to purchase any Units, the subscriber must complete and execute the Signature Page for the Subscription Agreement. Any subscription for Units must be accompanied by tender of the sum of $100 per Unit. The Signature Page is set forth at the end of this Prospectus at Exhibit B-l. By executing the Signature Page for the Subscription Agreement, the subscriber agrees to all of the terms of the Partnership Agreement including the grant of a power of attorney under certain circumstances. Limited Partnership Interests will be evidenced by a written Partnership Agreement and each Limited Partner will receive a Certificate of Limited Partnership Interest indicating the extent of his interest in the Partnership.

     Subscription Agreements from prospective investors will be accepted or rejected by the General Partners within thirty (30) days after their receipt. Subscriptions will be effective only on acceptance by the General Partners and the right is reserved to reject any subscription in whole or in part" for any reason.

     The General Partners and their Affiliates may, in their discretion, purchase Units for their own. The maximum amount of Units that may be purchased by the General Partners or their Affiliates is $50,000 (500 Units). Purchases of such Units by the General Partners or their Affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties. It is not anticipated that the General Partners or their Affiliates will purchase Units for their own accounts.

     Formation Loan. All selling commissions incurred in connection with the offer and sale of Units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage. Initially, upon the formation of the Partnership, approximately eighty four percent (84%) of each dollar invested will be available for Mortgage Investments if 300,000 Units ($30,000,000) are sold. However, as Redwood Mortgage repays the Formation Loan, and if working capital reserves are applied to Mortgage Investments as has occurred in prior programs, approximately ninety-six percent (96%) if 300,000 Units ($30,000,000) are sold, will be available for investment in Mortgage Investments.

     One of the Partnership's loans will be made to Redwood Mortgage, to be used exclusively to pay certain selling expenses of the Partnership. Although it is possible that the amount of this loan (the "Formation Loan") could be nine percent (9%) of the Gross Proceeds, it is anticipated that the Formation Loan will average approximately (7.6%). Thus it is anticipated that the Formation Loan will not exceed (7.6%) of the total gross proceeds of this Offering for the maximum offering amount assuming, based upon the General Partners' historical experience and knowledge of professionals in the industry, that sixty-five percent (65%) of the investors elect to compound their earnings and acquire additional Units and thirty-five percent (35%) elect to receive distributions or the actual amount of selling commissions incurred by Redwood Mortgage, whichever is less. The Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments. Upon commencement of this Offering, Redwood Mortgage shall make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997, assuming this Offering commences in 1996. The principal balance of the Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined by the principal balance of the Formation Loan on December 31 of each year. Upon the completion of this offering the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. Redwood Mortgage at its option may prepay all or any part of the Formation Loan. Redwood Mortgage intends to repay the Formation Loan principally from loan brokerage commissions earned on Mortgage Investments, and the receipt of a portion of the early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage will use the proceeds from loan brokerage commissions on Mortgage Investments to repay the Formation Loan, if all or any one of the initial General Partners is removed as a General Partner by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is thereafter designated, and if such successor or additional

     General Partner(s) begins using any other loan brokerage firm for the placement of Mortgage Investments, Redwood Mortgage will be immediately released from any further obligation under the Formation Loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage is no longer receiving any payments for services rendered, the debt on the Formation Loan shall be forgiven and Redwood Mortgage will be immediately released from any further obligation under the Formation Loan.

     The Formation Loan will not bear interest. Thus, the Formation Loan will have the effect of slightly diluting the rate of return to Limited Partners, but to a much lesser extent than if the Partnership were required to bear all of its own syndication expenses as is the case with certain other publicly offered mortgage pools.

     Escrow Arrangements. Commencing on the effective date of this Prospectus, funds received by the Participating Broker Dealers from subscriptions for Units will be immediately available to the Partnership for investment. As this is not the Partnership's first offering, no escrow will be established. Subscription Proceeds will be released to the Partnership and deposited into the Partnership's operating account.

     The Offering will terminate one (1) year from the effective date of the Prospectus unless terminated earlier by the General Partners, or unless extended by the General Partners for additional one year periods.

     Upon acceptance of subscription agreements, the subscribers will be admitted promptly as Limited Partners and Certificates of Limited Partnership Interests will be delivered to such Limited Partners. In addition, the Formation Loan will be made to Redwood Mortgage, the Organization and Offering Expenses incurred by the Partnership will be paid and the General Partners will be reimbursed for any Organizational and Offering Expenses previously paid on behalf of the Partnership.

     Subscription Account. Subscriptions will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a mortgage loan, or the Formation Loan, to create appropriate reserves, or pay organizational expenses or other proper Partnership activities (See "ESTIMATED USE OF PROCEEDS"). During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $100 per Unit or fraction thereon. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings (see below), the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly.

     By executing the Subscription Agreement, a subscriber agrees to purchase the number of Units shown thereon on a "when issued basis." Accordingly, when he executes the Subscription Agreement, he is not yet an owner of the Units for which he has subscribed. Units will be issued when the subscriber is admitted to the Partnership, i.e., when the sums representing the purchase for such Units are transferred from the subscription account into the Partnership. The General Partners anticipate that the delay between delivery of a Subscription Agreement and admission to the Partnership will be approximately 90 days, during which time investors will earn interest at pass book savings account rates. Subscription Agreements are non-cancelable and subscription funds are non-refundable for any reason. After having subscribed for at least 20 Units ($2,000), a subscriber may at any time, and from time to time subscribe to purchase additional Units in the Partnership so long as the offering is open. Each purchaser is liable for the payment of the full purchase price of all Units for which he has subscribed.

                           SUPPLEMENTAL SALES MATERIAL

     Sales material in addition to this Prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein. If additional sales material is prepared for use in connection with the Offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

     As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Partnership in connection with this Offering: (i) a brochure entitled Redwood Mortgage Investors VIII; (ii) a brochure describing Redwood Mortgage Company and its affiliated entities; (iii) a fact sheet describing the general features of Redwood Mortgage Investors VIII;
(iv) a cover letter transmitting the Prospectus; (v) a summary description of the Offering; (vi) a slide presentation; (vii) broker updates; (viii) an audio cassette presentation; (ix) a video presentation; (x) seminar advertisements and invitations; and (xi) certain third-party articles.

     The General Partners and their Affiliates may also respond to specific questions from Participating Broker Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Participating Broker Dealers for customer use, and other information relating to the offering may be made available to Participating Broker Dealers for their internal use. However, the Offering is made only by means of this Prospectus. Except as described herein or in Supplements hereto, the Partnership has not authorized the use of other sales materials in connection with the Offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference or as forming the basis of the Offering of the Units described herein.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

                                LEGAL PROCEEDINGS

     In the normal course of business the Partnership may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings, appointments of receivers, unlawful detainers, judicial foreclosures, etc, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes or to protect/recoup its investment from the real property secured by the deeds. None of these actions would typically be of any material importance. As of the date hereof, the Partnership is not involved in any legal proceedings other than those that would be considered part of the normal course of business.

                                  LEGAL OPINION

     Legal matters in connection with the Units offered hereby will be passed upon for the Partnership the Law Offices of Stephen C. Ryan & Associates, 115 Sansome Street, Suite 400, San Francisco, California 94104, counsel for the Partnership and the General Partners. Such counsel has not represented the Limited Partners in connection with the Units offered hereby.

                                     EXPERTS

     The balance sheet of the Partnership and the balance sheet at June 30, 1995, and 1996, of Gymno Corporation, a General Partner, included in this Prospectus have been examined by Parodi & Cropper, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The statements under the caption
"FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS" as they relate to the matters referenced therein have been reviewed by the Law Offices of Stephen
C. Ryan & Associates, and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

     The Partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and to the Exhibits thereto which are available for inspection at no fee in the office of the Commission in Washington, D.C., 450 Fifth Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the Partnership, that file electronically. The address of the Commissions website is http://www.sec.gov.

                  TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

     Appendix I contains prior performance and investment information for the General Partners' previous programs. Tables I through III of Appendix I contain unaudited information relating to the prior programs and their experience in raising and investing funds, compensation of the General Partners and their Affiliates and operating results of prior programs. Table V of Appendix I contains unaudited information relating to the prior programs' payment of mortgage loans. Table IV is not included because none of the partnerships has completed its operations or disposed of all of its loans. PURCHASERS OF THE UNITS OFFERED BY THIS PROSPECTUS WILL NOT ACQUIRE ANY OWNERSHIP IN INTEREST IN ANY PRIOR PROGRAM AND SHOULD NOT ASSUME THAT THE RESULTS OF THE PRIOR PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THIS PARTNERSHIP. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PROGRAMS OR WHETHER THE PRIOR PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES WHICH WILL IN LARGE PART DEPEND ON FACTS WHICH CANNOT NOW BE DETERMINED.

                                    GLOSSARY

     The following are definitions of certain terms used in the Prospectus and not otherwise defined herein:

     Affiliate. The term "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, and (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     Assignee. The term "Assignee" shall mean a person who has acquired a beneficial interest in one or more Units but who is neither a Limited Partner nor an Assignee of Record.

     Capital Account. The term "Capital Account, means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

     (a) To each Partner's Capital Account there shall be credited, such Partner's Capital Contribution, such Partners distributive share of profits, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

     (b) To each Partners Capital Account there shall be debited the amount of cash and the Gross Asset Value of any partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partners distributive share of Losses, and any items in the nature of expenses and losses that specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     Closing Date. The term "Closing Date" means the date designated by the General Partners but not later than one year from the date of the Prospectus, unless extended for additional one (1) year periods at the General Partners' election.

     Code. The term "Code" means the Internal Revenue Code of 1986, as amended to the date of this Prospectus.

     Deed of Trust. The term "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

     Distributions. The term "Distributions" means any cash or other property distributed to Holders and the General Partners arising from their interests in the Partnership, but shall not include any payments to the General Partners under the provisions of Article 10 of the Partnership Agreement.

     Earnings. The term "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

     Formation Loan. The term "Formation Loan" means a loan to Redwood Mortgage, an affiliate of the General Partners, equal to the amount of the sales commissions. Redwood Mortgage will pay all sales commissions from the Formation Loan. The Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

     General Partners. The term "General Partners" means D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation, the General Partners of Redwood Mortgage Investors VIII, a limited partnership formed under the California Revised Limited Partnership Act.

     Gross Proceeds. The term "Gross Proceeds" shall be deemed to mean the sum of $100 for each Unit subscribed and paid for during the Offering.

     Guaranteed Payment for Offering Period. The term "Guaranteed Payment for Offering Period" means the interest rate guaranteed to Limited Partners by the General Partners during the Guaranteed Payment Period. The Guaranteed Payment Offering Period, calculated on a monthly basis, shall be equal to the greater of
(i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of twelve percent (12%). The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the return to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution to the Partnership and/or fees payable to the General Partners or Redwood Mortgage which are lowered or waived.

     Holders. The term "Holders" means the owners of Units who are either Partners or Assignees of Record, and reference to a "Holder" shall be to any one of them.

     Initial Closing Date. The term "Initial Closing Date" means the date on which subscribers for Units offered pursuant to this Prospectus are first admitted to the Partnership as Limited Partners.

     Initial Limited Partner. The term "Initial Limited Partner" means Gymno Corporation.

     Limited Partners. The term "Limited Partners" means the purchasers of Units in Redwood Mortgage Investors VIII who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII.

     Limited Partnership Interest. The term "Limited Partnership Interest" means a limited partnership interest in Redwood Mortgage Investors VIII, acquired pursuant to the purchase of a Unit and thereafter means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

     Mortgage Investment(s). The term "Mortgage Investment(s)" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     NASD. The acronym "NASD" means the National Association of Securities Dealers, Inc.

     Net Asset Value. The term "Net Asset Value" means the Partnership's total assets less its total liabilities.

     Net Income or Net Loss. The term "Net Income or Net Loss" means for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

     (b) Any expenditures of the Partnership described in Section 105(a)(2)(B) of the Code or treated as Section 105(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to Section 10.16 of the Partnership Agreement, shall be subtracted from such taxable income or loss;

     (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of Section 10.16 of the Partnership Agreement, any items in the nature of income or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing Profits or Losses.

     Net Proceeds. The term "Net Proceeds" means the total Gross Proceeds less expenses incurred and to be paid by the Partnership in organizing the Partnership and in offering Units to the public.

     Organizational and Offering Expenses. The term "Organizational and Offering Expenses" means the expenses incurred in connection with the organization of Redwood Mortgage Investors VIII and the offer and sale of Units therein, including all expenses and fees for qualifying such Units and Limited Partnership interests under federal and state laws, all legal and accounting fees, all printing and mailing expenses, all escrow and depository fees and charges, and all other expenses, fees, and charges incurred and related to the offer and sale of such Units and Limited Partnership interests, but excluding all sales commissions paid in connection with this Offering.

     Participating Broker Dealers. The term Participating Broker Dealers means broker dealer member firms of the NASD and any related persons which enter into selling agreements with the Partnership.

     Partners. The term "Partners" means the General Partners and the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

     Partnership. The term "Partnership" means Redwood Mortgage Investors VIII, a limited partnership formed pursuant to the California Revised Limited Partnership Act.

     Partnership Agreement. The term "Partnership Agreement" means the Agreement of Limited Partnership of Redwood Mortgage Investors VIII, attached to this Prospectus as Exhibit A.

     Prospectus. The term "Prospectus" means the final prospectus in the registration of Units filed with the Securities and Exchange Commission on Form S-11, as amended.

     Sales Commissions. The term "Sales Commissions" means the amount of compensation to be paid to Participating Broker Dealers in connection with the sale of Units.

     Special-Use Properties. The term "Special-Use Properties" shall mean bowling alleys, churches and gas stations.

     Subscription  Agreement.   The  term  "Subscription  Agreement"  means  the
agreement, attached to this Prospectus as Exhibit B, in which a prospective investor agrees to purchase Units in Redwood Mortgage Investors VIII.

     Tax-Exempt Investors. The term "Tax-Exempt Investor(s)" means qualified pension, profit sharing and other private retirement trusts, bank funds for such trusts, government pension and retirement trusts, HR-10 (Keogh) plans and Individual Retirement Accounts (IRAs).

     UBTI. The acronym "UBTI" means Unrelated Business Taxable Income as defined in the Code.

     Unit. The term "Unit" means a Capital Contribution of $100 to the Partnership which shall entitle the Holder thereof to an interest in the Net Income, Net Loss, and Distributions of the Partnership without regard to capital accounts.

     Working Capital Reserve. The term "Working Capital Reserve" shall mean a portion of the Invested Capital which the General Partners, in their discretion, determine is prudent to be maintained by the Partnership to pay for operating, and other costs and expenses the Partnership may incur with respect to its activities.

                        INDEX TO THE FINANCIAL STATEMENTS

                                                                          Page

Redwood Mortgage Investors VIII
Financial Statements, December 31, 1995 with Auditors Report Thereon....... 82
Independent Auditors Report................................................ 83

GYMNO Corporation
Financial Statements, June 30, 1996 and 1995 with Auditors
Report Thereon............................................................. 92
Independent Auditors Report................................................ 93

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1995
                         (With Auditors Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                       3658 Mount Diablo Blvd., Suite #205
                               Lafayette CA 94549
                                 (510) 284-3590
                               Fax (510-284-3593)




                           INDEPENDENT AUDITORS REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on Form 10-K including balance sheets as of December 31, 1995, and 1994, and the statements of income, changes in partners capital and cash flows for the period from inception, April 14, 1993, to December 31, 1993, and the two years ended December 31, 1995, and 1994. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1995, and 1994, and the results of its operations and cash flows for the two years and period then ended in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.





                                PARODI & CROPPER








Lafayette, California
February 28, 1996


                                               REDWOOD MORTGAGE INVESTORS VIII
                                             (A California Limited Partnership)
                                                       BALANCE SHEETS
                                                 DECEMBER 31, 1995 AND 1994

                                                           ASSETS

                                                                                         1995                     1994
                                                                                  --------------------     --------------------

          Cash                                                                        $       380,318        $         397,176
                                                                                  --------------------     --------------------

          Accounts receivable:
             Mortgage loans, secured by deeds of trust                                     12,047,252                6,484,707
             Accrued Interest on mortgage loans                                               113,301                   75,345
             Advances on mortgage loans                                                         8,431                    1,053
             Accounts receivable, unsecured                                                    71,316                        0
                                                                                  --------------------       ------------------
                                                                                           12,240,300                6,561,105

            Less allowance for doubtful accounts                                               39,152                   13,120
                                                                                  --------------------     --------------------
                                                                                           12,201,148                6,547,985
                                                                                  --------------------     --------------------

          Formation loan due from Redwood Home Loan Co.                                       775,229                  525,256
          Organization costs, net of accumulated amortization of
             $5,625 and $3,125 respectively                                                     6,875                    9,375
          Due from related companies                                                            3,049                        0
          Prepaid expense-deferred loan fee                                                    17,718                        0
                                                                                  --------------------     --------------------

                                                                                        $  13,384,337         $      7,479,792
                                                                                  ====================     ====================


                                              LIABILITIES AND PARTNERS CAPITAL


          Liabilities:
             Accounts payable and accrued expenses                                  $           4,010          $             0
             Notes payable - Pacific Bank                                                   1,910,000                        0
             Subscriptions to partnership in applicant status                                       0                  189,300
                                                                                  --------------------     --------------------
                                                                                            1,914,010                  189,300

          Partners  Capital                                                                11,470,327                7,290,492
                                                                                  --------------------     --------------------

                                                                                        $  13,384,337          $     7,479,792
                                                                                  ====================     ====================

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                               STATEMENT OF INCOME
                 FOR THE PERIOD FROM INCEPTION, APRIL 14, 1993,
                            THROUGH DECEMBER 31, 1993
                    AND THE TWO YEARS ENDED DECEMBER 31, 1995



                                                              1995                      1994                      1993
                                                      ---------------------     ----------------------     --------------------
Revenues:
   Interest on mortgage loans                              $       945,573              $     450,983            $     107,129
   Interest on bank deposits                                        13,120                     15,739                    5,690
  Late charges                                                       3,876                      1,704                      606
   Miscellaneous                                                     2,211                        120                       51
                                                      ---------------------     ----------------------     --------------------
                                                      ---------------------     ----------------------     --------------------
                                                                   964,780                    468,546                  113,476
                                                      ---------------------     ----------------------     --------------------

Expenses:
   Interest on note payable                                         25,889                          0                        0
   Amortization of loan origination fees                             2,531                          0                        0
   Provision for doubtful accounts                                  26,032                     13,120                        0
   Asset management fee - General Partners                          11,587                      5,906                      192
   Amortization of organization costs                                2,500                      2,500                      625
   Clerical costs through Redwood Home Loan Co.                     22,769                     10,664                    2,692
   Professional fees                                                16,178                     10,244                      200
   Printing, supplies and postage                                       92                        917                       34
   Other                                                             1,461                        883                       77
                                                      ---------------------     ----------------------     --------------------
                                                                   109,039                     44,234                    3,820
                                                      ---------------------     ----------------------     --------------------

Income before interest credited to partners in
   applicant status                                                855,741                    424,312                  109,656

Interest credited to partners in applicant status                   18,908                     14,443                    4,641
                                                      ---------------------     ----------------------     --------------------

       Net Income                                                 $836,833                  $ 409,869                 $105,015
                                                      =====================     ======================     ====================

Net income:  To General Partners(1%)                                $8,368                    $ 4,099                   $1,050
                     To Limited Partners (99%)                     828,465                    405,770                  103,965
                                                      ---------------------     ----------------------     --------------------

         Total- net income                                       $ 836,833                   $409,869                 $105,015
                                                      =====================     ======================     ====================

Net income per $1,000 invested by Limited
   Partners for entire period after admission
      to partnership:
  -Where income is reinvested and compounded                           $83                        $81                      $85
                                                      =====================     ======================     ====================

  -Where partner receives income in monthly
   distributions                                                       $80                        $79                      $83
                                                      =====================     ======================     ====================

See accompanying notes to financial statements.

                                               REDWOOD MORTGAGE INVESTORS VIII
                                             (A California Limited Partnership)
                                          STATEMENT OF CHANGES IN PARTNERS CAPITAL
                                       FOR THE PERIOD FROM INCEPTION, APRIL 14, 1993,
                                                  THROUGH DECEMBER 31, 1993
                                          AND THE TWO YEARS ENDED DECEMBER 31, 1995

                                                                                  PARTNERS CAPITAL
                                                       ------------------------------------------------------------------------
                                    PARTNERS IN                                                UNALLOCATED
                                     APPLICANT            GENERAL            LIMITED            SYNDICATION
                                      STATUS              PARTNERS           PARTNERS              COSTS              TOTAL
                                 ------------------    ---------------    ----------------    -----------------    ------------

Contributions on application           $ 2,890,530                  0                  0                   0                 0

Interest credited to Partners in
applicant status                             4,641                  0                  0                   0                 0

Upon admission to partnership:
   Interest withdrawn                      (1,956)                  0                  0                   0                 0
   Transfers to Partners  capital       (2,764,443              2,887          2,761,556                   0         2,764,443

Net income                                       0              1,050            103,965                   0           105,015
Syndication costs incurred                       0                  0                  0         (  199,564)        ( 199,564)
Allocation of syndication costs                  0        (       92)      (      9,130)               9,222                 0
Partners  withdrawals                            0         (     958)       (    46,856)                   0       (   47,814)
                                     --------------    ---------------    ---------------     ---------------    --------------

Balances at December 31, 1993              128,772              2,887          2,809,535         (  190,342)         2,622,080

Contributions on application             4,560,683                  0                  0                   0                 0

Interest credited to partners in
applicant status                            14,443                  0                  0                   0                 0

Upon admission to partnership:
   Interest withdrawn                            (                  0                  0                   0                 0
                                            5,774)
   Transfers to Partners  capital      (4,508,824)              4,542          4,504,282                   0         4,508,824

Net income                                       0              4,099            405,770                   0           409,869
Syndication costs incurred                       0                  0                  0        (    81,023)       (   81,023)
Allocation of syndication costs                  0         (     347)       (    34,349)              34,696                 0
Partners  withdrawals                            0          (  3,444)        (  165,814)                   0        ( 169,258)
                                     --------------    ---------------    ---------------     ---------------    --------------

Balances at December 31, 1994              189,300              7,737          7,519,424         (  236,669)         7,290,492

Contributions on application             3,634,264                  0                  0                   0                 0

Interest credited to partners in
applicant status                            18,908                  0                  0                   0                 0

Upon admission to Partnership:
   Interest withdrawn                (      7,673)                  0                  0                   0                 0
   Transfers to Partners  capital      (3,834,799)              3,588          3,831,211                   0         3,834,799

Net income                                       0              8,368            828,465                   0           836,833
Syndication costs incurred                       0                  0                  0         (  175,334)        ( 175,334)
Allocation of syndication costs                  0         (     859)       (    85,045)              85,904                 0
Partners  withdrawals                            0          (  7,509)        (  308,554)                   0        ( 316,063)
Early withdrawal penalties                       0                  0     (         564)                 164     (        400)
                                     --------------    ---------------    ---------------     ---------------    --------------

Balances at December 31, 1995        $           0             11,325         11,784,937          ( 325,935)        11,470,327
                                     ==============    ===============    ===============     ===============    ==============

See accompanying notes to Financial Statements

                                               REDWOOD MORTGAGE INVESTORS VIII
                                             (A California Limited Partnership)
                                                   STATEMENT OF CASH FLOWS
                                       FOR THE PERIOD FROM INCEPTION, APRIL 14, 1993,
                                                  THROUGH DECEMBER 31, 1993
                                          AND THE TWO YEARS ENDED DECEMBER 31, 1995

                                                                      1995                      1994                      1993
                                                       --------------------     ---------------------      --------------------
 Cash flows from operating activities:

  Net income                                                 $     836,833               $   409,869              $    105,015
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Amortization of organization costs                               2,500                     2,500                       625
    Increase in allowance for doubtful accounts                     26,032                    13,120                         0
    Increase in accounts payable                                     4,010                         0                         0
    (Increase) in accrued interest and advances            (        45,334  )         (       63,008  )          (      13,390)
    (Increase) decrease in amount due from
        related companies                                 (          3,049  )                  2,493            (        2,493)
    (Increase) in deferred loan fee                        (        17,718  )                      0                         0
    Organization costs incurred                                          0                         0             (      12,500)
                                                       --------------------                                --------------------
                                                                                ---------------------

          Net cash provided by operating activities                803,274                   364,974                    77,257
                                                       --------------------     ---------------------      --------------------

Cash flows from investing activities:

  Net (increase) in:
       Mortgage loans                                         (  5,562,545  )           (  4,148,033  )           (  2,336,674)
       Formation loan                                        (     249,973  )          (     319,302  )          (     205,954)
       Accounts receivable, unsecured                       (       71,316  )                      0                         0
                                                       --------------------     ---------------------      --------------------

          Net cash used in investing activities               (  5,883,834  )           (  4,467,335  )           (  2,542,628)
                                                       --------------------     ---------------------      --------------------

Cash flows from financing activities:

  Increase in notes payable bank                                 1,910,000                         0                         0
  Contributions by partner applicants                            3,634,264                 4,560,683                 2,890,530
  Interest credited to partners in applicant status                 18,908                    14,443                     4,641
  Interest withdrawn by partners in applicant status        (        7,673  )         (        5,774  )         (        1,956)
  Partners withdrawals                                        (    316,063  )           (    169,258  )          (      47,814)
  Early withdrawal penalties, net                          (           400  )                      0                         0
  Syndication costs incurred                                  (    175,334  )           (     81,023  )            (   199,564)
                                                               ------------     ---------------------      --------------------

      Net cash provided by financing activities                  5,063,702                 4,319,071                 2,645,837
                                                       --------------------     ---------------------      --------------------

Net increase in cash and cash equivalents                    (      16,858  )                216,710                   180,466

Cash - beginning of period                                         397,176                   180,466                         0
                                                       --------------------     ---------------------      --------------------

Cash - end of period                                          $    380,318             $     397,176              $    180,466
                                                       ====================     =====================      ====================

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

     NOTE 1 - ORGANIZATION AND GENERAL Redwood Mortgage Investors VIII, (the Partnership) is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual General Partners. The partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Partnership loans are being arranged and serviced by Redwood Home Loan Co., dba Redwood Mortgage, an affiliate of the General Partners. At December 31, 1995, the Partnership was in the offering stage, wherein contributed capital totaled $11,074,460 in limited partner contributions of an approved $15,000,000 issue, in units of $100 each. All applicants had been admitted to the partnership at December 31, 1995.

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were offered through qualified broker-dealers. As mortgage loans are identified, partners are transferred from applicant status to admitted partners participating in mortgage loan operations. Each months income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commission - Formation Loan Sales commissions ranging from 0% (units sold by General Partners) to 10% of the gross proceeds are being paid by RHL Co., an affiliate of the General Partners that arranges and services the mortgage loans. To finance the sales commissions, the Partnership will loan to Redwood Mortgage an amount not to exceed 9.1% gross proceeds provided that the Formation Loan for the minimum offering period (which has lapsed) could have been 10% of the gross proceeds The General Partners have estimated that the Formation Loan will approximate 7.1% of the gross proceeds. The Formation Loan will be unsecured, and will be repaid, without interest, in ten annual installments of principal, which will commence on January 1, following the year the offering closes. At December 31, 1995, Redwood Mortgage had borrowed $775,229 from the Partnership to cover sales commissions relating to $11,074,460 limited partner contributions to date.

     B. Other Organizational and Offering Expenses Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees, and other costs), will be paid by the Partnership up to 10% of the gross proceeds of the offering or $600,000 whichever is less. The General Partners will pay any amount of such expenses in excess of 10% of the gross proceeds or $600,000.

     At December 31, 1995, organization costs of $12,500 and syndication costs of approximately $455,921 had been incurred by the Partnership, which is less than the 10% of the gross proceeds limitation indicated above. It is anticipated that ultimately the sum of organization and syndication costs will be less than 4.00% of the gross proceeds contributed by the Partners.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Revenues and expenses are accounted for on the accrual basis of accounting.

     The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and will be amortized over a five year period. Syndication costs were charged against partners capital and will be allocated to individual partners consistent with the partnership agreement.

     If property is acquired through foreclosure, it will be held for prompt sale to return the funds to the loan portfolio. Such property will be recorded at cost, which includes the principal balance of the former loan made by the Partnership, plus accrued interest, payments made to keep the senior loans current, costs of obtaining title and possession, less rental income, or at estimated net realizable value, if less. The difference between such costs and estimated net realizable value will be included in an allowance for losses and deducted from cost in the Balance Sheet to arrive at the carrying value of such property. At December 31, 1995, there was no property acquired through foreclosure.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

     Mortgage loans and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the mortgage loan system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate to provide for unrecoverable accounts receivable.

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

     No provision for Federal and State income taxes will be made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

     Amounts reflected in the statement of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited partners pro rata share of Partners capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

     NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES The following are commissions and/or fees which will be paid to the General Partners and/or related parties.

     A. Loan Brokerage Commissions For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership loans in an amount up to 12% of loans until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, not an expense of the partnership.

     B. Loan Servicing Fees Monthly loan servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal is paid to Redwood Mortgage, or such lesser amount as is reasonable and customary in the geographic area where the property securing the loan is located. Currently, such servicing fees are at 1/12 of 1% per month (1% annually). Amounts remitted to the Partnership and recorded as interest on mortgage loans is net of such fees. In 1993, $3,028 of the total loan servicing fees of $8,528 were waived by Redwood Mortgage. In 1994, $15,278 of the total loan servicing fees of $44,405 were waived. In 1995, Redwood Mortgage received the total loan servicing fees earned of $85,456.

     C. Asset Management Fee The General Partners will receive a monthly fee for managing the Partnerships loan portfolio and operations equal to 1/32 of 1% of the net asset value (3/8 of 1% per year). Such fees were reduced from $4,331 to $192 in 1993 with the difference being waived by the General Partners. Fees were reduced from $17,718 to $5,906 in 1994 with the difference being waived. In 1995, fees were reduced from $34,773 to $11,587 with the difference being waived by the General Partners.

     D. Other Fees The Partnership Agreement provides for other fees such as reconveyance, loan assumption and loan extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

     E. Income and Losses All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

     F. Operating Expenses The General Partners or their affiliate (Redwood Home Loan Co.) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     The General Partners collectively or severally are to contribute 1/10 of 1% in cash contributions as proceeds from the offering and admitted to Limited Partner capital. As of December 31, 1995, a General Partner, GYMNO Corporation, contributed $11,017 as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

     A. Applicant Status Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is
anticipated   to  be  between  1  and  120  days  in  most  cases,   purchasers
subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnerships loan portfolio.

     During the periods ending December 31, 1995, 1994, and 1993, interest totaling $18,908, $14,443 and $4,641, respectively, was credited to partners in applicant status. As loans were made and partners were transferred to regular status to begin sharing in income from loans secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners capital along with the original investment.

     B. Term of the Partnership The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

     C. Election to Receive Monthly, Quarterly or Annual Distributions Upon subscriptions, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, an investor may subsequently change his election..

     D. Profits and Losses Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

     E. Liquidity, Capital Withdrawals and Early Withdrawals There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is illiquid. Limited Partners have no right to withdraw from the partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, (30 days notice is required), subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn and will be deducted from the Capital Account and the balance distributed in four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth above.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

     Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the partnership on an installment basis, generally over a five year period in twenty (20) quarterly installments or longer. No penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the General Partners will liquidate all or part of a Limited Partners capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal in given, subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five-year (or longer) withdrawal period.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnerships capacity to return a Limited Partners capital is restricted to the availability of Partnership cash flow.

     F. Guaranteed Interest Rate For Offering Period During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General Partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco, up to a maximum interest rate of 12%. In 1993, 1994, and 1995, actual realization exceeded the guaranteed amount each month.

NOTE 5 - LEGAL PROCEEDINGS
The Partnership is not a defendant in any legal actions.

     NOTE 6 - ASSET CONCENTRATIONS AND CHARACTERISTICS The mortgage loans are secured by recorded deeds of trust. At December 31, 1995, there were 52 loans outstanding with the following characteristics:

  Number of loans outstanding                                          52
  Total loans outstanding                                     $12,047,252

  Average loan outstanding                                    $   231,677
  Average loan as percent of total                                   1.92  %
  Average loan as percent of Partners  Capital                       2.02  %

  Largest loan outstanding                                     $1,073,721
  Largest loan as percent of total                                   8.91  %
  Largest loan as percent of Partners  Capital                       9.36  %

  Number of counties where security is
      located (all California)                                         15
  largest percentage of loans in one county                         23.47  %
  Average loan to appraised value
      at time loan was consummated                                  63.59  %
  Number of loans in foreclosure status                                 0
  Amount of loans in foreclosure                                        0

     The cash balance at December  31, 1995,  of $380,318 was in four banks with
interest  bearing  balances  totaling  $372,262.   The  balances  exceeded  FDIC
insurance limits (up to $100,000 per bank) by $279,653.

                                GYMNO CORPORATION
                              FINANCIAL STATEMENTS
                             JUNE 30, 1996 AND 1995
                         (With Auditors Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                     3658 MOUNT DIABLO BOULEVARD, SUITE #205
                           LAFAYETTE, CALIFORNIA 94549
                                -----------------
                                 (510) 284-3590
                               FAX (510) 284-3593





                          INDEPENDENT AUDITORS REPORT




BOARD OF DIRECTORS
GYMNO CORPORATION


     We have audited the accompanying balance sheets of GYMNO Corporation as of June 30, 1996, and 1995, and the related statements of income, stockholders equity and cash flows for the two years then ended. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GYMNO Corporation as of June 30, 1996, and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



                                PARODI & CROPPER






Lafayette, California
July 31, 1996

                                                      GYMNO CORPORATION
                                                       BALANCE SHEETS
                                                   JUNE 30, 1996 AND 1995

                                                           ASSETS


                                                                                    1996                           1995
                                                                               ---------------                 -------------

Cash and equivalents                                                              $       398                   $     1,376
Deferred income tax benefits                                                              120                           120
Recoverable income taxes                                                                    0                           922
                                                                               ---------------                 -------------

    Total current assets                                                                  518                         2,418
                                                                               ---------------                 -------------



Investment in partnerships, at net equity:
  Redwood Mortgage Investors IV                                                         7,500                         8,281
  Redwood Mortgage Investors V                                                          5,000                         5,000
  Redwood Mortgage Investors VI                                                         9,773                         9,773
  Redwood Mortgage Investors VII                                                       12,748                        12,998
  Redwood Mortgage Investors VIII                                                      12,270                         7,429
                                                                               ---------------                 -------------
                                                                                       47,291                        43,481
                                                                               ===============                 =============
                                                                                   $   47,809                    $   45,899
                                                                               ===============                 =============


                                            LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities:
  Accounts payable - Stockholders                                                  $       436                  $       436
  Accounts payable                                                                       1,000                        1,000
  Accrued income taxes                                                                     357                            0
  Loan from Redwood Mortgage at 8% interest                                              4,000                        4,000
                                                                               ----------------                -------------

    Total current liabilities:                                                           5,793                        5,436
                                                                               ----------------                -------------

Stockholders  Equity:
  Common Stock at stated value:
    Authorized 1,000,000 shares of no par value issued and
     outstanding 500 shares                                                              5,000                        5,000
  Paid-in surplus                                                                        7,500                        7,500
  Retained earnings                                                                     29,516                       27,963
                                                                               ----------------                -------------

    Total stockholders  equity                                                          42,016                       40,463
                                                                               ================                =============
                                                                                    $   47,809                   $   45,899
                                                                               ================                =============



See accompanying notes to financial statements.

                                                      GYMNO CORPORATION
                                                    STATEMENTS OF INCOME
                                             YEARS ENDED JUNE 30, 1996 AND 1995

                                                                                    1996                           1995
                                                                               ----------------                -------------
REVENUE
  Partnership earnings - as General Partner                                         $   11,275                   $   10,347
  Reconveyance fees                                                                      3,360                        3,990
  Other partnership earnings                                                                74                          355
                                                                               ----------------                -------------

                                                                                        14,709                       14,692
                                                                               ----------------                -------------

EXPENSES
  Management services - Stockholders                                                     7,516                        6,898
  Contracted services - Redwood Mortgage                                                   672                          798
  Professional Services                                                                  3,421                        4,015
  Interest expense                                                                         320                          321
  Other                                                                                     10                          247
                                                                               ----------------                -------------

                                                                                        11,939                       12,279
                                                                               ----------------                -------------

Income before provision for income taxes                                                 2,770                        2,413
                                                                               ----------------                -------------

Provision for income taxes:
  California                                                                               800                          800
  Federal                                                                                  417                           58
                                                                               ----------------                -------------
                                                                                         1,217                          858
                                                                               ----------------                -------------

Net income                                                                         $     1,553                  $     1,555
                                                                               ================                =============

Per share (500 shares)                                                             $      3.11                  $      3.11
                                                                               ================                =============

See accompanying notes to financial statements.


                                                      GYMNO CORPORATION
                                             STATEMENTS OF STOCKHOLDERS EQUITY
                                             YEARS ENDED JUNE 30, 1996 AND 1995


                                                        COMMON STOCK                   PAID-IN        RETAINED
                                                 ---------------------------
                                                  SHARES             AMOUNT            SURPLUS        EARNINGS           TOTAL

Balances - June 30, 1994                            500#             $5,000             $7,500         $26,408         $38,908

Net income for the year ended June 30, 1995            0                  0                  0           1,555           1,555
                                                  -------     --------------    ---------------    ------------    ------------

Balances - June 30, 1995                            500#             $5,000             $7,500         $27,963         $40,463

Net income for the year ended June 30, 1996            0                  0                  0           1,553           1,553
                                                  -------     --------------    ---------------    ------------    ------------

Balances - June 30, 1996                            500#             $5,000             $7,500         $29,516         $42,016
                                                  =======     ==============    ===============    ============    ============

See accompanying notes to financial statements.

                                                      GYMNO CORPORATION
                                                  STATEMENTS OF CASH FLOWS
                                             YEARS ENDED JUNE 30, 1996 AND 1995


                                                                                    1996                           1995
                                                                               ----------------                -------------

Cash flows from operating activities:
  Net income                                                                            $1,553                       $1,555
  Adjustments to reconcile net income to net
    cash provided by operating activities:
     (Increase) decrease in recoverable income taxes                                       922                        (922)
     Mark investment to current value                                                        0                        (100)
     Increase (decrease) in accounts payable
      and accrued liabilities                                                              357                          746
                                                                               ----------------                -------------

                                                                                         2,832                        1,279
                                                                               ----------------                -------------

Cash flows from investing activities:
  (Increase) decrease in:
     Cash invested in partnership                                                      (3,810)                      (1,563)
                                                                               ----------------                -------------

Net increase (decrease) in cash equivalents                                              (978)                        (284)

Cash equivalents at beginning of year                                                    1,376                        1,660
                                                                               ----------------                -------------

Cash equivalents at end of year
  (consisting of cash in banks)                                                      $     398                     $  1,376
                                                                               ================                =============

See accompanying notes to financial statements.

                                GYMNO CORPORATION
                             NOTES TO BALANCE SHEETS
                             JUNE 30, 1996 AND 1995


NOTE 1 - ORGANIZATION

     GYMNO Corporation (the Company) was formed in July, 1986, by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services which are performed by the stockholders. In addition, the Company receives reconveyance fees for which it contracts with Redwood Home Loan Company, dba Redwood Mortgage at 20% of such fees. Redwood Mortgage is controlled by D. Russell Burwell.

     The Company has also acquired limited partnership interest in Redwood Mortgage Investors IV and VII. The Company receives investment income from such limited partnership interests. At June 30, 1996, the limited partnership interest in Redwood Mortgage Investors IV had been liquidated.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

     The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

NOTE 3 - INCOME TAXES

     The following reflects the income taxes for the two years ending June 30, 1996 and 1995:


                                                      GYMNO CORPORATION
                                                   NOTES TO BALANCE SHEETS
                                                     YEARS 1996 AND 1995

                                                                1996                                 1995
                                                    CALIFORNIA                FEDERAL           CALIFORNIA             FEDERAL

Income before provision for income taxes             $   2,770                  2,770             $  2,413            $  2,413
Nondeductible expenses                                       0                      0                    1                   1
State Tax Deduction:
   Prior fiscal year tax                                     0                  (800)                    0               (800)
Taxable income differential-partnerships                   832                    812              (1,227)             (1,227)
                                             ------------------    -------------------    -----------------    ----------------

Taxable income                                           3,602                  2,782                1,187                 387
                                             ------------------    -------------------    -----------------    ----------------

Tax rate (California $800 minimum)                        9.3%                    15%                 9.3%                 15%
                                             ------------------    -------------------    -----------------    ----------------

Income tax expense                                  $      800                    417             $    800           $      58
                                             ==================    ===================    =================    ================


Above tax liability                                 $      800                    417             $    800           $      58
Estimated tax payments                                     800                     60                  800                 980
                                             ------------------    -------------------    -----------------    ----------------

Income tax liability (recoverable)                 $         0                    357           $        0            $  (922)
                                             ==================    ===================    =================    ================

Total liability (recoverable)                       $      357                                    $  (922)
                                             ==================                           =================


     California income taxes were determined at the greater of 9.3% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1996 taxes are deductible in 1997). At both June 30, 1996, and 1995, there were deferred income tax benefits of $120 relating to the $800 California Franchise Tax deductible in the following year.

PRIOR PERFORMANCE TABLES

     The prior performance tables as referenced in the Prior Performance Summary of the Prospectus present information on programs previously sponsored by the General Partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the Partnership, in the opinion of the General Partners, all of the partnerships included in the tables had investment objectives which were similar to those of the Partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a
Partner's capital account for additional Mortgage Investments; and (ii) preservation of the Partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII and the Partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In addition, the Partnership's Loan Servicing Fees may be slightly higher and interest earned on the loans made by the Partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the Partnership, and inclusion of these tables does not imply that investors of the Partnership will experience results comparable to those experienced in the partnerships referred to in the tables.

The tables consist of:

Table I                         Experience in Raising and Investing Funds.

Table II                        Compensation to General Partners and Affiliates.

Table III                       Operating Results of Prior Limited Partnerships.

Table V                         Payment of Mortgage Investments.

     Persons who purchase Interests in the Partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the Prospectus does not imply that the Partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The General Partners have sponsored only two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables include information about prior non-public programs whose investment objectives are similar to those of the Partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the Description of Open Mortgage Investments of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The Partnership will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of Table VI.

                        DEFINITIONS AND GLOSSARY OF TERMS

     The following terms used in the Tables have the following meanings:

     "Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

     "GAAP" shall mean generally accepted accounting principles.

     "Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial Mortgage Investments.


     The following is a brief description of the Tables:

     TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I summarizes, as a percentage basis, all funds through June 30, 1996, for partnerships which completed funding during the three (3) years ending on such date.

     TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

     Table II summarizes the compensation paid the General Partners and Affiliates by those partnerships which completed funding during the three (3) years ended June 30, 1996.

     TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

     Table III summarizes the annual operating results through December 31, 1995 for partnerships which closed their offering during the seven (7) years ending June 30, 1996.

     TABLE V - PAYMENT OF MORTGAGE INVESTMENTS

     Table V presents information on the payment of the partnerships' mortgages within the three (3) years ending June 30, 1996.

     About one-third of the loans to the partnerships are fractionalized loans and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                                                           TABLE I
                                          EXPERIENCE IN RAISING AND INVESTING FUNDS
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                              RMI VII
                                                                       ---------------
Dollar Amount Offered                                                     $12,000,000
Dollar Amount Raised                                                      $11,998,359
Percentage of Amount Raised                                                    100.0%
Less Offering Expenses:
     Organization Expense                                                       3.55%
Percentage Available for Investment
     Net of Offering Expenses                                                  96.45%
     Loans Funded from Offering Proceeds Secured by Mortgage                   86.85%
     Formation Loan (1):                                                        7.62%
     Selling Commissions Paid to Non-Affiliates                                 1.00%
     Selling Commissions Paid to Affiliates                                       -0-
     Loan Commitments (2):                                                        -0-
     Loan Application or Loan Processing Fees                                     -0-
     Funds Available for Future Commitments                                       -0-
     Reserve                                                                    0.98%
                                                                       ===============
Total                                                                          96.45%
                                                                       ===============

Date Offering Commenced                                                      10/20/89
Length of Offering                                                          36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of
     Offering)                                                              38 months

                                                           TABLE I
                                          EXPERIENCE IN RAISING AND INVESTING FUNDS
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~


                                                                               RMI VI
                                                                       ---------------
Dollar Amount Offered                                                     $12,000,000
Dollar Amount Raised                                                      $ 9,772,594
Percentage of Amount Raised                                                    100.0%
Less Offering Expenses:
     Organization Expense                                                       2.63%
     Selling Commissions Paid to Non-Affiliates                                  1.0%
     Selling Commissions Paid to Affiliates                                       -0-
Percentage Available for Investment,
     Net of Offering Expenses                                                  96.37%
     Loans Funded from Offering Proceeds Secured by Mortgage                   86.04%
     Formation Loan (1):                                                        6.27%
     Loan Commitments                                                             -0-
     Loan Application or Loan Processing Fees                                     -0-
     Funds Available for Future Commitments                                     1.06%
     Reserve                                                                    3.00%
                                                                       ===============
Total                                                                          96.37%
                                                                       ===============





Date Offering Commenced                                                      09/03/87
Length of Offering                                                          24 months
Months to Commit 90% of Amount Available for Investment
    (Measured from Beginning of Offering)                                   25 months


                                                          TABLE II
                                       COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)


                                                                                       RMI VII
                                                                                ---------------
Date Offering Commenced                                                               10/20/89
Dollar Amount Raised                                                               $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                   -0-
       Selling Commissions                                                                 -0-
       Loan Application or Loan Processing Fees                                            -0-
       Reimbursement of Expenses, at Cost                                               86,082
       Acquisition Fees                                                                    -0-
       Advisory Fees                                                                       -0-
       Other                                                                               -0-
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
       Points (1)                                                                   $1,197,309
       Processing Fees (1)                                                              39,777
       Other (1)                                                                         6,181
Dollar Amount of Cash Generated from Operations Before Deducting
       Payments to General Partners and Affiliates:                                $ 7,918,165
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                 $    53,246
       Earnings Distribution                                                            49,331
       Mortgage Servicing Fee                                                          234,906
       Late Charges                                                                        -0-
       Reimbursement of Expenses, at Cost                                              127,090
       Prepayment Fee                                                                      -0-


 (1)  These sums were paid by borrowers of partnership funds, and were  not expenses of the partnership.

                                                          TABLE II
                                       COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                        RMI VI
                                                                                ---------------
Date Offering Commenced                                                                9/03/87
Dollar Amount Raised                                                               $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                   -0-
       Selling Commissions                                                                 -0-
       Loan Application or Loan Processing Fees                                            -0-
       Reimbursement of Expenses, at Cost                                              103,708
       Acquisition Fees                                                                    -0-
       Advisory Fees                                                                       -0-
       Other                                                                               -0-
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
     Points (1)                                                                    $ 1,451,286
     Processing Fees (1)                                                                58,376
     Other (1)                                                                           7,985
Dollar Amount of Cash Generated from Operations Before Deducting
       Payments to General Partners and Affiliates:                                $11,696,002
Amount Paid to General Partners and Affiliates from Operations:
     Partnership Management Fees                                                   $    74,296
     Earnings Fee                                                                       70,076
     Mortgage Servicing Fee                                                            543,892
     Reimbursement of Expenses, at Cost                                                202,043


(1)  These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.


                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI VII
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1989                1990              1991
                                                                         ----------------     ---------------    --------------
                                                                 5 days in December 1989

Gross Revenues                                                              $      1,682         $   238,949        $  759,828
Less: General Partners' Management Fee                                               -0-               4,795             7,506
  Mortgage Servicing Fee                                                             -0-              14,172            42,177
  Administrative Expenses                                                            191               5,304            36,595
  Provision for Uncollected Accounts                                                 -0-               3,000            19,398
  Amortization of Organization and Syndication Costs                                   3                 773               894
  Offering Period Interest Expense to Limited Partners                             1,241              14,616            23,114
  Interest Expense                                                                   -0-                 -0-               -0-
                                                                         ----------------     ---------------    --------------
Net Income (GAAP Basis) distr. to Limited Partners                         $         247         $   196,289         $ 630,144
                                                                         ----------------     ---------------    --------------
 Sources of Funds - Net Income                                             $         247         $   196,289        $  630,144
Reduction in Assets                                                                  -0-                 -0-               -0-
Increase in Liabilities                                                           28,696                 -0-            13,531
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-                 -0-               370
Increase in Applicant's Deposit                                                  163,632              27,290           134,278
Increase in Partners' Capital                                                    135,743           2,866,189         4,957,724
                                                                         ----------------     ---------------    --------------
Cash generated from Operations                                               $   328,318          $3,089,768        $5,736,047
Use of Funds-Increase in Assets                                              $   287,117          $2,720,557        $5,549,077
Reduction in Liabilities                                                             -0-              27,876               -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-               -0-
Offering Period Interest Expense to Limited Partners                                 188               5,094             9,379
  Investment Income Pd to LP's                                                        52              58,001           228,039
  Return of Capital to LP's                                                          -0-                 -0-            10,893
                                                                         ----------------     ---------------    --------------
Net Increase (Decrease) in Cash                                             $     40,961         $   278,240       $  (61,341)
Cash at the beginning of the year                                                    -0-        $     40,961       $   319,201
Cash at the end of the year                                                 $     40,961         $   319,201       $   257,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $        1.46        $     108.02      $     102.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                $        1.46        $     102.99      $      97.51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                               $        0.38         $  35.41(1)       $  39.22(1)
  Capital (1)                                                                        -0-                 -0-     $        1.87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $        9.10        $     119.03      $     109.67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $        8.33        $     113.40       $    104.83


NOTES:
(1)  Based upon year's average capital balances.

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI VII
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1992                1993                1994
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                                $1,468,593          $1,711,092          $1,489,882
Less: General Partners' Management Fee                                            14,202              16,735              10,008
  Mortgage Servicing Fee                                                          53,628              58,802                 -0-
  Administrative Expenses                                                         95,526             152,782              78,822
  Provision for Uncollected Accounts                                             125,618             235,423             335,955
  Amortization of Organization and Syndication Costs                               2,016               2,016               2,016
  Offering Period Interest Expense to Limited Partners                            13,361                 -0-                 -0-
  Interest Expense                                                                68,226             119,351             135,790
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                            $1,096,016          $1,125,983             927,291
                                                                         ----------------     ---------------    ----------------
Sources of Funds - Net Income                                                 $1,096,016          $1,125,983         $   927,291
Reduction in Assets                                                                  -0-             883,182                 -0-
Increase in Liabilities                                                        1,999,649                 -0-             956,846
Early Withdrawal Penalties Applied to Synd. Costs                                  1,173               7,195              10,635
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                  4,091,481                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Cash generated from Operations                                                $7,188,319          $2,016,360          $1,894,772
Use of Funds-Increase in Assets                                               $6,239,730                 -0-          $1,316,184
Reduction in Liabilities                                                             -0-           1,032,580                 -0-
Decrease in Applicant's Deposit                                                  310,539                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                               5,202                 -0-                 -0-
  Investment Income Pd to LP's                                                   360,641             339,746             263,206
  Return of Capital to LP's                                                      456,787             230,004             340,011
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $ (184,580)         $   414,030         $  (24,629)
Cash at the beginning of the year                                            $   257,860         $    73,280         $   487,310
Cash at the end of the year                                                 $     73,280         $   487,310         $   462,681
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                               $      93.03        $      80.06        $      62.85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                 $      89.27        $      77.76        $      61.09
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                $      42.48        $      26.43        $      19.61
  Capital (1)                                                               $      53.80        $      17.89        $      25.34
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                            $     100.70        $      92.76        $      76.88
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                          $      96.64        $      89.52        $    . 74.67


NOTES:
(1)  Based upon year's average capital balances.

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI VII
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1995            06/30/96
                                                                         ----------------     ---------------

Gross Revenues                                                                $1,483,881         $   764,258
Less: General Partners' Management Fee                                               -0-                 -0-
  Mortgage Servicing Fee                                                          33,394              32,733
  Administrative Expenses                                                         66,371              48,562
  Provision for Uncollected Accounts                                             306,779             157,661
  Amortization of Organization and Syndication Costs                               2,016                 368
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-
  Interest Expense                                                               163,361              88,659
                                                                         ----------------     ---------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   911,960         $   436,275
                                                                                              ---------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   911,960         $   436,275
Reduction in Assets                                                                  -0-             151,779
Increase in Liabilities                                                           63,206                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                  3,344                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-
                                                                         ----------------     ---------------
Cash generated from Operations                                               $   978,510         $   588,054
Use of Funds-Increase in Assets                                              $   471,434                 -0-
Reduction in Liabilities                                                             -0-                 500
Decrease in Applicant's Deposit                                                      -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-
  Investment Income Pd to LP's                                                   270,760             148,420
  Return of Capital to LP's                                                      184,157             245,910
                                                                         ----------------
                                                                                              ---------------
Net Increase (Decrease) in Cash                                             $     52,159         $   193,224
Cash at the beginning of the year                                            $   462,681         $   514,840
Cash at the end of the year                                                  $   514,840         $   708,064
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                               $      60.01        $      29.64
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                 $      58.43        $      29.28
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                $      19.69        $      10.44
  Capital (1)                                                               $      13.39        $      17.30
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                            $      65.75                 N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                          $      64.01                 N/A


NOTES:
(1)  Based upon years average capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI VI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1987                1988             1989(2)
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                                $   35,485          $  600,194          $1,284,180
Less: General Partners' Management Fee                                               833              15,726                 -0-
  Mortgage Servicing Fee                                                           2,659              46,393              90,434
  Administrative Expenses                                                            494              19,837              53,083
  Provision for Uncollected Accounts                                                 -0-                 -0-              50,631
  Amortization of Organization and Syndication Costs                                 102               2,196               2,952
  Offering Period Interest Expense to Limited Partners                             8,072              44,871              18,976
  Interest Expense                                                                   -0-                 -0-             108,883
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                            $   23,325          $  471,171          $  959,221
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                 $   23,325          $  471,171          $  959,221
Reduction in Assets                                                                  -0-                 -0-                 -0-
Increase in Liabilities                                                           44,060                 -0-           1,580,600
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-                 -0-                 -0-
Increase in Applicant's Deposit                                                1,114,238                 -0-                 -0-
Increase in Partners' Capital                                                  1,158,336           5,811,540           2,537,274
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $2,339,959          $6,282,711          $5,077,095
Use of Funds-Increase in Assets                                               $1,342,112          $5,836,269          $4,438,494
Reduction in Liabilities                                                             -0-              37,472                 -0-
Decrease in Applicant's Deposit                                                      -0-             567,520             546,718
Offering Period Interest Expense to Limited Partners                               1,585              16,691               9,802
  Investment Income Pd to LP's                                                     7,864             144,038             326,195
  Return of Capital to LP's                                                          -0-                 -0-               8,369
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   988,398          $(319,279)         $ (252,483)
Cash at the beginning of the year                                                    -0-         $   988,398         $   669,119
Cash at the end of the year                                                  $   988,398         $   669,119         $   416,636
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                               $      24.33         $    101.64        $     100.56
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                 $      20.78        $      97.18        $      96.18
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                 $  18.41(1)         $  29.19(1)         $  44.76(1)
  Capital (1)                                                                        -0-                 -0-       $        1.15
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                            $      26.07         $    109.34        $     107.58
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                          $      22.50         $    104.50        $     102.92


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.

                                                               TABLE III
                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI VI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1990                1991                1992
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                                $1,527,697          $1,587,354          $1,661,779
Less: General Partners' Management Fee                                             3,496              14,489              15,287
  Mortgage Servicing Fee                                                         105,405              54,390              79,326
  Administrative Expenses                                                        113,610              76,692              93,282
  Provision for Uncollected Accounts                                              13,687             174,290             266,786
  Amortization of Organization and Syndication Costs                               3,167               3,167               3,166
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
  Interest Expense                                                               154,187             142,442             145,395
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                            $1,134,145          $1,121,884          $1,058,537
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                 $1,134,145          $1,121,884          $1,058,537
Reduction in Assets                                                                  -0-                 -0-                 -0-
Increase in Liabilities                                                              -0-                 -0-           1,401,613
Early Withdrawal Penalties Applied to Synd. Costs                                  3,813               1,345               5,518
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,137,958          $1,123,229          $2,465,668
Use of Funds-Increase in Assets                                              $   500,209         $   380,888          $2,073,362
Reduction in Liabilities                                                         232,193             293,099                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   375,864             341,505             323,037
  Return of Capital to LP's                                                      100,628              41,254             232,370
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $  (70,936)         $    66,483         $ (163,101)
Cash at the beginning of the year                                            $   416,636         $   345,700         $   412,183
Cash at the end of the year                                                  $   345,700         $   412,183         $   249,082
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                               $     100.09        $      93.40        $      82.87
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                 $      95.75        $      89.62        $      79.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                $      36.01        $      30.74        $      27.26
  Capital (1)                                                              $        9.64       $        3.71        $      19.61
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                            $     108.29        $      99.00        $      91.00
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                          $     103.60        $      95.00        $      87.71


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI VI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1993                1994                1995
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                                $1,713,378          $1,391,088          $1,277,782
Less: General Partners' Management Fee                                            15,523               8,942                 -0-
  Mortgage Servicing Fee                                                          94,306                 -0-              42,056
  Administrative Expenses                                                        123,473              59,346              59,656
  Provision for Uncollected Accounts                                             420,583             472,967             344,807
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
  Interest Expense                                                               161,705             185,131             212,915
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   897,788         $   664,702         $   618,348
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   897,788         $   664,702         $   618,348
Reduction in Assets                                                              676,847              18,749             749,375
Increase in Liabilities                                                              -0-             374,511                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                  3,700                 -0-                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,578,335          $1,057,962          $1,367,723
Use of Funds-Increase in Assets                                                      -0-                 -0-                 -0-
Reduction in Liabilities                                                         498,663                 -0-             335,500
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   377,712             303,014             303,098
  Return of Capital to LP's                                                      528,737             729,449             892,953
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   173,223         $    25,499         $ (163,828)
Cash at the beginning of the year                                            $   249,082         $   422,305         $   447,804
Cash at the end of the year                                                  $   422,305         $   447,804         $   283,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                               $      72.01        $      54.95        $      53.03
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                 $      69.74        $      53.62        $      51.79
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                $      30.57        $      24.53        $      25.29
  Capital (1)                                                               $      42.79        $      59.06        $      74.51
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                            $      92.72        $      49.87        $      59.39
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                          $      89.90        $      48.66        $      58.00


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI VI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                06/30/96
                                                                         ----------------

Gross Revenues                                                               $   597,065
Less: General Partners' Management Fee                                               -0-
  Mortgage Servicing Fee                                                          28,923
  Administrative Expenses                                                         42,217
  Provision for Uncollected Accounts                                             135,588
  Amortization of Organization and Syndication Costs                                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-
  Interest Expense                                                                90,206
                                                                         ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   300,131
                                                                         ----------------
Sources of Funds - Net Income                                                $   300,131
Reduction in Assets                                                              645,182
Increase in Liabilities                                                              -0-
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-
Increase in Applicant's Deposit                                                      -0-
Increase in Partners' Capital                                                        -0-
                                                                         ----------------
Cash generated from Operations                                               $   945,313
Use of Funds-Increase in Assets                                                      -0-
Reduction in Liabilities                                                         326,000
Decrease in Applicant's Deposit                                                      -0-
Offering Period Interest Expense to Limited Partners                                 -0-
  Investment Income Pd to LP's                                                   145,281
  Return of Capital to LP's                                                      520,437
                                                                         ----------------
Net Increase (Decrease) in Cash                                              $  (46,405)
Cash at the beginning of the year                                            $   283,976
Cash at the end of the year                                                  $   237,571
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                               $      26.46
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                 $      26.18
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                $      12.74
  Capital (1)                                                               $      45.63
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                                     N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                                   N/A


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.

                                                 TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                            RMI V
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1986                1987                1988
                                                                         ----------------     ---------------    ----------------
                                                                          (1 month only)

Gross Revenues                                                              $     20,794         $   460,522         $   627,223
Less: General Partners' Management Fee                                               342               7,922               5,260
  Mortgage Servicing Fee                                                           1,052              40,010              50,274
  Administrative Expenses                                                            753              16,702              44,802
  Provision for Uncollected Accounts                                               1,740                 -0-              22,119
  Amortization of Organization and Syndication Costs                                 271                 502                 606
  Offering Period Interest Expense to Limited Partners                             7,114              23,135                 -0-
  Interest Expense                                                                   -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                          $      9,522         $   372,251         $   504,162
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                               $      9,522         $   372,251         $   504,162
Reduction in Assets                                                                  -0-                 -0-                 -0-
Increase in Liabilities                                                            7,815                 -0-                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-                 -0-                 -0-
Increase in Applicant's Deposit                                                  515,356                 -0-                 -0-
Increase in Partners' Capital                                                  1,369,469           3,540,065                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,902,162          $3,912,316         $   504,162
Use of Funds-Increase in Assets                                               $1,743,843          $2,842,678         $   566,387
Reduction in Liabilities                                                             -0-               5,169                 834
Decrease in Applicant's Deposit                                                      -0-             515,356                 -0-
Offering Period Interest Expense to Limited Partners                               1,790               9,119                 -0-
  Investment Income Pd to LP's                                                     2,962             137,682             178,902
  Return of Capital to LP's                                                          -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   153,567         $   402,312         $ (241,961)
Cash at the beginning of the year                                                    -0-         $   153,567         $   555,879
Cash at the end of the year                                                  $   153,567         $   555,879         $   313,918
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $         110       $         101      $           95
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                $         106       $          96      $           91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           26       $          39      $           35
  Capital (1)                                                                        -0-                 -0-                 -0-
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         114       $         103      $           97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $         109       $          99      $           93


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                            RMI V
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1989                1990                1991
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   755,856         $   775,058         $   745,102
Less: General Partners' Management Fee                                             9,395               7,323               7,487
  Mortgage Servicing Fee                                                          47,501              57,395              29,117
  Administrative Expenses                                                         46,129              46,319              67,569
  Provision for Uncollected Accounts                                              63,984              51,770              61,411
  Amortization of Organization and Syndication Costs                                 631                 631                 631
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
  Interest Expense                                                                61,600              67,569              24,462
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   526,616         $   544,051         $   554,425
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   526,616         $   544,051         $   554,425
Reduction in Assets                                                                  -0-             591,879              36,728
Increase in Liabilities                                                          808,466                 -0-                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-               8,003               4,658
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,335,082          $1,143,933         $   595,811
Use of Funds-Increase in Assets                                               $1,272,177                 -0-                 -0-
Reduction in Liabilities                                                             -0-             586,933              17,593
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   178,180             191,970             172,259
  Return of Capital to LP's                                                       78,120             283,253             170,711
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $ (193,395)         $    81,777         $   235,248
Cash at the beginning of the year                                            $   313,918         $   120,523         $   202,300
Cash at the end of the year                                                  $   120,523         $   202,300         $   437,548
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           93       $          94      $           94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           89       $          91      $           90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           33       $          34      $           30
  Capital (1)                                                             $           14       $          49      $           29
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         107       $         106      $           99
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $         102       $         101      $           95


NOTES:
(1)  Based upon years initial capital balances


                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                            RMI V
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1992                1993                1994
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   840,592         $   826,774         $   557,036
Less: General Partners' Management Fee                                            14,746              12,084               2,333
  Mortgage Servicing Fee                                                          42,526              42,609                 -0-
  Administrative Expenses                                                         59,495              80,006              39,594
  Provision for Uncollected Accounts                                             114,162             141,059             140,499
  Amortization of Organization and Syndication Costs                                 631                 631                 629
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
  Interest Expense                                                                68,662              79,848              79,951
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   540,370         $   470,537         $   294,030
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   540,370         $   470,537         $   294,030
Reduction in Assets                                                                  -0-             554,553             418,962
Increase in Liabilities                                                          945,442                 -0-               9,731
Early Withdrawal Penalties Applied to Synd. Costs                                  1,833               1,617                 634
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,487,645          $1,026,707         $   723,357
Use of Funds-Increase in Assets                                               $1,389,730                 -0-                 -0-
Reduction in Liabilities                                                             -0-              62,234                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   179,048             233,928             139,550
  Return of Capital to LP's                                                  $   280,929         $   546,248         $   640,685
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $ (362,062)         $   184,297         $  (56,878)
Cash at the beginning of the year                                            $   437,548         $    75,486         $   259,783
Cash at the end of the year                                                 $     75,486         $   259,783         $   202,905
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           89       $          77      $           50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           85       $          75      $           49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           30       $          38      $           24
  Capital (1)                                                             $           47       $          89       $         110
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           97       $          93      $           10
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           93       $          90      $           10


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                            RMI V
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1995            06/30/96
                                                                         ----------------     ---------------

Gross Revenues                                                               $   567,540          $  200,344
Less: General Partners' Management Fee                                               -0-                 -0-
  Mortgage Servicing Fee                                                             -0-                 -0-
  Administrative Expenses                                                         30,593              23,798
  Provision for Uncollected Accounts                                             182,162              18,419
  Amortization of Organization and Syndication Costs                                 627                 314
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-
  Interest Expense                                                                95,941              45,253
                                                                         ----------------     ---------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   258,217          $  112,560
                                                                                              ---------------
                                                                         ----------------
Sources of Funds - Net Income                                                    258,217             112,560
Reduction in Assets                                                              464,011             380,552
Increase in Liabilities                                                              -0-                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-
                                                                                              ---------------
                                                                         ----------------
Cash generated from Operations                                               $   722,228           $ 493,112
Use of Funds-Increase in Assets                                                      -0-                 -0-
Reduction in Liabilities                                                          69,000             124,499
Decrease in Applicant's Deposit                                                      -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-
  Investment Income Pd to LP's                                                   124,329              51,539
  Return of Capital to LP's                                                      689,307             296,716
                                                                         ----------------     ---------------
Net Increase (Decrease) in Cash                                              $ (160,408)           $  20,358
Cash at the beginning of the year                                            $   202,905           $  42,497
Cash at the end of the year                                                 $     42,497           $  62,855
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           50         $        24
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           49         $        24
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           23          $       11
  Capital (1)                                                              $         130          $       62
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           51                 N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           50                 N/A


NOTES:(1)  Based upon years initial capital balances


                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI IV
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1985                1986                1987
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   236,437         $   870,719          $1,104,423
Less: General Partners' Management Fee                                             5,253              21,185              30,732
  Mortgage Servicing Fee                                                          11,375              44,077              93,423
  Administrative Expenses                                                          3,384              49,905              66,321
  Provision for Uncollected Accounts                                               7,441              22,830             (5,457)
  Amortization of Organization and Syndication Costs                               3,510              13,429               3,953
  Offering Period Interest Expense to Limited Partners                            22,680              43,310                 -0-
  Interest Expense                                                                   -0-              35,242              94,461
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   182,794         $   640,741         $   820,990
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   182,794         $   640,741         $   820,990
Reduction in Assets                                                                  -0-                 -0-             559,202
Increase in Liabilities                                                            7,669           1,012,556                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-                 -0-                 -0-
Increase in Applicant's Deposit                                                  605,351                 -0-                 -0-
Increase in Partners' Capital                                                  3,323,145           4,238,412                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $4,118,959          $5,891,709          $1,380,192
Use of Funds-Increase in Assets                                               $3,327,257          $5,131,576                 -0-
Reduction in Liabilities                                                             -0-                 -0-             277,205
Decrease in Applicant's Deposit                                                      -0-             605,351                 -0-
Offering Period Interest Expense to Limited Partners                              20,118              45,713                 -0-
  Investment Income Pd to LP's                                                    73,959             279,521             322,880
  Return of Capital to LP's                                                          -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   697,625          $(170,452)         $   780,107
Cash at the beginning of the year                                                    -0-         $   697,625         $   527,173
Cash at the end of the year                                                  $   697,625         $   527,173          $1,307,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $         137       $         120       $         101
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                $         126       $         114      $           97
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           28       $          88      $           41
  Capital (1)                                                                        -0-                 -0-                 -0-
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         138       $         122       $         104
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $         128       $         116       $         100


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI IV
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1988                1989                1990
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                                $1,129,031          $1,211,845          $1,277,106
Less: General Partners' Management Fee                                            29,706              34,382              23,258
  Mortgage Servicing Fee                                                          88,759              75,527              86,746
  Administrative Expenses                                                         63,560              60,693              73,780
  Provision for Uncollected Accounts                                              53,594              76,840              31,384
  Amortization of Organization and Syndication Costs                                 405               1,974               1,975
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
  Interest Expense                                                                85,230             121,043             160,574
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   807,777         $   841,386         $   899,389
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   807,777         $   841,386         $   899,389
Reduction in Assets                                                                  -0-                 -0-                 -0-
Increase in Liabilities                                                              -0-             506,746             567,797
Early Withdrawal Penalties Applied to Synd. Costs                                    -0-                 -0-                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   807,777          $1,348,132          $1,467,186
Use of Funds-Increase in Assets                                               $1,346,774          $1,282,363         $   826,609
Reduction in Liabilities                                                         136,669                 -0-                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   290,113             259,531             293,775
  Return of Capital to LP's                                                          -0-                 353              94,721
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $ (965,779)          $(194,115)         $   252,081
Cash at the beginning of the year                                             $1,307,280         $   341,501         $   147,386
Cash at the end of the year                                                  $   341,501         $   147,386         $   399,467
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           92       $          93      $           94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           91       $          89      $           90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           35       $          29      $           31
  Capital (1)                                                                        -0-                 -0-      $           10
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           94       $         101      $           94
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           90       $          97      $           90


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI IV
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1991                1992                1993
                                                                   ----------------------     ---------------    ----------------

Gross Revenues                                                                $1,261,526          $1,329,074          $1,186,369
Less: General Partners' Management Fee                                            12,644               6,306              12,315
  Mortgage Servicing Fee                                                             -0-              44,638              71,037
  Administrative Expenses                                                         90,490              70,546              62,545
  Provision for Uncollected Accounts                                             165,786             295,550             367,250
  Amortization of Organization and Syndication Costs                               1,975               1,975               1,975
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
  Interest Expense                                                               118,355             122,990                 -0-
                                                                   ----------------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   872,276         $   787,069         $   671,247
                                                                                              ---------------    ----------------
                                                                   ----------------------
Sources of Funds - Net Income                                                $   872,276         $   787,069         $   671,247
Reduction in Assets                                                                  -0-           1,548,510             607,766
Increase in Liabilities                                                            3,732                 -0-                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                  2,329                 958                 118
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                   ----------------------
Cash generated from Operations                                                  $878,337          $2,336,537          $1,279,131
Use of Funds-Increase in Assets                                                 $103,300                 -0-                 -0-
Reduction in Liabilities                                                             -0-           1,670,953               9,828
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   327,082             331,750             292,590
  Return of Capital to LP's                                                      454,911             613,524             742,194
                                                                   ----------------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                             $    (6,956)          $(279,690)         $   234,519
Cash at the beginning of the year                                            $   399,467         $   392,511         $   112,822
Cash at the end of the year                                                  $   392,511         $   112,821         $   347,341
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           87       $          79      $           68
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           84       $          76      $           66
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           33       $          33      $           30
  Capital (1)                                                             $           45       $          61      $           75
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           87       $          90      $           82
Federal Income Tax Results for $1,000 Invested for a Limited
Partner Receiving Monthly Earnings Distributions                               $      83       $          87      $           79


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI IV
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1994                1995            06/30/96
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   994,076          $1,016,152            $479,203
Less: General Partners' Management Fee                                            11,687              10,959               5,224
  Mortgage Servicing Fee                                                          88,072              73,032              27,942
  Administrative Expenses                                                         56,734              54,789              39,063
  Provision for Uncollected Accounts                                             243,856             189,026              88,001
  Amortization of Organization and Syndication Costs                               1,975               1,241                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
  Interest Expense                                                                 9,585             139,708              68,478
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   582,167         $   547,397            $250,495
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   582,167         $   547,397             250,495
Reduction in Assets                                                                  -0-                 -0-             270,537
Increase in Liabilities                                                        1,111,875             396,156                 -0-
Early Withdrawal Penalties Applied to Synd. Costs                                  1,400                 -0-                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,695,442         $   943,553            $521,032
Use of Funds-Increase in Assets                                              $   520,319         $    74,528                 -0-
Reduction in Liabilities                                                             -0-                 -0-              11,875
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   261,074             233,353             102,816
  Return of Capital to LP's                                                      907,454             864,922             370,500
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                             $      6,595          $(229,250)              35,841
Cash at the beginning of the year                                            $   347,341          $  353,936             124,686
Cash at the end of the year                                                  $   353,936          $  124,686             160,527
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           62       $          63       $          30
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           60       $          61        $         30
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           27       $          26        $         12
  Capital (1)                                                             $           95       $          97        $         44
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           44       $          67                 N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           43       $          66                 N/A


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI III
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1984                1985                1986
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   121,765         $   215,150         $   200,934
Less: General Partners' Management Fee                                             5,878              11,488              12,240
  Mortgage Servicing Fee                                                           5,384               9,421              12,118
  Administrative Expenses                                                          4,001               7,368              16,210
  Provision for Uncollected Accounts                                               1,228              10,420               7,612
  Amortization of Organization and Syndication Costs                                 789               1,051               1,051
  Offering Period Interest Expense to Limited Partners                             4,501                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                          $     99,984         $   175,402         $   151,703
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                               $     99,984         $   175,402         $   151,703
Decrease in Assets                                                                   -0-                 -0-              73,219
Increase in Liabilities                                                           15,080                 -0-                 914
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                  1,429,624                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,544,688         $   175,402         $   225,836
Use of Funds-Increase in Assets                                               $1,476,990         $    47,801                 -0-
Decrease in Liabilities                                                              -0-              14,848                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    40,333              77,652              58,391
  Return of Capital to LP's                                                          -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                             $     27,365         $    35,101         $   167,445
Cash at the beginning of the year                                                    -0-         $    27,365        $     62,466
Cash at the end of the year                                                 $     27,365         $    62,466         $   229,911
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $         123       $         119      $           97
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                $         121       $         114      $           93
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           27       $          52      $           37
  Capital (1)                                                                        -0-                 -0-                 -0-
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         124       $         120      $           96
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $         121       $         113      $           92


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI III
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1987                1988                1989
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                                 $ 165,951           $ 190,856           $ 211,062
Less: General Partners' Management Fee                                             1,050                 -0-               3,408
  Mortgage Servicing Fee                                                           3,989               8,678              11,179
  Administrative Expenses                                                         14,664              16,186              16,281
  Provision for Uncollected Accounts                                              13,886              22,486              30,612
  Amortization of Organization and Syndication Costs                                 462                 578                 990
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                             $ 131,900           $ 142,928           $ 148,592
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                  $ 131,900           $ 142,928           $ 148,592
Decrease in Assets                                                                48,139                 -0-                 -0-
Increase in Liabilities                                                            2,656               1,580                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                 $ 182,695           $ 144,508           $ 148,592
Use of Funds-Increase in Assets                                                      -0-           $ 290,071           $   5,767
Decrease in Liabilities                                                              -0-                 -0-               4,532
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    53,836              61,267              94,559
  Return of Capital to LP's                                                          -0-                 -0-             116,362
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   128,859          $(206,830)         $  (72,628)
Cash at the beginning of the year                                            $   229,911          $  358,770         $   151,940
Cash at the end of the year                                                  $   358,770          $  151,940        $     79,312
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           78       $          81      $           83
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           76       $          78      $           80
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           32       $          35      $           51
  Capital (1)                                                                        -0-                 -0-      $           63
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           79       $          82      $           83
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           76       $          79      $           80


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI III
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1990                1991                1992
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   196,540         $   169,921         $   177,555
Less: General Partners' Management Fee                                            12,833              11,454               7,915
  Mortgage Servicing Fee                                                           9,561               8,008               9,842
  Administrative Expenses                                                         12,596              12,399              22,371
  Provision for Uncollected Accounts                                               5,828               4,040               9,977
  Amortization of Organization and Syndication Costs                                  -0                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-      $           57
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   155,722         $   134,020         $   127,393
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   155,722         $   134,020         $   127,393
Decrease in Assets                                                               124,828             229,739                 -0-
Increase in Liabilities                                                              -0-                 735                 764
Increase in Applicant's Deposit                                                      -0-                 -0-              80,000
Increase in Partners' Capital                                                        -0-                 -0-             345,151
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   280,550         $   364,494         $   553,308
Use of Funds-Increase in Assets                                                      -0-                 -0-             206,184
Decrease in Liabilities                                                            1,279                 -0-                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                   123,195              96,512              84,590
  Return of Capital to LP's                                                      219,305             238,846             230,697
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $  (63,229)         $    29,136        $     31,837
Cash at the beginning of the year                                           $     79,312         $    16,083        $     45,219
Cash at the end of the year                                                 $     16,083         $    45,219        $     77,056
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           94       $          90      $           88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           90       $          87      $           85
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           69       $          61      $           61
  Capital (1)                                                              $         123       $         150       $         166
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           98       $         111      $           97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $         107       $          93      $           94


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI III
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1993                1994                1995
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   236,762         $   165,126         $   166,111
Less: General Partners' Management Fee                                             2,993               6,065               6,399
  Mortgage Servicing Fee                                                          11,917              12,068              11,267
  Administrative Expenses                                                         23,634              15,883              16,954
  Provision for Uncollected Accounts                                              66,633                 683                  43
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                     $         242       $         396      $           54
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   131,343         $   130,031         $   131,394
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   131,343         $   130,031         $   131,394
Decrease in Assets                                                               128,311                 -0-                 -0-
Increase in Liabilities                                                              -0-               3,818                 324
Increase in Applicant's Deposit                                                   10,000                 -0-                 -0-
Increase in Partners' Capital                                                    110,242             290,396              25,054
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   379,896         $   424,245         $   156,772
Use of Funds-Increase in Assets                                                      -0-             192,646              67,506
Decrease in Liabilities                                                            1,099                 -0-                 -0-
Decrease in Applicant's Deposit                                                      -0-              90,000                  -0
Offering Period Interest Expense to Limited Partners                                 173                 283                  54
  Investment Income Pd to LP's                                                    85,197              77,734              81,250
  Return of Capital to LP's                                                      236,366             129,391              65,478
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                             $     57,061         $  (65,809)         $  (57,516)
Cash at the beginning of the year                                           $     77,056         $   134,117        $     68,308
Cash at the end of the year                                                  $   134,117         $    68,308        $     10,792
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           82       $          80      $           77
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           79       $          77      $           74
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           55       $          53      $           48
  Capital (1)                                                              $         153       $          88      $           39
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         116       $          81      $           71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $         112       $          79      $           69


NOTES:
(1)  Based upon years initial capital balances


                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI III
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                06/30/96
                                                                         ----------------

Gross Revenues                                                                $   82,767
Less: General Partners' Management Fee                                             1,089
  Mortgage Servicing Fee                                                           4,368
  Administrative Expenses                                                          9,429
  Provision for Uncollected Accounts                                               3,275
  Amortization of Organization and Syndication Costs                               1,658
  Offering Period Interest Expense to Limited Partners                      $        -0-
                                                                         ----------------
Net Income (GAAP Basis) distr. to Limited Partners                             $  62,948
                                                                         ----------------
Sources of Funds - Net Income                                                  $  62,948
Decrease in Assets                                                                60,689
Increase in Liabilities                                                              -0-
Increase in Applicant's Deposit                                                      -0-
Increase in Partners' Capital                                                     50,000
                                                                         ----------------
Cash generated from Operations                                                  $173,637
Use of Funds-Increase in Assets                                                      -0-
Decrease in Liabilities                                                            4,266
Decrease in Applicant's Deposit                                                      -0-
Offering Period Interest Expense to Limited Partners                                 -0-
  Investment Income Pd to LP's                                                    38,421
  Return of Capital to LP's                                                       13,493
                                                                         ----------------
Net Increase (Decrease) in Cash                                                 $117,457
Cash at the beginning of the year                                                $10,792
Cash at the end of the year                                                     $128,249
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                                $        36
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                  $        35
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                 $        23
  Capital (1)                                                               $          8
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                                     N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                                   N/A


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI II
                                                    (AS OF JUNE 30,1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1984                1985                1986
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   207,656         $   218,404         $   210,308
Less: General Partners' Management Fee                                            13,621              14,712              15,480
  Mortgage Servicing Fee                                                           9,591              11,334              13,950
  Administrative Expenses                                                          6,089               7,500              13,922
  Provision for Uncollected Accounts                                               8,282              12,056               4,132
  Amortization of Organization and Syndication Costs                                 755                 831                 584
  Offering Period Interest Expense to Limited Partners                               211                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   169,107         $   171,971         $   162,240
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   169,107         $   171,971         $   162,240
Decrease in Assets                                                                   -0-                 -0-                 -0-
Increase in Liabilities                                                              -0-                 217                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                    116,982              10,320                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   286,089         $   182,508         $   162,240
Use of Funds-Increase in Assets                                              $   221,005         $    44,365        $     10,802
Decrease in Liabilities                                                            1,277                 -0-                 340
Decrease in Applicant's Deposit                                                  113,968                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    65,285              75,311              50,444
  Return of Capital to LP's                                                          -0-                 -0-              70,043
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $ (115,446)         $    62,832        $     30,612
Cash at the beginning of the year                                            $   177,223         $    61,777         $   124,609
Cash at the end of the year                                                 $     61,777         $   124,609         $   155,221
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $         130       $         122       $         109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                $         123       $         116       $         104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           54       $          53      $           33
  Capital (1)                                                                        -0-                 -0-      $           46
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         130       $         122       $         109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                         $         123       $         116       $         104


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI II
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1987                1988                1989
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   208,807         $   232,361         $   190,156
Less: General Partners' Management Fee                                            16,238              16,619              14,306
  Mortgage Servicing Fee                                                          16,558              17,876              10,740
  Administrative Expenses                                                         16,116              16,759              10,208
  Provision for Uncollected Accounts                                                 -0-              19,946               4,666
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   159,895         $   161,161         $   150,236
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   159,895         $   161,161         $   150,236
Decrease in Assets                                                                55,985                 -0-             258,519
Increase in Liabilities                                                              -0-               6,421                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   215,880         $   167,582         $   408,755
Use of Funds-Increase in Assets                                                      -0-         $   123,504                 -0-
Decrease in Liabilities                                                            8,607                 -0-               7,854
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    45,516              66,746              70,915
  Return of Capital to LP's                                                          -0-             264,015             327,020
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   161,757          $(286,683)        $      2,966
Cash at the beginning of the year                                            $   155,221          $  316,978         $    30,295
Cash at the end of the year                                                  $   316,978         $    30,295         $    33,261
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $         100        $        100        $        109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           97       $          96       $         104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           29       $          40      $           47
  Capital (1)                                                             $          -0-       $         156       $         215
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         102       $         115       $         109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           97       $         110       $         106


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI II
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1990                1991                1992
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   131,811         $    93,683        $     92,678
Less: General Partners' Management Fee                                            11,221                 -0-                 -0-
  Mortgage Servicing Fee                                                           5,395                 -0-               2,156
  Administrative Expenses                                                         10,146              10,950              12,948
  Provision for Uncollected Accounts                                               5,434              57,690              16,886
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                          $     99,615         $    25,043        $     60,688
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                               $     99,615         $    25,043        $     60,688
Decrease in Assets                                                                58,107              69,363                 -0-
Increase in Liabilities                                                              -0-              11,604                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   157,722         $   106,010        $     60,688
Use of Funds-Increase in Assets                                                      -0-                 -0-              11,908
Decrease in Liabilities                                                              845                 -0-               9,935
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    40,172              27,856               5,765
  Return of Capital to LP's                                                      130,796              54,362              66,267
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $  (14,091)         $    23,792         $  (33,187)
Cash at the beginning of the year                                           $     33,261         $    19,170        $     42,962
Cash at the end of the year                                                 $     19,170         $    42,962        $      9,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           83       $          20      $           53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           80       $          20      $           53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           32       $          23     $             5
  Capital (1)                                                              $         103       $          45      $           58
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           88       $          15      $           67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           85       $          16      $           67


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI II
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1993                1994                1995
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   130,958         $   102,122         $   100,734
Less: General Partners' Management Fee                                             1,523               3,533               9,858
  Mortgage Servicing Fee                                                           8,626               7,131               6,124
  Administrative Expenses                                                         10,950              14,130              10,232
  Provision for Uncollected Accounts                                              68,644              33,851              27,874
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                            $   41,215           $  43,477          $   46,646
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                 $   41,215           $  43,477          $   46,646
Decrease in Assets                                                               213,667                 -0-             121,620
Increase in Liabilities                                                              -0-                 535               4,723
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   254,882         $    44,012         $   172,989
Use of Funds-Increase in Assets                                                      -0-         $    99,062                 -0-
Decrease in Liabilities                                                              355                 -0-                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    16,423              19,630              21,689
  Return of Capital to LP's                                                       78,361              87,614             100,673
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   159,743          $(162,294)        $     50,627
Cash at the beginning of the year                                           $      9,775         $   169,518        $      7,224
Cash at the end of the year                                                  $   169,518        $      7,224        $     57,851
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           37       $          41      $           48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                               $           37       $          41      $           47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           15       $          18      $           21
  Capital (1)                                                             $           69       $          81      $           99
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         100      $          (6)      $           77
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                        $           98      $          (6)      $           75


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                           RMI II
                                                    (AS OF JUNE 30,1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                06/30/96
                                                                         ----------------

Gross Revenues                                                                 $  46,905
Less: General Partners' Management Fee                                             1,557
  Mortgage Servicing Fee                                                           1,921
  Administrative Expenses                                                          8,664
  Provision for Uncollected Accounts                                              10,888
  Amortization of Organization and Syndication Costs                                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-
                                                                         ----------------
Net Income (GAAP Basis) distr. to Limited Partners                             $  23,875
                                                                         ----------------
Sources of Funds - Net Income                                                    $23,875
Decrease in Assets                                                                   -0-
Increase in Liabilities                                                              -0-
Increase in Applicant's Deposit                                                      -0-
Increase in Partners' Capital                                                        -0-
                                                                         ----------------
Cash generated from Operations                                                 $  23,875
Use of Funds-Increase in Assets                                                   $7,068
Decrease in Liabilities                                                            6,572
Decrease in Applicant's Deposit                                                      -0-
Offering Period Interest Expense to Limited Partners                                 -0-
  Investment Income Pd to LP's                                                    10,465
  Return of Capital to LP's                                                       42,291
                                                                         ----------------
Net Increase (Decrease) in Cash                                                $(42,521)
Cash at the beginning of the year                                              $  57,851
Cash at the end of the year                                                    $  15,330
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                                $        26
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                  $        26
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                 $        11
  Capital (1)                                                                $        45
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                                     N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                                   N/A


NOTES:
(1)  Based upon years initial capital balances


                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                             RMI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1984                1985                1986
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   188,289         $   205,116         $   206,710
Less: General Partners' Management Fee                                             1,539               1,434               1,491
  Mortgage Servicing Fee                                                          10,735              11,808              13,240
  Administrative Expenses                                                          2,734               8,476              15,253
  Provision for Uncollected Accounts                                              22,278              51,508              15,498
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   151,003         $   131,890         $   161,228
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   151,003         $   131,890         $   161,228
Decrease in Assets                                                                   -0-                 -0-                 -0-
Increase in Liabilities                                                              -0-                 591               4,677
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   151,003         $   132,481         $   165,905
Use of Funds-Increase in Assets                                              $   209,076        $      8,249        $     42,076
Decrease in Liabilities                                                              952                 -0-                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                     2,205              15,746              14,701
  Return of Capital to LP's                                                       53,363             100,073              76,449
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $ (114,593)        $      8,413        $     32,679
Cash at the beginning of the year                                            $   187,939         $    73,346        $     81,759
Cash at the end of the year                                                 $     73,346         $    81,759         $   114,438
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $         107       $          87       $         105
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $             2       $          10     $             9
  Capital (1)                                                             $           37       $          65      $           49
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         107       $          87       $         105


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                             RMI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1987                1988                1989
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   207,133         $   217,668         $   209,477
Less: General Partners' Management Fee                                             9,278              12,359              12,504
  Mortgage Servicing Fee                                                          13,099              14,742              12,654
  Administrative Expenses                                                         15,674              15,015              12,971
  Provision for Uncollected Accounts                                              16,734              23,499               7,993
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   152,348         $   152,053         $   163,355
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   152,348         $   152,053         $   163,355
Decrease in Assets                                                                34,814                 -0-                 -0-
Increase in Liabilities                                                              -0-               4,608                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   187,162         $   156,661         $   163,355
Use of Funds-Increase in Assets                                                      -0-         $    85,795        $     86,738
Decrease in Liabilities                                                            1,142                 -0-               6,916
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    16,331              25,710              37,745
  Return of Capital to LP's                                                      112,317             113,029             119,469
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                             $     57,372         $  (67,873)         $  (87,513)
Cash at the beginning of the year                                            $   114,438         $   171,810         $   103,937
Cash at the end of the year                                                  $   171,810         $   103,937        $     16,424
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           96       $          95       $         101
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           10       $          16      $           23
  Capital (1)                                                             $           69       $          69      $           72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           96       $          95       $         101


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                             RMI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1990                1991                1992
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   187,920         $   152,401         $   143,619
Less: General Partners' Management Fee                                            12,398              11,129                 -0-
  Mortgage Servicing Fee                                                          10,551                 -0-               3,562
  Administrative Expenses                                                         10,999              12,481              20,051
  Provision for Uncollected Accounts                                               5,681              56,012              52,860
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   148,291         $    72,779        $     67,146
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   148,291         $    72,779        $     67,146
Decrease in Assets                                                               226,219                 -0-                 -0-
Increase in Liabilities                                                              -0-              11,215                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   374,510         $    83,994        $     67,146
Use of Funds-Increase in Assets                                                      -0-         $    67,263        $     51,385
Decrease in Liabilities                                                            2,500                 -0-              10,129
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    51,260              25,014               7,600
  Return of Capital to LP's                                                      149,425              93,506              66,017
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   171,325          $(101,789)         $  (67,985)
Cash at the beginning of the year                                           $     16,424         $   187,749        $     85,960
Cash at the end of the year                                                  $   187,749         $    85,960        $     17,975
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           92       $          45      $           43
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           31       $          15     $             5
  Capital (1)                                                             $           90       $          58      $           42
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $           98       $          40      $           77


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                             RMI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1993                1994                1995
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   214,168         $   151,237         $   153,757
Less: General Partners' Management Fee                                             1,942               3,819               5,597
  Mortgage Servicing Fee                                                          12,231               9,961               9,579
  Administrative Expenses                                                         31,039              23,433              11,724
  Provision for Uncollected Accounts                                              96,493              37,822              48,471
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                          $     72,463         $    76,202        $     78,386
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                               $     72,463         $    76,202        $     78,386
Decrease in Assets                                                               207,128                 -0-              41,320
Increase in Liabilities                                                            9,332                 -0-                  16
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   288,923         $    76,202         $   119,722
Use of Funds-Increase in Assets                                                      -0-         $    75,654                 -0-
Decrease in Liabilities                                                              -0-               9,152                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    18,867              28,658              28,580
  Return of Capital to LP's                                                       78,090              69,512             124,513
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $   191,966          $(106,774)         $  (33,371)
Cash at the beginning of the year                                           $     17,975         $   209,941         $   103,167
Cash at the end of the year                                                  $   209,941         $   103,167        $     69,796
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                             $           47       $          50      $           53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $           12       $          19      $           19
  Capital (1)                                                             $           50       $          45      $           82
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                           $         109       $        (18)      $           80


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                             RMI
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                06/30/96
                                                                         ----------------

Gross Revenues                                                                 $  61,611
Less: General Partners' Management Fee                                             1,795
  Mortgage Servicing Fee                                                           3,208
  Administrative Expenses                                                          9,526
  Provision for Uncollected Accounts                                               9,087
  Amortization of Organization and Syndication Costs                                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-
                                                                         ----------------
Net Income (GAAP Basis) distr. to Limited Partners                             $  37,995
                                                                         ----------------
Sources of Funds - Net Income                                                  $  37,995
Decrease in Assets                                                                   -0-
Increase in Liabilities                                                              -0-
Increase in Applicant's Deposit                                                      -0-
Increase in Partners' Capital                                                        -0-
                                                                         ----------------
Cash generated from Operations                                                 $  37,995
Use of Funds-Increase in Assets                                                $  31,251
Decrease in Liabilities                                                            1,865
Decrease in Applicant's Deposit                                                      -0-
Offering Period Interest Expense to Limited Partners                                 -0-
  Investment Income Pd to LP's                                                    11,936
  Return of Capital to LP's                                                       46,578
                                                                         ----------------
Net Increase (Decrease) in Cash                                                $ (53,635  )
Cash at the beginning of the year                                              $  69,796
Cash at the end of the year                                                    $  16,161
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                                $        27
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                                $          8
  Capital (1)                                                                $        32
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                                     N/A


NOTES:
(1)  Based upon years initial capital balances

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                     CMI (CONSOLIDATED)
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1984                1985                1986
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   592,783         $   567,307         $   515,812
Less: General Partners' Management Fee                                            28,027               5,366               5,336
  Mortgage Servicing Fee                                                          28,169              33,756              42,630
  Administrative Expenses                                                         28,900              34,833              58,759
  Provision for Uncollected Accounts                                              77,966             155,408             171,844
  Amortization of Organization and Syndication Costs                               2,123               1,132               1,877
  Offering Period Interest Expense to Limited Partners                             3,529               2,997               1,849
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   424,069         $   333,815         $   233,518
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   424,069         $   333,815         $   233,518
Decrease in Assets                                                               274,181             873,340             919,823
Increase in Liabilities                                                            1,323               3,129               6,384
Increase in Applicant's Deposit                                                   42,433                 -0-                 -0-
Increase in Partners' Capital                                                    233,005             228,018             223,959
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   975,011          $1,438,302          $1,383,684
Use of Funds-Increase in Assets                                                      -0-                 -0-                 -0-
Decrease in Liabilities                                                              -0-                 -0-                 -0-
Decrease in Applicant's Deposit                                                      -0-              44,725              15,712
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    95,851             123,166             125,074
  Return of Capital to LP's                                                      969,496           1,521,375           1,171,920
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $  (90,336)          $(250,964)        $     70,979
Cash at the beginning of the year                                            $   432,118         $   341,782        $     90,818
Cash at the end of the year                                                  $   341,782         $    90,818         $   161,797
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                  $           59       $          47      $           32
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                     $         128       $         122       $         108
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $           13       $          18      $           23
    Capital (1)                                                            $         130        $        224       $         216
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                       -0-                 -0-                 -0-
    Capital (1)                                                                      -0-                 -0-                 -0-
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $           59       $          47      $           32
  Ordinary Income from Operations CMI II (New Portfolio of CMI             $         130       $         123       $         110


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                     CMI (CONSOLIDATED)
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1987                1988                1989
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   454,722         $   327,040         $   355,951
Less: General Partners' Management Fee                                             6,884               7,631               8,223
  Mortgage Servicing Fee                                                          26,258              25,206               9,007
  Administrative Expenses                                                         45,785              40,102              27,002
  Provision for Uncollected Accounts                                             140,639              75,443             170,176
  Amortization of Organization and Syndication Costs                                 800                 793                 -0-
  Offering Period Interest Expense to Limited Partners                               255                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   234,101         $   177,865         $   141,543
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   234,101         $   177,865         $   141,543
Decrease in Assets                                                               977,963             963,036             423,042
Increase in Liabilities                                                              -0-               4,680                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                     70,223                   1                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                                $1,282,287          $1,145,582         $   564,585
Use of Funds-Increase in Assets                                                      -0-                 -0-                 -0-
Decrease in Liabilities                                                            9,039                 -0-               6,543
Decrease in Applicant's Deposit                                                   56,068                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    50,657              59,413              33,471
  Return of Capital to LP's                                                    1,249,210             765,486             604,010
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $  (82,687)         $   320,683         $  (79,439)
Cash at the beginning of the year                                            $   161,797         $    79,110         $   399,793
Cash at the end of the year                                                 $     79,110         $   399,793         $   320,354
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                  $           37       $          28      $           18
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                     $         100       $          98      $           92
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $           12       $          17      $           10
    Capital (1)                                                            $         292       $         243       $         243
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                       -0-      $            6     $             9
    Capital (1)                                                                      -0-      $            6      $           21
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $           37       $          28      $           19
  Ordinary Income from Operations CMI II (New Portfolio of CMI             $         102       $         101      $           96


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                     CMI (CONSOLIDATED)
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1990                1991                1992
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   294,299         $   310,196         $   279,365
Less: General Partners' Management Fee                                             9,821              18,751              17,149
  Mortgage Servicing Fee                                                          12,034              18,904              21,171
  Administrative Expenses                                                         22,840              23,084              24,763
  Provision for Uncollected Accounts                                             129,980              80,123              32,831
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   119,624         $   169,334         $   183,451
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   119,624         $   169,334         $   183,451
Decrease in Assets                                                               287,077             298,408                 -0-
Increase in Liabilities                                                              -0-              14,202                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   406,701         $   481,944         $   183,451
Use of Funds-Increase in Assets                                                      -0-                 -0-              74,593
Decrease in Liabilities                                                            1,718                 -0-               2,981
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    28,704              46,573              48,497
  Return of Capital to LP's                                                      477,549             356,864             259,493
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                              $ (101,270)         $    78,507         $ (202,113)
Cash at the beginning of the year                                            $   320,354         $   219,084         $   297,591
Cash at the end of the year                                                  $   219,084         $   297,591        $     95,478
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $             7       $          58      $           82
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                    $           93       $          81      $           82
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $             3       $          18      $           18
    Capital (1)                                                            $         249       $         204       $         142
  CMI  II (New Portfolio of CMI)
    Income (1)                                                            $           20       $          18      $           22
    Capital (1)                                                           $           20       $          63      $           81
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $             7       $         105      $           75
  Ordinary Income from Operations CMI II (New Portfolio of CMI             $         100       $         101      $           75


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                     CMI (CONSOLIDATED)
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    1993                1994                1995
                                                                         ----------------     ---------------    ----------------

Gross Revenues                                                               $   258,338         $   204,608         $   210,590
Less: General Partners' Management Fee                                            16,318              15,274              14,180
  Mortgage Servicing Fee                                                          18,665              12,451              18,193
  Administrative Expenses                                                         17,943              16,687              14,485
  Provision for Uncollected Accounts                                              72,551              74,215              69,692
  Amortization of Organization and Syndication Costs                                 -0-                 -0-                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-                 -0-                 -0-
                                                                         ----------------     ---------------    ----------------
Net Income (GAAP Basis) distr. to Limited Partners                           $   132,861         $    85,981        $     94 040
                                                                                              ---------------    ----------------
                                                                         ----------------
Sources of Funds - Net Income                                                $   132,861         $    85,981        $     94,040
Decrease in Assets                                                               220,577             140,444              29,224
Increase in Liabilities                                                              -0-                 -0-                 -0-
Increase in Applicant's Deposit                                                      -0-                 -0-                 -0-
Increase in Partners' Capital                                                        -0-                 -0-                 -0-
                                                                                              ---------------    ----------------
                                                                         ----------------
Cash generated from Operations                                               $   353,438         $   226,425         $   123,264
Use of Funds-Increase in Assets                                                      -0-                 -0-                 -0-
Decrease in Liabilities                                                            2,954               2,600                 -0-
Decrease in Applicant's Deposit                                                      -0-                 -0-                 -0-
Offering Period Interest Expense to Limited Partners                                 -0-                 -0-                 -0-
  Investment Income Pd to LP's                                                    37,370              26,841              33,554
  Return of Capital to LP's                                                      235,477             188,064             214,560
                                                                         ----------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                             $     77,637        $      8,920         $ (124,850)
Cash at the beginning of the year                                           $     95,478         $   173,115         $   182,035
Cash at the end of the year                                                  $   173,115         $   182,035        $     57,185
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                               $       $          42      $           50
                                                                                      61
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                    $           61       $          42      $           50
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $           18       $          17      $           24
    Capital (1)                                                            $         138       $         122       $         137
  CMI  II (New Portfolio of CMI)
    Income (1)                                                            $           14       $          10      $           12
    Capital (1)                                                           $           77       $          64      $           89
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $           23       $          53      $           93
  Ordinary Income from Operations CMI II (New Portfolio of CMI            $           23       $          53      $           93


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                          TABLE III
                                       OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                     CMI (CONSOLIDATED)
                                                    (AS OF JUNE 30, 1996)
                                  (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                06/30/96
                                                                         ----------------

Gross Revenues                                                                 $  98,061
Less: General Partners' Management Fee                                             6,667
  Mortgage Servicing Fee                                                           7,758
  Administrative Expenses                                                         11,755
  Provision for Uncollected Accounts                                              23,906
  Amortization of Organization and Syndication Costs                                 -0-
  Offering Period Interest Expense to Limited Partners                               -0-
                                                                         ----------------
Net Income (GAAP Basis) distr. to Limited Partners                             $  47,975
                                                                         ----------------
Sources of Funds - Net Income                                                  $  47,975
Decrease in Assets                                                               176,268
Increase in Liabilities                                                              -0-
Increase in Applicant's Deposit                                                      -0-
Increase in Partners' Capital                                                        -0-
                                                                         ----------------
Cash generated from Operations                                                  $224,243
Use of Funds-Increase in Assets                                              $       -0-
Decrease in Liabilities                                                              -0-
Decrease in Applicant's Deposit                                                      -0-
Offering Period Interest Expense to Limited Partners                                 -0-
  Investment Income Pd to LP's                                                    13,642
  Return of Capital to LP's                                                       93,296
                                                                         ----------------
Net Increase (Decrease) in Cash                                                 $117,305
Cash at the beginning of the year                                              $  57,185
Cash at the end of the year                                                     $174,490
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                     $        27
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                       $        27
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                                $       11
    Capital (1)                                                               $       72
  CMI  II (New Portfolio of CMI)
    Income (1)                                                               $         5
    Capital (1)                                                               $       38
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                           N/A
  Ordinary Income from Operations CMI II (New Portfolio of CMI                       N/A


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                               REDWOOD MORTGAGE INVESTORS VIII
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30,1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Francisco              04/01/93          05/21/93                 38500.98                   672.45               39173.43
San Mateo                  04/01/93          10/07/93                 46400.00                  3072.32               49472.32
San Mateo                  06/09/93          01/21/94                 65000.00                  4463.41               69463.41
San Mateo                  10/26/93          03/21/94                 40000.00                  1565.51               41565.51
San Francisco              05/14/93          03/22/94                 65000.00                  5891.09               70891.09
Sonoma                     05/18/93          05/17/94                 65000.00                  6388.70               71388.70
San Mateo                  02/24/94          06/01/94                225000.00                  6091.16              231091.16
San Mateo                  11/10/93          07/01/94                196800.00                 12643.73              209443.73
San Mateo                  06/28/94          09/27/94                132000.00                  3719.50              135719.50
San Mateo                  08/25/94          09/29/94                 50000.00                   493.15               50493.15
Contra Costa               05/01/93          10/14/94                 50000.00                  8069.18               58069.18
Sonoma                     03/15/94          11/04/94                151875.00                 11638.07              163513.07
Santa Clara                06/01/93          03/13/95                 99000.00                 17191.42              116191.42
San Mateo                  07/19/94          06/20/95                 40000.00                  3076.20               43076.20
Santa Clara                06/04/93          12/31/95                100000.00                 26825.94              126825.94
Santa Clara                05/31/95          02/09/96                278207.20                 17412.44              295619.64
San Mateo                  10/08/93          02/15/96                130000.00                 28518.49              159428.49
Santa Clara                12/29/94          03/13/96                250000.00                 17232.38              267232.38
San Mateo                  02/21/96          05/20/96                 58500.00                  1770.24               60270.20
San Mateo                  11/15/94          05/30/96                213717.85                 17458.48              231176.33
San Mateo                  09/15/95          05/31/96                300000.00                 21446.57              321446.57
Marin                      05/05/94          06/14/96                300000.00                 63479.64              363479.64

         MULTIPLE
5+ UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    04/28/93          12/01/95                 50000.00                  9239.47               59239.47
San Francisco              07/20/94          01/19/96                175000.00                 12052.07              187052.07
Contra Costa               01/06/94          01/19/96               1073720.93                145782.30             1219503.23
Alameda                    03/17/95          05/31/96                 13000.00                  1664.76               14664.76
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Nevada                     04/01/93          12/09/93                 59500.00                  4963.60               64463.60
San Mateo                  09/30/93          01/01/94                400000.00                 10466.61              410466.61
Merced                     06/02/93          10/31/94                 45000.00                  7163.32               52163.32
Alameda                    01/14/94          03/17/95                300000.00                 34922.50              334922.50
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                               REDWOOD MORTGAGE INVESTORS VIII
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30,1996


         COMMERCIAL (county) CONTINUED
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    10/14/94          05/31/95                310000.00                 20774.14              330774.14
Santa Clara                01/26/96          03/21/96               1125000.00                 18882.96             1143882.96
San Francisco              03/19/93          06/28/96                116500.00                 36540.57              153040.57
Santa Clara                12/30/94          06/30/96                 95000.00                 14691.62              109691.62
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                               REDWOOD MORTGAGE INVESTORS VII
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Mateo                  07/23/91          01/07/93                 90000.00                 18151.56              108151.56
San Mateo                  07/09/90          01/22/93                 25000.00                  9072.49               34072.46
San Mateo                  02/21/92          02/09/93                115000.00                 13384.11              128384.11
Santa Clara                05/17/91          02/10/93                 78000.00                 12285.25               90285.25
San Mateo                  06/19/92          02/16/93                 30000.00                  2561.85               32561.85
Santa Clara                11/27/91          03/31/93                 40000.00                  9101.44               49101.44
Contra Costa               07/24/91          04/01/93                 70500.00                 16709.15               87209.15
Contra Costa               11/27/91          04/01/93                 60000.00                 11922.82               71922.82
Santa Cruz                 07/02/91          04/27/93                105000.00                 26745.68              131745.68
San Francisco              12/14/92          05/21/93                 65000.00                  2871.63               67871.63
Santa Clara                04/22/91          05/24/93                150000.00                 41469.24              191469.24
Santa Clara                06/17/92          05/27/93                 84000.00                  6156.26               90156.26
San Mateo                  12/09/91          06/30/93                363000.00                 72136.40              435136.40
Sonoma                     02/19/92          07/02/93                130000.00                 22780.57              152780.57
San Mateo                  04/10/92          07/15/93                220000.00                 33470.96              253470.96
San Mateo                  05/14/91          07/28/93                194400.00                  5733.85              200133.85
San Francisco              08/21/91          07/28/93                166875.00                 46179.49              213054.49
Sonoma                     02/19/92          07/30/93                212500.00                 40314.47              252814.47
Sacramento                 07/23/91          08/02/93                 66000.00                 18102.51               84102.51
San Mateo                  11/13/90          08/19/93                150000.00                 55926.93              205926.93
Santa Clara                12/26/91          08/20/93                150000.00                 31008.87              181008.87
Sacramento                 04/13/90          08/27/93                 55000.00                 29505.32               84505.32
Contra Costa               11/30/90          08/29/93                129000.00                 45968.36              174968.36
Marin                      08/31/92          09/10/93                300000.00                 37076.60              337076.60
Napa                       12/03/90          10/01/93                 53500.00                 22856.40               76356.40
Alameda                    09/01/92          10/29/93                 91500.00                  4006.15               95506.15
Marin                      03/25/91          11/10/93                202500.00                 15359.92              217859.92
Monterey                   08/26/92          11/24/93                285000.00                 45098.17              330098.17
Contra Costa               08/12/92          12/10/93                 80000.00                  3975.47               83975.47
Monterey                   01/24/92          12/30/93                100000.00                 19876.07              119876.07
San Mateo                  05/05/92          01/14/94                 40000.00                  8029.79               48029.79
Santa Clara                08/10/90          03/16/94                 75000.00                 40842.82              115842.82
San Francisco              05/14/93          03/22/94                 15000.00                  1359.48               16359.48
San Mateo                  05/18/92          04/01/94                 32000.00                  3432.74               35432.74
San Mateo                  06/16/92          04/15/94                 60000.00                 12607.41               72607.41
San Mateo                  03/02/93          04/19/94                100000.00                 12205.41              112205.41
San Mateo                  06/01/90          04/22/94                 91000.00                -13609.71               77390.29
Santa Clara                09/01/93          04/29/94                156750.00                  6524.50              163274.50
San Mateo                  08/07/92          05/04/94                 70000.00                 14318.42               84318.42
Sonoma                     10/02/91          05/13/94                 22000.00                  7643.20               29643.20
Solano                     03/29/90          06/28/94                 44600.00                 27937.99               72537.99
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                               REDWOOD MORTGAGE INVESTORS VII
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county) (continued)
=================== ================ ================= ========================
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    09/30/91          08/05/94                 68987.44                 24341.28               93328.72
Sonoma                     12/03/90          08/16/94                 57000.00                 29283.93               86283.93
San Mateo                  12/07/92          08/24/94                250000.00                 29890.13              279890.13
San Mateo                  04/25/90          08/25/94                 33000.00                 17769.20               50769.20
Alameda                    04/28/92          08/31/94                145000.00                  3768.21              148768.21
Alameda                    08/31/92          09/19/94                 77000.00                 17401.80               94401.80
Contra Costa               05/01/93          10/14/94                 50000.00                  8069.18               58069.18
Contra Costa               09/23/92          11/30/94                 50000.00                 12841.91               62841.91
Mendocino                  08/04/92          10/19/94                100000.00                 25951.11              125951.11
Solano                     09/21/91          02/22/95                294500.00                -19094.98              275405.02
Alameda                    08/07/92          03/31/95                135000.00                 39743.01              174743.01
San Mateo                  08/12/91          03/10/95                196000.00                -17431.30              178568.70
San Mateo                  12/11/91          04/18/95                 95000.00                -16923.29               78076.71
San Mateo                  07/28/93          07/14/95                 60000.00                 12275.08               72275.08
Alameda                    02/23/93          06/13/95                104000.00                 27469.23              131469.23
San Mateo                  07/26/91          08/21/95                 71000.00                -25231.62               45768.38
Monterey                   09/18/92          09/27/95                110000.00                -72503.76               37496.24
San Mateo                  11/09/93          09/29/95                153000.00                 25546.76              178546.76
San Mateo                  12/07/93          09/29/95                 25000.00                  4467.56               29467.56
San Mateo                  03/10/95          11/29/95                200000.00                 11018.65              211018.65
Santa Clara                06/04/93          12/31/95                 25000.00                  6858.86               31858.86
Mendocino                  08/06/93          03/31/96                300000.00                 92035.16              392035.16
San Mateo                  02/21/96          05/20/96                 58500.00                  1770.20               60270.20
San Mateo                  11/15/94          05/30/96                213717.85                 17819.23              231537.08
Marin                      05/05/94          06/14/96                150000.00                 32728.99              182728.99

         MULTIPLE
5+ UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Mateo                  02/05/90          06/29/93                 30000.00                 10465.27               40465.27
San Francisco              08/28/91          07/19/93                 95000.00                 24399.89              119399.89
Alameda                    10/15/91          08/12/93                 70000.00                 17313.79               87313.79
Santa Clara                01/03/92          10/08/93                159375.00                 35199.68              194574.68
Santa Cruz                 04/22/92          12/14/93                142000.00                 29222.72              171222.72
San Francisco              05/29/90          01/11/95                 75000.00                -21412.94               53587.06
San Francisco              12/09/91          10/31/95                 25000.00                  9554.33               34554.33
Alameda                    04/28/93          12/01/95                150000.00                 28283.23              178283.23
Contra Costa               01/06/94          01/19/96               1226744.19                193722.14             1420466.33
Alameda                    03/17/95          05/31/96                 28166.67                  3798.22               31964.89
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                               REDWOOD MORTGAGE INVESTORS VII
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    03/06/90          03/09/93                 80000.00                 32361.69              112361.68
San Francisco              03/10/93          05/01/93                 91200.00                  1150.41               92350.41
San Mateo                  06/13/90          09/03/93                100000.00                 30969.62              130969.62
Stanislaus                 12/29/89          11/18/93                 24999.92                 16838.16               41838.08
Alameda                    12/29/89          11/18/93                 93750.00                 14626.49              108376.49
Alameda                    11/30/90          11/18/93                 27083.33                 10928.32               38011.65
San Francisco              10/07/92          12/10/93                200000.00                 32675.55              232675.55
San Mateo                  02/28/94          01/01/94                690000.00                171369.86              861369.86
San Mateo                  07/29/91          02/09/94                105000.00                 31793.88              136793.88
Alameda                    05/31/93          03/29/94                200000.00               -111073.87               88926.13
Sonoma                     07/03/91          06/20/94                117500.00                 47064.41              164564.41
Stanislaus                 09/10/91          12/19/94                399941.72                118615.34              518557.06
Stanislaus                 06/30/94          12/19/94                 60000.11                  3229.61               63229.72
Stanislaus                 09/10/91          12/19/94                399941.72                118615.34              518557.06
San Francisco              07/15/93          12/31/94                 10000.00                  1007.71               11007.71
Alameda                    01/14/94          03/17/95                650000.00                 87376.02              737376.02
Shasta                     06/06/90          05/10/95                100000.00                  3005.47              103005.47
Alameda                    02/12/92          11/03/95                240000.00                 62538.96              320296.01
Solano                     04/30/92          11/30/95                200000.00                 37668.49              237904.59
San Francisco              01/25/91          12/15/95                 80000.00                 50960.94              130960.94
San Mateo                  08/28/95          03/19/96                375000.00                 48000.00              423000.00
Santa Clara                01/26/96          03/21/96               1125000.00                 18882.96             1143882.96
San Francisco              03/19/93          06/28/96                129800.00                 45175.68              174975.68
Santa Clara                01/22/92          06/30/96                325000.00                116200.42              441200.42
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS VI
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Mateo                  10/16/92          01/03/93                330000.00                 14976.62              344976.62
Santa Clara                05/17/91          02/10/93                 78000.00                 12285.26               90285.26
Santa Clara                08/19/92          02/12/93                 55750.00                  3334.26               59084.26
San Francisco              01/28/91          03/09/93                155000.00                 22757.37              177757.37
San Mateo                  08/23/89          04/14/93                 60000.00                 32739.27               92739.27
San Mateo                  04/20/88          04/30/93                 72000.00                 49494.89              121494.89
Sonoma                     02/29/88          05/03/93                 60000.00                 41103.80              101103.80
Santa Clara                04/22/91          05/24/93                150000.00                 41469.24              191469.24
San Mateo                  09/08/89          06/07/93                120000.00                 14438.23              134438.23
Contra Costa               01/30/91          06/22/93                 67500.00                 13981.40               81481.40
San Francisco              08/21/91          07/28/93                166875.00                 46179.47              213054.47
Sonoma                     02/19/92          07/30/93                212500.00                 40314.47              252814.47
Contra Costa               11/13/89          08/04/93                 38000.00                 35070.34               73070.34
San Mateo                  11/13/90          08/19/93                150000.00                 54354.05              204354.05
Santa Clara                12/26/91          08/20/93                150000.00                 31008.87              181008.87
Contra Costa               08/30/90          08/24/93                150000.00                 25529.86              175529.86
Alameda                    03/12/93          08/26/93                 45000.00                  2589.03               47589.03
Contra Costa               06/14/88          08/29/93                 22000.00                 15789.89               37789.89
Marin                      08/31/92          09/10/93                 70000.00                  8651.21               78651.21
San Mateo                  01/06/93          10/07/93                116000.00                  8378.50              124378.50
Santa Clara                11/01/89          12/31/93                168000.00               -123155.57               49943.93
San Francisco              01/15/93          01/28/94                 45000.00                  5374.32               50374.32
Santa Cruz                 07/31/91          03/10/94                 51000.00                 16959.98               67959.98
San Mateo                  03/02/93          04/19/94                 75000.00                  9154.06               84154.06
San Mateo                  06/01/90          04/22/94                 91000.00                -13570.25               77429.75
Sonoma                     05/18/93          05/17/94                 25000.00                  2457.47               27457.47
Contra Costa               07/26/90          06/06/94                 95000.00                 50888.89              145888.89
Marin                      03/11/93          08/19/94                 45000.00                  7614.65               52614.65
San Mateo                  12/07/92          08/24/94                200000.00                 23912.10              223912.10
Contra Costa               05/01/93          10/14/94                 62500.00                 10086.48               72586.48
Sonoma                     12/24/91          11/04/94                168750.00                 56286.16              225036.16
Contra Costa               12/19/90          11/10/94                 22000.00                 10517.42               32517.42
Stanislaus                 08/26/92          06/27/94                 87500.00                 17713.96              105213.96
Alameda                    11/23/88          02/10/95                 50000.00                 37945.22               87945.22
Solano                     09/21/92          02/22/95                190016.46                -13169.40              176847.06
Contra Costa               10/30/92          03/02/95                 89500.00                 15442.55              104942.55
Contra Costa               11/20/90          04/14/95                 50000.00                   330.88               50330.88
San Mateo                  12/11/91          04/18/95                  95000.0                 16246.05              111246.05
Contra Costa               04/02/91          07/18/95                 72000.00                -30261.48               41738.52
Napa                       12/22/88          08/31/95                200000.00                160662.42              360662.42
Monterey                   09/18/92          09/27/95                100000.00                -65098.70               34901.30
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS VI
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)(continued)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Mateo                  10/17/88          12/08/95                 91400.00                 79779.21              171179.21
Santa Clara                06/04/93          12/31/95                 25000.00                  6858.86               31858.86
San Mateo                  10/08/93          02/15/96                 57425.00                 13083.50               70508.50
San Mateo                  03/03/89          03/31/96                160000.00                138007.09              298007.09
Marin                      05/05/94          06/14/96                200000.00                 43638.72              243638.72

         MULTIPLE
5+ UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Francisco              06/02/89          02/25/93                 75000.00                 41236.25              116236.25
Marin                      09/17/90          06/18/93                340000.00                 47489.63              387489.63
Alameda                    05/06/88          04/01/94                 50000.00                 33567.33               83567.33
Sacramento                 03/20/92          12/31/94                356750.00               -318741.07               38008.93
San Francisco              05/29/90          01/11/95                 75000.00                -21792.60               53207.40
San Francisco              01/13/93          02/03/95                 30000.00                  7430.37               37430.37
Alameda                    04/28/93          12/01/95                100000.00                 18853.45              118853.45
Contra Costa               01/06/94          01/19/96                516279.07                 89938.48              606217.55
San Mateo                  08/12/92          05/15/96                175000.00                 42482.37              217482.37
Alameda                    03/17/95          05/31/96                  9750.00                  1279.92               11029.92
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    03/06/90          03/09/93                 20000.00                  8089.69               28089.69
San Francisco              03/10/93          05/01/93                 22800.00                   287.60               23087.60
Sonoma                     05/09/88          05/25/93                225000.00                154627.26              379627.26
Stanislaus                 01/05/89          11/18/93                205000.00                133410.75              338410.75
Stanislaus                 12/29/89          11/18/93                 75000.00                 43121.09              118121.09
Alameda                    11/30/90          11/18/93                 81249.94                 32784.92              114034.86
Alameda                    12/29/89          11/18/93                187500.00                 29253.00             216753.00.
San Francisco              10/07/92          12/10/93                100000.00                 16337.77              116337.77
San Mateo                  01/17/89          12/16/93                 60000.00                 38626.36                9862636
San Mateo                  02/28/92          01/01/94                750000.00                214212.33              964212.33
Alameda                    05/31/91          03/29/94                150000.00                -79044.10               70955.90
Sonoma                     07/03/91          06/20/94                117500.00                 47549.42              165049.42
Sonoma                     07/07/89          11/11/94                110000.00                 17084.40              127084.40
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS VI
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         COMMERCIAL (county) (continued)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Stanislaus                 09/10/91          12/19/94                299955.53                 92990.31              392945.84
Stanislaus                 06/30/94          12/19/94                 44999.97                  2422.20               47422.17
Sonoma                     07/06/89          12/31/94                135000.00                 93057.01              228057.01
Alameda                    01/14/94          03/17/95                225000.00                 29899.40              254899.40
Shasta                     06/06/90          05/10/95                100000.00                  2637.03              102637.03
San Mateo                  01/25/91          08/03/95                162500.00                 95276.39              257776.39
San Francisco              01/25/91          12/15/95                100000.00                 63892.44              163892.44
Alameda                    08/03/90          01/30/96                200000.00                141515.95              341515.95
Santa Clara                02/01/96          03/21/96                392829.43                  6722.72              399552.15
San Francisco              03/19/93          06/28/96                110000.00                  6234.61              116234.61
Santa Clara                09/10/92          06/30/96                100000.00                 44430.51              144430.51
Santa Clara                01/22/92          06/30/96                175000.00                 86246.63              261246.63


------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS V
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Mateo                  10/16/92          01/08/93                 90000.00                  4084.52               94084.52
Contra Costa               04/03/91          04/01/93                120000.00                 22553.37              142553.37
Alameda                    04/09/92          05/21/93                 81000.00                 11899.69               92899.69
San Mateo                  11/13/90          08/19/93                 75000.00                 27431.21              102431.21
Monterey                   01/24/92          12/30/93                100000.00                 19876.06              119876.06
Alameda                    05/29/90          02/02/94                156600.00                 80234.17              236834.17
Alameda                    09/30/91          08/05/94                138000.00                 27330.74              165330.74
San Mateo                  12/07/92          08/24/94                 50000.00                  5978.03               55978.03
Sonoma                     12/24/91          11/04/94                168750.00                 44608.09              213358.09
San Francisco              11/11/92          12/21/94                 54000.00                 12943.80               66943.80
Contra Costa               02/14/92          04/27/95                264500.00                -44659.84              219840.16
San Mateo                  11/04/92          05/22/95                 30000.00                  9458.37               39458.37
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         MULTIPLE 5+ UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Sacramento                 04/23/87          06/14/93                300000.00                244473.02              544473.02
Santa Clara                01/03/92          10/08/93                159375.00                 35199.69              194574.69
Sacramento                 03/20/92          12/31/94                178375.00               -159360.07               19014.93
Santa Clara                09/21/88          06/19/95                100000.00                 74156.73              174156.73
Alameda                    04/28/93          12/01/95                100000.00                 19070.91              119070.91
Contra Costa               01/06/94          01/19/96                187116.28                  7265.70              194381.98
Alameda                    03/17/95          05/31/96                  3250.00                   438.26                3688.26
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Contra Costa               10/09/87          04/08/93                130000.00                 95053.76              225053.79
Stanislaus                 12/29/89          11/18/93                 24999.90                 14373.61               39373.51
Alameda                    12/29/89          11/18/93                 62500.00                 10779.97               73279.97
Alameda                    11/30/90          11/18/93                 27083.33                 10928.31               38011.64
Nevada                     11/05/92          12/09/93                119000.00                 10740.82              129740.82
San Francisco              10/07/92          12/10/93                 70000.00                 11436.44               81436.44
San Mateo                  02/28/92          01/01/94                500000.00                132341.61              632341.61
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS V
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         COMMERCIAL (county) (continued)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Mateo                  07/29/91          02/09/94                105000.00                 32152.51              137152.51
Alameda                    05/31/91          03/29/94                100000.00                -60648.08               38351.92
Sonoma                     07/07/89          11/11/94                100000.00                 15500.18              115500.18
Stanislaus                 09/10/91          12/19/94                236759.66                 42103.49              278863.15
Stanislaus                 06/30/94          12/19/94                 18749.99                  1009.25               19759.24
Alameda                    01/14/94          03/17/95                 75000.00                  9966.47               84966.47
Shasta                     06/06/90          05/10/95                 70000.00                  2831.72               72831.72
San Francisco              03/19/93          06/28/96                 90000.00                  6288.17               96288.17
Santa Clara                09/10/92          06/30/96                150000.00                 67251.67              217251.67
Santa Clara                01/22/92          06/30/96                100000.00                 42945.81              142945.81
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                  TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS IV
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Santa Clara                08/09/89          03/31/93                 80000.00                 44091.08              124091.08
San Francisco              12/31/91          09/27/93                408139.54                 31892.39              440031.93
Marin                      03/25/91          11/10/93                202500.00                 15359.93              217859.93
Alameda                    11/04/86          11/11/93                 60000.00                 42940.91              102940.91
San Francisco              09/24/93          01/14/94                272093.02                  5648.72              277741.74
Contra Costa               05/29/91          03/09/94                 80000.00               -144614.39              -64614.39
San Francisco              05/14/93          03/22/94                 20000.00                  1812.66               21812.66
San Mateo                  12/02/93          06/24/94                326500.00                     0.00              326500.00
Stanislaus                 08/26/92          06/27/94                 87500.00                 17713.96              105213.96
Alameda                    04/06/90          08/26/94                 56000.00                 32820.64               88820.64
San Francisco              03/29/91          09/30/94                126000.00                -26456.30               99543.70
Contra Costa               09/23/92          11/30/94                 51500.00                 13227.17               64727.17
San Mateo                  03/03/93          12/08/94                 52500.00                  9372.86               61872.86
Alameda                    03/01/91          12/14/94                 35000.00                  8275.11               43275.11
Marin                      04/29/88          06/02/95                 67000.00                 55264.42              122264.42
Alameda                    03/01/91          12/14/94                 35000.00                  8275.11               43275.11
Contra Costa               02/14/92          04/27/95                259094.66                -45346.45              213748.21
San Mateo                  12/30/94          07/03/95                328583.63                 13353.36              341936.99
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         MULTIPLE 5+ UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    04/01/86          06/10/94                 27193.39                 19547.55               46740.94
San Francisco              04/05/89          09/28/94                120000.00                 85295.94              205295.94
Contra Costa               10/03/85          11/18/94                 46281.93                 25250.22               71532.15
Mendocino                  06/29/90          12/23/94                353097.43                119341.00              472438.43
San Francisco              05/29/90          01/11/95                 50000.00                -13804.88               36195.12
Santa Clara                09/21/88          06/19/95                100000.00                 74222.65              174222.65
Sacramento                 12/16/87          07/03/95                102000.00               -203272.80             -101272.80
San Francisco              03/06/91          11/29/95                 60000.00                 39835.76               99835.76
Alameda                    04/28/93          12/01/95                100000.00                 18472.90              118472.90
Contra Costa               01/06/94          01/19/96                418604.65                 69271.80              487876.45
Alameda                    03/17/95          05/30/96                  6500.00                   832.37                7332.37
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS IV
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    03/06/90          03/09/93                150000.00                 60680.00              210680.00
Contra Costa               10/09/87          04/08/93                130000.00                 95053.82              225053.82
Sonoma                     05/09/88          05/25/93                225000.00                154627.25              379627.25
San Mateo                  06/13/90          08/01/93                100000.01                 30969.63              130969.64
Alameda                    09/10/91          09/30/93                 81000.00                 22903.01              103903.01
Stanislaus                 01/05/89          11/18/93                205000.00                133410.76              338410.76
Stanislaus                 12/29/89          11/18/93                 75000.00                 43121.09              118121.09
Alameda                    12/29/89          11/18/93                187500.00                 32339.98              219839.98
Alameda                    11/30/90          11/18/93                 81250.00                 32784.93              114034.93
San Mateo                  02/28/92          01/01/94                650000.00                185650.68              835650.68
Santa Barbara              05/10/94          06/30/94                150000.00                  1857.19              151857.19
Stanislaus                 09/10/91          12/19/94                499925.87                154983.84              654909.71
Stanislaus                 06/30/94          12/19/94                 74999.94                  4037.00               79036.94
Alameda                    01/14/94          03/17/95                250000.00                 23414.86              273414.86
Fresno                     05/31/85          07/11/95                160000.00                196652.27              356652.27
San Mateo                  01/25/91          08/03/95                162500.00                 62530.67              225030.67
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                               REDWOOD MORTGAGE INVESTORS III
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Mateo                  10/16/92          01/08/93                 76000.00                  2514.48               78541.48
Santa Clara                08/19/92          02/12/93                 68000.00                  4066.90               72066.90
Santa Clara                08/09/89          03/31/93                 80000.00                 35052.17              115052.17
San Mateo                  03/30/89          09/15/93                 21000.00                 13430.26               34430.26
San Mateo                  03/06/87          03/22/94                 53000.00                 36681.38               89681.38
San Mateo                  03/03/93          12/08/94                 52500.00                  9372.86               61872.86
Santa Clara                03/31/93          03/13/95                110000.00                  3733.39              113733.39
Napa                       08/31/90          08/31/95                 73281.93                 44487.64              117769.57
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         MULTIPLE 5+ UNITS (county)
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------
Alameda                    05/11/84          06/10/94                 33000.00                 10860.90               43860.90
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Alameda                    08/15/91          02/24/93                 42500.00                  6734.79               49234.79
Alameda                    12/20/89          10/14/93                 55400.00                 24598.94               79998.94
Stanislaus                 12/29/89          11/18/93                 37500.00                 21560.54               59060.54
Alameda                    12/29/89          11/18/93                 75000.00                 12833.09               87833.09
Alameda                    11/30/90          11/18/93                 40625.00                 16392.52               57017.52
Stanislaus                 09/10/91          12/19/94                142055.79                 25262.10              167319.89
Stanislaus                 06/30/94          12/19/94                 11249.99                   605.55               11855.54
San Mateo                  09/30/92          08/03/95                 81250.00                 31562.66              112812.66
Santa Clara                12/22/92          09/29/95                 40000.00                 13206.65               53206.65
Alameda                    09/30/95          01/30/96                138015.68                  6304.19              144319.87
Santa Clara                09/10/92          06/30/96                 75000.00                 33322.88              108322.88
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                REDWOOD MORTGAGE INVESTORS II
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Francisco              12/31/91          09/27/93                470930.23                 36798.91              507729.14
San Francisco              09/24/93          01/14/94                313953.49                  6517.76              320471.25
San Mateo                  02/24/94          06/01/94                100000.00                  2707.18              102707.18
San Mateo                  11/04/94          10/24/95                119000.00                 13294.21              132294.21
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         MULTIPLE 5+ UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Sacramento                 03/20/92          12/31/94                 89187.50                -80131.24                9056.26
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Stanislaus                 12/29/89          11/18/93                 25000.18                 11909.30               36909.48
Alameda                    12/29/89          11/18/93                 50000.00                  8623.99               58623.99
Alameda                    11/30/90          11/18/93                 27083.34                 10928.31               38011.65
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                                 REDWOOD MORTGAGE INVESTORS
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Contra Costa               06/14/88          08/29/93                 30000.00                 21531.72               51531.72
San Francisco              12/31/91          09/27/93                470930.23                 36798.91              507729.14
San Francisco              09/24/93          01/14/94                313953.49                  6517.76              320471.25
Alameda                    09/23/92          05/27/94                 22000.00                  3985.55               25985.55
San Mateo                  02/24/94          06/01/94                100000.00                  2707.18              102707.18
Solano                     02/22/91          07/07/94                 30800.00                 14120.56               44920.56
San Mateo                  03/08/91          11/11/94                 20000.00                 -9009.44               10990.56
Napa                       12/22/88          08/31/95                 50000.00                 40203.57               90203.57
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         MULTIPLE 5+ UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Mendocino                  06/29/90          12/23/94                 39233.05                 13260.11               52493.16
Sacramento                 03/20/92          12/31/94                 89187.50                -80146.80                9040.70
Alameda                    03/17/95          05/31/96                  2166.67                   277.46                2444.13
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Stanislaus                 12/29/89          11/18/93                 37500.00                 21560.54               59060.54
Alameda                    11/30/90          11/18/93                 40625.09                 16392.52               57017.61
Alameda                    05/31/91          03/29/94                 50000.00                -30324.05               19675.95
Alameda                    01/14/94          03/17/95                 50000.00                  6481.93               56481.93
Fresno                     05/31/85          07/11/95                 75000.00                 92143.53              167143.53
Santa Clara                12/22/92          09/29/95                 30000.00                  9905.00               39905.00
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                             CORPORATE MORTGAGE INVESTORS I & II
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Francisco              06/18/92          01/22/93                 55000.00                  6208.83               61208.83
Alameda                    01/01/92          03/15/93                  2834.03                   303.56                3137.59
Solano                     01/01/92          03/31/93                 27685.22                  3477.50               31162.72
Contra Costa               03/02/93          04/01/93                 62500.00                   741.40               63241.40
Alameda                    01/01/92          04/21/93                 35125.84                  6653.32               41779.16
San Mateo                  02/18/93          06/14/93                 45500.00                  1752.44               47252.44
Alameda                    06/13/90          03/04/94                 65000.00                 33159.13               98159.13
Alameda                    06/21/88          03/21/94                 23000.00                 17133.40               40133.40
San Francisco              02/28/84          04/28/94                 23000.00                 21022.24               44022.24
San Mateo                  09/01/86          05/24/94                254000.00                106221.19              360221.19
Alameda                    10/19/92          07/20/94                 25000.00                  5038.21               30038.21
Contra Costa               05/01/93          10/14/94                 75000.00                 12103.77               87103.77
San Francisco              03/05/85          04/12/95                172624.22                127435.71              300059.93
San Francisco              05/23/90          07/28/95                 50000.00                  7856.50               57856.58
San Mateo                  01/10/92          08/29/95                130000.00                 57349.62              187349.62
Mariposa                   01/27/95          09/18/95                 77000.00                  4351.26               81351.26
Santa Clara                03/31/90          12/04/95                 80262.02                 56152.77              136414.79
Alameda                    01/31/95          01/25/96                 80000.00                  8745.08               88745.08
San Mateo                  01/31/96          04/29/96                175000.00                  4790.52              179790.52
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

         MULTIPLE 5+ UNITS(county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
San Francisco              05/23/90          05/15/94                140000.00               -121491.06               18508.94
Alameda                    12/06/84          05/20/94                106000.00                 34326.10              140326.10
Contra Costa               01/06/94          01/19/96                239534.88                 25835.30              265370.18
Sacramento                 12/15/87          05/30/96                102000.00                -24018.43               77981.57
Alameda                    03/17/95          05/31/96                  2166.67                   277.46                2444.13
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                                                           TABLE V
                                                  PAYMENT OF MORTGAGE LOANS
                                             CORPORATE MORTGAGE INVESTORS I & II
                                                 FOR THE THREE YEARS ENDING
                                                        JUNE 30, 1996

         COMMERCIAL (county)
=================== ================ ================= ======================== ======================== ----------------------
PROPERTY                     FUNDED         CLOSED ON              LOAN AMOUNT                INTEREST/               PROCEEDS
                                                                                              LATE/MISC                TO DATE
=================== ================ ================= ======================== ======================== ----------------------
Unsecured                  01/01/92          07/08/93                 29325.88                  2420.93               31746.81
Sacramento                 07/20/90          08/26/93                125000.00                 54148.23              179148.23
Alameda                    12/29/89          11/18/93                300000.00                144407.41              444407.41
Marin                      09/15/92          10/27/94                 30000.00                  8321.27               38321.29
San Mateo                  12/30/93          01/01/94                100000.00                     0.00              100000.00
San Mateo                  04/12/90          02/20/95                100000.00                 45757.46              145757.46
Alameda                    01/14/94          03/17/95                 50000.00                  6481.93               56481.93
San Francisco              03/19/93          06/28/96                 35000.00                  9588.97               44588.97
------------------- ---------------- ----------------- ------------------------ ------------------------ ----------------------

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     THIS LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 4th day of December, 1996, by and among D. RUSSELL BURWELL, an individual, MICHAEL
R. BURWELL, an individual, and GYMNO CORPORATION, a California corporation (collectively, the "General Partners"), and such other persons who have become Limited Partners ("Existing Limited Partners") and as may be added pursuant to the terms hereof (the "New Limited Partners") (collectively the "Limited Partners").

                                    RECITALS

     A. On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership.

     B. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 300,000 Units.

     C. In connection with the additional offering of Units and in order to correct some ambiguities and supplement some provisions of the Partnership Agreement the General Partners have elected to amend and restate the agreement of limited partnership (the "Partnership Agreement").

                                    ARTICLE 1
                                   DEFINITIONS

     Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

     1.1 "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     1.2 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

     1.3 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

     (a) To each Partner's Capital Account there shall be credited, such Partner's Capital Contribution, such Partner's distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

     (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                                    EXHIBIT A

     In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.9, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the General Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the General Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in
Section 5.4. The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

     1.4 "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

     1.5 "Code" means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

     1.6 "Continuing Servicing Fee" means an amount equal to approximately (0.25%) of the Limited Partnerships capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

     1.7 "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

     1.8 "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

     1.9 "Fiscal Year" means a year ending December 31st.

     1.10 "First Formation Loan" means a loan to Redwood Mortgage, an affiliate of the General Partners, in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales. Redwood Mortgage will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

     1.11 "Formation Loans" means collectively the First and Second Formation Loan.

     1.12 "General Partners" means D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation, or any Person substituted in place thereof pursuant to this Agreement. "General Partner" means any one of the General Partners.

     1.13 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributed Partner and the Partnership;

     (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

     (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.14 "Guaranteed Payment for Offering Period" means the payment guaranteed to Limited Partners by the General Partners during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted from valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus, the Monthly Weighted Average Funds for the 11th District as announced August 30, 1996, for the period ended July 30, 1996, and in effect until September 30, 1996, is 4.819%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the return to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution to the Partnership and/or fees payable to the General Partners or Redwood Mortgage which are lowered or waived.

     1.15 "Limited Partners" means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII. Reference to a "Limited Partner" shall be to any one of them.

     1.16 "Limited Partnership Interest" means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

     1.17 "Majority of the Limited Partners" means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

     1.18 "Mortgage Investment(s)" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     1.19 "Net Asset Value" means the Partnership's total assets less its total liabilities.

     1.20 "Partners" means the General Partners and the Limited Partners, collectively. "Partner" means any one of the Partners.

     1.21 "Partnership" means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

     1.22 "Partnership Interest" means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

     1.23  "Person"  means  any  natural   person,   partnership,   corporation,
unincorporated association or other legal entity.

     1.24 "Profits" and "Losses" mean, for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.21 shall be added to such taxable income or loss;

     (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.21, shall be subtracted from such taxable income or loss.

     (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross of an Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of this Section 1.21, any items in the nature of income; or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing Profits or Losses.

     1.25 "Sales Commissions" means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

     1.26 "Second Formation Loan" means the loan to Redwood Mortgage, an affiliate of the General Partners, in connection with the second offering of 300,000 Units pursuant to the Prospectus dated December 4, 1996 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

     1.27 "Units" mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership's Prospectuses dated February 2, 1993, and December 4, 1996, and any supplements or amendments thereto (the "Prospectus").

                                    ARTICLE 2
                     ORGANIZATION OF THE LIMITED PARTNERSHIP

     2.1 Formation. The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the "California Act").

     2.2 Name. The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

     2.3 Place of Business. The principal place of business of the Partnership shall be located at 650 El Camino Real, Suite G, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

     2.4 Purpose. The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Mortgage Investments secured by deeds of trust (the "Mortgage Investments") on California real estate.

     2.5 Substitution of Limited Partner. A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of Section 7.2.

     2.6 Certificate of Limited Partnership. The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of
Section 15621 of the California Corporations Code. Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement. At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

     2.7 Term. The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

     2.8 Power of Attorney. Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) This Agreement, the Certificate of Limited Partnership and any amendments or conciliation thereof required under the laws of the State of California;

     (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

 Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners' written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership's activities.

     2.9 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

                                    ARTICLE 3
                              THE GENERAL PARTNERS

     3.1 Authority of the General Partners. The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

     3.2 General Management Authority of the General Partners. Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners. Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted. Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

     (a) To expend Partnership funds in furtherance of the business of the Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

     (b) To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

     (c) To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

     (d) To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited Partners;

     (e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

     (f) To bind the Partnership in all transactions involving the Partnership's property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership's investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership's assets, as those terms are defined in Section 9.1;

     (g) To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

     (h) To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

     (i) To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by him;

     (j) To borrow funds for the purpose of making Mortgage Investments, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership's Mortgage Investment portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

     (k) To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

     3.3 Limitations. Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

     3.4 No Personal Liability. The General Partners shall have no personal liability for the original invested capital or any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

     3.5 Compensation to General Partners. The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

     3.6 Fiduciary Duty. The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

     3.7 Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership's business. The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

     3.8 Assignment by a General Partner. A General Partner's interest in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner's option, into a limited partnership interest to the extent of the assignment.

     3.9 Partnership Interest of General Partners. The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

     3.10 Removal of General Partners. A General Partner may be removed upon the following conditions:

     (a) By written consent of a majority of the Limited Partners. Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is become effective;

     (b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a majority of the Limited Partners may also designate a successor as General Partner;

     (c) Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner. Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner. The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

     (d) Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

     In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Partnership and Redwood Mortgage will be immediately released from any further obligation under the Formation Loan.

     3.11 Commingling of Funds. The funds of the Partnership shall not be commingled with funds of any other person or entity.

     3.12 Right to Rely on General Partners. Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

     (a) The identity of any General Partner or Limited Partner;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

     (c) The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     3.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

     3.14 Merger or Reorganization of the General Partners. The following is not prohibited and will not cause a dissolution of the Partnership: (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an affiliate under the control of the General Partners.

     3.15 Dissenting Limited Partners' Rights. If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code. The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Mortgage Investments, and the then-current value and marketability of the Partnership's Mortgage Investments. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

     3.16 Exculpation and Indemnification. The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless. The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys' fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners. Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated).

                                    ARTICLE 4
                   CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

     4.1 Capital Contribution by General Partners. The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

     4.2 Other Contributions.

     (a) Capital Contribution by Initial Limited Partner. Upon the execution of this Agreement, the Initial Limited Partner made a cash capital contribution to the Partnership of $1,000. Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

     (b) Capital Contributions of Existing Limited Partners. The Existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $12,350,741 as of June 30, 1996.

     (c) Capital Contributions of New Limited Partners. The New Limited Partners shall contribute to the capital of the Partnership an amount equal to one hundred dollars ($100) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of twenty (20) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner). The total additional capital contributions of the New Limited Partners will not exceed $30,000,000.

     (d) Escrow Account. No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

     Subscription Agreements shall be accepted or rejected within 30 days of their receipt. All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest. The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

     (e) Subscription Account. Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Mortgage Investment, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $100 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly. In the event only a portion of a subscribing Limited Partner's funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred. Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

     (f) Admission of Limited Partners. Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Mortgage Investment, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus. Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt. Rejected subscriptions and monies shall be returned to subscribers forthwith.

     The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

     No person  shall be admitted as a Limited  Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

     (g) Names, Addresses, Date of Admissions, and Contributions of Limited Partners. The names, addresses, date of admissions and Capital Contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

     4.3 Election to Receive Monthly, Quarterly or Annual Cash Distributions. Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to receive additional Units in lieu of cash distributions. If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis. If the Limited Partner initially elects to receive additional Units in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings allocable to Limited Partners who elect to receive additional Units will be retained by the Partnership for making further Mortgage Investments or for other proper Partnership purposes, and such amounts will be added to such Limited Partners' Capital Accounts. The Earnings from such further Mortgage Investments will be allocated among all Partners; however, Limited
Partners who elect to receive additional Units will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners' Capital Accounts who elect to receive additional Units will increase over time. Annual distributions will be made after the calendar year.

     4.4 Interest. No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner's Capital Contribution.

     4.5 Loans. Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership. If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank's most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

     4.6 No Participation in Management. Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

     4.7 Rights and Powers of Limited Partners. In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

     (a) Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

     (b) Amendment of this  Agreement,  subject to the  limitations set forth in
Section 12.4;

     (c) Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

     (d) Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

     Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

     4.8 Meetings. The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting. If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice. At any meeting of the Partnership, Limited Partners may vote in person or by proxy. A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting. Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 1563 of the California Corporations Code, as amended.

     4.9 Limited Liability of Limited Partners. Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partners' capital contribution to the Partnership and such Limited Partners' share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

     4.10 Representation of Partnership. Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time. Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

            ARTICLE 5
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

     5.1 Income and Losses. All Income and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective "Partnership Interests", as hereafter defined. The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests. Income and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Income and Losses realized with respect to time periods within such month.

     5.2 Cash Earnings. Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Income and Losses as described in Section 5.1 above. Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month. The General Partners' allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners. Earnings allocable to those Limited Partners who elected to receive additional Units shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership. Each Limited Partner's decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

     5.3 Cash Distributions Upon Termination. Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

         5.4      Special Allocation Rules.

     (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of
Section 1.1001-2 if such debt were foreclosed upon over the adjusted basis of such property. This excess is herein defined as "Minimum Gain (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation T.704 l(b)(4)(iv)(c). Notwithstanding any other provision of Article V, the allocation of loss or deduction (or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate. The balance of such losses shall be allocated to the General Partners. Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum if such deficit capital account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-l(b)(4)(iv)(e).

     (b) In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 75.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate a qualified income offset as utilized in Treasury Regulation
Section 1.704-1(b)(23)(ii)(d).

     (c) Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all Syndication Expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Net Income or Losses so as to achieve the same effect on the Capital Accounts of the Unit Holders, notwithstanding any other provision of this Agreement.

     (d) For purposes of determining the Net Income, Net Losses, or any other items allocable to any period, Net Income, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (e) Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to
Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Income during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to
Section 5.1.

     (f) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

     5.5 704(c) Allocations. In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

     Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     5.6 Intent of Allocations. It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference. If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners' interests in the Partnership at the close of the years.

     5.7 Guaranteed Payment for Offering Period. The Limited Partners shall receive a guaranteed payment from the Earnings of the Partnership during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period, calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from the interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus the Monthly Weighted Average Cost of Funds for the 11th District as announced August 30, 1996, for the period ended May 30, 1996, and in effect until September 30, 1996, is 4.819%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the interest rate to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution, to the Partnership and/or fees payable to the General Partners or Redwood Mortgage which are lowered or waived.

     Amounts paid pursuant to this Section 5.7 are intended to constitute guaranteed payments within the meaning of I.R.C. Code Section 707(c) and shall not be treated as distributions for purposes of computing the recipient's Capital Accounts. In the event the Partnership is unable to make any payments required to be made pursuant to this Section 5.7, the General Partners shall promptly make additional Capital Contributions sufficient to enable the Partnership to make such payments on a timely basis; provided however, that the General Partners shall not be obligated to make such Capital Contribution if such amounts would be subject to claims of creditors such that the guaranteed payments would not be available to be made to the Limited Partners. In such event, the General Partners shall pay the interest out of its fees as set forth above.

                                    ARTICLE 6
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     6.1 Books and Records. The General Partners shall cause the Partnership to keep the following:

     (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

     (b) A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective Capital Contribution to the Partnership and share in Profits and Losses.

     (c) A copy of the Certificate of Limited Partnership and all amendments thereto.

     (d) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

     (e) Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

     All such books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner's duly authorized representatives, during reasonable business hours.

     6.2 Annual Statements. The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. The financial statements will include a balance sheet, statements of income or loss, partners' equity, and changes in financial position. The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of Cash Flow; (ii) Partnership information necessary in the preparation of the Limited Partners' federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) Working Capital Reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards. Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

     6.3 Semi-Annual Report. Until the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period. Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

     6.4 Quarterly Reports. The General Partners shall cause to be prepared quarterly, at Partnership Expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information. Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period. The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period. If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership. The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership. Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

     6.5 Filings. The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him. The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article VI.

     6.6 Suitability Requirements. The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

     6.7 Fiscal Matters.

     (a) Fiscal Year. The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership's fiscal year to a period to be determined by the General Partners.

     (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

     (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

     6.8 Tax Matters Partner. In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner's distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

                                    ARTICLE 7
                        TRANSFER OF PARTNERSHIP INTERESTS

     7.1 Interest of General Partners. A successor or additional General Partner may be admitted to the Partnership as follows:

     (a) With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's Partnership Interest as they may agree upon, provided that the Limited Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

     (b) Upon any sale or transfer of a General Partner's Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner's Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner's Partnership interest subject to the provisions of this Section 7.1.

     (c) In the event that all or any one of the initial General Partners are removed by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person's admission as a successor or additional General Partner pursuant to this
Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage, an Affiliate of the General Partners, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Mortgage Investments, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and
(ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

     7.2 Transfer of Limited Partnership Interest. No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

     (a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

     (b) The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

     (c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

     (d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

     (e) Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

     The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner's expense.

     7.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

     (a) No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

     (b) Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OR CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     (c) No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

    ARTICLE 8
                           WITHDRAWAL FROM PARTNERSHIP

     8.1 Withdrawal by Limited Partners. No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner's initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to Section 5.2 above. Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below. If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year withholding period, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period. Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii). A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

     (a) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn. Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter. An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal. The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

     (b) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner's Capital Account shall be liquidated as follows:

     (i) Except as provided in subsection (b)(ii) below, the Limited Partner's Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter. Upon approval by the General Partners, the Limited Partner's Capital Account may be liquidated upon similar terms over a period longer than twenty
(20) equal quarterly installments.

     (ii) Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

     (c) The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner's Capital Account. The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage, an Affiliate of the General Partners and any successor firm, as described in Section 10.9 below. This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account. After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

     (d) Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

     (e) During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above. Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner's Capital Account.

     (f) Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership's business, and the Partnership shall not be required to liquidate outstanding Mortgage Investments prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3. Furthermore, no more than 20% of the total Limited Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. Notwithstanding the 20% limitation, the General Partners shall have the discretion to further limit the percentage of the total Limited Partners' Capital Accounts that may be withdrawn in order to comply with any Regulations to be enacted pursuant to
Section 7704 of the Code and the safe harbor provisions set forth in Notice 88-75 to avoid the Partnership being taxed as a corporation. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to ERISA plan Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

     8.2 Retirement by General Partners. Any one or all of the General Partners may withdraw ("retire") from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners. Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

     8.3 Payment to Terminated General Partner. If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner's outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in
Section 9.3 below. ARTICLE 9 DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

     9.1 Events Causing Dissolution. The Partnership shall dissolve upon occurrence of the earlier of the following events:

     (a)  Expiration  of the term of the  Partnership  as stated in Section  2.7 above.

     (b) The affirmative vote of a majority of the Limited Partners.

     (c) The sale of all or substantially all of the Partnership's assets; provided, for purposes of this Agreement the term "substantially all of the Partnership's assets" shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership's total assets as of the time of sale.

     (d) The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or
(ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

     (e) The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.7 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

     (f) Any other event causing the dissolution of the Partnership under the laws of the State of California.

     9.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership's affairs as follows:

     (a) No new Mortgage Investments shall be made or purchased;

     (b) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership's outstanding Mortgage Investments in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership's affairs within five
(5) years after the date of dissolution;

     (c) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

     9.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

     (a) All of the Partnership's debts and liabilities to persons other than Partners shall be paid and discharged;

     (b) All of the Partnership's debts and liabilities to Partners shall be paid and discharged;

     (c) The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts. Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the Capital Contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners. It is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a majority of the outstanding Units, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

     9.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 9 (if such liquidation constitutes a dissolution of the Partnership) or Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners' Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3);

     9.5 Merger or Consolidation of the Partnership. The Partnership's business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6. In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

     9.6 Vote Required. The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

     9.7 Sections Not Exclusive. Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

                                   ARTICLE 10
                      TRANSACTIONS BETWEEN THE PARTNERSHIP,
                       THE GENERAL PARTNERS AND AFFILIATES

     10.1 Loan Brokerage Commissions. The Partnership will enter into Mortgage Investment transactions where the borrower has employed and agreed to compensate the General Partners or an Affiliate of the General Partners to act as a broker in arranging the loan. The exact amount of the Loan Brokerage Commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Mortgage Investment made during that year. The Loan Brokerage Commissions shall be capped at 4% of the Partnership's total assets per year.

     10.2 Loan Servicing Fees. A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Mortgage Investments, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Mortgage Investment serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Mortgage Investment is located. The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.3 Escrow and Other Loan Processing Fees. The General Partners or an Affiliate of a General Partner may act as escrow agent for Mortgage Investments made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Mortgage Investment is located.

     10.4 Asset Management Fee. The General Partners shall receive a monthly fee for managing the Partnership's Mortgage Investment portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total "net asset value" of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated. "Net asset value" shall mean total Partner's capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month. The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.5 Reconveyance Fees. The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

     10.6 Assumption Fees. An Affiliate of the General Partners may receive a fee payable by a borrower for assuming a loan in an amount equal to a percentage of the loan or a set fee.

     10.7 Extension Fee. An Affiliate of the General Partners may receive a fee payable by a borrower for extending the loan period in an amount equal to a percentage of the loan.

     10.8 Prepayment and Late Fees. Any prepayment and late fees collected by an Affiliate of the General Partners in connection with Mortgage Investments shall be paid by the Affiliate to the Partnership.

     10.9 Formation Loans to Affiliate of General Partners. The Partnership may lend to Redwood Mortgage, an Affiliate of the General Partners, a sum not to exceed 10% of the total amount of Capital Contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions. The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage in favor of the Partnership. The First Formation Loan will be repaid in ten (10) equal annual installments of principal without interest, commencing on December 31 of the year in which the offering terminates. The Second Formation Loan will be repaid as follows: Upon the commencement of this offering, Redwood Mortgage shall make annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997, assuming this offering commences in 1996. The principal balance of the Second Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage during the offering stage, will be determined by the principal balance of the Second Formation Loan on December 31 of each year. Upon the completion of this offering the balance of the Second Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. Redwood Mortgage at its option may prepay all or any part of the Formation Loans. Redwood Mortgage will repay the Formation Loans principally from loan brokerage commissions earned on Mortgage Investments, early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage will use the proceeds from loan brokerage commissions on Mortgage Investments to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Mortgage Investments, Redwood Mortgage will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.) In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

     10.10 Sale of Mortgage Investments and Loans Made to General Partners or Affiliates. The Partnership may sell existing Mortgage Investments to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Mortgage Investment, or the fair market value of such Mortgage Investment, whichever is greater. Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Mortgage Investment from the Partnership or to guarantee any payments under any Mortgage Investment. Generally, Mortgage Investments will not be made to the General Partners or their Affiliates. However, the Partnership may make the Formation Loans to Redwood Mortgage and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

     10.11 Purchase of Mortgage Investments from General Partners or Affiliates. The Partnership may purchase existing Mortgage Investments from the General Partners or Affiliates, provided that the following conditions are met:

     (a) At the time of purchase the borrower shall not be in default under the Mortgage Investment;

     (b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

     (c) If such Mortgage Investment was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Mortgage Investment.

     10.12 Interest. Redwood Mortgage shall be entitled to keep interest if any, earned on the Mortgage Investments between the date of deposit of borrower's funds into Redwood Mortgage's trust account and date of payment of such funds by Redwood Mortgage.

     10.13 Sales Commissions. The Units are being offered to the public on a best efforts basis through the Participating Broker-Dealers. The Participating Broker-Dealers may receive commissions as follows: at the rate of either (5%) or (9%) (depending upon the investor's election to receive cash distributions or to compound earnings and acquire additional Units in the Partnership) of the Gross Proceeds on all of their sales. In no event will the total of all compensation payable to Participating Broker Dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual Participating Broker Dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the Compensation Limitation).

     Sales commissions will not be paid by the Partnership out of the offering proceeds. All sales commissions will be paid by Redwood Mortgage, an affiliate of the General Partners, which will also act as the mortgage loan broker for all Mortgage Investments as set forth in Section 10.7 above. With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage, but will not be included in the first Formation Loan. The Partnership will loan to Redwood Mortgage funds in an amount equal to the sales commissions. With respect to the initial offering of 150,000 Units, Redwood Mortgage will use the proceeds from loan brokerage commissions on Mortgage Investments to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Mortgage Investments, Redwood Mortgage will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees. In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage is no longer receiving any payments for services rendered, Redwood Mortgage will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units. Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

     10.14 Reimbursement of Organizational Expenses. The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $1,200,000. The General Partners may pay, at their election, any offering and organization expenses in excess of this amount.

     10.15 Reimbursement. The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates. The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

     10.16 Non-reimbursable Expenses. The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.16 or 10.17.
10.17 Operating Expenses. Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership. including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with Distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith. (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

     10.18 Deferral of Fees and Expense Reimbursement. The General Partners may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

     10.19 Payment upon Termination. Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate's agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty
(30) days of the terminating event or termination date set forth in the written notice of termination.

                                   ARTICLE 11
                                   ARBITRATION

     11.1 Arbitration. As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

     11.2 Demand for Arbitration. If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing for the other.

     11.3 Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

     11.4 Hearing. Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     11.5 Arbitration Award. If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     11.6 New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     11.7 Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

     12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records. Notices to the General Partners or to the Partnership shall be delivered to the Partnership's principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any General Partner shall constitute notice to all General Partners.

     12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them. Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

     12.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with Section 4.5; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner. In addition, and notwithstanding anything to the contrary contained in this Agreement the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partnership, when:

     (a) There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

     (b) A Person is substituted as a Limited Partner;

     (c) An Additional Limited Partner is admitted;

     (d) A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

     (e) A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

     (f) There is a change in the character of the business of the Partnership;

     (g) There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

     (h) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

     (i) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State "Blue Sky" Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

     (j) To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

     (k) To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

     The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

     12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

     12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

     12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.8 Application of California law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California and the appropriate Courts in the County of San Mateo, State of California shall be the appropriate forum for any litigation arising hereunder.

     12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

     12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

     12.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

     12.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated December 4, 1996 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

     12.14 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.


GENERAL PARTNERS:


                      ---------------------------------------------------------
                      D. Russell Burwell





                     ---------------------------------------------------------
                      Michael R. Burwell



                       GYMNO CORPORATION
                       A California Corporation


                       By:
                      ---------------------------------------------------
                      D. Russell Burwell, President


LIMITED PARTNERS:

                       By:   Gymno Corporation,
                      (General Partner and Attorney-in-Fact)


                       By:
                     ---------------------------------------------------
                      D. Russell Burwell, President

                                   SCHEDULE A

                               LIMITED PARTNERS OF
                        REDWOOD MORTGAGE INVESTORS VIII,
                        A California Limited Partnership

Name and Address            Date of Admission            Capital Contribution



                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                        REDWOOD MORTGAGE INVESTORS VIII,
                        A California Limited Partnership

     The undersigned hereby applies to become a Limited Partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "Partnership"), and subscribes to purchase the number of Units specified herein in accordance with the terms and conditions of the Limited Partnership Agreement attached as Exhibit A to the Prospectus dated December 4, 1996.

     1. Representations and Warranties. The undersigned represents and warrants to the Partnership and its General Partners as follows:

     (a) I have received, read and understand the Prospectus dated December 4, 1996, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the Prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the Prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this Subscription may be rejected in whole or in part by the General Partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the Prospectus; and that there will be no public market for Units, and accordingly, it may not be possible for me to readily liquidate my investment in the Partnership.

     (d) I have been informed by the Participating Broker-Dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that Units may not be sold or otherwise disposed of without the prior written consent of the General Partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the Prospectus and in the Limited Partnership Agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trusts obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the Partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian, or agent for any person or entity. I have full power or authority to enter into this Subscription Agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity;

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of Units), I am capable of evaluating the risks and merits of an investment in the Partnership.



                                    EXHIBIT B

     (g) I am buying the Units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the Partnership, the General Partners and their Affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the Limited Partners in any respect.

     (i) If I am buying the Units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the Unit(s), and such person or entity is aware of my purchase of Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Partnership.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the General Partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a)  The  Limited  Partnership   Agreement,   the  Certificate  of  Limited
Partnership and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other certificates, instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Limited Partner, or the dissolution and termination of the Partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of Units by a Limited Partner; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This Subscription Agreement will be accepted or rejected by a General Partner within thirty (30) days of its receipt by the Partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units specified herein, for the purchase price of $100 per Unit. The General Partners will return a countersigned copy of this Subscription Agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of Units.

     4. Payment of Subscription Price. The full purchase price for Units is $100 per Unit, payable in cash concurrently with delivery of this Subscription Agreement. I understand that my subscription funds will be held by the General Partners, until my funds are needed by the Partnership to fund a mortgage investment or for other proper Partnership purposes, and only then will I actually be admitted to the Partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me when I am admitted to the Partnership. If I elect to allow my share of Partnership income in the form of additional Units that will be reinvested by the Partnership, then such interest will be invested in the Partnership in which case I understand that the number of Units I initially subscribed for will be increased accordingly. If I initially elect to receive additional Units and reinvest my share of Partnership income, I may after three (3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the General Partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                         REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT

             PLEASE READ BOTH SIDES OF THIS AGREEMENT BEFORE SIGNING
------------------------------------------------------------------------------
Type Of Ownership: (check one)

1.     [   ]  SINGLE PERSON (I)  10.[  ]  (IRA) INDIVIDUAL RETIREMENT ACCOUNT
                                  (Beneficiary & Plan Administrator must sign)

2.     [    ]  MARRIED PERSON-SEPARATE PROPERTY (I-2)

                                           11.     [  ]  (SEP) IRA/SEP
*3. [   ] COMMUNITY PROPERTY (COM)  (Beneficiary & Plan Administrator must sign)


*4. [ ]   TENANTS IN COMMON (T)           12.     [  ]  ROLLOVER IRA (ROI)
 (All parties must sign)            (Beneficiary & Plan Administrator must sign)

*5.  [  ] JOINT TENANTS WITH RIGHTS OF    13.  [  ]  KEOGH (H.R.10) (K)
      SURVIVORSHIP (J)                      (Custodian signature required)
     (All parties must sign)
                                              14.     [  ]  PARTNERSHIP (P)
6. [  ] CORPORATION: Authorized Party must
sign on behalf of the corporation. (C)    15. [ ] NON-PROFIT ORGANIZATION (NP)

7. [ ] TRUST (TR)                             16.     [  ]  CUSTODIAN (CU)
(Trustee signature required)                   (Custodian signature required)
(Print trustee name(s) here; sign in
signature section)                          17.     [  ]  CUSTODIAN/UGMA (UGM)
[  ] Taxable (TRT)_________________              (Custodian signature required)
[  ] Tax Exempt (TRE)_____________
                                            18.     [  ]  OTHER (Explain)
8. [  ]  PENSION PLAN (PP)
      (Trustee signature required)
                         -------------------------------------------------------
9. [  ]  PROFIT SHARING PLAN (PSP)
                       -------------------------------------------------------
       (Trustee signature required)

                        -------------------------------------------------------



     * Two or more signatures required. If using Ownership Boxes 7 through 18, Complete Sections 1 through 6.

===============================================================================

1.  INVESTOR NAME AND ADDRESS

     Type or print your name(s) exactly as they should appear in the account records of the Partnership. Include the name of the trustee, custodian and administrator when applicable. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.


                                 ----------------------------------------------
                                 Individual Name


                                 ----------------------------------------------
                                 (Additional Name(s) if held in joint tenancy,
                                    community property, tenants-in-common)

                                 ---------------------------------------------
                                 Street Address

                                 --- ------------- ----------------------------
                                 City                 State         Zip Code


                                 ---------------------      -------------------
                                  Daytime Phone Number        Home Phone Number


                                  -------------------        ------------------
                                   Taxpayer ID#              Social Security #

     A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs (HR10) and Qualified Plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the Units are to be held in more than one name, the number should be that of the first person listed. For IRAs and Keoghs enter both the social security number and the taxpayer identification number.)


                                   --------------------------------------------
                                   State of Residence
                                   (IRA and KEOGH accounts:
                                   state of residence of plan beneficiary;
                                   all others,  state of residence of investor)


2.   TRUST COMPANY                 Name of Trust:
     REGISTRATION                          ----------------------------------
                                  Please  print here the exact name of
                                    Trust and  Trustee,  Custodian  or
                                   Administrator


                                   -------------------------------------------
                                   Address


                                   - ------------- ----------------------------
                                   City               State         Zip Code


                                   ------------------        -------------------
                                   Taxpayer ID#                Tax Year End #

3.   INVESTMENT                   Number of Units to be purchased
                                                               ----------------
Minimum Subscription is 20 Units
at $100 per Unit ($2,000), with   Amount of payment enclosed
additional investments of any                                  -----------------
amount.
            Make check payable to "Redwood Mortgage Investors VIII".

     If the investor has elected to compound his share of monthly, quarterly or annual income (see 4 below), then the interest earned on subscription funds until admission to the Partnership will be invested in additional Units on behalf of the investor; therefore, the actual number of Units to be issued to the investor upon admission to the Partnership will be increased.

                      Check one:   [  ] Initial      [  ] Additional Investment
                                    Investment

4.   DISTRIBUTIONS        Does the investor  wish to receive  additional
                          Units that will be reinvested in lieu of cash distributions?

                          [  ] YES                                  [  ] NO

                          If "NO", income shall be distributed:

                          [  ] Monthly       [  ] Quarterly      [  ] Annually.

                       The election to compound income may only be changed after three (3) years.

5.   SPECIAL ADDRESS FOR
  CASH DISTRIBUTIONS                ------------------------------------------
(If the Same as in 2, Please        Name
Disregard)


                                    ------------------------------------------
                                    Address



                                    ------------- ----------------------------
                                    City           State         Zip Code

     If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 2 or 3, or to the alternate address listed in
Section 6 above. In no event will the Partnership or its Affiliates be responsible for any adverse consequences of direct deposits.

6.   SIGNATURES           IN WITNESS WHEREOF, the undersigned has
                          executed below this __________ day of ______________,
                           __________ at _______________________________.

                          Investor's primary residence is in  _________________


                          -----------------------------------------------------
                          (Investor Signature and Title)


                          ------------------------------------------------------
                          (Investor Signature and Title)


                          -----------------------------------------------------
                          (Investor Signature and Title)


                          ----------------------------------------------------
                          (Investor Signature and Title)

     7. BROKER-DEALER DATA The undersigned  Broker-Dealer  hereby certifies that
(i) a copy of the Prospectus, as (To Be Completed By Selling amended and/or supplemented to date, has been delivered to the above investor; and (ii) Broker-Dealer) that the appropriate suitability determination as set forth in the Prospectus has been made and that the appropriate records are being maintained.



                          -----------------------------------------------------
                           Broker-Dealer Authorized Signature (Required on
                          all Orders)

                         Registered Representative
                         Last Name First: ____________________________________
                         Registered Representative No.: ______________________ Registered Representative Phone No.: ________________ Broker-Dealer Name: _________________________________
                         Street Address: _____________________________________
                         City, State, Zip Code: ______________________________

     The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the selling Broker-Dealer, that investment in the Units is suitable for the investor and that suitability records are being maintained; and (2) that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the Units.


                         Registered Representative's Signature:
                          ---------------------------------------------------

                         Print or Type Name:
                          ---------------------------------------------------

8.   ACCEPTANCE                      This subscription accepted
This Subscription will not be an
effective Agreement until it or a    REDWOOD MORTGAGE INVESTORS VIII,
facsimile is signed by a General     A California Limited Partnership
Partner of Redwood Mortgage          P.O. Box 5096
Investors VIII, a California         Redwood City, California  94063
limited partnership                  (415) 365-5341


                                     By:_______________________________________

                                     (Office Use Only)

                                     Account #:
                                                            -------------------
                                     Investor Check Date:
                                                            -------------------
                                     Check Amount:
                                                            ------------------
                                     Check #:
                                                            ------------------
                                     Entered By:                 Checked By:
                                     ------------------------------------------
                                     Date Entered:
                                                            ------------------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY


                        REDWOOD MORTGAGE INVESTORS VIII,
                        A California Limited Partnership

                                UNSOLICITED SALES

     The undersigned hereby applies to become a Limited Partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "Partnership"), and subscribes to purchase the number of Units specified herein in accordance with the terms and conditions of the Limited Partnership Agreement attached as Exhibit A to the Prospectus dated ______________, 1996.

     1. Representations and Warranties. The undersigned represents and warrants to the Partnership and its General Partners as follows:

     (a) I have received, read and understand the Prospectus dated ____________, 1996, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the Prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the Prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this Subscription may be rejected in whole or in part by the General Partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the Prospectus; and that there will be no public market for Units, and accordingly, it may not be possible for me to readily liquidate my investment in the Partnership.

     (d) I have been informed by the Advisor or Participating Broker-Dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that Units may not be sold or otherwise disposed of without the prior written consent of the General Partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the Prospectus and in the Limited Partnership Agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the Partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian, or agent for any person or entity. I have full power or authority to enter into this Subscription Agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity;

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of Units), I am capable of evaluating the risks and merits of an investment in the Partnership.

     (g) I am buying the Units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the Partnership, the General Partners and their Affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the Limited Partners in any respect.

     (i) If I am buying the Units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the Unit(s), and such person or entity is aware of my purchase of Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Partnership.

     (j) If I have used the services of a Registered Investment Advisor ("Advisor") in connection with my acquisition of Units, I understand that I may, but am not obligated to, authorize the Partnership to pay any Client Fees owing to my Advisor based upon the outstanding balance in my capital account and payable from cash distributions payable to me either in the form of cash or Units. I further understand and acknowledge that if I elect to have such Client Fees paid through the Partnership I will receive less cash or Units, as applicable, from distributions than an investor who does not pay such Client Fees or does not pay such Client Fees through the Partnership. Further, I understand and acknowledge, that the Partnership and the General Partners are merely, as an administrative convenience, making such payments of Client Fees to the Advisor, and shall have no liability as a result thereof.

     (k) If I authorize the Partnership to pay any Client Fees pursuant to the terms of the Authorization to Make Payments of Client Fees (the "Authorization") I understand and acknowledge that neither the Partnership nor the General Partners shall have any liability for disbursement. The undersigned further acknowledges that all cash distributions by the Partnership are noncumulative and thus the obligation to pay Client Fees pursuant to the terms of the Authorization is noncumulative. Further, the undersigned understands that the General Partners are in no way guaranteeing that there will be sufficient cash flow for cash distributions or that such distribution will be sufficient to make the payments authorized by the Authorization. In the event of insufficient cash distributions, the General Partners and the Partnership shall have no liability to the undersigned or their registered investment advisor.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the General Partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a)  The  Limited  Partnership   Agreement,   the  Certificate  of  Limited
Partnership and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other certificates, instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Limited Partner, or the dissolution and termination of the Partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of Units by a Limited Partner; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This Subscription Agreement will be accepted or rejected by a General Partner within thirty (30) days of its receipt by the Partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units specified herein, for the purchase price of $100 per Unit. The General Partners will return a countersigned copy of this Subscription Agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of Units.

     4. Payment of Subscription Price. The full purchase price for Units is $100 per Unit, payable in cash concurrently with delivery of this Subscription Agreement. I understand that my subscription funds will be held by the General Partners, until my funds are needed by the Partnership to fund a Mortgage
Investment or for other proper Partnership purposes, and only then will I actually be admitted to the Partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me when I am admitted to the Partnership. If I elect to allow my share of Partnership income in the form of additional Units that will be reinvested by the Partnership, then such interest will be invested in the Partnership in which case I understand that the number of Units I initially subscribed for will be increased accordingly. If I initially elect to receive additional Units and reinvest my share of Partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the General Partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                         REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT



             PLEASE READ BOTH SIDES OF THIS AGREEMENT BEFORE SIGNING

Type Of Ownership: (check one)

 1. [  ] SINGLE PERSON (I)

 2. [  ] MARRIED PERSON-SEPARATE PROPERTY (I-2)

*3. [  ] COMMUNITY PROPERTY (COM)

*4. [  ] TENANTS IN COMMON (T)
         (All parties must sign)

*5. [  ] JOINT TENANTS WITH RIGHTS OF
         SURVIVORSHIP (J)
         (All parties must sign)

 6. [  ]CORPORATION: Authorized Party must sign on behalf of the corporation.(C)

 7. [  ] TRUST (TR)
         (Trustee signature required)
         (Print trustee name(s) here; sign in signature section)
         [  ] Taxable (TRT)
         [  ] Tax Exempt (TRE)

 8. [  ] PENSION PLAN (PP)
         (Trustee signature required)

 9. [  ] PROFIT SHARING PLAN (PSP)
         (Trustee signature required)

     *Two or more signatures required. If using Ownership Boxes 7 through 18, Complete Sections 1 through 7.


10. [  ] (IRA) INDIVIDUAL RETIREMENT ACCOUNT
         (Beneficiary & Plan Administrator must sign)

11. [  ] (SEP) IRA/SEP
         (Beneficiary & Plan Administrator must sign)

12. [  ] ROLLOVER IRA (ROI)
         (Beneficiary & Plan Administrator must sign)

13. [  ] ROTH IRA
         (beneficiary & Plan Administrator must sign

14. [  ] KEOGH (H.R.10) (K)
         (Custodian signature required)

15. [  ] PARTNERSHIP (P)

16. [  ] NON-PROFIT ORGANIZATION (NP)

17. [  ] CUSTODIAN (CU)
         (Custodian signature required)

18. [  ] CUSTODIAN/UGMA (UGM)
         (Custodian signature required)

19. [  ] OTHER (Explain)

     1.  INVESTOR  NAME AND ADDRESS

     Type or print your name(s) exactly as they should appear in the account records of the Partnership. Include the name and addresses of the trustee, custodian and administrator when applicable. A social security number is required for each individual investor or beneficiary. For IRAs, Keoghs, and other trusts, a taxpayer identification number is also required. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.



Individual Name


(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)


Street Address


City State Zip Code


Daytime Phone Number Home Phone Number


Taxpayer ID# Social Security #

A social security number or taxpayer identification number is required for each individual investor.

     (For IRAs, Keoghs (HR10) and Qualified Plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the Units are to be held in more than one name, the number should be that of the first person listed. For IRAs and Keoghs enter both the social security number and the taxpayer identification number.)


State of Residence
(IRA and KEOGH accounts: state of residence of plan beneficiary; all others, state of residence of investor)

2.   TRUST COMPANY REGISTRATION

Name of Trust:
Please print here the exact name of Trust and Trustee, Custodian or Administrator


Address


City State Zip Code


Taxpayer ID# Tax Year End

     3. INVESTMENT Minimum Subscription is 20 Units at $100 per Unit ($2,000), withadditional investments of any amount.


 Number of Units to be purchased:

Amount of payment enclosed:

(Make check payable to "Redwood Mortgage Investors VIII").

If the investor has elected to compound his share of monthly, quarterly or annual income (see 4 below), then the interest earned on subscription funds until admission to the Partnership will be invested in additional Units on behalf of the investor; therefore, the actual number of Units to be issued to the investor upon admission to the Partnership will be increased.

Check one: [ ] Initial Investment [ ] Additional Investment

4.   DISTRIBUTIONS
Does the investor wish to receive additional Units that will be reinvested in lieu of cash distributions?
[ ] YES [ ] NO

If "NO", income shall be distributed:
[ ] Monthly [ ] Quarterly [ ] Annually.

The election to compound income may only be changed after three (3) years.


5.   SPECIAL ADDRESS FOR CASH DISTRIBUTIONS
   (If the Same as in 2, Please Disregard)


Name Address


City State Zip Code

If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 2 or 3, or to the alternate address listed in Section 6 above. In no event will the Partnership or its Affiliates be responsible for any adverse consequences of direct deposits.

6.   SIGNATURES

IN WITNESS WHEREOF, the undersigned has executed below this ___ day of __________________________, _____, at ________________________,

Investor's primary residence is in _____________________________.


(Investor Signature and Title)

(Investor Signature and Title)


(Investor Signature and Title)


(Investor Signature and Title)

7.   ADVISOR DATA (To Be Completed By Recommending Advisor)

The undersigned Advisor hereby certifies that (i) a copy of the Prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the Prospectus has been made and that the appropriate records are being maintained.

Advisor:
Last Name First:
Street Address:
City, State, Zip Code:

Broker-Dealer Affiliated? [ ]YES [ ]NO

Are you a registered investment advisor ("RIA") under applicable state or federal law? [ ]YES [ ]NO

The Advisor, by signing below, (1) certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the Advisor, that investment in the Units is suitable for the investor and that suitability records are being maintained; (2) certifies that if he is affiliated with an NASD affiliated broker-dealer, that all fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules; (3) that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the Units; (4) the undersigned agrees and acknowledges that the General Partners are relying upon the certification of the undersigned herein with respect to the suitability of the client to purchase limited partnership units in the Partnership;
(5) that if undersigned's client has elected to pay Client Fees from Earnings, the undersigned hereby represents and warrants that he is a Registered Investment Advisor under applicable Federal and/or State securities laws; (6) that, if applicable, he understands and acknowledges that neither the Partnership or the General Partners shall have any liability to him with respect to any Client Fees paid from Investors' Earnings under the Authorization Agreement and that the General Partners and the Partnership in no way guarantee that there will be sufficient cash for distribution to Investors and, thus in the case of a signed Authorization Agreement, sufficient cash for the Investor to pay his Client Fees from Earnings; and (7) that, in any dispute between the undersigned and the investor regarding payment of Client Fees, the Partnership and the General Partners will respect the wishes of the Investor and that the General Partners and the Partnership will have no liability to the undersigned as a result thereof.

Advisor's Signature X
Print or Type Name:

Please check applicable box. (Only Clients of RIAs may elect to have Client Fees paid provided such Client Fees are no more than 2% annually of the RMI VIII assets under management which for purposes of this Subscription Agreement is the Investor's capital account.):

[ ] Yes Client Fees Paid If Client Fees are to be paid a completed Authorization to Make Payments of Client Fees ("Authorization") attached hereto must be completed, signed and returned to the General Partners along with this Subscription Agreement.

If the Investor has elected to receive Cash Distributions, Client Fees will be calculated on a monthly basis, beginning the first full month after the Investor is admitted to the Partnership based upon the Capital Account balance of the Investor at the end of the Month. Such Client Fees will be paid to the Advisor at the same time the Investor receives their distributions (either on a monthly, quarterly or annual basis), as set forth in Item 4 above.

If the Investor has elected to reinvest their earnings in lieu of receiving periodic Cash Distributions, Client Fees will be calculated on a monthly basis, beginning the first full month after the Investor is admitted to the Partnership based upon the Capital Account balance of the Investor at the end of the month. Such Client Fee shall be paid to the Advisor (please check one):

[ ] Monthly [ ] Quarterly [ ] Annually

[ ] No Client Fees Paid from Earnings or Distributions

PAYEE                                  LIMITED PARTNER
Please designate whether Advisor
or Broker/Dealer Firm




---------------------------------      ----------------------------------------
Name of Payee - Please Print           Name of Limited Partner - Please Print



---------------------------------      -----------------------------------------
Authorized Signature of Payee          Signature of Limited Partner (or Trustee)



---------------------------------      -----------------------------------------
Firm Name                              Signature of Joint Owner (if applicable)



---------------------------------
Street Address                        ------------------------------------------
                                      Date of Admission



---------------------------------
City, State, Zip Code



     Limited Partners in RMI VIII (the Partnership) who utilized the services of a Registered Investments Advisors may authorize the direct payment by the Partnership of a portion of the Earnings otherwise distributable to them or otherwise used to acquire additional Units by executing this Authorization and delivering it to the Partnership. Execution of the Authorization is at the option of the Limited Partner and is not required in connection with an investment in the Partnership. This Authorization is not intended to describe an investment in the Partnership or to be used as sales material or in any other manner in connection with the offer or sale of Unites in the Partnership. An offer to sell Units of the Partnership may only be made by the Prospectus. This document is not authorized to be used in any way in connection with the offer or sale of Units in the Partnership, and unauthorized use of this document is strictly prohibited and may constitute a violation of federal and state securities laws.

       Please include document with the completed Subscription Agreement.

8.   ACCEPTANCE                                This subscription accepted
     This Subscription will not be an
     effective Agreement until it is           REDWOOD MORTGAGE INVESTORS VIII,
     signed by a General Partner of            A California Limited Partnership
     Redwood Mortgage Investors                P.O. Box 5096
     VIII, a California limited                Redwood City, California  94063
     partnership                               (415) 365-5341



                                               By:
                                             (Office Use Only)
                                               Account #:
                                               Investor Check Date:
                                               Check Amount:
                                               Check #:
                                               Entered By:        Checked By:
                                               Date Entered:

                         REDWOOD MORTGAGE INVESTORS VIII


                  AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
  FOR INVESTORS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS ONLY

     The undersigned Limited Partner hereby certifies that the undersigned is a Limited Partner owning Units in Redwood Mortgage Investors VIII (the Partnership or RMI VIII). By signing and delivering this Authorization to the Partnership and the General Partners, the undersigned hereby authorizes and directs the Partnership to pay to the person or entity set forth below as the Payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigneds Capital Account (Client Fees). All Client Fees payable will be calculated on a monthly basis beginning the first full month after the Investor is admitted to the Partnership based upon the Capital Account balance of the Investor at the end of the month. If the Investor elected to receive Periodic Cash Distributions, such Client Fees will be paid at the same time the Investor receives their distributions, either monthly, quarterly or annually. If the Investor has elected to reinvest their Earnings in lieu of receiving Periodic Cash Distributions, such Client Fees shall be paid to the Advisor on either a monthly, quarterly or annual basis as determined by the Investor in their completed Subscription Agreement. The Capital Accounts of the Limited Partners who elect to pay Client Fees through the Partnership will be less than the Capital Accounts of Limited Partners who do not pay Client Fees or who do pay Client Fees through the Partnership.

     The undersigned acknowledges and agrees that neither the Partnership nor the General Partners shall have any liability for disbursements made pursuant to this Authorization. The undersigned acknowledges that all Periodic Cash Distributions by the Partnership are non-cumulative. Further, the undersigned acknowledges that the General Partners are in no way guaranteeing that there will be sufficient cash flow for Periodic Cash Distributions or that such distributions will be sufficient to make the payments authorized by this agreement. In the event of insufficient Earnings, the Partnership and the General Partners shall have no liability to the undersigned or the Payee. The undersigned further acknowledges and agrees that the Partnership is authorized to comply with this request unless and until this Authorization is expressly revoked in writing and terminated by the undersigned Limited Partner. Any revocation of this Authorization shall be effective the quarter after the quarter in which it is received by the Partnership.

 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                          COMMISSIONERS RULE 260.141.11
                       260.141.11 Restriction on Transfer

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

       (1)   to the issuer;

       (2)   pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

       (5)   to the holders of securities of the same class of the same issuer;

       (6)   by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioners written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

================================================================================


                         REDWOOD MORTGAGE INVESTORS VIII

                    ----------------------------------------


                  300,000 Units of Limited Partnership Interest


                    ----------------------------------------


                                General Partners:

                               D. Russell Burwell
                               Michael R. Burwell
                                Gymno Corporation


                             Dated: December 4, 1996


===============================================================================


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made herunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Partnership since the respective dates at which information is given herein, or the date hereof; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                    Supplement No. 3 dated November 26, 1997
                    to the Prospectus Dated December 4, 1996

                        Redwood Mortgage Investors VIII,
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated December 4, 1996, and replaces in their entirety Supplements Number 1 and Number
2. This information is part of and must accompany the Prospectus.

     1. Summary of Partnership Activities. The Partnership is engaged in business as a mortgage lender, for the primary purpose of making Mortgage Investments secured primarily by first and second deeds of trust on California real estate. The Partnership's initial offering of $15,000,000 of limited partnership units (the Units) commenced in February 1993. The initial offering was fully subscribed and closed on October 31, 1996. At the time the offering was closed, the Partnership had received a total of $14,932,017 of subscriptions. In connection with its initial offering, the Partnership incurred approximately $12,500 in organizational and offering costs and $$569,865 in syndication costs, which is less than anticipated. (See section of the original prospectus dated May 19, 1993 and the supplements thereto entitled SOURCES AND USES OF PROCEEDS).

     The General Partners elected in September, 1996, to continue the offering of Units in the Partnership in order to increase the Partnerships mortgage investment portfolio, thereby increasing diversity and adding additional safety to the portfolio. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units are paid directly to the Partnership.

     As of September 30, 1997, the Partnership had received $ $4,676,125 of subscriptions in connection with its second offering bringing total aggregate subscriptions to $ $19,608,142. As set forth below in the section of this Supplement entitled Description of Open Loans for the Partnership as of September 30, 1997 the Partnership had outstanding Mortgage Investments with a total principal balance of $ $24,987,302. As of September 30, 1997, the Partnership had, in connection with its second offering of $30,000,000 of Units, incurred approximately $0.00 in organizational costs and $ $254,658 in syndication costs.

     As of the date of this  Supplement,  there  have been no  adverse  business
developments   or   conditions  in  the   Partnership,   or  any  prior  limited
partnerships, that would be material to a prospective investor.

     2. Financial Statements. The Financial Statements of the Partnership included in this Supplement as Attachment III have been audited by Parodi & Cropper, independent auditors, as of December 31, 1996. The Financial Statements originally filed in April, 1997, have been amended to include certain additional disclosures. The amended Financial Statements are included herein. Additionally, the financial statements of Gymno Corporation, the corporate general partner, have been updated to December 31, 1996, and June 30, 1995, and are included as Attachment IV. Gymno Corporation has changed its fiscal year end from June 30 to December 31.

     3. Plan of Distribution. As described in the Prospectus, sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership lends to Redwood Home Loan Company doing business as Redwood Mortgage, an affiliate of the General Partners, funds from the offering proceeds equal to the sales commission. For ease of reference, the loan is referred to as the "Formation Loan". (See, section of the Prospectus entitled "RISKS - Formation Loan" and "PLAN OF DISTRIBUTION - Formation Loan"). The initial Formation Loan (the First Formation Loan) made in connection with the initial offering of $15,000,000, is unsecured and is to be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year in which the offering terminates, which in connection with the initial offering of $15,000,000 was December 31, 1996. In connection with the First Formation Loan, as of December 31, 1996, the Partnership has lent $1,074,840 to Redwood Mortgage from the offering proceeds to pay sales commissions and $16,518 had been repaid. In connection with the ongoing Offering of $30,000,000, the Formation Loan (the Second Formation Loan) during the offering period will be repaid in annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997. Upon the completion of the offering, the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the offering terminates. As of September 30, 1997, the Partnership, in connection with the Second Formation Loan, had lent $ $367,937 to Redwood Mortgage from the offering proceeds to pay sales commissions.

     The General Partners may accept unsolicited orders for Units directly from an Investor who did not utilize the services of a Participating Broker Dealer, but instead utilized the services of a registered investment advisor. In connection with such sales, Redwood Mortgage will pay to the Partnership, an amount equal to the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage to the account of the Investor who placed the unsolicited order.

     Investors who acquire Units directly from the Partnership will have the election, in their subscription document, to authorize the Partnership to pay their registered investment advisor an estimated quarterly amount of no more than 2% annually of the Investor's Capital Account that would otherwise be paid to the Investor as Periodic Cash Distributions or compounded as Earnings ("Client Fees"). In the event that the Investor has elected to compound Earnings, then the amount of the Earnings reinvested by such Investor will be reduced by an amount equal to the amount of the Client Fees paid. Thus, the amount of the Periodic Cash Distributions paid or the amount of Earnings compounded will be less for investors who elect to pay Client Fees through the Partnership. The authorization to pay Client Fees is solely at the election of the Investor and is not a requirement of investment.

     All Client Fees paid will be paid from those amounts that would otherwise be paid to the Investor or compounded in his capital account. The payment of all Client Fees is noncumulative and subject to the availability of sufficient Earnings in the Capital Account of the Investor to make such payments. In no event will any such fees be paid by the Partnership as sales commissions or other compensation. The Partnership is merely agreeing to pay to the registered investment advisor, as an administrative convenience to the Investor, those amounts that would otherwise be paid to the Investor. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional one-half percent (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     All registered investment advisors will represent and warrant to the Partnership that, among other things, that the investment in the Units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidity and marketability of Units, and that if he is affiliated with an NASD registered broker or dealer, that all Client Fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     4. Terms of the Offering. As of October 31, 1996, the initial offering of $15,000,000 of limited partnership units was closed. At the time the offering was closed the Partnership had received a total of $14,932,017 of subscriptions. The General Partners elected in September, 1996, to continue the offering of Units. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units is paid directly to the Partnership. As of September 30, 1997, the Partnership had received a total of $ $4,676,125 in new subscriptions in connection with its second offering. The aggregate combined subscriptions total $ $19,608,142.


     5.  Compensation  of General  Partners.  For the period from  inception  to
September 30, 1997, , the General  Partners and their  Affiliates  have received
the  following   compensation.   (See,   section  of  the  Prospectus   entitled
"COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").

                                  (a) Compensation of General Partners and Affiliates by Partnership.

--------------------- ------------------------------------------------------------------------- ------------
Entity Receiving                            Description of Compensation                              Amount
Compensation
--------------------- ------------------------------------------------------------------------- ------------
                                                                                                   $413,860
Redwood Mortgage             Mortgage Servicing Fee for Servicing Mortgage Investments
--------------------- ------------------------------------------------------------------------- ------------
                                                                                                    $52,819
General Partner                       Asset Management Fee for managing assets
--------------------- ------------------------------------------------------------------------- ------------
                                                                                                    $34,889
General Partner        1% interest in profits, losses and distributions of cash available for distribution
--------------------- ------------------------------------------------------------------------- ------------

                       (b) Fees Paid by Borrowers on Mortgage Investments to Affiliates of the General Partners.

--------------------- ------------------------------------------------------------------------- ------------
Entity Receiving                            Description of Compensation                              Amount
Compensation
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage       Mortgage Brokerage Commission for services in connection with review,     $1,631,379
                                               selection, evaluation.
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage         Processing and Escrow Fees for services in connection with notary,         $42,052
                                                      document
                                 preparation, credit investigation and escrow fees.
--------------------- ------------------------------------------------------------------------- ------------

     6. Description of Open Mortgage Investments For The Partnership As Of September 30, 1997. As of September 30, 1997, the Partnership had outstanding fifty six (56) Mortgage Investments with a principal outstanding balance totalling $ $24,987,302. The original amount of the outstanding Mortgage Investments was $28,678,280. The following chart summarizes the original principal amounts and characteristics of Mortgage Investments made by the Partnership up through September 30, 1997.

                                                      Amount of Mortgage     Appraised
                     1st Mort. at     2nd Mort. At      Investment at         Value at      Loan to Value
County                 Funding          Funding            Funding            Funding      Ratio at Funding
------------------ ----------------- --------------- --------------------- --------------- -----------------

Single Family Residences (county)
------------------------------------ -------- -------- ----------------- ----------------- -----------------
San Francisco 2     $     266,462                 0      $       39,000       $   411,000            74.32%
Contra Costa 2            255,604                 0              62,500           452,500            70.30%
Santa Clara 2             574,306                 0              98,969           968,400            69.52%
Contra Costa 1                  0                 0              50,000            75,158            66.53%
San Mateo 3               111,952            16,000              46,400           238,000            73.26%
Sonoma 2                   87,236                 0              65,000           250,611            60.75%
Santa Clara 2             351,366                 0             100,000           663,333            68.05%
El Dorado 2                37,236                 0             130,000           244,361            68.44%
San Mateo 1                     0                 0             130,000           175,484            74.08%
San Francisco 1                 0                 0              65,000           195,000            33.33%
San Mateo 1                     0                 0             196,800           319,000            61.69%
San Francisco 1                 0                 0              70,125           100,179            70.00%
Alameda 1                       0                 0             300,000           477,499            62.83%
Sonoma 2                   63,244                 0              93,400           210,000            74.59%
San Mateo 2               166,610                 0             100,000           470,000            56.73%
Alameda 2                 163,709                 0              50,000           340,000            62.86%
Alameda 1                       0                 0              60,000           136,000            44.12%
Santa Clara 2             578,690                 0             250,000         1,160,000            71.44%
San Mateo 2               220,349                 0              40,000           325,000            80.11%
San Mateo 2               346,881                 0             215,000           700,000            80.27%
San Mateo 1                     0                 0             132,000           165,000            80.00%
San Mateo 2               132,000                 0              50,000           320,000            56.88%
San Mateo 2               139,663                 0              65,000           290,000            70.57%
San Mateo 2                44,605                 0              40,000           455,000            18.59%
San Francisco 2           820,713                 0             175,000         1,422,000            70.02%
San Francisco 1                 0                 0             171,974           395,000            43.54%
San Francisco 2         1,060,486                 0             325,000         2,000,000            69.27%
Sonoma 1                        0                 0             151,875           202,500            75.00%
Monterey 1                      0                 0             245,000           350,000            70.00%
San Mateo 2               259,886                 0              80,000           430,000            79.04%
Marin 2                   195,062                 0              50,000           455,000            53.86%
Alameda 2                  74,551                 0              66,000           265,000            53.04%
Santa Clara 2             201,638                 0             293,000           715,000            69.18%
Stanislaus 1                    0                 0              50,000           130,000            38.46%
San Francisco 2           395,597                 0             250,000         1,075,000            60.06%
Marin 1                         0                 0             770,000         1,650,000            46.67%
San Mateo 1                     0                 0             225,000           370,000            60.81%
Alameda 1                       0                 0              59,000           112,500            52.44%
San Mateo 1                     0                 0             300,000           400,000            75.00%
San Mateo 3               346,092           215,000              58,500           837,500            73.98%
San Francisco 1                 0                 0             105,000           140,000            75.00%
San Francisco 2           150,301                 0             125,000           455,000            60.51%
San Mateo 1                     0                 0             530,000           730,000            72.60%
San Mateo 1                     0                 0             325,000           460,000            70.65%
Marin 1                         0                 0             910,000           186,000            48.92%
Mendocino 1                     0                 0             125,000           660,000            18.94%
San Mateo 1                     0                 0              65,000           165,000            39.39%
San Mateo 2               372,417                 0             445,000         1,095,000            74.65%



                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Single Family  Residences  (county)
(continued)
------------------------------------ -------- -------- ----------------- ----------------- -----------------
Contra Costa 1                    0                 0            37,500            50,000            75.00%
San Francisco 1                   0                 0           420,000           580,000            72.41%
Alameda 2                   262,342                 0            50,000           405,000            77.12%
Marin 2                     910,000                 0           120,000         1,860,000            55.38%
San Francisco 1                   0                 0           390,000           565,000            69.03%
Monterey 2                  350,668                 0           700,000         1,570,000            60.55%
San Francisco 1                   0                 0           579,300           800,000            72.41%
San Francisco 2             579,300                 0         1,320,000         2,450,000            77.52%
San Francisco 2             210,000                 0           561,750         1,102,500            70.00%

------------------ ----------------- ----------------- ----------------- ----------------- -----------------



                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Multiple  Units
------------------------------------ -------- -------- ----------------- ----------------- -----------------
------------------ ----------------- ----------------- ----------------- ----------------- -----------------
Contra Costa 2        $   2,638,835                 0           662,000         4,829,023            68.35%
San Joaquin 2               713,917                 0           200,000         1,270,000            71.96%
Contra Costa 2              775,649                 0           350,000         2,030,000            55.45%
San Francisco 1                   0                 0           400,000           583,333            68.57%
Alameda 2                   308,000                 0            13,000           510,000            62.94%
San Francisco 1                   0                 0           200,000           450,000            44.44%
San Joaquin 2             1,773,424                 0           385,000         3,132,500            68.90%
San Mateo 1                       0                 0           425,000           900,000            47.22%
San Francisco 1                   0                 0           883,750         1,932,500            45.73%
San Francisco 2             883,750                 0         1,427,500         3,225,000            71.67%
Alameda 2                 6,714,769                 0         1,800,000        11,780,270            72.28%
San Mateo 1                       0                 0           945,000         1,450,000            65.17%
San Mateo 1                       0                 0         2,200,000         3,470,000            63.40%

------------------ ----------------- ----------------- ----------------- ----------------- -----------------


                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Commercial Properties (County)
------------------------------------ -------- -------- ----------------- ----------------- -----------------
Alameda 2             $     343,536                 0           114,000           640,000            71.49%
San Francisco 2             295,872                 0            99,000           607,895            64.96%
Merced 1                          0                 0            45,000           175,000            25.71%
Alameda 1                         0                 0            82,500           130,000            63.46%
Sacramento 2                846,019                 0            67,500         1,343,500            68.00%
San Francisco 2              11,864                 0           200,000           428,333            49.62%
Alameda 1                         0                 0           192,500           256,667            75.00%
Santa Clara 1                     0                 0           390,000           585,000            66.67%
Tuolumne 1                        0                 0            99,724           285,714            34.90%
San Mateo 1                       0                 0           280,000           480,000            58.33%
San Mateo 2               4,128,000                 0           600,000         6,960,000            67.93%
Alameda 1                         0                 0           310,000           730,000            42.47%
Santa Clara 2               112,643                             500,000           980,000            62.51%
Santa Clara 1                     0                 0            50,000           191,111            26.16%
Santa Barbara 1                   0                 0           425,000           850,000            50.00%
San Mateo 2               1,450,000                 0           250,000         3,179,000            53.48%
Nevada 1                          0                 0            59,500            85,000            70.00%
San Mateo 1                       0                 0           225,000           399,706            56.29%
Alameda 1                         0                 0           410,000           700,000            58.57%
Santa Clara 1                     0                 0            50,000           191,111            26.16%
Fresno 1                          0                 0           130,000           225,000            57.78%
San Mateo 2               1,500,000                 0           375,000         2,725,000            68.81%
Alameda 2                   290,711                 0            60,000           610,000            57.49%
Santa Clara 3             5,188,689            70,458           950,000         8,130,417            76.37%
San Joaquin 1                     0                 0           320,000           570,000            56.14%
Contra Costa 1                    0                 0           104,000           190,000            54.74%
San Mateo 1                       0                 0           700,000         2,550,000            27.45%
Santa Clara 2             5,492,794                 0           955,000         8,665,033            74.41%
San Mateo 1                       0                 0            75,000           265,000            28.30%
Santa Clara 2             5,492,788                 0           955,000         9,665,032            74.41%
San Luis Obispo 3           214,088           360,000           300,000         1,968,000            44.42%
Santa Clara 2             6,000,000                 0           800,000         8,650,000            78.61%
San Mateo 2                  74,754                 0            65,000           265,000            52.74%
San Francisco 1                   0                 0           975,000         1,950,000            50.00%
Santa Clara 2               468,000                 0            18,000           585,000            83.08%
Stanislaus 2                273,795                 0         1,450,000         4,829,613            35.69%
San Francisco 1                   0                 0           700,000         2,100,000            33.33%
San Mateo 1                       0                 0           370,000           495,000            74.75%
Alameda 1                         0                 0         2,100,000         4,500,000            46.67%
San Mateo 1                       0                 0           400,000           600,000            66.67%
San Francisco 1                   0                 0         1,350,000         2,432,500            55.50%
San Francisco 1                   0                 0           150,000         1,440,000            10.42%
San Francisco 1                   0                 0           325,000           595,000            54.62%
Solano 1                          0                 0           480,000         1,885,000            25.46%
Alameda 2                   156,750                 0           169,555           568,125            57.43%
San Francisco 3             972,234           885,000            50,000         2,750,000            69.35%
San Francisco 2             973,900                 0           885,000         2,750,000            67.60%
-------------------- --------------- ----------------- ----------------- ----------------- -----------------

1        Indicates a First Deed of Trust on the property.
2        Indicates a Second Deed of Trust on the property.
3        Indicates a Third Deed of Trust on the property.

     7. Management Discussion and Analysis of Financial Condition and Results of
                                  Operations.

     On September 30, 1997, the Partnership was in the offering stage of its second offering, and contributed capital totalled $19,608,142 (Limited Partners). Of this amount, $0 remained in applicant status. The Partnership sought and received approval of an additional offering of $30,000,000 from the Securities and Exchange Commission, the State of California and the NASD, effective on December 4, 1996. Accordingly, the Partnership has approval for an aggregate offering of $45,000,000 in Units of $100 each.

     At September 30, 1997, the Partnerships Mortgage Investments Outstanding totalled $24,987,302. The primary reason for an increase in Mortgage Investments Outstanding to $6,484,707, $12,047,252, $15,642,990 and $24,987,302 was the
additional capital admitted to the Partnership through sale of Limited Partnership Units and subsequent admittance of Partners Capital of $4,508,824, $3,834,799, $3,863,536 and $4,681,741 and through the reinvestment of earnings by partners who have elected to reinvest earnings of $205,607, $439,492, $683,695 and $932,325 for the years ended December 31, 1994, December 31, 1995, December 31, 1996 and the nine month period ended September 30, 1997, respectively and to a lesser extent, from the line of credit. The effect of more Outstanding Mortgage Investments raised the interest earned on Mortgage Investments for the years ended 1994, 1995, 1996 and the nine months to September 30, 1997, to $480,110, $1,031,029, $1,718,208 and $1,809,833
respectively. Interest rates on Mortgage Investments ranged from 10.00% to 14.50%. The Partnership began funding Mortgage Investments on April 14, 1993 and as of September 30, 1997, distributed earnings at an average annualized yield of 8.36%. Currently, mortgage interest rates have decreased a slightly from those prevalent at the inception of the Partnership. New loans will be originated at these lower interest rates. The result is to reduce the average return across the entire Mortgage Investment portfolio held by the Partnership. In the future, interest rates will likely change from their current levels. The General Partners cannot at this time predict at what levels interest rates will be in the future. Although the rates charged by the Partnership are influenced by the level of interest rates in the market, the General Partners do not anticipate that rates charged by the Partnership to its borrowers will change significantly from the beginning of 1997 over the next 12 months. Based upon the rates payable in connection with the existing Mortgage Investments, the current and anticipated interest rates to be charged by the Partnership, and the General Partners experience, the General Partners anticipate that the annualized yield will range between eight & nine percent (8% - 9%).

     During 1994, the Partnership did not have a credit line; therefore Interest on Note Payable-Bank was -0-. In 1995, the Partnership has established a line of credit with a commercial bank secured by its Mortgage Investments and has increased the limit from $3,000,000 to $6,000,000. For the years ended 1995, 1996 and the nine months to September 30, 1997, interest on Note Payable-Bank was $25,889, $188,635 and $208,114 respectively. The primary reason for this increase during 1996, was that the Partnership did not have access to the credit facility until September, 1995. For 1997, the increase in interest on notes payable-Bank has been attributed to a higher overall credit facility utilization. Currently, the Partnership has borrowed $6,000,000 at an interest rate of prime + 1/2%. This facility could increase as the Partnerships capital increases. This added source of funds will help in maximizing the Partnership yield by allowing the Partnership to minimize the amount of funds in lower yield investment accounts when appropriate Mortgage Investments are not currently available, and because the mortgage investments made by the Partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit, the amount to be retained by the Partnership, after payment of the line of credit cost, will be greater than without the use of the line of credit. As of September 30, 1997, the balance remained at $6,000,000 and in accordance with the line of credit, the Partnership paid all accrued interest as of that date.

     The Partnerships income and expenses, accruals and delinquencies are within the normal range of the General Partners expectations based upon their experience in managing similar Partnerships over the last twenty years. Borrower foreclosures, as set forth under Results of Operations, are a normal aspect of Partnership operations and the General Partners anticipate that they will not have a material effect on liquidity. Cash is constantly being generated from interest earnings, late charges, pre-payment penalties, amortization of principal and pay-off on Mortgage Investments. Currently, cash flow exceeds Partnership expenses and earnings payout requirements. As mortgage investment opportunities become available, excess cash and available funds are invested in new mortgage investments.

     The General Partners are regularly reviewing the Mortgage Investments portfolio, examining the status of delinquencies, the underlying collateral securing these properties, borrowers payment records, etc.. Data on the local real estate market and on the national and local economy are studied. Based upon this information and other data, loss reserves are increased or decreased. Currently loss reserves are $172,958 which the General Partners consider adequate. Because of the number of variables involved, the magnitude of the swings possible and the General Partners inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the General Partners.

     It is now clear that the Northern California recession reached bottom in 1993. Since then, the California economy has been improving, slowly at first, but now, more vigorously. This improvement is reflective in increasing property values, in job growth, personal income growth, etc., which all translates into more loan activity, which of course, is healthy for lending activity.

     At the time of subscription to the Partnership, Limited Partners make an irrevocable decision to either take distributions of earnings monthly, quarterly or annually or to compound earnings in their capital account. For the years ended December 31, 1995, December 31, 1996, and the nine month period ended September 30, 1997, the Partnership made distributions of earnings to Limited Partners after allocation of syndication costs of $303,477, $418,380 and $359,003 respectively. Distribution of Earnings to Limited Partners after allocation of syndication costs for the years ended December 31, 1995, December 31, 1996 and the nine month period ended September 30, 1997, to Limited Partners capital accounts and not withdrawn was $524,988, $800,218 and $932,325 respectively. As of December 31, 1995, December 31, 1996 and September 30, 1997, Limited Partners electing to withdraw earnings represented 40%, 34% and 30% of the Limited Partners outstanding capital accounts.

     The Partnership also allows the Limited Partners to withdraw their capital account subject to certain limitations (see Section 8.1 of the Partnership Agreement). For the years ended December 31, 1995, December 31, 1996, and the nine months to September 30, 1997, $5,640, $146,755 and $107,718 were liquidated subject to the 10% penalty for early withdrawal. These withdrawals are within the normally anticipated range that the General Partners would expect in their experience in this and other Partnerships. The General Partners expect that a small percentage of Limited Partners will elect to liquidate their capital accounts over one year with a 10% early withdrawal penalty. In originally conceiving the Partnership, the General Partners wanted to provide Limited Partners needing their capital returned a degree of liquidity. Generally, Limited Partners electing to withdraw over one year, need to liquidate investment to raise cash. The trend we are experiencing in withdrawals by Limited Partners electing a one year liquidation program represents a small percentage of Limited Partner capital as of December 31, 1995, December 31, 1996 and September 30, 1997, respectively and is expected by the General Partners to commonly occur at these levels.

     Additionally, for the years ended December 31, 1995, December 31, 1996 and the nine months through September 30, 1997, no Limited Partners had elected to liquidate over a period of five years or longer. Once the initial five year hold period has passed, the General Partners expect to see an increase in liquidations due to the ability of Limited Partners to withdraw without penalty. The ability to withdraw after five years by Limited Partners has the effect of providing Limited Partners liquidity which the General Partners expect. A portion of the Limited Partners will avail themselves of this option. This has the anticipated effect of the Partnership growing, primarily through reinvestment of earnings in years one through five. The General Partners expect to see increasing numbers of Limited Partner withdrawals in years five through eleven, at which time the bulk of those Limited Partners who have sought withdrawal have been liquidated. After year eleven, the gross figures generally subside and the Partnership capital should increase.

     8. Experts. The amended Financial Statements of the Partnership as of December 31, 1996, and of the Corporate General Partner, Gymno Corporation, as of December 31, 1996, included herein, have been examined by Parodi & Cropper, independent certified public accountants as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and authority of such firm as experts in accounting and auditing. Financial Statements of the Partnership as of December 31, 1996, are audited. (see section of the Prospectus entitled Managements Discussion and Analysis of Financial Condition and Results of Operation). The Financial Statements for 9 months to September 30, 1997, have been prepared by the General Partners and are unaudited.

     9. Prior Program Mortgage Investments and Prior Program Mortgage Investments Summaries. Tables I and II of the Prior Performance Tables set forth in Appendix I of the Prospectus have been updated to provide information as of September 30, 1997, and are included on the following pages of this Supplement as Attachment I. The Prior Program Mortgage Investments Summaries set forth on pages 42 and 43 have been updated to provide information as of September 30, 1997, and are attached to this Supplement No. 3 as Attachment II.

     10. Geographic Area of Lending Activity. The Partnership will limit lending to Deeds of Trust on properties located in California. The General Partners anticipate that approximately 75% of the Partnership's Mortgage Investments will be secured by Deeds of Trust on properties in six San Francisco Bay Area counties. These counties, which have an aggregate population of over 3.5 million, are San Francisco, San Mateo, Santa Clara, Marin, Alameda and Contra Costa. Currently, 72% of the Partnership's Mortgage Investments are secured by Deeds of Trust on properties in these six counties. The economy of the area where the security is located is important in protecting market values.
Therefore, the General Partners will limit the geographic area of lending principally to the San Francisco Bay Area and surrounding Counties, which has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The General Partners believe these factors contribute to a more stable market for real estate. Although, the real estate market in California, like most of the country, has decreased in value during the early 1990s, it has improved somewhat in the last 3 years. The General Partners believe the strength of the economy of California, especially in the Bay Area, will continue to protect market values over the longer term.

     Over the last 30 months the number of seriously delinquent mortgages, that is, mortgages more than 90 days past due, reported by many of the largest California lenders has decreased. This decrease indicates, as predicted by the General Partners, that the California economy, especially Northern California, is improving.

     The Federal Reserve Bank of San Francisco has recently reported an increased demand for business credit. Over the last thirty months large banks in California have reported an increase in demand for business loans from middle market borrowers for inventory financing and investment purposes. Smaller banks are also reporting an increase in demand for business loans. Commercial and consumer loan growth rates in California exceeded last years. This increase in consumer and business loans reflects increased business activity, an improving economy and increased confidence among employers.

     This increased  confidence and business activity has also been reflected in
the  real  estate  market.   Real  estate  loans   outstanding   exceeded  their
year-earlier levels, marking this the third positive year-over-year increase.

                                  ATTACHMENT I
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 26 , 1997

                        UPDATED PRIOR PERFORMANCE TABLES


     The prior performance tables as referenced in the Prior Performance Summary of the Prospectus present information on programs previously sponsored by the General Partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the Partnership, in the opinion of the General
Partners all of the partnerships included in the tables had investment objectives which were similar to those of the Partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a
Partner's capital account for additional Mortgage Investments; and (ii) preservation of the Partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII, and the Partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In addition, the Partnership's Loan Servicing Fees may be slightly higher and interest earned on the Mortgage Investments made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the Partnership, and inclusion of these tables does not imply that investors of the Partnership will experience results comparable to those experienced in the partnerships referred to in the tables.


         The updated tables consist of:

         Table I           Experience in Raising and Investing Funds.

         Table II          Compensation to General Partners and Affiliates.

         Table III         Operating Results of Prior Limited Partnerships.

         Table V           Payment of Mortgage Investments.

     Persons who purchase Interests in the Partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the Prospectus does not imply that the Partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The General Partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables also include information about prior non-public programs whose investment objectives are similar to those of the Partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the Description of Open Loans of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The Partnership will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of Table VI.

                        Definitions and Glossary of Terms

The following terms used in the Tables have the following meanings:

"Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

"GAAP" shall mean generally accepted accounting principles.

"Months to Invest 90% of Amount  Available  For  Investment"  shall mean the time period from commencement of the offering to date of close of escrow of initial Partnership Loans.

               The following is a brief description of the Tables:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds through September 30, 1997 for partnerships which completed funding during the three (3) years ending on such date.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid the General Partners and Affiliates by those partnership which completed their offering during the three (3) years ended September 30, 1997.

TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the annual operating results through September 30, 1997 for partnerships which closed their offering during the ten (10) years ending September 30, 1997.

TABLE V - PAYMENT OF MORTGAGE INVESTMENTS

Table V presents information on the payment of the partnership Mortgage Investments within the three (3) years ending September 30, 1997.

Some of the Mortgage Investments are fractionalized and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                           (AS OF SEPTEMBER 30, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~


                                                                    RMI VI
                                                             --------------
Dollar Amount Offered                                          $12,000,000
Dollar Amount Raised                                           $ 9,772,594
Percentage of Amount Raised                                        100.00%
Less Offering Expenses:
     Organization Expense                                            2.63%
     Selling Commissions Paid to Non-Affiliates                      1.00%
     Selling Commissions Paid to Affiliates                              0
Percentage Available for Investment,
       Net of Offering Expenses                                     96.37%
     Mortgage Investments Funded from Offering
       Proceeds Secured by Deeds of Trust                           86.04%
     Formation Loan (1):                                             6.27%
     Mortgage Investment Commitments                                     0
     Mortgage Investment Application or Mortgage Investment
       Processing Fees                                                   0
     Funds Available for Future
       Commitments                                                   1.06%
     Reserve                                                         3.00%
                                                             ==============
Total                                                               96.37%
                                                             ==============





Date Offering Commenced                                           09/03/87
Length of Offering                                               24 months
Months to Commit 90% of Amount Available for
     Investment(Measured from Beginning of Offering)             25 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                           (AS OF SEPTEMBER 30, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                               RMI VII
                                                        ---------------
Dollar Amount Offered                                      $12,000,000
Dollar Amount Raised                                       $11,998,359
Percentage of Amount Raised                                    100.00%
Less Offering Expenses:
     Organization Expense                                        3.55%
Percentage Available for Investment
       Net of Offering Expenses                                 96.45%
     Mortgage   Investments   Funded   from   Offering
Proceeds
       Secured by Deeds of Trust                                86.85%
     Formation Loan (1):                                         7.62%
     Selling Commissions Paid to Non-Affiliates                  1.00%
     Selling Commissions Paid to Affiliates                          0
     Mortgage Investments Commitments (2):                           0
     Mortgage Investment Application or Mortgage
         Investment Processing Fees                                  0
     Funds Available for Future Commitments                          0
     Reserve                                                     0.98%
                                                        ===============
Total                                                           96.45%
                                                        ===============




Date Offering Commenced                                       10/20/89
Length of Offering                                           36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                               38 months


                                                               TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)

                                                                                   RMI VII
                                                                             --------------

Date Offering Commenced                                                           10/20/89
Dollar Amount Raised                                                           $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan
         Processing Fees                                                                 0
       Reimbursement of Expenses, at Cost                                           86,082
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
          Points (1)                                                            $1,571,815
          Processing Fees (1)                                                       47,676
          Other (1)                                                                  7,217
Dollar Amount of Cash Generated from Operations Before Deducting from
       Payments to General Partners and Affiliates:                              9,940,444
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                  53,246
       Earnings Distribution                                                        59,785
       Mortgage Servicing Fee                                                      351,062
     Late Charges                                                                        0
       Reimbursement of Expenses, at Cost                                          176,291
     Prepayment Fee                                                                      0


 (1)  These sums were paid by borrowers of partnership funds, and were  not expenses of the partnership.



                                                               TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                                    RMI VI
                                                                             --------------
Date Offering Commenced                                                            9/03/87
Dollar Amount Raised                                                           $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan Processing Fees                                          0
       Reimbursement of Expenses, at Cost                                          103,708
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
     Points (1)                                                                 $1,470,079
     Processing Fees (1)                                                            59,948
     Other (1)                                                                       8,181
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                                 $13,013,608
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                 $74,296
     Earnings Fee                                                                   76,964
     Mortgage Servicing Fee                                                        582,734
     Reimbursement of Expenses, at Cost                                            238,971


(1)  These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------
                                                    5 days in December 1989

Gross Revenues                                                        $1,682        $238,949        $759,828
Less: General Partners' Mgmt Fee                                           0           4,795           7,506
  Mortgage Servicing Fee                                                   0          14,172          42,177
  Administrative Expenses                                                191           5,304          36,595
  Provision for Uncollected Accts                                          0           3,000          19,398
  Amortization of Organization and Syndication Costs                       3             773             894
  Offering Period Interest Expense to Limited Partners                 1,241          14,616          23,114
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                       $247        $196,289        $630,144
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                           $247        $196,289        $630,144
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               28,696               0          13,531
Early Withdrawal Penalties Applied to Synd. Costs                          0               0             370
Increase in Applicant's Deposit                                      163,632          27,290         134,278
Increase in Partners' Capital                                        135,743       2,866,189       4,957,724
                                                                 ------------    ------------    ------------
Cash generated from Operations                                      $328,318      $3,089,768      $5,736,047
Use of Funds-Increase in Assets                                     $287,117      $2,720,557      $5,549,077
Reduction in Liabilities                                                   0          27,876               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                     188           5,094           9,379
  Investment Income Pd to LP's                                            52          58,001         228,039
  Return of Capital to LP's                                                0               0          10,893
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $40,961        $278,240       $(61,341)
Cash at the beginning of the year                                          0         $40,961        $319,201
Cash at the end of the year                                          $40,961        $319,201        $257,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $1.46         $108.02         $102.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $1.46         $102.99          $97.51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $0.38       $35.41(1)       $39.22(1)
  Capital (1)                                                              0               0           $1.87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                       $9.10         $119.03         $109.67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                     $8.33         $113.40         $104.83


NOTES:
(1)  Based upon year's average capital balances.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,468,593      $1,711,092      $1,489,882
Less: General Partners' Mgmt Fee                                      14,202          16,735          10,008
  Mortgage Servicing Fee                                              53,628          58,802               0
  Administrative Expenses                                             95,526         152,782          78,822
  Provision for Uncollected Accts                                    125,618         235,423         335,955
  Amortization of Organization and Syndication Costs                   2,016           2,016           2,016
  Offering Period Interest Expense to Limited Partners                13,361               0               0
  Interest Expense                                                    68,226         119,351         135,790
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $1,096,016      $1,125,983         927,291
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                     $1,096,016      $1,125,983        $927,291
Reduction in Assets                                                        0         883,182               0
Increase in Liabilities                                            1,999,649               0         956,846
Early Withdrawal Penalties Applied to Synd. Costs                      1,173           7,195          10,635
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      4,091,481               0               0
                                                                 ------------    ------------    ------------
Cash generated from Operations                                    $7,188,319      $2,016,360      $1,894,772
Use of Funds-Increase in Assets                                   $6,239,730             -0-      $1,316,184
Reduction in Liabilities                                                   0       1,032,580               0
Decrease in Applicant's Deposit                                      310,539               0               0
Offering Period Interest Expense to Limited Partners                   5,202               0               0
  Investment Income Pd to LP's                                       360,641         339,746         263,206
  Return of Capital to LP's                                          456,787         230,004         340,011
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (184,580)     $   414,030       $(24,629)
Cash at the beginning of the year                                $   257,860     $    73,280        $487,310
Cash at the end of the year                                                $     $   487,310        $462,681
                                                                      73,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $93.03          $80.06          $62.85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $89.27          $77.76          $61.09
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $42.48          $26.43          $19.61
  Capital (1)                                                         $53.80          $17.89          $25.34
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $100.70          $92.76          $76.88
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $96.64          $89.52          $74.67


NOTES:
(1)  Based upon year's average capital balances.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                                    9 mths to
                                                                        1995            1996      Sept 30, 1997
                                                                 ------------    ------------     --------------

Gross Revenues                                                    $1,483,881      $1,580,501         $1,206,036
Less: General Partners' Mgmt Fee                                           0               0                  0
  Mortgage Servicing Fee                                              33,394          97,268             51,621
  Administrative Expenses                                             66,371          76,875             65,202
  Provision for Uncollected Accts                                    306,779         419,437            324,027
  Amortization of Organization and Syndication Costs                   2,016             368                  0
  Offering Period Interest Expense to Limited Partners                     0               0                  0
  Interest Expense                                                   163,361         127,454            142,691
                                                                 ------------    ------------     --------------
Net Income (GAAP Basis) dist. to Limited Partners                    911,960         859,099            622,495
                                                                                 ------------     --------------
                                                                 ------------
Sources of Funds - Net Income                                       $911,960        $859,099           $622,495
Reduction in Assets                                                        0       1,110,429                  0
Increase in Liabilities                                               63,206               0          1,262,591
Early Withdrawal Penalties Applied to Synd. Costs                      3,344               0                  0
Increase in Applicant's Deposit                                            0               0                  0
Increase in Partners' Capital -collection on Formation Loan                0               0             71,369
                                                                                 ------------     --------------
                                                                 ------------
Cash generated from Operations                                      $978,510      $1,969,528         $1,956,455
Use of Funds-Increase in Assets                                     $471,434               0          1,350,192
Reduction in Liabilities                                                   0         670,402                  0
Decrease in Applicant's Deposit                                            0               0                  0
Offering Period Interest Expense to Limited Partners                       0               0                  0
  Investment Income Pd to LP's                                       270,760         336,341            291,181
  Return of Capital to LP's                                          184,157         722,536            885,006
                                                                 ------------    ------------     --------------
Net Increase (Decrease) in Cash                                      $52,159        $240,249         $(569,924)
Cash at the beginning of the year                                   $462,681        $514,840           $755,089
Cash at the end of the year                                         $514,840        $755,089           $185,165
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $60.01          $60.22             $45.27
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $58.43          $58.62             $44.39
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $19.69          $23.66             $21.43
  Capital (1)                                                         $13.39          $50.83             $65.14
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $65.75          $63.24                N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $64.01          $61.86                N/A


NOTES:
(1)  Based upon years average capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987         1988(2)            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                       $35,485        $600,194      $1,284,180
Less: General Partners' Mgmt Fee                                         833          15,726               0
  Mortgage Servicing Fee                                               2,659          46,393          90,434
  Administrative Expenses                                                494          19,837          53,083
  Provision for Uncollected Accts                                          0               0          50,631
  Amortization of Organization and Syndication Costs                     102           2,196           2,952
  Offering Period Interest Expense to Limited Partners                 8,072          44,871          18,976
  Interest Expense                                                         0               0         108,883
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $   23,325      $  471,171      $  959,221
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $   23,325      $  471,171      $  959,221
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               44,060               0       1,580,600
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                    1,114,238               0               0
Increase in Partners' Capital                                      1,158,336       5,811,540       2,537,274
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $2,339,959      $6,282,711      $5,077,095
Use of Funds-Increase in Assets                                   $1,342,112      $5,836,269      $4,438,494
Reduction in Liabilities                                                   0          37,472               0
Decrease in Applicant's Deposit                                            0         567,520         546,718
Offering Period Interest Expense to Limited Partners                   1,585          16,691           9,802
  Investment Income Pd to LP's                                         7,864         144,038         326,195
  Return of Capital to LP's                                                0               0           8,369
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $988,398      $(319,279)      $(252,483)
Cash at the beginning of the year                                          0        $988,398        $669,119
Cash at the end of the year                                         $988,398        $669,119        $416,636
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $24.33         $101.64         $100.56
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $20.78          $97.18          $96.18
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                       $18.41(1)       $29.19(1)       $44.76(1)
  Capital (1)                                                              0               0           $1.15
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $26.07         $109.34         $107.58
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $22.50         $104.50         $102.92


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,527,697      $1,587,354      $1,661,779
Less: General Partners' Mgmt Fee                                       3,496          14,489          15,287
  Mortgage Servicing Fee                                             105,405          54,390          79,326
  Administrative Expenses                                            113,610          76,692          93,282
  Provision for Uncollected Accts                                     13,687         174,290         266,786
  Amortization of Organization and Syndication Costs                   3,167           3,167           3,166
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   154,187         142,442         145,395
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $1,134,145      $1,121,884      $1,058,537
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $1,134,145      $1,121,884      $1,058,537
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0               0       1,401,613
Early Withdrawal Penalties Applied to Synd. Costs                      3,813           1,345           5,518
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,137,958      $1,123,229      $2,465,668
Use of Funds-Increase in Assets                                     $500,209        $380,888      $2,073,362
Reduction in Liabilities                                             232,193         293,099               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       375,864         341,505         323,037
  Return of Capital to LP's                                          100,628          41,254         232,370
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(70,936)         $66,483      $(163,101)
Cash at the beginning of the year                                   $416,636        $345,700        $412,183
Cash at the end of the year                                         $345,700        $412,183        $249,082
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                        $100.09          $93.40          $82.87
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $95.75          $89.62          $79.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $36.01          $30.74          $27.26
  Capital (1)                                                          $9.64           $3.71          $19.61
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $108.29          $99.00          $91.00
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                   $103.60          $95.00          $87.71


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,713,378      $1,391,088      $1,277,782
Less: General Partners' Mgmt Fee                                      15,523           8,942               0
  Mortgage Servicing Fee                                              94,306               0          42,056
  Administrative Expenses                                            123,473          59,346          59,656
  Provision for Uncollected Accts                                    420,583         472,967         344,807
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   161,705         185,131         212,915
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $897,788        $664,702        $618,348
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $897,788        $664,702        $618,348
Reduction in Assets                                                  676,847          18,749         749,375
Increase in Liabilities                                                    0         374,511               0
Early Withdrawal Penalties Applied to Synd. Costs                      3,700               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,578,335      $1,057,962      $1,367,723
Use of Funds-Increase in Assets                                            0               0               0
Reduction in Liabilities                                             498,663               0         335,500
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       377,712         303,014         303,098
  Return of Capital to LP's                                          528,737         729,449         892,953
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $173,223         $25,499      $(163,828)
Cash at the beginning of the year                                   $249,082        $422,305        $447,804
Cash at the end of the year                                         $422,305        $447,804        $283,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $72.01          $54.95          $53.03
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $69.74          $53.62          $51.79
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $30.57          $24.53          $25.29
  Capital (1)                                                         $42.79          $59.06          $74.51
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $92.72          $49.87          $59.39
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $89.90          $48.66          $58.00


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                      9-mths to
                                                                        1996      Sept 30, 1997
                                                                 ------------     --------------

Gross Revenues                                                    $1,167,859           $766,812
Less: General Partners' Mgmt Fee                                           0                  0
  Mortgage Servicing Fee                                              44,565             23,200
  Administrative Expenses                                             64,273             53,745
  Provision for Uncollected Accts                                    312,684            182,744
  Amortization of Organization and Syndication Costs                       0                  0
  Offering Period Interest Expense to Limited Partners                     0                  0
  Interest Expense                                                   158,175            106,441
                                                                 ------------     --------------
Net Income (GAAP Basis) dist. to Limited Partners                   $588,162           $400,682
                                                                                  --------------
                                                                 ------------
Sources of Funds - Net Income                                       $588,162           $400,682
Reduction in Assets                                                1,278,214            814,658
Increase in Liabilities                                                    0                  0
Early Withdrawal Penalties Applied to Synd. Costs                          0                  0
Increase in Applicant's Deposit                                            0                  0
Increase in Partners' Capital - Collection of Formation Loan               0             48,377
                                                                 ------------     --------------
Cash generated from Operations                                    $1,866,376         $1,263,717
Use of Funds-Increase in Assets                                            0                  0
Reduction in Liabilities                                             491,978            110,022
Decrease in Applicant's Deposit                                            0                  0
Offering Period Interest Expense to Limited Partners                       0                  0
  Investment Income Pd to LP's                                       294,678            189,519
  Return of Capital to LP's                                        1,183,099          1,006,557
                                                                 ------------     --------------
Net Increase (Decrease) in Cash                                   $(103,379)          $(42,381)
Cash at the beginning of the year                                   $283,976           $180,597
Cash at the end of the year                                         $180,597           $138,216
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53.50             $39.26
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $52.23             $38.64
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $25.83             $18.23
  Capital (1)                                                        $103.72             $96.83
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $50.71                N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $49.72                N/A


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1986            1987            1988
                                                                 ------------    ------------    ------------
                                                              (1 month only)

Gross Revenues                                                       $20,794        $460,522        $627,223
Less: General Partners' Mgmt Fee                                         342           7,922           5,260
  Mortgage Servicing Fee                                               1,052          40,010          50,274
  Administrative Expenses                                                753          16,702          44,802
  Provision for Uncollected Accts                                      1,740               0          22,119
  Amortization of Organization and Syndication Costs                     271             502             606
  Offering Period Interest Expense to Limited Partners                 7,114          23,135               0
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                     $9,522        $372,251        $504,162
                                                                                 ------------    ------------
                                                                 ------------
 Sources of Funds - Net Income                                        $9,522        $372,251        $504,162
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                7,815               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      515,356               0               0
Increase in Partners' Capital                                      1,369,469       3,540,065               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,902,162      $3,912,316        $504,162
Use of Funds-Increase in Assets                                   $1,743,843      $2,842,678        $566,387
Reduction in Liabilities                                                   0           5,169             834
Decrease in Applicant's Deposit                                            0         515,356               0
Offering Period Interest Expense to Limited Partners                   1,790           9,119               0
  Investment Income Pd to LP's                                         2,962         137,682         178,902
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $153,567        $402,312      $(241,961)
Cash at the beginning of the year                                          0        $153,567        $555,879
Cash at the end of the year                                         $153,567        $555,879        $313,918
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $110            $101             $95
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $106             $96             $91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $26             $39             $35
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $114            $103             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $109             $99             $93


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $755,856        $775,058        $745,102
Less: General Partners' Mgmt Fee                                       9,395           7,323           7,487
  Mortgage Servicing Fee                                              47,501          57,395          29,117
  Administrative Expenses                                             46,129          46,319          67,569
  Provision for Uncollected Accts                                     63,984          51,770          61,411
  Amortization of Organization and Syndication Costs                     631             631             631
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    61,600          67,569          24,462
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $526,616        $544,051        $554,425
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $526,616        $544,051        $554,425
Reduction in Assets                                                        0         591,879          36,728
Increase in Liabilities                                              808,466               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0           8,003           4,658
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,335,082      $1,143,933     $   595,811
Use of Funds-Increase in Assets                                   $1,272,177               0               0
Reduction in Liabilities                                                   0         586,933          17,593
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       178,180         191,970         172,259
  Return of Capital to LP's                                           78,120         283,253         170,711
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(193,395)         $81,777        $235,248
Cash at the beginning of the year                                   $313,918        $120,523        $202,300
Cash at the end of the year                                         $120,523        $202,300        $437,548
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $93             $94             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $89             $91             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $34             $30
  Capital (1)                                                            $14             $49             $29
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107            $106             $99
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $102            $101             $95


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $840,592        $826,774        $557,036
Less: General Partners' Mgmt Fee                                      14,746          12,084           2,333
  Mortgage Servicing Fee                                              42,526          42,609               0
  Administrative Expenses                                             59,495          80,006          39,594
  Provision for Uncollected Accts                                    114,162         141,059         140,499
  Amortization of Organization and Syndication Costs                     631             631             629
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    68,662          79,848          79,951
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $540,370        $470,537        $294,030
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $540,370        $470,537        $294,030
Reduction in Assets                                                        0         554,553         418,962
Increase in Liabilities                                              945,442               0           9,731
Early Withdrawal Penalties Applied to Synd. Costs                      1,833           1,617             634
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,487,645      $1,026,707        $723,357
Use of Funds-Increase in Assets                                   $1,389,730               0               0
Reduction in Liabilities                                                   0          62,234               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       179,048         233,928         139,550
  Return of Capital to LP's                                         $280,929        $546,248        $640,685
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(362,062)        $184,297       $(56,878)
Cash at the beginning of the year                                   $437,548         $75,486        $259,783
Cash at the end of the year                                          $75,486        $259,783        $202,905
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $89             $77             $50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $85             $75             $49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $30             $38             $24
  Capital (1)                                                            $47             $89            $110
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $97             $93             $10
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $93             $90             $10


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                                       9 mths to
                                                                        1995            1996       Sept 30, 1997
                                                                 ------------    ------------     ---------------

Gross Revenues                                                      $567,540        $419,823            $239,527
Less: General Partners' Mgmt Fee                                           0               0                   0
  Mortgage Servicing Fee                                                   0               0                   0
  Administrative Expenses                                             30,593          31,312              26,217
  Provision for Uncollected Accts                                    182,162          91,880              28,221
  Amortization of Organization and Syndication Costs                     627             741                   0
  Offering Period Interest Expense to Limited Partners                     0               0                   0
  Interest Expense                                                    95,941          77,789              45,660
                                                                 ------------    ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                   $258,217        $218,101            $139,429
                                                                                 ------------     ---------------
                                                                 ------------
Sources of Funds - Net Income                                        258,217         218,101             139,429
Reduction in Assets                                                  464,011       1,003,642             660,361
Increase in Liabilities                                                    0               0                   0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0                   0
Increase in Applicant's Deposit                                            0               0                   0
Increase in Partners' Capital                                              0               0                   0
                                                                                 ------------
                                                                 ------------                     ---------------
Cash generated from Operations                                      $722,228      $1,221,743            $799,790
Use of Funds-Increase in Assets                                            0               0                   0
Reduction in Liabilities                                              69,000         337,607             108,294
Decrease in Applicant's Deposit                                            0               0                   0
Offering Period Interest Expense to Limited Partners                       0               0                   0
  Investment Income Pd to LP's                                       124,329         101,335              62,490
  Return of Capital to LP's                                          689,307         701,283             655,418
                                                                 ------------    ------------
                                                                                                  ---------------
Net Increase (Decrease) in Cash                                   $(160,408)         $81,518           $(26,412)
Cash at the beginning of the year                                   $202,905         $42,497            $124,015
Cash at the end of the year                                          $42,497        $124,015             $97,603
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $50             $48              $34.39
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $49             $47              $33.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $23             $21              $14.96
  Capital (1)                                                           $130            $147             $156.91
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $51             $48                 N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $50             $47                 N/A


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1985            1986            1987
                                                                 ------------    ------------    ------------
Gross Revenues                                                      $236,437        $870,719      $1,104,423
Less: General Partners' Mgmt Fee                                       5,253          21,185          30,732
  Mortgage Servicing Fee                                              11,375          44,077          93,423
  Administrative Expenses                                              3,384          49,905          66,321
  Provision for Uncollected Accts                                      7,441          22,830         (5,457)
  Amortization of Organization and Syndication Costs                   3,510          13,429           3,953
  Offering Period Interest Expense to Limited Partners                22,680          43,310               0
  Interest Expense                                                         0          35,242          94,461
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                $   182,794     $   640,741     $   820,990
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                    $   182,794     $   640,741     $   820,990
Reduction in Assets                                                        0               0         559,202
Increase in Liabilities                                                7,669       1,012,556               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      605,351               0               0
Increase in Partners' Capital                                      3,323,145       4,238,412               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $4,118,959      $5,891,709      $1,380,192
Use of Funds-Increase in Assets                                   $3,327,257      $5,131,576               0
Reduction in Liabilities                                                   0               0         277,205
Decrease in Applicant's Deposit                                            0         605,351               0
Offering Period Interest Expense to Limited Partners                  20,118          45,713               0
  Investment Income Pd to LP's                                        73,959         279,521         322,880
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $697,625      $(170,452)        $780,107
Cash at the beginning of the year                                          0        $697,625        $527,173
Cash at the end of the year                                         $697,625        $527,173      $1,307,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $137            $120            $101
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $126            $114             $97
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $28             $88            $ 41
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $138            $122            $104
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $128            $116            $100


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1988            1989            1990
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,129,031      $1,211,845      $1,277,106
Less: General Partners' Mgmt Fee                                      29,706          34,382          23,258
  Mortgage Servicing Fee                                              88,759          75,527          86,746
  Administrative Expenses                                             63,560          60,693          73,780
  Provision for Uncollected Accts                                     53,594          76,840          31,384
  Amortization of Organization and Syndication Costs                     405           1,974           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    85,230         121,043         160,574
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $807,777        $841,386        $899,389
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $807,777         841,386        $899,389
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0         506,746         567,797
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $807,777      $1,348,132      $1,467,186
Use of Funds-Increase in Assets                                   $1,346,774      $1,282,363        $826,609
Reduction in Liabilities                                             136,669               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       290,113         259,531         293,775
  Return of Capital to LP's                                                0             353          94,721
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (965,779)      $(194,115)        $252,081
Cash at the beginning of the year                                 $1,307,280        $341,501        $147,386
Cash at the end of the year                                         $341,501        $147,386        $399,467
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $93             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $91             $89             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $35             $29             $31
  Capital (1)                                                              0               0             $10
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $94            $101             $94
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $90             $97             $90


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1991            1992            1993
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,261,526      $1,329,074      $1,186,369
Less: General Partners' Mgmt Fee                                      12,644           6,306          12,315
  Mortgage Servicing Fee                                                   0          44,638          71,037
  Administrative Expenses                                             90,490          70,546          62,545
  Provision for Uncollected Accts                                    165,786         295,550         367,250
  Amortization of Organization and Syndication Costs                   1,975           1,975           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   118,355         122,990               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $872,276        $787,069        $671,247
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $872,276        $787,069        $671,247
Reduction in Assets                                                        0       1,548,510         607,766
Increase in Liabilities                                                3,732               0               0
Early Withdrawal Penalties Applied to Synd. Costs                      2,329             958             118
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $878,337      $2,336,537      $1,279,131
Use of Funds-Increase in Assets                                     $103,300               0               0
Reduction in Liabilities                                                   0       1,670,953           9,828
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       327,082         331,750         292,590
  Return of Capital to LP's                                          454,911         613,524         742,194
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $(6,956)      $(279,690)        $234,519
Cash at the beginning of the year                                   $399,467        $392,511        $112,822
Cash at the end of the year                                         $392,511        $112,821        $347,341
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $87             $79             $68
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $84             $76             $66
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $33             $30
  Capital (1)                                                            $45             $61             $75
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $87             $90             $82
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $83             $87             $79


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1994            1995            1996
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $994,076      $1,016,152        $954,899
Less: General Partners' Mgmt Fee                                      11,687          10,959          10,309
  Mortgage Servicing Fee                                              88,072          73,032          46,809
  Administrative Expenses                                             56,734          54,789          57,868
  Provision for Uncollected Accts                                    243,856         189,026         218,317
  Amortization of Organization and Syndication Costs                   1,975           1,241               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                     9,585         139,708         123,308
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $582,167        $547,397        $498,288
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $582,167        $547,397        $498,288
Reduction in Assets                                                        0               0       1,016,682
Increase in Liabilities                                            1,111,875         396,156               0
Early Withdrawal Penalties Applied to Synd. Costs                      1,400               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,695,442        $943,553      $1,514,970
Use of Funds-Increase in Assets                                     $520,319         $74,528              $0
Reduction in Liabilities                                                   0               0         309,097
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       261,074         233,353         212,280
  Return of Capital to LP's                                          907,454         864,922         728,553
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                       $6,595      $(229,250)        $265,040
Cash at the beginning of the year                                   $347,341        $353,936        $124,686
Cash at the end of the year                                         $353,936        $124,686        $389,726
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $62             $63             $61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $60             $61             $60
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $26             $25
  Capital (1)                                                            $95             $97             $87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $44             $67             $62
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $43             $66             $60


NOTES:
(1)  Based upon years initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI IV
                           (AS OF SEPTEMBER 30, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                9 mths to
                                                            Sept 30, 1997
                                                            --------------

Gross Revenues                                                   $694,944
Less: General Partners' Mgmt Fee                                    7,396
  Mortgage Servicing Fee                                           26,160
  Administrative Expenses                                          51,558
  Provision for Uncollected Accts                                 165,540
  Amortization of Organization and Syndication Costs                    0
  Offering Period Interest Expense to Limited Partners                  0
  Interest Expense                                                 89,083
                                                            --------------
Net Income (GAAP Basis) dist. to Limited Partners                $355,207
                                                            --------------
Sources of Funds - Net Income                                     355,207
Reduction in Assets                                                     0
Increase in Liabilities                                           297,222
Early Withdrawal Penalties Applied to Synd. Costs                       0
Increase in Applicant's Deposit                                         0
Increase in Partners' Capital                                           0
                                                            --------------
 Cash generated from Operations                                  $652,429
Use of Funds-Increase in Assets                                  $130,606
Reduction in Liabilities                                                0
Decrease in Applicant's Deposit                                         0
Offering Period Interest Expense to Limited Partners                    0
  Investment Income Pd to LP's                                    150,749
  Return of Capital to LP's                                       471,896
                                                            --------------
Net Increase (Decrease) in Cash                                $(100,822)
Cash at the beginning of the year                                $389,726
Cash at the end of the year                                      $288,904
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $45
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $45
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $19
  Capital (1)                                                         $59
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      N/A
Federal Income Tax Results for $1,000 Invested for a
Limited
  Partner Receiving Monthly Earnings Distributions                    N/A



NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $121,765        $215,150        $200,934
Less: General Partners' Mgmt Fee                                       5,878          11,488          12,240
  Mortgage Servicing Fee                                               5,384           9,421          12,118
  Administrative Expenses                                              4,001           7,368          16,210
  Provision for Uncollected Accts                                      1,228          10,420           7,612
  Amortization of Organization and Syndication Costs                     789           1,051           1,051
  Offering Period Interest Expense to Limited Partners                 4,501               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,984        $175,402        $151,703
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,984        $175,402        $151,703
Decrease in Assets                                                         0               0          73,219
Increase in Liabilities                                               15,080               0             914
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      1,429,624               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,544,688        $175,402        $225,836
Use of Funds-Increase in Assets                                   $1,476,990         $47,801               0
Decrease in Liabilities                                                    0          14,848               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,333          77,652          58,391
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $27,365         $35,101        $167,445
Cash at the beginning of the year                                          0         $27,365         $62,466
Cash at the end of the year                                          $27,365         $62,466        $229,911
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $123            $119             $97
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $121            $114             $93
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $52             $37
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $124            $120             $96
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $121            $113             $92


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $165,951        $190,856        $211,062
Less: General Partners' Mgmt Fee                                       1,050               0           3,408
  Mortgage Servicing Fee                                               3,989           8,678          11,179
  Administrative Expenses                                             14,664          16,186          16,281
  Provision for Uncollected Accts                                     13,886          22,486          30,612
  Amortization of Organization and Syndication Costs                     462             578             990
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,900        $142,928        $148,592
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,900        $142,928        $148,592
Decrease in Assets                                                    48,139               0               0
Increase in Liabilities                                                2,656           1,580               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $182,695        $144,508        $148,592
Use of Funds-Increase in Assets                                            0        $290,071          $5,767
Decrease in Liabilities                                                    0               0           4,532
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        53,836          61,267          94,559
  Return of Capital to LP's                                                0               0         116,362
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $128,859      $(206,830)     $  (72,628)
Cash at the beginning of the year                                   $229,911        $358,770        $151,940
Cash at the end of the year                                         $358,770        $151,940         $79,312
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $78             $81             $83
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $76             $78             $80
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $35             $51
  Capital (1)                                                              0               0             $63
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $79             $82             $83
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $76             $79             $80


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $196,540        $169,921        $177,555
Less: General Partners' Mgmt Fee                                      12,833          11,454           7,915
  Mortgage Servicing Fee                                               9,561           8,008           9,842
  Administrative Expenses                                             12,596          12,399          22,371
  Provision for Uncollected Accts                                      5,828           4,040           9,977
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0             $57
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $155,722        $134,020        $127,393
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $155,722        $134,020        $127,393
Decrease in Assets                                                   124,828         229,739               0
Increase in Liabilities                                                    0             735             764
Increase in Applicant's Deposit                                            0               0          80,000
Increase in Partners' Capital                                              0               0         345,151
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $280,550        $364,494        $553,308
Use of Funds-Increase in Assets                                            0               0         206,184
Decrease in Liabilities                                                1,279               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       123,195          96,512          84,590
  Return of Capital to LP's                                          219,305         238,846         230,697
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(63,229)         $29,136         $31,837
Cash at the beginning of the year                                    $79,312         $16,083         $45,219
Cash at the end of the year                                          $16,083         $45,219         $77,056
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $94             $90             $88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $90             $87             $85
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $69             $61             $61
  Capital (1)                                                           $123            $150            $166
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98            $111             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $107             $93             $94


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,762        $165,126        $166,111
Less: General Partners' Mgmt Fee                                       2,993           6,065           6,399
  Mortgage Servicing Fee                                              11,917          12,068          11,267
  Administrative Expenses                                             23,634          15,883          16,954
  Provision for Uncollected Accts                                     66,633             683              43
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                  $242            $396             $54
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,343        $130,031        $131,394
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,343        $130,031        $131,394
Decrease in Assets                                                   128,311             -0-               0
Increase in Liabilities                                                    0           3,818             324
Increase in Applicant's Deposit                                       10,000               0               0
Increase in Partners' Capital                                        110,242         290,396          25,054
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $379,896        $424,245        $156,772
Use of Funds-Increase in Assets                                            0         192,646          67,506
Decrease in Liabilities                                                1,099               0               0
Decrease in Applicant's Deposit                                            0          90,000               0
Offering Period Interest Expense to Limited Partners                     173             283              54
  Investment Income Pd to LP's                                        85,197          77,734          81,250
  Return of Capital to LP's                                          236,366         129,391          65,478
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,061       $(65,809)       $(57,516)
Cash at the beginning of the year                                    $77,056        $134,117         $68,308
Cash at the end of the year                                         $134,117         $68,308         $10,792
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $82             $80             $77
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $79             $77             $74
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $55             $53             $48
  Capital (1)                                                           $153             $88             $39
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $116             $81             $71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $112             $79             $69


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                       9 mths to
                                                                        1996       Sept 30, 1997
                                                                 ------------      --------------

Gross Revenues                                                      $166,395            $118,999
Less: General Partners' Mgmt Fee                                       2,191               1,673
  Mortgage Servicing Fee                                              14,696               4,166
  Administrative Expenses                                             14,270              11,969
  Provision for Uncollected Accts                                      8,279               8,542
  Amortization of Organization and Syndication Costs                       0                   0
  Offering Period Interest Expense to Limited Partners                     0                   0
                                                                 ------------      --------------
Net Income (GAAP Basis) dist. to Limited Partners                   $126,959             $92,649
                                                                                   --------------
                                                                 ------------
Sources of Funds - Net Income                                       $126,959             $92,649
Decrease in Assets                                                   134,161                   0
Increase in Liabilities                                                2,458                   0
Increase in Applicant's Deposit                                            0                   0
Increase in Partners' Capital                                         70,000                   0
                                                                 ------------      --------------
Cash generated from Operations                                      $333,578             $92,649
Use of Funds-Increase in Assets                                            0              73,124
Decrease in Liabilities                                                    0               6,724
Decrease in Applicant's Deposit                                            0                   0
Offering Period Interest Expense to Limited Partners                       0                   0
  Investment Income Pd to LP's                                        79,413              57,852
  Return of Capital to LP's                                           30,874              35,395
                                                                 ------------
                                                                                   --------------
Net Increase (Decrease) in Cash                                     $223,291           $(80,446)
Cash at the beginning of the year                                    $10,792            $234,083
Cash at the end of the year                                         $234,083            $153,637
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $72                 $52
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $70                 $51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $47                 $33
  Capital (1)                                                            $18                 $20
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $57                 N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $56                 N/A


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,656        $218,404        $210,308
Less: General Partners' Mgmt Fee                                      13,621          14,712          15,480
  Mortgage Servicing Fee                                               9,591          11,334          13,950
  Administrative Expenses                                              6,089           7,500          13,922
  Provision for Uncollected Accts                                      8,282          12,056           4,132
  Amortization of Organization and Syndication Costs                     755             831             584
  Offering Period Interest Expense to Limited Partners                   211               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $169,107        $171,971        $162,240
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $169,107        $171,971        $162,240
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             217               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                        116,982          10,320               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $286,089        $182,508        $162,240
Use of Funds-Increase in Assets                                     $221,005         $44,365         $10,802
Decrease in Liabilities                                                1,277               0             340
Decrease in Applicant's Deposit                                      113,968               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        65,285          75,311          50,444
  Return of Capital to LP's                                                0               0          70,043
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(115,446)         $62,832         $30,612
Cash at the beginning of the year                                   $177,223         $61,777        $124,609
Cash at the end of the year                                          $61,777        $124,609        $155,221
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $130            $122            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $123            $116            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $54             $53             $33
  Capital (1)                                                              0               0             $46
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $130            $122            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $123            $116            $104


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $208,807        $232,361        $190,156
Less: General Partners' Mgmt Fee                                      16,238          16,619          14,306
  Mortgage Servicing Fee                                              16,558          17,876          10,740
  Administrative Expenses                                             16,116          16,759          10,208
  Provision for Uncollected Accts                                          0          19,946           4,666
  Amortization of Organization and Syndication Costs                       0             -0-             -0-
  Offering Period Interest Expense to Limited Partners                     0             -0-             -0-
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $159,895        $161,161        $150,236
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $159,895        $161,161        $150,236
Decrease in Assets                                                    55,985               0         258,519
Increase in Liabilities                                                    0           6,421               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $215,880        $167,582        $408,755
Use of Funds-Increase in Assets                                            0        $123,504               0
Decrease in Liabilities                                                8,607               0           7,854
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        45,516          66,746          70,915
  Return of Capital to LP's                                              -0-         264,015         327,020
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $161,757      $(286,683)          $2,966
Cash at the beginning of the year                                   $155,221        $316,978         $30,295
Cash at the end of the year                                         $316,978         $30,295         $33,261
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $100            $100            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $97             $96            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $29             $40             $47
  Capital (1)                                                             $0            $156            $215
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $102            $115            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $97            $110            $106


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $131,811         $93,683         $92,678
Less: General Partners' Mgmt Fee                                      11,221               0               0
  Mortgage Servicing Fee                                               5,395               0           2,156
  Administrative Expenses                                             10,146          10,950          12,948
  Provision for Uncollected Accts                                      5,434          57,690          16,886
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,615         $25,043         $60,688
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,615         $25,043         $60,688
Decrease in Assets                                                    58,107          69,363               0
Increase in Liabilities                                                    0          11,604               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $157,722        $106,010         $60,688
Use of Funds-Increase in Assets                                            0               0          11,908
Decrease in Liabilities                                                  845               0           9,935
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,172          27,856           5,765
  Return of Capital to LP's                                          130,796          54,362          66,267
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(14,091)         $23,792       $(33,187)
Cash at the beginning of the year                                   $ 33,261         $19,170         $42,962
Cash at the end of the year                                         $ 19,170         $42,962          $9,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $83             $20             $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $80             $20             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $23              $5
  Capital (1)                                                           $103             $45             $58
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $88             $15             $67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $85             $16             $67


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $130,958        $102,122        $100,734
Less: General Partners' Mgmt Fee                                       1,523           3,533           9,858
  Mortgage Servicing Fee                                               8,626           7,131           6,124
  Administrative Expenses                                             10,950          14,130          10,232
  Provision for Uncollected Accts                                     68,644          33,851          27,874
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $41,215         $43,477         $46,646
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $41,215         $43,477         $46,646
Decrease in Assets                                                   213,667               0         121,620
Increase in Liabilities                                                    0             535           4,723
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                   $   254,882     $    44,012     $   172,989
Use of Funds-Increase in Assets                                            0     $    99,062               0
Decrease in Liabilities                                                  355               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,423          19,630          21,689
  Return of Capital to LP's                                           78,361          87,614         100,673
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $159,743      $(162,294)         $50,627
Cash at the beginning of the year                                     $9,775        $169,518          $7,224
Cash at the end of the year                                         $169,518          $7,224         $57,851
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $37             $41             $48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $37             $41             $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $15             $18             $21
  Capital (1)                                                            $69             $81             $99
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $100            $(6)             $77
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $98            $(6)             $75


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                     9 mths to
                                                                     1996        Sept 30, 1997
                                                              ------------      ---------------

Gross Revenues                                                   $100,382              $65,723
Less: General Partners' Mgmt Fee                                    3,061                2,152
  Mortgage Servicing Fee                                           18,314                2,989
  Administrative Expenses                                          10,597                8,644
  Provision for Uncollected Accts                                  20,670               12,685
  Amortization of Organization and Syndication Costs                    0                    0
  Offering Period Interest Expense to Limited Partners                  0                    0
                                                              ------------      ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $47,740              $39,253
                                                                                ---------------
                                                              ------------
Sources of Funds - Net Income                                      47,740               39,253
Decrease in Assets                                                168,233                    0
Increase in Liabilities                                                 0                    0
Increase in Applicant's Deposit                                         0                    0
Increase in Partners' Capital                                           0                    0
                                                              ------------      ---------------
Cash generated from Operations                                   $215,973               39,253
Use of Funds-Increase in Assets                                         0               64,154
Decrease in Liabilities                                             6,572               17,788
Decrease in Applicant's Deposit                                         0                    0
Offering Period Interest Expense to Limited Partners                    0                    0
  Investment Income Pd to LP's                                     21,264               17,647
  Return of Capital to LP's                                        89,158               73,294
                                                              ------------
                                                                                ---------------
Net Increase (Decrease) in Cash                                   $98,979           $(133,630)
Cash at the beginning of the year                                 $57,851             $156,830
Cash at the end of the year                                      $156,830              $23,200
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53                  $46
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                           $51                  $45
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $23                  $20
  Capital (1)                                                         $95                  $84
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $49                  N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $48                  N/A


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $188,289        $205,116        $206,710
Less: General Partners' Mgmt Fee                                       1,539           1,434           1,491
  Mortgage Servicing Fee                                              10,735          11,808          13,240
  Administrative Expenses                                              2,734           8,476          15,253
  Provision for Uncollected Accts                                     22,278          51,508          15,498
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $151,003        $131,890        $161,228
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $151,003        $131,890        $161,228
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             591           4,677
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $151,003        $132,481        $165,905
Use of Funds-Increase in Assets                                     $209,076          $8,249         $42,076
Decrease in Liabilities                                                  952               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                         2,205          15,746          14,701
  Return of Capital to LP's                                           53,363         100,073          76,449
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(114,593)          $8,413         $32,679
Cash at the beginning of the year                                   $187,939         $73,346         $81,759
Cash at the end of the year                                          $73,346         $81,759        $114,438
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $107             $87            $105
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $2             $10              $9
  Capital (1)                                                            $37             $65             $49
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107             $87            $105


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,133        $217,668        $209,477
Less: General Partners' Mgmt Fee                                       9,278          12,359          12,504
  Mortgage Servicing Fee                                              13,099          14,742          12,654
  Administrative Expenses                                             15,674          15,015          12,971
  Provision for Uncollected Accts                                     16,734          23,499           7,993
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $152,348        $152,053        $163,355
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $152,348        $152,053        $163,355
Decrease in Assets                                                    34,814               0               0
Increase in Liabilities                                                    0           4,608               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $187,162        $156,661        $163,355
Use of Funds-Increase in Assets                                            0         $85,795         $86,738
Decrease in Liabilities                                                1,142               0           6,916
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,331          25,710          37,745
  Return of Capital to LP's                                          112,317         113,029         119,469
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,372       $(67,873)       $(87,513)
Cash at the beginning of the year                                   $114,438        $171,810        $103,937
Cash at the end of the year                                         $171,810        $103,937         $16,424
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $96             $95            $101
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $10             $16             $23
  Capital (1)                                                            $69             $69             $72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $96             $95            $101


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $187,920        $152,401        $143,619
Less: General Partners' Mgmt Fee                                      12,398          11,129               0
  Mortgage Servicing Fee                                              10,551               0           3,562
  Administrative Expenses                                             10,999          12,481          20,051
  Provision for Uncollected Accts                                      5,681          56,012          52,860
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $148,291         $72,779         $67,146
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $148,291         $72,779         $67,146
Decrease in Assets                                                   226,219               0               0
Increase in Liabilities                                                    0          11,215               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $374,510         $83,994         $67,146
Use of Funds-Increase in Assets                                            0         $67,263         $51,385
Decrease in Liabilities                                                2,500               0          10,129
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        51,260          25,014           7,600
  Return of Capital to LP's                                          149,425          93,506          66,017
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $171,325      $(101,789)       $(67,985)
Cash at the beginning of the year                                    $16,424        $187,749         $85,960
Cash at the end of the year                                         $187,749         $85,960         $17,975
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $45             $43
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $31             $15              $5
  Capital (1)                                                            $90             $58             $42
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98             $40             $77


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $214,168        $151,237        $153,757
Less: General Partners' Mgmt Fee                                       1,942           3,819           5,597
  Mortgage Servicing Fee                                              12,231           9,961           9,579
  Administrative Expenses                                             31,039          23,433          11,724
  Provision for Uncollected Accts                                     96,493          37,822          48,471
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $72,463         $76,202         $78,386
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $72,463         $76,202         $78,386
Decrease in Assets                                                   207,128               0          41,320
Increase in Liabilities                                                9,332               0              16
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $288,923         $76,202        $119,722
Use of Funds-Increase in Assets                                            0         $75,654               0
Decrease in Liabilities                                                    0           9,152               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        18,867          28,658          28,580
  Return of Capital to LP's                                           78,090          69,512         124,513
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $191,966      $(106,774)       $(33,371)
Cash at the beginning of the year                                    $17,975        $209,941        $103,167
Cash at the end of the year                                         $209,941        $103,167         $69,796
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $47             $50             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $12             $19             $19
  Capital (1)                                                            $50             $45             $82
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $9           $(18)             $80


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    9 mths to
                                                                     1996       Sept 30, 1997
                                                              ------------     ---------------
Gross Revenues                                                   $135,273              96,232
Less: General Partners' Mgmt Fee                                   10,686               2,590
  Mortgage Servicing Fee                                           24,133               4,555
  Administrative Expenses                                          12,170              10,505
  Provision for Uncollected Accts                                   8,845              14,218
  Amortization of Organization and Syndication Costs                    0                   0
  Offering Period Interest Expense to Limited Partners                  0                   0
                                                              ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $79,439             $64,364
                                                                               ---------------
                                                              ------------
Sources of Funds - Net Income                                     $79,439             $64,364
Decrease in Assets                                                208,623                   0
Increase in Liabilities                                            23,127                   0
Increase in Applicant's Deposit                                         0                   0
Increase in Partners' Capital                                           0                   0
                                                              ------------     ---------------
Cash generated from Operations                                   $311,189             $64,364
Use of Funds-Increase in Assets                                        $0            $168,074
Decrease in Liabilities                                                 0              24,992
Decrease in Applicant's Deposit                                         0                   0
Offering Period Interest Expense to Limited Partners                    0                   0
  Investment Income Pd to LP's                                     25,439              20,965
  Return of Capital to LP's                                       101,605              91,030
                                                              ------------
                                                                               ---------------
Net Increase (Decrease) in Cash                                  $184,145          $(240,697)
Cash at the beginning of the year                                 $69,796            $253,941
Cash at the end of the year                                      $253,941             $13,244
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $56                 $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $18                 $15
  Capital (1)                                                         $71                 $65
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $31                 N/A


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $592,783        $567,307        $515,812
Less: General Partners' Mgmt Fee                                      28,027           5,366           5,336
  Mortgage Servicing Fee                                              28,169          33,756          42,630
  Administrative Expenses                                             28,900          34,833          58,759
  Provision for Uncollected Accts                                     77,966         155,408         171,844
  Amortization of Organization and Syndication Costs                   2,123           1,132           1,877
  Offering Period Interest Expense to Limited Partners                 3,529           2,997           1,849
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $424,069        $333,815        $233,518
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $424,069        $333,815         233,518
Decrease in Assets                                                   274,181         873,340         919,823
Increase in Liabilities                                                1,323           3,129           6,384
Increase in Applicant's Deposit                                       42,433               0               0
Increase in Partners' Capital                                        233,005         228,018         223,959
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $975,011      $1,438,302      $1,383,684
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                    0               0               0
Decrease in Applicant's Deposit                                            0          44,725          15,712
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        95,851         123,166         125,074
  Return of Capital to LP's                                          969,496       1,521,375       1,171,920
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(90,336)      $(250,964)         $70,979
Cash at the beginning of the year                                   $432,118        $341,782         $90,818
Cash at the end of the year                                         $341,782        $ 90,818        $161,797
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $59             $47             $32
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $128            $122            $108
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $13             $18             $23
    Capital (1)                                                         $130            $224            $216
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0               0               0
    Capital (1)                                                            0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $59             $47             $32
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $130            $123            $110


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $454,722        $327,040        $355,951
Less: General Partners' Mgmt Fee                                       6,884           7,631           8,223
  Mortgage Servicing Fee                                              26,258          25,206           9,007
  Administrative Expenses                                             45,785          40,102          27,002
  Provision for Uncollected Accts                                    140,639          75,443         170,176
  Amortization of Organization and Syndication Costs                     800             793               0
  Offering Period Interest Expense to Limited Partners                   255               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $234,101        $177,865        $141,543
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $234,101        $177,865        $141,543
Decrease in Assets                                                   977,963         963,036         423,042
Increase in Liabilities                                                    0           4,680               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                         70,223               1               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,282,287      $1,145,582        $564,585
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                9,039               0           6,543
Decrease in Applicant's Deposit                                       56,068               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        50,657          59,413          33,471
  Return of Capital to LP's                                        1,249,210         765,486         604,010
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(82,687)        $320,683       $(79,439)
Cash at the beginning of the year                                   $161,797         $79,110        $399,793
Cash at the end of the year                                          $79,110        $399,793        $320,354
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $37             $28             $18
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $100             $98             $92
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $12             $17             $10
    Capital (1)                                                         $292            $243            $243
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0              $6              $9
    Capital (1)                                                            0              $6             $21
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $37             $28             $19
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $102            $101             $96


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $294,299        $310,196        $279,365
Less: General Partners' Mgmt Fee                                       9,821          18,751          17,149
  Mortgage Servicing Fee                                              12,034          18,904          21,171
  Administrative Expenses                                             22,840          23,084          24,763
  Provision for Uncollected Accts                                    129,980          80,123          32,831
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $119,624        $169,334        $183,451
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $119,624        $169,334        $183,451
Decrease in Assets                                                   287,077         298,408               0
Increase in Liabilities                                                    0          14,202               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $406,701        $481,944        $183,451
Use of Funds-Increase in Assets                                            0               0          74,593
Decrease in Liabilities                                                1,718               0           2,981
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        28,704          46,573          48,497
  Return of Capital to LP's                                          477,549         356,864         259,493
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(101,270)         $78,507      $(202,113)
Cash at the beginning of the year                                   $320,354        $219,084        $297,591
Cash at the end of the year                                         $219,084        $297,591         $95,478
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                  $7             $58             $82
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $93             $81             $82
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $3             $18             $18
    Capital (1)                                                         $249            $204            $142
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $20             $18             $22
    Capital (1)                                                          $20             $63             $81
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $7            $105             $75
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $100            $101             $75


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $258,338        $204,608        $210,590
Less: General Partners' Mgmt Fee                                      16,318          15,274          14,180
  Mortgage Servicing Fee                                              18,665          12,451          18,193
  Administrative Expenses                                             17,943          16,687          14,485
  Provision for Uncollected Accts                                     72,551          74,215          69,692
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $132,861        $ 85,981         $94 040
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $132,861         $85,981         $94,040
Decrease in Assets                                                   220,577         140,444          29,224
Increase in Liabilities                                                    0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $353,438        $226,425        $123,264
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                2,954           2,600               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        37,370          26,841          33,554
  Return of Capital to LP's                                          235,477         188,064         214,560
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $77,637          $8,920      $(124,850)
Cash at the beginning of the year                                    $95,478        $173,115        $182,035
Cash at the end of the year                                         $173,115        $182,035         $57,185
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $61             $42             $50
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $61             $42             $50
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $18             $17             $24
    Capital (1)                                                         $138            $122            $137
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $14             $10             $12
    Capital (1)                                                          $77             $64             $89
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $23             $53             $93
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                  $23             $53             $93


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    9 mths to
                                                                     1996       Sept 30, 1997
                                                              ------------     ---------------

Gross Revenues                                                   $193,218            $139,506
Less: General Partners' Mgmt Fee                                   13,117               9,265
  Mortgage Servicing Fee                                           18,050              11,344
  Administrative Expenses                                          14,341              12,306
  Provision for Uncollected Accts                                  49,281              27,979
  Amortization of Organization and Syndication Costs                    0                   0
  Offering Period Interest Expense to Limited Partners                  0                   0
                                                              ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $98,429             $78,612
                                                                               ---------------
                                                              ------------
Sources of Funds - Net Income                                     $98,429             $78,612
Decrease in Assets                                                143,063             124,658
Increase in Liabilities                                             3,900                   0
Increase in Applicant's Deposit                                         0                   0
Increase in Partners' Capital                                           0                   0
                                                              ------------     ---------------
Cash generated from Operations                                   $245,392            $203,270
Use of Funds-Increase in Assets                                         0                   0
Decrease in Liabilities                                                 0               3,900
Decrease in Applicant's Deposit                                         0                   0
Offering Period Interest Expense to Limited Partners                    0                   0
  Investment Income Pd to LP's                                     28,260              24,676
  Return of Capital to LP's                                       189,391             147,150
                                                              ------------
                                                                               ---------------
Net Increase (Decrease) in Cash                                   $27,741             $27,544
Cash at the beginning of the year                                 $57,185             $84,926
Cash at the end of the year                                       $84,926            $112,470
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                              $57                 $48
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                $57                 $48
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                        $21                 $15
    Capital (1)                                                      $149                $120
  CMI  II (New Portfolio of CMI)
    Income (1)                                                        $12                 $14
    Capital (1)                                                       $74                 $66
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)            $84                 N/A
  Ordinary Income from Operations CMI II (New Portfolio of            $84                 N/A
    CMI


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
==================== ================== ====================== ====================== =================== -----------------
PROPERTY                        FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
==================== ================== ====================== ====================== =================== -----------------

Contra Costa                  05/01/93               10/14/94               50000.00             8069.18          58069.18
Sonoma                        03/15/94               11/04/94              151875.00            11638.07         163513.07
Santa Clara                   06/01/93               03/13/95               99000.00            17191.42         116191.42
San Mateo                     07/19/94               06/20/95               40000.00             3076.20          43076.20
Santa Clara                   06/04/93               12/31/95              100000.00            26825.94         126825.94
Santa Clara                   05/31/95               02/09/96              278207.20            17936.60         296143.80
San Mateo                     10/08/93               02/15/96              130000.00           *29280.87         159280.87
Santa Clara                   12/29/94               03/13/96              250000.00           *17701.60         267701.60
San Mateo                     02/21/96               05/20/96               58500.00            *1932.93          60432.93
San Mateo                     11/15/94               05/30/96              213717.85           *18344.35         232062.20
San Mateo                     09/15/95               06/06/96             3277600.49          *355868.81      3,633,469.30
Marin                         05/05/94               06/14/96              300000.00           *65081.60         365081.60
Alameda                       12/05/95               07/24/96               49753.82            *2853.90          52607.72
Alameda                       11/29/94               08/05/96               60000.00           *10253.51          70253.51
Monterey                      02/14/95               08/30/96              239507.90           *34227.09         273734.99
Marin                         05/11/95               11/06/96               50000.00            *8446.53          58446.53
San Mateo                     03/22/94               11/15/96              100000.00           *25983.46         125983.46
Alameda                       08/05/94               11/22/96              410000.00           *88249.87         498249.87
San Mateo                     04/30/96               12/11/96              453720.67           *25915.39         479636.06
San Francisco                 03/27/96               03/18/97              125000.00            14059.97         139059.97
San Francisco                 04/15/93               03/19/97               70125.00            22935.84          93060.84
San Mateo                     03/09/95               03/27/97               80000.00            18925.90          98952.90
San Mateo                     04/11/96               04/21/97              325000.00            32826.90         357826.90
Sonoma                        03/04/94               04/25/97               93400.00            27746.86         121146.86
Tuolomne                      03/26/93               05/14/97              100000.00            43838.58         143838.58
Santa Clara                   06/30/95               06/06/97               44000.00             9251.29          53251.29
Marin                         10/17/95               06/09/97              770000.00           105256.69         875256.69
San Mateo                     08/09/96               06/24/97               65000.00             6511.02          71511.02
Stanislaus                    08/04/95               09/08/97               50000.00            10746.68          60746.68
San Francisco                 09/12/95               10/01/97              250000.00            57678.67         307678.67

-------------------- ------------------ ---------------------- ---------------------- ------------------- -----------------

         MULTIPLE 5+ UNITS (county)
==================== ================== ====================== ====================== =================== -----------------
PROPERTY                        FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
==================== ================== ====================== ====================== =================== -----------------
Alameda                       04/28/93               12/01/95               50000.00             9239.47          59239.47
San Francisco                 07/20/94               01/19/96              175000.00           *12148.49         187148.49
Contra Costa                  01/06/94               01/19/96             1073720.93          *147243.75        1220964.68
Alameda                       03/17/95               05/31/96               13000.00            *1721.25          14721.25
San Francisco                 02/05/96               12/27/96              883750.00           *50570.34         934320.34
-------------------- ------------------ ---------------------- ---------------------- ------------------- -----------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERCIAL (county) CONTINUED
==================== ================== ===================== ======================= =================== -----------------
PROPERTY                        FUNDED             CLOSED ON     MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
==================== ================== ===================== ======================= =================== -----------------

Merced                        06/02/93              10/31/94                45000.00             7163.32          52163.32
Alameda                       01/14/94              03/17/95               300000.00            34922.50         334922.50
Alameda                       10/14/94              05/31/95               310000.00            20774.14         330774.14
Santa Clara                   01/26/96              03/21/96              1125000.00           *18882.96        1143882.96
San Francisco                 03/19/93              06/28/96               116500.00           *36543.05         153043.05
Santa Clara                   12/30/94              06/30/96                95000.00           *15257.72         110257.72
San Francisco                 03/10/93              02/15/96               114000.00           *39249.06         153249.06
San Mateo                     07/25/94              09/26/96               700000.00          *184662.96         884662.96
Santa Clara                   10/31/94              10/01/96               500000.00          *100224.84         600224.84
San Luis Obispo               03/14/96              05/23/97               300000.00            45007.71         345007.71
San Mateo                     05/26/94              05/30/97               280000.00            86457.95         366457.95
San Francisco                 10/28/96              07/17/97               975000.00            82881.25        1057881.25
San Francisco                 01/15/97              07/17/97               745474.49            32064.27         777538.76
San Francisco                 04/30/97              07/17/97                50000.00             1300.00          51300.00
San Francisco                 04/20/95              09/18/97               400000.00            55785.90         455785.90




-------------------- ------------------ --------------------- ----------------------- ------------------- -----------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $137,864 in such fees to Redwood Mortgage, the mortgage servicing agent.


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         SINGLE FAMILY 1-4 UNITS (county)
=================== ================= ====================== ======================== =================== -----------------
PROPERTY                      FUNDED              CLOSED ON      MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
=================== ================= ====================== ======================== =================== -----------------

Contra Costa                05/01/93               10/14/94                 50000.00             8069.18          58069.18
Contra Costa                09/23/92               11/30/94                 50000.00            12841.91          62841.91
Mendocino                   08/04/92               10/19/94                100000.00            25951.11         125951.11
Solano                      09/21/91               02/22/95                294500.00           -19094.98         275405.02
Alameda                     08/07/92               03/31/95                135000.00            39743.01         174743.01
San Mateo                   08/12/91               03/10/95                196000.00           -17431.30         178568.70
San Mateo                   12/11/91               04/18/95                 95000.00           -16923.29          78076.71
San Mateo                   07/28/93               07/14/95                 60000.00            12275.08          72275.08
Alameda                     02/23/93               06/13/95                104000.00            27469.23         131469.23
San Mateo                   07/26/91               08/21/95                 71000.00            25231.62         -45768.38
Monterey                    09/18/92               09/27/95                110000.00           -72503.76          37496.24
San Mateo                   11/09/93               09/29/95                153000.00            25546.76         178546.76
San Mateo                   12/07/93               09/29/95                 25000.00             4467.56          29467.56
San Mateo                   03/10/95               11/29/95                200000.00            11018.65         211018.65
Santa Clara                 06/04/93               12/31/95                 25000.00             6858.86          31858.86
Contra Costa                03/17/93               03/29/96                 73231.67             5525.66         78,757.33
Mendocino                   08/06/93               03/31/96                300000.00            93954.87         393954.87
San Mateo                   02/21/96               05/20/96                 58500.00             1932.94          60432.94
San Mateo                   11/15/94               05/30/96                213717.85            18705.09         232422.94
Marin                       05/05/94               06/14/96                150000.00            33530.02         183530.02
Santa Clara                 10/29/92               07/23/96                209500.00            83174.41         292674.41
Monterey                    02/14/95               08/30/96                239507.90            35047.91         274555.81
Sonoma                      01/26/93               09/26/96                 13420.13            12659.66         26,079.79
Sonoma                      01/26/93               09/30/96                 13420.13            12683.14         26,103.27
San Mateo                   12/31/89               09/30/96                 57959.24            91871.30        149,830.54
San Mateo                   06/24/92               03/13/97                 81000.00            45775.04         126775.04
San Francisco               04/15/93               03/19/97                 50000.00            17967.50          67967.50
Alameda                     08/16/91               04/11/97                 66000.00            41506.43         107506.43
San Mateo                   10/10/96               04/14/97                 29944.39             1234.15          31178.54
San Francisco               07/15/96               05/09/97                320000.00            20144.66         340144.66
Tuolomne                    03/26/93               05/14/97                175000.00            36244.52         211244.52
San Mateo                   08/12/91               06/17/97                 99000.00            71684.54         170684.54
San Mateo                   06/19/92               06/18/97                 42500.00            25030.01          67030.01
San Mateo                   12/30/90               06/19/97                 15000.00            14166.94          29166.94
San Francisco               07/16/91               08/22/97                108000.00            89977.37         197977.37
San Mateo                   03/29/90               08/29/97                 63960.00            61632.29         125592.29
San Mateo                   06/10/92               09/05/97                145000.00            95692.30         240692.30
San Francisco               10/09/96               09/12/97                238000.00            12930.41         250730.41
Marin                       05/20/91               09/30/97                 63922.80           100305.42         164228.22

------------------- ----------------- ---------------------- ------------------------ ------------------- -----------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ======================= =================== -----------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT           INTEREST/          PROCEEDS
                                                                              AMOUNT           LATE/MISC           TO DATE
=================== ================== ====================== ======================= =================== -----------------

San Francisco                05/29/90               01/11/95                75000.00           -21412.94          53587.06
San Francisco                12/09/91               10/31/95                25000.00             9554.33          34554.33
Alameda                      04/28/93               12/01/95               150000.00            28283.23         178283.23
Contra Costa                 01/06/94               01/19/96              1226744.19          *194323.82        1421068.01
Alameda                      03/17/95               05/31/96                28166.67            *3920.62          32087.29
San Mateo                    07/15/92               02/16/96               175000.00           *75675.23         250675.23
San Francisco                02/05/96               12/27/96               883750.00           *50570.34         934320.34
------------------- ------------------ ---------------------- ----------------------- ------------------- -----------------

         COMMERCIAL (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------
Stanislaus                   09/10/91               12/19/94               399941.72          118615.34          518557.06
Stanislaus                   06/30/94               12/19/94                60000.11            3229.61           63229.72
Stanislaus                   09/10/91               12/19/94               399941.72          118615.34          518557.06
San Francisco                07/15/93               12/31/94                10000.00            1007.71           11007.71
Alameda                      01/14/94               03/17/95               650000.00           87376.02          737376.02
Shasta                       06/06/90               05/10/95               100000.00            3005.47          103005.47
Alameda                      02/12/92               11/03/95               240000.00           62538.96          320296.01
Solano                       04/30/92               11/30/95               200000.00           37668.49          237904.59
San Francisco                01/25/91               12/15/95                80000.00           50960.94          130960.94
San Mateo                    08/28/95               03/19/96               375000.00          *48000.00          423000.00
Santa Clara                  01/26/96               03/21/96              1125000.00          *18882.96         1143882.96
San Francisco                03/19/93               06/28/96               129800.00          *46251.69          176051.69
Santa Clara                  01/22/92               06/30/96               325000.00         *120178.74          445178.74
San Francisco                04/30/86               09/12/96               600320.06         *866468.12         1466788.18
San Mateo                    07/25/94               09/26/96               650000.00         *197114.21          847114.21
Santa Clara                  09/28/90               09/30/96               202577.92         *219868.67         422,446.59
Santa Clara                  10/31/94               10/01/96               275000.00          *56956.67          331956.67
Alameda                      11/05/90               01/31/97               223832.95          106668.66          330501.61
Alameda                      12/13/91               01/31/97                50000.00           14266.03           64266.03
Alameda                      12/12/90               03/24/97                50000.00           17607.86           67607.86
Santa Cruz                   09/23/94               03/28/97               100000.00           17765.69          117765.69
San Francisco                01/15/97               04/01/97               442500.00            4022.19          446522.19
Contra Costa                 04/26/91               06/23/97               160000.00           64407.95          224407.95
San Francisco                04/20/95               09/18/97               200000.00           56821.69          256821.69
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $51621 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------

Contra Costa                 05/01/93               10/14/94                62500.00           10086.48           72586.48
Sonoma                       12/24/91               11/04/94               168750.00           56286.16          225036.16
Contra Costa                 12/19/90               11/10/94                22000.00           10517.42           32517.42
Stanislaus                   08/26/92               06/27/94                87500.00           17713.96          105213.96
Alameda                      11/23/88               02/10/95                50000.00           37945.22           87945.22
Solano                       09/21/92               02/22/95               190016.46          -13169.40          176847.06
Contra Costa                 10/30/92               03/02/95                89500.00           15442.55          104942.55
Contra Costa                 11/20/90               04/14/95                50000.00             330.88           50330.88
San Mateo                    12/11/91               04/18/95                 95000.0           16246.05          111246.05
Contra Costa                 04/02/91               07/18/95                72000.00          -30261.48           41738.52
Napa                         12/22/88               08/31/95               200000.00          160662.42          360662.42
Monterey                     09/18/92               09/27/95               100000.00          -65098.70           34901.30
San Mateo                    10/17/88               12/08/95                91400.00           79779.21          171179.21
Santa Clara                  06/04/93               12/31/95                25000.00            6858.86           31858.86
San Mateo                    10/08/93               02/15/96                57425.00          *13219.04           70644.04
Contra Costa                 03/17/93               03/29/96                73231.70           *5525.66          78,757.36
San Mateo                    03/03/89               03/31/96               160000.00         *102333.91          262333.91
San Mateo                    08/12/92               05/15/96               207211.23         *217482.42         424,693.65
Marin                        05/05/94               06/14/96               200000.00          *44706.69          244706.69
Santa Clara                  10/29/92               07/23/96               209500.00          *83174.41          292674.41
Sonoma                       01/26/93               09/26/96                25811.78          *24007.81          49,819.59
Sonoma                       01/26/93               09/30/96                25666.55          *24889.91          50,556.46
Santa Cruz                   08/20/91               09/31/96               120000.00          *62342.34          182342.34
San Mateo                    07/01/88               10/06/96                22500.00          *21468.10           43968.10
San Mateo                    06/29/89               10/11/96                69396.16         *113467.71         182,863.87
San Mateo                    10/10/96               04/14/97                37055.61            1527.25           38582.86
Alameda                       07/1/90               07/02/97                98680.00         -129612.01          -30932.01
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------

         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------
Sacramento                   03/20/92               12/31/94               356750.00         -318741.07           38008.93
San Francisco                05/29/90               01/11/95                75000.00          -21792.60           53207.40
San Francisco                01/13/93               02/03/95                30000.00            7430.37           37430.37
Alameda                      04/28/93               12/01/95               100000.00           18853.45          118853.45
Contra Costa                 01/06/94               01/19/96               516279.07          *90368.97          606648.04
San Mateo                    08/12/92               05/15/96               175000.00          *42482.37          217482.37
Alameda                      03/17/95               05/31/96                 9750.00           *1322.29           11072.29
San Mateo                    07/15/92               02/16/96               100000.00          *43242.94          143242.94
Sacramento                   08/19/88               07/28/97               105000.00         -212157.34         -107157.34
------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERCIAL (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------

Sonoma                       07/07/89               11/11/94               110000.00           17084.40          127084.40
Stanislaus                   09/10/91               12/19/94               299955.53           92990.31          392945.84
Stanislaus                   06/30/94               12/19/94                44999.97            2422.20           47422.17
Sonoma                       07/06/89               12/31/94               135000.00           93057.01          228057.01
Alameda                      01/14/94               03/17/95               225000.00           29899.40          254899.40
Shasta                       06/06/90               05/10/95               100000.00            2637.03          102637.03
San Mateo                    01/25/91               08/03/95               162500.00           95276.39          257776.39
San Francisco                01/25/91               12/15/95               100000.00           63892.44          163892.44
Alameda                      08/03/90               01/30/96               200000.00         *142969.07          342969.07
Santa Clara                  02/01/96               03/21/96               392829.43           *6722.72          399552.15
San Francisco                03/19/93               06/28/96               110000.00           *5670.35          115670.35
Santa Clara                  09/10/92               06/30/96               100000.00          *45702.20          145702.20
Santa Clara                  01/22/92               06/30/96               175000.00          *89015.60          264015.60
San Francisco                04/30/86               09/12/96               149400.14         *214170.66          363570.80
San Mateo                    07/25/94               09/26/96               550000.00         *157005.74          707005.74
Alameda                      11/05/90               01/31/97               150000.00          104903.83          254903.83
San Mateo                    08/01/90               01/24/97                50000.00           42561.13           92561.13
Alameda                      12/12/90               03/24/97               200000.00           73030.57          273030.57
Sonoma                       07/06/89               08/01/97               100000.00           91374.72          191374.72



------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $23,200 in such fees to Redwood Mortgage, the mortgage servicing agent.


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ======================= ================== ------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT          INTEREST/           PROCEEDS
                                                                              AMOUNT          LATE/MISC            TO DATE
=================== ================== ====================== ======================= ================== ------------------

Sonoma                       12/24/91               11/04/94               168750.00           44608.09          213358.09
San Francisco                11/11/92               12/21/94                54000.00           12943.80           66943.80
Contra Costa                 02/14/92               04/27/95               264500.00          -44659.84          219840.16
San Mateo                    11/04/92               05/22/95                30000.00            9458.37           39458.37
San Mateo                    09/28/89               09/03/96                54000.00           41863.50           95863.50
Sonoma                       01/26/93               09/26/96                24030.31           21893.70          45,924.01
Sonoma                       01/26/93              09/3.0/96                24030.32           22625.93          46,656.25
Marin                        01/23/87               12/13/96                60000.00          *57433.82          117433.82
San Francisco                04/15/93               03/19/97                93500.00           23305.54          116805.54
San Francisco                12/09/94               06/10/97                14000.00            3110.57           17110.57


------------------- ------------------ ---------------------- ----------------------- ------------------ ------------------


         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
Sacramento                   03/20/92               12/31/94              178375.00          -159360.07           19014.93
Santa Clara                  09/21/88               06/19/95              100000.00            74156.73          174156.73
Alameda                      04/28/93               12/01/95              100000.00            19070.91          119070.91
Contra Costa                 01/06/94               01/19/96              187116.28            *7299.89          194416.17
Alameda                      03/17/95               05/31/96                3250.00             *452.38            3702.38





------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERCIAL (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------

Sonoma                       07/07/89               11/11/94              100000.00            15500.18          115500.18
Stanislaus                   09/10/91               12/19/94              236759.66            42103.49          278863.15
Stanislaus                   06/30/94               12/19/94               18749.99             1009.25           19759.24
Alameda                      01/14/94               03/17/95               75000.00             9966.47           84966.47
Shasta                       06/06/90               05/10/95               70000.00             2831.72           72831.72
San Francisco                03/19/93               06/28/96               90000.00             5786.25           95670.35
Santa Clara                  09/10/92               06/30/96              150000.00            69007.73          219007.73
Santa Clara                  01/22/92               06/30/96              100000.00            40642.26          140642.26
San Francisco                04/30/86               09/12/96              304280.17           224718.72          528998.89
San Mateo                    07/25/94               09/26/96              300000.00            92108.08          392108.08
San Mateo                    08/01/90               01/24/97               50000.00            42804.93           92804.93
Contra Costa                 11/16/93               07/03/97              235000.00            56654.84          291651.84
Sonoma                       07/06/89               08/01/97              100000.00            91651.43          191651.43
Contra Costa                 04/26/91               06/23/97              100000.00            39269.47          139269.47
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $0.00 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------

Contra Costa                 09/23/92               11/30/94               51500.00            13227.17           64727.17
San Mateo                    03/03/93               12/08/94               52500.00             9372.86           61872.86
Alameda                      03/01/91               12/14/94               35000.00             8275.11           43275.11
Marin                        04/29/88               06/02/95               67000.00            55264.42          122264.42
Alameda                      03/01/91               12/14/94               35000.00             8275.11           43275.11
Contra Costa                 02/14/92               04/27/95              303281.45           257935.00         561,216.45
San Mateo                    12/30/94               07/03/95              328583.63            13353.36          341936.99
San Mateo                    09/28/89               09/03/96               54000.00           *41577.53           95577.53
Alameda                      09/02/92               07/15/97               78750.00            45066.81          123816.81
San Mateo                    03/20/90               08/29/97               80000.00            77498.01          157498.01
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------

         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
Contra Costa                 10/03/85               11/18/94               46281.93            25250.22           71532.15
Mendocino                    06/29/90               12/23/94              353097.43           119341.00          472438.43
San Francisco                05/29/90               01/11/95               50000.00           -13804.88           36195.12
Santa Clara                  09/21/88               06/19/95              100000.00            74222.65          174222.65
San Francisco                03/06/91               11/29/95               60000.00            39835.76           99835.76
Alameda                      04/28/93               12/01/95              100000.00            18472.90          118472.90
Contra Costa                 01/06/94               01/19/96              418604.65           *69501.29          488105.94
San Joaquin                  07/11/95               03/19/96              275000.00           *10172.36          285172.36
Alameda                      03/17/95               05/30/96                6500.00             *860.62            7360.62
Sacramento                   12/16/87               05/30/96              536592.80          *368067.66         904,660.46
Santa Clara                  09/28/90               09/30/96              204900.08          *220007.50         424,907.58
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------

         COMMERCIAL (county)
=================== ================== ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
=================== ================== ====================== ====================== =================== ------------------
Stanislaus                   09/10/91               12/19/94              499925.87           154983.84          654909.71
Stanislaus                   06/30/94               12/19/94               74999.94             4037.00           79036.94
Alameda                      01/14/94               03/17/95              250000.00            23414.86          273414.86
Fresno                       05/31/85               07/11/95              160000.00           196652.27          356652.27
San Mateo                    01/25/91               08/03/95              162500.00            62530.67          225030.67
San Francisco                03/10/93               02/15/96              171000.00           *60864.67          231864.67
------------------- ------------------ ---------------------- ---------------------- ------------------- ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERCIAL (county)  CONTINUED
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------

San Francisco                04/30/86               09/12/96              830000.78         *1082625.62         1912626.40
San Mateo                    07/25/94               09/26/96              200000.00           *58334.75          258334.75
Lake                         01/30/91               10/04/96               16000.00           *13245.50           29245.50
San Luis Obispo              03/14/96               05/23/97              200000.00            30005.13          230005.13
Alameda                      12/12/90               03/24/97              200000.00            69788.44          269788.44
Contra Costa                 04/26/91               06/23/97              100000.00            39349.78          139349.78




-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $26,160 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS III
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------

San Mateo                    03/03/93               12/08/94               52500.00             9372.86           61872.86
Santa Clara                  03/31/93               03/13/95              110000.00             3733.39          113733.39
Napa                         08/31/90               08/31/95               73281.93            44487.64          117769.57
Sonoma                       01/26/93               09/24/96                8523.84             7989.07          16,512.91
Sonoma                       01/26/93               09/24/96                8523.84             8256.88          16,780.72
Santa Cruz                   08/20/91               09/31/96               80253.55           *10031.41           90284.96
Alameda                      11/29/94               05/19/97               60000.00            15662.20           75662.20
Alameda                      11/03/94               07/10/97               73000.00            19586.80           92586.80
Alameda                      09/02/92               07/15/97              100000.00            57227.60          157227.60
-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------

         MULTIPLE 5+ UNITS (county)
-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
-------------------- ================= ====================== ====================== =================== ------------------



-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------

         COMMERCIAL (county)
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------
Stanislaus                   09/10/91               12/19/94              142055.79            25262.10          167319.89
Stanislaus                   06/30/94               12/19/94               11249.99              605.55           11855.54
San Mateo                    09/30/92               08/03/95               81250.00            31562.66          112812.66
Santa Clara                  12/22/92               09/29/95               40000.00            13206.65           53206.65
Alameda                      09/30/95               01/30/96              138015.68            *6530.55          144546.23
Santa Clara                  09/10/92               06/30/96               75000.00           *33772.22          108772.22
San Francisco                04/30/86               09/12/96              164999.74          *214521.09          379520.83
San Francisco                08/24/94               06/30/97               87500.00            27241.69          114741.69

-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $4166 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS II
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== =================== ------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT           INTEREST/           PROCEEDS
                                                                             AMOUNT           LATE/MISC            TO DATE
==================== ================= ====================== ====================== =================== ------------------

San Mateo                    11/04/94               10/24/95              119000.00            13294.21          132294.21
Marin                        01/23/87               12/13/96               50500.01            *6277.71           56777.72
Santa Clara                  02/11/94               06/06/97               88000.00            19621.27          107621.27





-------------------- ----------------- ---------------------- ---------------------- ------------------- ------------------


         MULTIPLE 5+ UNITS (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Sacramento                   03/20/92               12/31/94               89187.50            -80131.24           9056.26






-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------


         COMMERCIAL (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
San Francisco                04/30/86               09/12/96              291224.54           *262811.34         554035.88
Alameda                      01/12/94               12/02/96               30000.00             *7553.14          37553.14




-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $2989 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                      REDWOOD MORTGAGE INVESTORS
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------

San Mateo                    03/08/91               11/11/94               20000.00             -9009.44          10990.56
Napa                         12/22/88               08/31/95               50000.00             40203.57          90203.57
Sonoma                       01/26/93               09/24/96                5475.51              5155.95         10,631.46
Sonoma                       01/26/93               09/30/96                5488.04              5343.29         10,831.33
Santa Clara                  02/11/94               06/06/97               88000.00             29191.54         117191.54
Marin                        05/20/91               09/30/97               71000.00              4894.30          75894.30

-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

         MULTIPLE 5+ UNITS (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Mendocino                    06/29/90               12/23/94               39233.05             13260.11          52493.16
Sacramento                   03/20/92               12/31/94               89187.50            -80146.80           9040.70
Alameda                      03/17/95               05/31/96                2166.67              *286.88           2453.55

-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

         COMMERCIAL (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Alameda                      01/14/94               03/17/95               50000.00              6481.93          56481.93
Fresno                       05/31/85               07/11/95               75000.00             92143.53         167143.53
Santa Clara                  12/22/92               09/29/95               30000.00              9905.00          39905.00
San Francisco                04/30/86               09/12/96              164997.74           *302563.65         467561.39
San Mateo                    07/25/94               09/27/96              200000.00            *58334.75         258334.75




-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $4555 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                  CORPORATE MORTGAGE INVESTORS I & II
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------

Contra Costa                 05/01/93               10/14/94               75000.00             12103.77          87103.77
San Francisco                03/05/85               04/12/95              172624.22            127435.71         300059.93
San Francisco                05/23/90               07/28/95               50000.00              7856.50          57856.58
San Mateo                    01/10/92               08/29/95              130000.00             57349.62         187349.62
Mariposa                     01/27/95               09/18/95               77000.00              4351.26          81351.26
Santa Clara                  03/31/90               12/04/95               80262.02             56152.77         136414.79
Alameda                      01/31/95               01/25/96               80000.00             *8863.88          88863.88
San Mateo                    01/31/96               04/29/96              175000.00             *5226.02         180226.02
San Mateo                    03/06/90               08/29/96               19000.00            *14725.47          33725.47
San Mateo                    09/29/95               09/05/96               70000.00             *8176.88          78176.88
Alameda                      11/29/94               03/13/97               60000.00             13896.74          73896.74
Amador                       02/23/96               06/03/97               45000.00              5047.64          50047.64
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

         MULTIPLE 5+ UNITS(county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Contra Costa                 01/06/94               01/19/96              239534.88            *26161.33         265696.21
Sacramento                   12/15/87               05/30/96              102000.00           *-24018.43          77981.57
Alameda                      03/17/95               05/31/96                2166.67              *286.88           2453.55
-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

         COMMERCIAL (county)
==================== ================= ====================== ====================== ==================== -----------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT            INTEREST/          PROCEEDS
                                                                             AMOUNT            LATE/MISC           TO DATE
==================== ================= ====================== ====================== ==================== -----------------
Marin                        09/15/92               10/27/94               30000.00              8321.27          38321.29
San Mateo                    04/12/90               02/20/95              100000.00             45757.46         145757.46
Alameda                      01/14/94               03/17/95               50000.00              6481.93          56481.93
San Francisco                03/19/93               06/28/96               35000.00            *36011.72          71011.72
San Francisco                04/30/86               09/12/96              180025.14            *20073.65         200098.79
Santa Clara                  01/31/94               10/01/96              100000.00            *20044.97         120044.97
Contra Costa                 06/21/88               04/07/97               54600.00             28890.31          83490.31
San Francisco                08/24/94               06/30/97               87500.00             27241.68         114741.68

-------------------- ----------------- ---------------------- ---------------------- -------------------- -----------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $11344 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                  ATTACHMENT II
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 26, 1997



     SUMMARY OF MORTGAGE INVESTMENTS ORIGINATED BY PRIOR LIMITED PARTNERSHIP

     The following table provides a summary of the mortgage investments originated by prior programs of Affiliates for the three year period ending September 30, 1997. The last column of the following chart reflects total mortgage investment balances on all mortgage investments for each prior program, including those which originated prior to the three year period ending September 30, 1997. This information updates the information provided on page 36 of the Prospectus.




Name of          Number of       Estimated Total       Outstanding Mortgage           Total Outstanding
Partnership       Mortgage          Amount. of         Investments Balances         Mortgage Investments
                Investments          Mortgage          Originated 10/01/94             Balances as of
                                   Investments             to 09/30/97                 09/30/97 (from
                                                                                         inception)
--------------- ------------- -- ----------------- -- ----------------------- ---- ------------------------

CMI                     19          $1,475,266.67               $729,675.24               $1,478,814.73
RMI                     14            $578,127.59               $657,576.32               $1,248,663.49
RMI II                  10            $523,555.77               $300,640.74                 $813,905.15
RMI III                 13          $1,005,312.90               $846,009.32               $1,428,674.03
RMI IV                  21          $4,475,126.55             $3,441,670.89               $8,320,144.80
RMI V                   13            $849,087.38               $596,104.72               $2,716,307.09
RMI VI                  28          $5,340,556.85             $2,767,201.42               $9,078,599.91
RMI VII                 46         $19,896,905.57            $10,056,235.63              $14,097,623.28
TOTAL                  164         $34,143,939.28            $19,395,114.28              $39,182,732.48




                                  ATTACHMENT II
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 26, 1997


                 BREAKDOWN OF PRIOR PROGRAM MORTGAGE INVESTMENTS

     The following is a breakdown of prior program mortgage investments according to type of deed of trust, the location of the property securing the mortgage investment, and the type of property securing the mortgage investment. This information updates the information contained on page 37 of the Prospectus.

Mortgage Investments

        First Trust Deeds                                     $14,535,887.50
        Second Trust Deeds                                     17,739,051.78
        Third Trust Deeds                                       1,869,000.00

                                                            =================
Total                                                         $34,143,939.28

Location of Mortgage Investments by County

        San Francisco                                          $8,007,444.39
        Santa Clara                                             7,909,731.78
        Stanislaus                                              4,275,000.00
        San Mateo                                               4,104,025.61
        Alameda                                                 4,061,500.00
        Monterey                                                1,097,000.00
        Solano                                                    540,000.00
        Sacramento                                                495,000.00
        Contra Costa                                              382,500.00
        Riverside                                                 300,000.00
        Sonoma                                                    276,037.50
        San Joaquin                                               275,000.00
        Yuba                                                      269,000.00
        Marin                                                     225,500.00
        Shasta                                                    225,000.00
        San Luis Obispo                                           200,000.00
        Ventura                                                 1,131,000.00
        Santa Cruz                                                110,000.00
        El Dorado                                                  88,200.00
        Mariposa                                                   77,000.00
        Placer                                                     55,000.00
        Napa                                                       40,000.00
                                                            -----------------

Total                                                         $34,143,939.28
                                                            =================

Type of Property

        Commercial                                            $13,918,880.00
        Owner Occupied Homes                                    2,431,103.67
        Apartments                                              6,898,750.00
        Non-Owner Homes                                         4,653,805.61
        Raw Land                                                6,241,400.00
                                                            -----------------

Total                                                         $34,143,939.28

                                 ATTACHMENT III
                                       to
                    SUPPLEMENT NO. 3 DATED November 26, 1997

                              FINANCIAL STATEMENTS
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1996
         and for NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 (unaudited)
                         (With Auditor's Report Thereon)

                                  ATTACHMENT IV
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 26, 1997

                              FINANCIAL STATEMENTS
                                       of
                                GYMNO CORPORATION

                                GYMNO CORPORATION
                              FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND JUNE 30, 1996
                         (With Auditors Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                       3658 Mount Diablo Blvd., Suite #205
                               Lafayette CA 94549
                                 (510) 284-3590




                          INDEPENDENT AUDITORS REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheet as of December 31, 1996 and 1995 and the statements of income, changes in partners capital and cash flows for the three years ended December 31, 1996. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1996 and 1995, and the results of its operations and cash flows for the three years ended December 31, 1996, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above fairly present the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

     As explained in notes 2 (k) and 11 to the financial statements, the formation loan receivable from Redwood Mortgage has been reclassified as a reduction in Partners Capital until collections are received. There was no effect on net income.


                              /S/ A. Bruce Cropper
                                PARODI & CROPPER
Lafayette, California
February 28, 1997


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                            BALANCE SHEETS
                                                    DECEMBER 31, 1996 (audited) AND
                                                    SEPTEMBER 30, 1997 (unaudited)

                                                                ASSETS

                                                                     Sept 30, 1997         Dec 31, 1996
                                                                      (unaudited)            (audited)
                                                                    ----------------      ----------------

Cash                                                                       $279,833              $664,434
                                                                    ----------------      ----------------

Accounts receivable:
  Mortgage Investments, secured by deeds of trust                        24,987,302            15,642,990
  Accrued Interest on Mortgage Investments                                  196,616               196,530
  Advances on Mortgage Investments                                           94,366                 8,679
  Accounts receivables, unsecured                                            76,327                75,334
                                                                    ----------------      ----------------
                                                                         25,354,611            15,923,533

  Less allowance for doubtful accounts                                      172,958               117,803
                                                                                          ----------------
                                                                    ----------------
                                                                         25,181,653            15,805,730
                                                                                          ----------------
                                                                    ----------------

Real Estate owned, acquired through foreclosure,
 held for sale                                                               69,479                66,991
Investment in limited liability corporation, at cost which
  approximates market                                                       241,139               191,139
Organization costs, less accumulated amortization of $10,000
 and $8,125, respectively                                                     2,500                 4,375
Due from related companies                                                                            311
Prepaid expense-deferred loan fee                                            12,502                20,720
                                                                    ----------------      ----------------

                                                                        $25,787,106           $16,753,700
                                                                    ================      ================

See accompanying notes to financial statements



                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                            BALANCE SHEETS
                                                    DECEMBER 31, 1996 (audited) AND
                                                    SEPTEMBER 30, 1997 (unaudited)


                                                   LIABILITIES AND PARTNERS CAPITAL

Liabilities:                                                                1996                      1995
                                                                     -------------------        -----------------
  Accounts payable and accrued expenses                                              $0                  $20,625
  Note payable - bank line of credit                                          6,000,000                1,500,000
  Deferred interest income                                                            0                  217,480
  Subscriptions to partnership in applicant status                                    0                  310,937
                                                                     -------------------        -----------------
                                                                              6,000,000                2,049,042

Partners Capital


Partners Capital:
     Limited partners capital, subject to redemption (note 4E):
          Net of unallocated syndication costs of $448,712 and
          $414,190 for 1997 and 1996, respectively:
          and formation loan receivable of $1,337,993 and
$1,073,706
          for 1997 and 1996, respectively                                    19,776,082               14,693,293

     General Partners Capital, net of unallocated syndication
costs
          of $4,526 and $4,184 for 1997 and 1996 respectively                    11,024                   11,365
                                                                     -------------------        -----------------

                     Total Partners  Capital                                 19,787,106               14,704,658
                                                                     -------------------        -----------------

                     Total Liabilities and Partners  Capital                $25,787,106              $16,753,700
                                                                     ===================        =================

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                         STATEMENTS OF INCOME
                              FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (unaudited)

                                      9 mos. ended       9 mos. ended      3 mos. ended      3 mos. ended
                                      Sept 30, 1997      Sept 30, 1996    Sept 30, 1997     Sept 30, 1996
                                        (unaudited)       (unaudited)      (unaudited)       (unaudited)

Revenues:

  Interest on Mortgage Investments        $1,809,833        $1,260,156         $675,062         $452,253
  Interest on bank deposits                    6,630             2,819            1,257            1,402
  Late Charges                                 4,223             3,592            1,302            1,533
  Miscellaneous                                  305               412              180              112
                                          -----------       -----------      -----------      -----------
                                           1,820,991         1,266,979          677,801          455,300
                                          -----------       -----------      -----------      -----------

Expenses:

 Mortgage Servicing Fees                     137,864           105,595           59,165           38,205
 Interest on note payable - bank             208,114           172,292           89,203           61,654
 Amortization of loan origination fees        14,468             7,593            5,031            2,531
 Provision for doubtful accounts              55,262            44,261           24,248           25,176
 Asset Management Fees - General              18,081            12,081            6,586            4,321
Partners
 Amortization of organization costs            1,875             1,875              625              625
 Clerical costs through Redwood Mortgage      39,694            27,574           14,141            9,927
 Professional Fees                            24,627            16,686            2,775              472
 Printing, Supplies & Postage                  1,128               993              224                0
 Other                                         8,563             3,937            3,891               27
                                          -----------       -----------      -----------      -----------

                                             509,676           392,887          205,889          142,938
                                          -----------       -----------      -----------      -----------

Income before interest credited to
partners
  in applicant status                      1,311,315           874,092          471,912          312,362

Interest credited to partners in               6,943             1,854            1,038              758
applicant status
                                          -----------       -----------      -----------      -----------

Net Income                                 1,304,372           872,238          470,874          311,604
                                          ===========       ===========      ===========      ===========

Net income: to General Partners (1%)          13,044             8,722            4,709            3,116
Net income: to Limited Partners (99%)      1,291,328           863,516          466,165          308,488
                                          ===========       ===========      ===========      ===========
                                          $1,304,372          $872,238         $470,874         $311,604
                                          ===========       ===========      ===========      ===========

Net income per $1,000 invested by
Limited
 Partners for entire period:
  -Where income is reinvested and             $62.33            $62.32           $20.37           $20.37
compounded
                                          -----------       -----------      -----------      -----------
  -Where partner receives income in
       monthly distributions                  $60.67            $60.66           $20.24           $20.23
                                          -----------       -----------      -----------      -----------






See accompanying notes to Financial Statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                       FOR THE THREE YEARS ENDED DECEMBER 31, 1996 (audited) and
                                           NINE MONTHS ENDED SEPTEMBER 30, 1997 (unaudited)

                                                                                  PARTNERS CAPITAL
                                                            --------------------------------------------------------------
                                                                              LIMITED PARTNERS CAPITAL
                                                            --------------------------------------------------------------
                                                              Capital
                                          Partners In         Account       Unallocated        Formation
                                           Applicant          Limited       Syndication          Loan
                                            Status           Partners          Costs          Receivable         Total
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1993                 $128,772       $2,809,535       $(188,439)       $(205,954)      $2,415,142

Contributions of Application                 4,560,683                0                0                0               0
Formation loan increases                             0                0                0        (319,302)       (319,302)
Interest   credited   to   partners  in         14,443                0                0                0               0
applicant status

Upon admission to partnership:
    Interest withdrawn                         (5,774)                0                0                0               0
    Transfers to Partners  capital         (4,508,824)        4,504,282                0                0       4,504,282

Net Income                                           0          405,770                0                0         405,770
Syndication costs incurred                           0                0         (80,213)                0        (80,213)
Allocation of syndication costs                      0         (34,349)           34,349                0               0
Partners  withdrawals                                0        (165,814)                0                0       (165,814)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1994                  189,300        7,519,424        (234,303)        (525,256)       6,759,865

Contributions of Application                 3,634,264                0                0        (250,373)       (250,373)
Formation loan increases                             0                0                0                0               0
Interest   credited   to   partners  in         18,908                0                0                0               0
applicant status

Upon admission to partnership:
    Interest withdrawn                         (7,673)                0                0                0               0
    Transfers to Partners capital         (3,834,799)        3,831,211                0                0       3,831,211

Net Income                                           0          828,465                0                0         828,465
Syndication costs incurred                           0                0        (173,581)                0       (173,581)
Allocation of syndication costs                      0         (85,045)           85,045                0               0
Partners withdrawals                                0        (308,554)                0                0       (308,554)
Early withdrawal penalties                           0            (564)              162              400             (2)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1995                        0       11,784,937        (322,677)        (775,229)      10,687,031

Contributions on Application                 4,172,718                0                0                0               0
Formation loan increases                             0                0                0        (314,996)       (314,996)
Formation loan payments                              0                0                0            8,961           8,961
Interest   credited   to   partners  in          2,618                0                0                0               0
applicant status

Upon admission to partnership:
    Interest withdrawn                           (863)                0                0                0               0
    Transfers to Partners  capital         (3,863,536)        3,859,312                0                0       3,859,312

Net Income                                           0        1,218,598                0                0       1,218,598
Syndication costs incurred                           0                0        (212,542)                0       (212,542)
Allocation of syndication costs                      0        (116,523)          116,523                0               0
Partners  withdrawals                                0        (553,027)                0                0       (553,027)
Early withdrawal penalties                           0         (12,108)            4,506            7,558            (44)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1996                 $310,937      $16,181,189       $(414,190)      $(1,073,706)    $14,693,293

See accompanying notes to financial statements
(continued on next page)


(continued from previous page)

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                       FOR THE THREE YEARS ENDED DECEMBER 31, 1996 (audited) and
                                           NINE MONTHS ENDED SEPTEMBER 30, 1997 (unaudited)

                                                                                  PARTNERS CAPITAL
                                                            --------------------------------------------------------------
                                                                              LIMITED PARTNERS CAPITAL
                                                            --------------------------------------------------------------

                                                              Capital
                                          Partners In         Account       Unallocated        Formation
                                           Applicant          Limited       Syndication          Loan
                                            Status           Partners          Costs          Receivable         Total
                                         --------------     ------------    -------------     ------------    ------------

Contributions on Application                 4,365,188                0                0                0               0
Formation loan increases                             0                0                0        (352,552)       (352,552)
Formation loan payments                              0                0                0           81,368          81,368
Interest   credited   to   partners  in          6,943                0                0                0               0
applicant status

Upon admission to partnership:
    Interest withdrawn                         (1,327)                0                0                0               0
    Transfers to Partners  capital         (4,681,741)        4,681,741                0                0       4,681,741

Net Income                                           0        1,291,328                0                0       1,291,328
Syndication costs incurred                           0                0        (152,374)                0       (152,374)
Allocation of syndication costs                      0        (118,503)          118,503                0               0
Partners  withdrawals                                0        (466,722)                0                0       (466,722)
Early withdrawal penalties                           0         (10,772)            3,875            6,897               0
                                         --------------     ------------    -------------     ------------    ------------

Balances at September 30, 1997                      $0      $21,558,261       $(444,186)      $(1,337,993)    $19,776,082
                                         ==============     ============    =============     ============    ============

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                       FOR THE THREE YEARS ENDED DECEMBER 31, 1996 (audited) and
                                           NINE MONTHS ENDED SEPTEMBER 30, 1997 (unaudited)

                                                                          PARTNERS CAPITAL
                                            ------------------------------------------------------------------------------
                                                            GENERAL PARTNERS CAPITAL
                                            ----------------------------------------------------------
                                                Capital           Unallocated                                  Total
                                                Account           Syndication             Total              Partners
                                                General              Costs                                    Capital
                                               Partners
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1993                        $2,887             $(1,903)                 $984          $2,416,126

Contributions of Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (319,302)
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    4,542                    0                4,542           4,508,824

Net Income                                            4,099                    0                4,099             409,869
Syndication costs incurred                                0                (810)                (810)            (81,023)
Allocation of syndication costs                       (347)                  347                    0                   0
Partners  withdrawals                               (3,444)                    0              (3,444)           (169,258)
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1994                         7,737              (2,366)                5,371           6,765,236

Contributions of Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (250,373)
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    3,588                    0                3,588           3,834,799

Net Income                                            8,368                    0                8,368             836,833
Syndication costs incurred                                0              (1,753)              (1,753)           (175,334)
Allocation of syndication costs                       (859)                  859                    0                   0
Partners  withdrawals                               (7,509)                    0              (7,509)           (316,063)
Early withdrawal penalties                                0                    2                    2                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1995                        11,325              (3,258)                8,067          10,695,098

Contributions on Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (314,996)
Formation loan payments                                                                                             8,961
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    4,224                    0                4,224           3,863,536

Net Income                                           12,309                    0               12,309           1,230,907
Syndication costs incurred                                0              (2,147)              (2,147)           (214,689)
Allocation of syndication costs                     (1,177)                1,177                    0                   0
Partners  withdrawals                              (11,132)                    0             (11,132)           (564,159)
Early withdrawal penalties                                0                   44                   44                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1996                       $15,549             $(4,184)              $11,365         $14,704,658

See accompanying notes to financial statements

(continued on next page)


(continued from previous page)

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                       FOR THE THREE YEARS ENDED DECEMBER 31, 1996 (audited) and
                                           NINE MONTHS ENDED SEPTEMBER 30, 1997 (unaudited)


                                                                          PARTNERS CAPITAL
                                            ------------------------------------------------------------------------------
                                                            GENERAL PARTNERS CAPITAL
                                            ----------------------------------------------------------

                                                Capital           Unallocated                                  Total
                                                Account           Syndication             Total              Partners
                                                General              Costs                                    Capital
                                               Partners
                                            ----------------    -----------------    -----------------     ---------------

Contributions on Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (352,552)
Formation loan payments                                                                                            81,368
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                        0                    0                    0           4,681,741

Net Income                                           13,044                    0               13,044           1,304,372
Syndication costs incurred                                0              (1,539)              (1,539)           (153,913)
Allocation of syndication costs                     (1,197)                1,197                    0                   0
Partners  withdrawals                              (11,846)                    0             (11,846)            (478,568
Early withdrawal penalties                                0                    0                    0                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at September 30, 1997                      $15,550             $(4,526)              $11,024         $19,787,106
                                            ================    =================    =================     ===============

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                       STATEMENTS OF CASH FLOWS
                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (unaudited)

                                                                            Sept. 30, 1997             Sept. 30, 1996
                                                                              (unaudited)               (unaudited)
                                                                         ----------------------     ---------------------

Cash flows from operating activities:

 Net income:                                                                        $1,304,372               $872,238
 Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization of organization costs                                                    1,875                  1,875
   Provision for doubtful accounts                                                      55,262                 35,848
   Increase (decrease) in accounts payable                                            (20,625)                (4,010)
   (Increase) in accrued interest and advances                                        (85,880)               (13,123)
   (Increase) decrease in amount due from related companies                                311                  3,049
   (Increase) decrease in prepaid expenses and other assets                              8,218                  7,592
   Increase (decrease) in deferred interest income                                   (217,480)                      0
                                                                            -------------------      -----------------

 Net cash provided by operating activities                                           1,046,053                903,469
                                                                            -------------------      -----------------

Cash flows from investing activities:

  Principal collected on Mortgage Investments                                        6,578,254              8,056,897
  Mortgage Investments made                                                       (15,922,566)           (10,122,346)
  Additions to real estate held for sale                                               (2,488)                (5,219)
  Additions to investment in limited liability corporation                            (50,000)                      0
  Accounts receivable - unsecured                                                        (993)                (3,672)
                                                                            -------------------      -----------------

    Net cash used in investing activities                                          (9,397,793)            (2,074,340)
                                                                            -------------------      -----------------

Cash flows from financing activities:

  Increase (decrease) in note payable - Bank                                         4,500,000              (500,000)
  Contributions by partner applicants                                                4,365,188              3,108,444
  Interest credited to partners in applicant status                                      6,943                  1,854
  Interest withdrawn by partners in applicant status                                   (1,327)                  (818)
  Partners  withdrawals                                                              (478,568)              (398,932)
  Syndication costs incurred                                                         (153,913)              (136,811)
  Formation loan increases                                                           (352,552)              (237,777)
  Formation loan collections                                                            81,368                      0
                                                                            -------------------      -----------------

    Net cash provided by financing activities                                        7,967,139              1,835,960
                                                                            -------------------      -----------------

Net increase (decrease) in cash and cash equivalents                                 (384,601)                665,089
Cash-beginning of period                                                               664,434                380,318
                                                                            ===================      =================
Cash-end of period                                                                     279,833              1,045,407
                                                                            ===================      =================

See accompanying notes to Financial Statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, (the Partnership) is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual General Partners. The partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Mortgage Investments are being arranged and serviced by Redwood Home Loan Co. dba Redwood Mortgage, an affiliate of the General Partners. At September 30, 1997, the Partnership was in the offering stage, wherein contributed capital totalled $19,608,142 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each (196,081). Of this amount, $0 remained in applicant status.

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December, 1996, the Partnership commenced a second offering of an additional 300,000 Units ($30,000,000) of which the total of $0 was in applicant status at September 30, 1997. As Mortgage Investments are identified, partners are transferred from applicant status to admitted partners participating in Mortgage Investment operations. Each months income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership will loan to Redwood Mortgage, an affiliate of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the Formation Loan. It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which must commence on January 1, following the year the initial offering closes, which was in 1996.

     The Formation Loan relating to the second offering ($30,000,000) totalled $367,937 at September 30, 1997, which was 7.9% of the limited partners contributions of $4,676,125. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will reinvest earnings. The principal balance of the Formation Loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment to be made by December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.

The following summarizes Formation Loan transactions to September 30, 1997:

                                                    Initial             Subsequent            Total
                                                  Offering of           Offering of
                                                  $15,000,000           $30,000,000        $45,000,000
                                                 ---------------       --------------     ---------------

Limited Partner contributions                       $14,932,017           $4,676,125         $19,608,142
                                                 ===============       ==============     ===============

Formation Loan made                                  $1,074,840              367,937           1,442,777
Payments to date                                       (90,329)                    0            (90,329)
Early withdrawal penalties applied                     (14,455)                    0            (14,455)
                                                 ---------------       --------------     ---------------

Balance at September 30, 1997                          $970,056             $367,937          $1,337,993
                                                 ===============       ==============     ===============

Percent loaned of Partners  contributions                  7.2%                 7.9%                7.4%
                                                 ===============       ==============     ===============

     The formation loan, which is receivable from Redwood Mortgage, an affiliate of the General Partners, has been deducted from Limited Partners Capital in the balance sheet. As amounts are collected from Redwood Mortgage, the deduction from capital will be reduced (see note 11).

     B. Other Organizational and Offering Expenses Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

     Through September 30, 1997, organization costs of $12,500 and syndication costs of $824,523 had been incurred by the Partnership with the following distribution:

                                             Syndication Costs
                                --------------------------------------------
                                         Offering
                                ----------------------------
                                 Initial         Subsequent                     Organization
                                15,000,000       30,000,000        Total           Costs           Total
                                -----------      -----------     -----------      ---------      ----------

Costs incurred                    $569,865          254,658         824,523         12,500         837,023
Early withdrawal penalties         (8,589)                0         (8,589)              0         (8,589)
applied
Allocated and amortized to       (366,772)            (450)       (367,222)       (10,000)       (377,222)
date

                                ----------- ---- ----------- --- ----------- ---- --------- ---- ----------

Balance at September 30, 1997     $194,504          254,208         448,712          2,500        $451,212
                                =========== ==== =========== === =========== ==== ========= ==== ==========

     Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of September 30, 1997, syndication costs attributable to the subsequent offering ($30,000,000) totalled $254,658, with the costs of the offering document being greater at the initial stages. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A Accrual Basis

     Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a loan is categorized as impaired, interest is no longer accrued thereon.

B. Management Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired mortgage investments, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C. Mortgage Investments, Secured by Deeds of Trust

     The Partnership has both the intent and ability to hold the mortgage investments to maturity, i.e., held for long-term investment. They are therefore valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a mortgage investment, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the Partnership because that was the valuation method previously used on impaired loans.

     At September 30, 1997, and December 31, 1996, 1995, and 1994, there were no mortgage investments categorized as impaired by the Partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

     As presented in Note 10 to the financial statements, the average mortgage investment to appraised value of security at the time the losses were consummated was 55.48%. When a loan is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D. Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)

E. Real Estate Owned, Held for Sale

     Real Estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the propertys estimated fair value, less estimated costs to sell. At September 30, 1997, there was one such piece of property with costs totaling $74,479 less a reduction of $5,000 to arrive at the net fair value of $69,479.

     Effective January 1, 1996, the Partnership adopted the provisions of Statement No 121 (SFAS 121) of the Financial Accounting Standards Board, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be disposed of. The adoption of SFAS 121 did not have a material impact on the Partnerships financial position because the methods indicated were essentially those previously used by the Partnership.

F. Investment in Limited Liability Corporation (see Note 7)

     The Partnership carries its investment in Limited Liability Corporation as investment in real estate, which is at the lower of costs or fair value, less estimated costs to sell.

G. Income Taxes

     No provision for Federal and State income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

H. Organization and Syndication Costs

     The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and will be amortized over a five year period. Syndication costs are charged against partners capital and are being allocated to individual partners consistent with the partnership agreement.

I. Allowance for Doubtful Accounts

     Mortgage  Investments and the related accrued interest,  fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired mortgage investments, unspecified mortgage investments, accrued interest and advances on mortgage investments, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of September 30, 1997, December 31, 1996 and 1995 were as follows:

                                                         Sept. 30,             Dec. 31,             Dec. 31
                                                            1997                 1996                 1995
                                                       ---------------       -------------        -------------
Impaired mortgage investments                                      $0                  $0                   $0
Unspecified mortgage investments                              127,958              72,803                9,152
Accounts receivable, unsecured                                 45,000              45,000               30,000
                                                                                                  -------------
                                                       ===============       =============
                                                             $172,958            $117,803              $39,152
                                                       ===============       =============        =============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)


J. Net Income Per $1,000 Invested

     Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited Partners pro rata share of Partners Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

K. Reclassifications and Changes in Presentation

     Certain reclassifications not affecting net income have been made to prior year amounts to conform to the current year presentation. In addition, the formation loan previously categorized as an asset has been deducted from Limited Partners Capital until collected from Redwood Mortgage, an affiliate of the General Partners (see note 11).

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees which are paid to the General Partners and/or related parties.

A. Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of the offering. Thereafter, mortgage brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The mortgage brokerage commissions are paid by the borrowers, and thus, not an expense of the partnership.

B. Mortgage Servicing Fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $155,912, $85,456 and $29,127 were incurred for years 1996, 1995 and 1994 respectively. For the nine months through September 30, 1997, the mortgage servicing fee paid was $137,864.

C. Asset Management Fee

     The General Partners receive monthly fees for managing the Partnerships Mortgage Investment portfolio and operations equal to 1/32 of 1% of the net asset value (3/8 of 1% annual). Management fees of $17,053, $11,587 and $5,906 were incurred for years 1996, 1995 and 1994, respectively. For the nine months period under review, management fee of $18,081 was paid to the General Partners.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)

D. Other Fees

     The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

E. Income and Losses

     All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

F. Operating Expenses

     The General Partners or their affiliate (Redwood Mortgage) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to limited Partner capital. As of December 31, 1996 a General Partner, GYMNO Corporation, had contributed $15,241, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A. Applicant Status

     Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnerships Mortgage Investment portfolio.

     During the periods ending September 30, 1997, and December 31, 1996, 1995, and 1994, interest totalling $6,943, $2,618, $18,908 and $14,443 respectively, was credited to partners in applicant status. As Mortgage Investments were made and partners were transferred to regular status to begin sharing in income from Mortgage Investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners capital along with the original investment.

B. Term of the Partnership

     The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer, should they elect to do so.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)

C. Election to Receive Monthly, Quarterly or Annual Distributions

     Upon subscriptions, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, an investor may subsequently change his election.

     D. Profits and Losses Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

E. Liquidity, Capital Withdrawals and Early Withdrawals

     There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership may not be liquidated. Limited Partners have no right to withdraw from the partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account and the balance distributed in four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth in the Partnership Agreement.

     Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the partnership on an installment basis, generally over a five year period in twenty (20) quarterly installments or longer. Once this five year period expires, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer.
Notwithstanding the five-year (or longer) withdrawal period, the General Partners will liquidate all or part of a Limited Partners capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five-year (or longer) withdrawal period.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnerships capacity to return a Limited Partners capital is restricted to the availability of Partnership cash flow.

F. Guaranteed Interest Rate For Offering Period

     During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The Partnership has a bank line of credit of up to $6,000,000 at .5% over prime secured by its Mortgage Investment portfolio. The note payable balances were $1,500,000 and $1,910,000 at December 31, 1996, and 1995, respectively, and the interest rate was 8.75% at December 31, 1996, (8.25% prime plus .50%). At September 30, 1997, the note payable balance was $6,000,000 and the interest rate was 9% (8.50% prime plus .50%).

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the Partnership has contributed its interest to a Limited Liability Corporation which will complete the construction and sell the property. The Partnership expects to realize a profit from the venture.

NOTE 8 - INCOME TAXES

     The following reflects a reconciliation from net assets (Partners Capital) reflected in the financial statements to the tax basis of those net assets:

                                                           9 mos thru          Dec. 31,            Dec. 31,
                                                         Sept 30, 1997           1996                1995
                                                        ----------------     --------------      --------------
Net Assets - Partners  Capital per financial statements     $19,787,106        $14,704,658         $10,695,098
Unamortized syndication costs                                   448,712            418,374             325,935
Allowance for doubtful accounts                                 172,958            117,803              39,152
Formation loans receivable                                    1,337,993          1,073,706             775,229
                                                                             --------------      --------------
                                                         ===============
Net assets tax basis                                        $21,746,769        $16,314,541         $11,835,414
                                                         ===============     ==============      ==============

     In 1996, approximately 55% of taxable income was allocated to tax exempt organizations, i.e., retirement plans. Such plans do not have to file income tax returns unless their unrelated business income exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INVESTMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents - The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) The carrying value of mortgage investments (see note 2(c)) is $24,987,302. The fair value of these investments of $25,440,322 is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.


NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

     The  Mortgage  Investments  are  secured  by  recorded  deeds of trust.  At
September 30, 1997, there were 56 Mortgage Investments outstanding with the following characteristics:

Number of Mortgage Investments outstanding                                                                 56
Total Mortgage Investments outstanding                                                            $24,987,302

Average Mortgage Investment outstanding                                                              $446,202
Average Mortgage Investment as percent of total                                                         1.79%
Average Mortgage Investment as percent of Partners  Capital                                             2.26%

Largest Mortgage Investment outstanding                                                            $2,100,000
Largest Mortgage Investment as percent of total                                                         8.40%
Largest Mortgage Investment as percent of Partners  Capital                                            10.61%

Number of counties where security is located (all California)                                              15
Largest percentage of Mortgage Investments in one county                                               24.43%
Average Mortgage Investment to appraised value of security at time loan was consummated                55.48%

Number of Mortgage Investments in foreclosure status                                                        1
Amount of Mortgage Investments in foreclosure                                                        $118,811


     The following categories of mortgage investments are pertinent at September 30, 1997, December 31, 1996 and 1995:

                                                   Sept. 30,             Dec. 31,             Dec. 31,
                                                      1997                 1996                 1995
                                                 ---------------       --------------      ---------------

First Trust Deeds                                   $13,682,592           $6,545,779           $4,996,887
Second Trust Deeds                                   11,267,210            8,797,211            7,050,365
Third Trust Deeds                                        37,500              300,000                    0
                                                 ---------------       --------------      ---------------
  Total mortgage investments                         24,987,302           15,642,990           12,047,252
Prior liens due other lenders                        34,314,197           25,161,374           26,965,234
                                                 ---------------       --------------      ---------------
  Total debt                                        $59,301,499          $40,804,364          $39,012,486
                                                 ===============       ==============      ===============

Appraised property value at time of loan           $106,883,679          $70,100,408          $61,347,449
                                                 ===============       ==============      ===============

Total investments as a percent of appraisals             55.48%               58.21%               63.59%
                                                 ===============       ==============      ===============

Investments by Type of Property

Owner occupied homes                                 $2,436,623           $1,808,921           $2,300,576
Non-Owner occupied homes                              2,770,043            2,288,036            1,844,507
Apartments                                            6,375,923            2,521,515            2,664,963
Commercial                                           13,404,713            9,024,518            5,237,206
                                                 ===============       ==============      ===============
                                                    $24,987,302          $15,642,990          $12,047,252
                                                 ===============       ==============      ===============

The interest rates on the mortgage investments range from 10.00% to 14.50% at September 30, 1997.

     Scheduled maturity dates of mortgage investments as of September 30, 1997 are as follows:

                                               Period Ending
                                               September 30,
                                             ------------------

                            1997                   $1,212,683
                            1998                    4,563,673
                            1999                    6,939,538
                            2000                    4,328,391
                            2001                    1,888,710
                         Thereafter                 6,054,307
                                              ================
                                                  $24,987,302
                                              ================


     The scheduled maturities for 1997 include approximately $230,000 in loans which are past maturity at September 30, 1997. Interest payment on these loans are current..

     One mortgage investment in the principal amount of $118,811 had interest paid through September 1, 1996, and is in foreclosure. That mortgage investment which is the only loan categorized as delinquent, is not considered impaired because the underlying security is sufficient to cover amount due.

     The cash balance at September 30, 1997 of $279,833 was in one bank with interest bearing balances totalling $177,656. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $179,833.

NOTE 11 - CHANGE IN PRESENTATION

     The formation loan receivable from Redwood Mortgage, an affiliate of the General Partners, has been categorized as a reduction in Limited Partners Capital, the source of the funds. It was previously reflected as an asset. As payments are received, or early withdrawal penalties realized, the formation loan balance will be reduced and restored to Limited Partners Capital. The total of the formation loan outstanding was $1,337,993, $1,073,706 and $775,229 at September 30, 1997, December 31, 1996 and 1995, respectively.

     In addition, Limited Partners Capital and General Partners Capital are reflected separately in the Balance Sheet, whereas they were previously reflected separately in the Statement of Changes in Partners Capital.

                                  ATTACHMENT IV
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 26, 1997

                              FINANCIAL STATEMENTS
                                       of
                                GYMNO CORPORATION

                                GYMNO CORPORATION
                              FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND JUNE 30, 1996
                         (With Auditors Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                     3658 MOUNT DIABLO BOULEVARD, SUITE #205
                           LAFAYETTE, CALIFORNIA 94549

                                 (510) 284-3590
                               FAX (510) 284-3593


                           INDEPENDENT AUDITORS REPORT


BOARD OF DIRECTORS
GYMNO CORPORATION

     We have audited the accompanying balance sheets of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the related statements of income
(loss), stockholders equity and cash flows for the periods then ended. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles.


                              /S/ Parodi & Cropper
                                PARODI & CROPPER



Lafayette, California
March 15, 1997


                                                           GYMNO CORPORATION
                                                            BALANCE SHEETS
                                           DECEMBER 31, 1996 AND JUNE 30, 1996 (audited) and
                                                    SEPTEMBER 30, 1997 (unaudited)


                                                                ASSETS


                                                                SEPTEMBER 30,            DECEMBER 31,            JUNE 30,
                                                                    1997                     1996                  1996
                                                             --------------------     -------------------      -------------

Cash and equivalents                                                      $3,664                  $1,666               $398
Deferred income tax benefits                                                 120                     120                120
                                                             --------------------     -------------------      -------------

          Total current assets                                             3,784                   1,786                518
                                                             --------------------     -------------------      -------------

Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                                         7,500                   7,500              7,500
     Redwood Mortgage Investors V                                          5,000                   5,000              5,000
     Redwood Mortgage Investors VI                                         9,773                   9,773              9,773
     Redwood Mortgage Investors VII                                       12,499                  12,648             12,748
     Redwood Mortgage Investors VIII                                      15,241                  15,241             12,270
                                                             --------------------     -------------------      -------------
                                                                          50,013                  50,162             47,291

                                                             --------------------     -------------------      -------------

                                                                         $53,797                 $51,948            $47,809
                                                             ====================     ===================      =============

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - Stockholders                                        $436                    $436                 $436
     Accounts payable                                                      3,300                   2,311                1,000
     Accrued income taxes                                                      0                     710                  357
     Loan from Redwood Mortgage at 8% interest                             5,788                   7,518                4,000
                                                             --------------------     -------------------     ----------------

          Total current liabilities                                        9,524                  10,975                5,793
                                                             --------------------     -------------------     ----------------

Stockholders' Equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares                                 5,000                   5,000                5,000
     Paid-in surplus                                                       7,500                   7,500                7,500
     Retained earnings                                                    31,773                  28,473               29,516
                                                             --------------------     -------------------     ----------------

         Total stockholders' equity                                       44,273                  40,973               42,016
                                                             --------------------     -------------------     ----------------

                                                                         $53,797                 $51,948              $47,809
                                                             ====================     ===================     ================







See accompanying notes to financial statements.


                                                           GYMNO CORPORATION
                                                         STATEMENTS OF INCOME
                                           DECEMBER 31, 1996 AND JUNE 30, 1996 (audited) and
                                                    SEPTEMBER 30, 1997 (unaudited)


                                                           9 MONTHS                SIX MONTHS
                                                            ENDED                    ENDED                  YEAR ENDED
                                                        SEPTEMBER 30,             DECEMBER 31,               JUNE 30,
                                                             1997                     1996                     1996
                                                      -------------------      -------------------       -----------------

REVENUE
     Partnership earnings - as General Partner                    $9,660                   $5,971                 $11,275
     Reconveyance fees                                             3,845                    2,800                   3,360
     Other partnership earnings                                       26                       21                      74
                                                      -------------------                                -----------------
                                                                               -------------------

                                                                  13,531                    8,792                  14,709
                                                      -------------------                                -----------------
                                                                               -------------------

EXPENSES
     Management services - Stockholders                            4,293                    3,303                   7,516
     Contracted services - Redwood Mortgage                            0                        0                     672
     Professional Services                                         3,300                    4,417                   3,421
     Interest expense                                                417                      195                     320
     Recording Fees                                                   10                      200                       0
     Other                                                           531                        0                      10
                                                                               -------------------       -----------------
                                                      -------------------
                                                                   8,551                    8,115                  11,939


Income before provision for income taxes                           4,980                      677                   2,770
                                                      -------------------      -------------------       -----------------

Provision for income taxes:
     California                                                      800                      800                     800
     Federal                                                         880                      920                     417
                                                      -------------------      -------------------       -----------------
                                                                   1,680                    1,720                   1,217
                                                      -------------------
                                                                               -------------------       -----------------

Net income (loss)                                                 $3,300                 $(1,043)                  $1,553
                                                      ===================      ===================       =================

Per share (500 shares)                                             $6.60                  $(2.09)                   $3.11
                                                      ===================      ===================       =================



See accompanying notes to financial statements.



                                                           GYMNO CORPORATION
                                                  STATEMENTS OF STOCKHOLDERS EQUITY
                                           DECEMBER 31, 1996 AND JUNE 30, 1996 (audited) and
                                                    SEPTEMBER 30, 1997 (unaudited)




                                                 Common Stock            Paid-In        Retained
                                            -----------------------
                                              Shares        Amount        Surplus        Earnings          Total

Balances - June 30, 1995                        500#        $5,000         $7,500         $27,963        $40,463

Net income for the year ended June 30,             0             0              0           1,553          1,553
1996
                                            ---------     ---------      ---------      ----------     ----------

Balances - June 30, 1996                        500#         5,000          7,500          29,516         42,016

Net income (loss) for the six months ended
  December 31, 1996                                0             0              0           1,043          1,043
                                            ---------     ---------      ---------      ----------     ----------

Balances - December 31, 1996                    500#        $5,000         $7,500         $28,473        $40,973


Net income (loss) for the nine months
ended
  September 30, 1997                               0             0              0           3,300          3,300
                                            ---------     ---------      ---------      ----------     ----------

Balances - September 30, 1997                   500#        $5,000         $7,500         $31,773        $44,273
                                            =========     =========      =========      ==========     ==========




See accompanying notes to financial statements.



                                                           GYMNO CORPORATION
                                                       STATEMENTS OF CASH FLOWS
                                           NINE MONTHS ENDED SEPTEMBER 30, 1997 (unaudited)
                                                SIX MONTHS ENDED DECEMBER 31, 1996, and
                                                  YEAR ENDED JUNE 30, 1996 (audited)

                                                                    9 MONTHS ENDED
                                                                                           DECEMBER 31,          JUNE 30,
                                                                    SEPT 30, 1997              1996                1996
                                                                   -----------------     ------------------     ------------

Cash flows from operating activities:
     Net income (Loss)                                                       $3,300               $(1,043)           $1,553
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          (Increase) decrease in recoverable income taxes                         0                      0              922
          Increase  (decrease)  in  accounts  payable and accrued               279                  1,664              357
liabilities
                                                                   -----------------     ------------------     ------------

                                                                              3,579                    621            2,832
                                                                   -----------------     ------------------     ------------

Cash flows from investing activities:
    (increase) decrease in:
          Cash invested in partnerships                                         149                (2,871)          (3,810)
                                                                   -----------------     ------------------     ------------

Cash flows for financing activities:
     Increase (decrease) in:
          Loan from Redwood Mortgage                                        (1,730)                  3,518                0
                                                                   -----------------     ------------------     ------------

Net increase (decrease) in cash equivalents                                   1,998                  1,268            (978)

Cash equivalents at beginning of year                                         1,666                    398            1,376
                                                                   -----------------     ------------------     ------------

Cash equivalents at end of year
         (consisting of cash in bank)                                        $3,664                 $1,666             $398
                                                                   =================     ==================     ============



See accompanying notes to financial statements.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 (audited) and
                         SEPTEMBER 30, 1997 (unaudited)

     NOTE 1 - ORGANIZATION GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services which are performed by the stock holders. In addition, the company receives reconveyance fees for which it contracts with Redwood Mortgage at 20% of such fees. Redwood Mortgage is controlled by D. Russell Burwell.

     The Company has also acquired limited partnership interests in Redwood Mortgage Investors IV and VII. The Company receives investment income from such limited partnership interests. At June 30, 1996, the limited partnership interest in Redwood Mortgage Investors IV had been liquidated.

     NOTE 2 - SUMMARY OF ACCOUNTING POLICIES The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

     During 1996, GYMNO changed its corporate tax year end from June 30 to December 31. This change facilitates the accounting for GYMNO which is a general partner in eight mortgage investing limited partnerships which have calendar year requirements. Because of the change in fiscal year, the attached financial statements reflect results for the six months ended December 31, 1996.



                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



     NOTE 3 - INCOME TAXES The following reflects the income taxes for the periods ending December 31, 1996 and June 30, 1996:


                                                SIX MONTHS ENDED                     YEAR ENDED
                                               DECEMBER 31, 1996                    JUNE 30, 1996


                                       CALIFORNIA            FEDERAL       CALIFORNIA         FEDERAL
                                       --------------       -----------    --------------     -----------


Income before provision for income taxes        $677               677           $2,770            2,770
Nondeductible expenses                             0                 0                0                0
State Tax deduction:
         Prior fiscal year tax                     0             (800)                0            (800)
Taxable income differential-partnerships       6,276             6,254              832              812
                                          -----------       -----------      -----------      -----------

Taxable income                                 6,953             6,131            3,602            2,782
                                          -----------       -----------      -----------      -----------

Tax rate (California $800 minimum)              9.3%               15%             9.3%              15%
                                          -----------       -----------      -----------      -----------

Income tax expense                              $800              $920             $800             $417
                                          ===========       ===========      ===========      ===========

Above tax liability                             $800               920             $800              417

Estimated tax payments                           800               210              800               60
                                          -----------       -----------      -----------      -----------

Income tax liability (recoverable)                $0              $710               $0             $357
                                          ===========       ===========      ===========      ===========

Total liability (recoverable)                   $710                               $357
                                          ===========                        ===========



     California income taxes were determined at the greater of 9.3% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1996 taxes are deductible in 1997). At both June 30, 1996 and December 31, 1996 there were deferred income tax benefits of $120 relating to the $800 California Franchise Tax deductible in the following year.

  SUPPLEMENT NO. 2
                              DATED AUGUST 1, 1997
                    TO THE PROSPECTUS DATED DECEMBER 4, 1996

                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated December 4, 1996 (the "Prospectus"). This information is part of and must accompany the Prospectus.

     Plan of Distribution. The General Partners may accept unsolicited orders for Units directly from an Investor who did not utilize the services of a Participating Broker Dealer, but instead utilized the services of a registered investment advisor. In connection with such sales, Redwood Mortgage will pay to the Partnership an amount equal to the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership in turn will credit such amounts received by Redwood Mortgage to the account of the Investor who placed the unsolicited order.

     Investors who acquire Units directly from the Partnership will have the election, in their subscription document, to authorize the Partnership to pay their registered investment advisor an estimated quarterly amount of no more than 2% annually of the Investor's Capital Account that would otherwise be paid to the Investor as Periodic Cash Distributions or compounded as Earnings ("Client Fees"). In the event that the Investor has elected to compound Earnings, then the amount of the Earnings reinvested by such Investor will be reduced by an amount equal to the amount of the Client Fees paid. Thus, the amount of the Periodic Cash Distributions paid or the amount of Earnings compounded will be less for investors who elect to pay Client Fees through the Partnership. The authorization to pay Client Fees is solely at the election of the Investor and is not a requirement of investment.

     All Client Fees paid will be paid from those amounts that would otherwise be paid to the Investor or compounded in his capital account. The payment of all Client Fees is noncumulative and subject to the availability of sufficient Earnings in the Capital Account of the Investor to make such payments. In no event will any such fees be paid by the Partnership as sales commissions or other compensation. The Partnership is merely agreeing to pay to the registered investment advisor, as an administrative convenience to the Investor, those amounts that would otherwise be paid to the Investor. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional one-half percent (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     All registered investment advisors will represent and warrant to the Partnership that, among other things, that the investment in the Units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidity and marketability of Units, and that if he is affiliated with an NASD registered broker or dealer that all Client Fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

                      Supplement No. 1 dated April 15, 1997
                    to the Prospectus Dated December 4, 1996

                        Redwood Mortgage Investors VIII,
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated December 4, 1996. This information is part of and must accompany the Prospectus.

     1. Summary of Partnership Activities. The Partnership is engaged in business as a mortgage lender, for the primary purpose of making Mortgage Investments secured primarily by first and second deeds of trust on California real estate. The Partnership's initial offering of $15,000,000 of limited partnership units (the Units) commenced in February 1993. The initial offering was fully subscribed and closed on October 31, 1996. At the time the offering was closed the Partnership had received a total of $14,932,017 of subscriptions. In connection with its initial offering, the Partnership incurred approximately $12,500 in organizational and offering costs and $582,365 in syndication costs, which is less than anticipated. (See section of the original prospectus dated May 19, 1993 and the supplements thereto entitled SOURCES AND USES OF PROCEEDS).

     The General Partners elected in September, 1996, to continue the offering of Units in the Partnership in order to increase the Partnerships mortgage investment portfolio, thereby increasing diversity and adding additional safety to the portfolio. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units is paid directly to the Partnership.

     As of December 31, 1996, the Partnership had received $310,937 of subscriptions in connection with its second offering bringing total aggregate subscriptions to $15,242,954. As set forth below in the section of this Supplement entitled Description of Open Loans for the Partnership as of December 31, 1996 the Partnership had outstanding Mortgage Investments with a total principal balance of $15,642,990. As of December 31, 1996, the Partnership had, in connection with its second offering of $30,000,000 of Units, incurred approximately $0.00 in organizational costs and $100,745 in syndication costs. These costs reflect less than 1 month of organization and syndication costs.

     As of the date of this  Supplement,  there  have been no  adverse  business
developments   or   conditions  in  the   Partnership,   or  any  prior  limited
partnerships, that would be material to a prospective investor.

     2. Financial Statements. The financial statements of the Partnership included in this Supplement as Attachment III have been audited by Parodi & Cropper, independent auditors, as of December 31, 1996. Additionally, the financial statements of Gymno Corporation, the corporate general partner, have been updated to December 31, 1996, and June 30, 1995, and are included as Attachment IV. Gymno Corporation has changed its fiscal year end from June 30 to December 31.

     3. Plan of Distribution. As described in the Prospectus, sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Home Loan Company doing business as Redwood Mortgage, an affiliate of the General Partners, funds from the offering proceeds equal to the sales commission. For ease of reference, the loan is referred to as the "Formation Loan". (See, section of the Prospectus entitled "RISKS - Formation Loan" and "PLAN OF DISTRIBUTION - Formation Loan"). The initial Formation Loan (the First Formation Loan) made in connection with the initial offering of $15,000,000, is unsecured and is to be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year in which the offering terminates, which in connection with the initial offering of $15,000,000 was December 31, 1996. In connection with the First Formation Loan, as of December 31, 1996, the Partnership has lent $1,074,840 to Redwood Mortgage from the offering proceeds to pay sales commissions and $16,518 had been repaid. In connection with the ongoing Offering of $30,000,000, the Formation Loan (the Second Formation Loan) during the offering period will be repaid in annual installments of one-tenth of principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997. Upon the completion of the offering the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of year following the year the offering termination. As of December 31, 1996, the Partnership, in connection with the Second Formation Loan, had loaned $15,384 to Redwood Mortgage from the offering proceeds to pay sales commissions.

     4. Terms of the Offering. As of October 31, 1996, the initial offering of $15,000,000 of limited partnership units was closed. At the time the offering was closed the Partnership had received a total of $14,932,017 of subscriptions. The General Partners elected in September, 1996, to continue the offering of Units. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units is paid directly to the Partnership. As of December 31, 1996, the Partnership had received a total of $310,937 in new subscriptions in connection with its second offering. The aggregate combined subscriptions total $15,242,954.

     5. Compensation of General Partners. For the period from inception to December 31, 1996, the General Partners and their Affiliates have received the following compensation. (See, section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").

                                  (a) Compensation of General Partners and Affiliates by Partnership.

--------------------- ------------------------------------------------------------------------- ------------
Entity Receiving                            Description of Compensation                              Amount
Compensation
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage             Mortgage Servicing Fee for Servicing Mortgage Investments             $275,996
--------------------- ------------------------------------------------------------------------- ------------

General Partner                       Asset Management Fee for managing assets                      $34,738
--------------------- ------------------------------------------------------------------------- ------------

General Partner        1% interest in profits, losses and distributions of cash available for       $23,043
                                                    distribution
--------------------- ------------------------------------------------------------------------- ------------

                       (b) Fees Paid by Borrowers on Mortgage Investments to Affiliates of the General Partners.

--------------------- ------------------------------------------------------------------------- ------------
Entity Receiving                            Description of Compensation                              Amount
Compensation
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage         Loan Brokerage Commission for services in connection with review,
                                               selection, evaluation.                            $1,045,930
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage         Processing and Escrow Fees for services in connection with notary, document
                                 preparation, credit investigation and escrow fees.                 $28,004
--------------------- ------------------------------------------------------------------------- ------------

    6. Description of Open Mortgage Investments For The Partnership As Of December 31, 1996. As of December 31, 1996, the Partnership had outstanding fifty (50) Mortgage Investments with a principal outstanding balance totalling $15,642,990. The original amount of the outstanding Mortgage Investments were $17,113,798. The following chart summarizes the original principal amounts and characteristics of Mortgage Investments made by the Partnership up through December 31, 1996.

                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Single Family Residences (county)

------------------------------------ -------- -------- ----------------- ----------------- -----------------
San Francisco 2       $     266,462                 0                 $       $   411,000            74.32%
                                                              39,000.00
Contra Costa 2              255,604                 0         62,500.00           452,500            70.30%
Santa Clara 2               574,306                 0         98,969.76           968,400            69.52%
Contra Costa 1                    0                 0         50,000.00            75,158            66.53%
San Mateo 3                 111,952            16,000         46,400.00           238,000            73.26%
Sonoma 2                     87,236                 0         65,000.00           250,611            60.75%
Santa Clara 2               351,366                 0        100,000.00           663,333            68.05%
El Dorado 2                  37,236                 0        130,000.00           244,361            68.44%
San Mateo 1                       0                 0        130,000.00           175,484            74.08%
San Francisco 1                   0                 0         65,000.00           195,000            33.33%
San Mateo 1                       0                 0        196,800.00           319,000            61.69%
San Francisco 1                   0                 0         70,125.00           100,179            70.00%
Alameda 1                         0                 0        300,000.00           477,499            62.83%
Sonoma 2                     63,244                 0         93,400.00           210,000            74.59%
San Mateo 2                 166,610                 0        100,000.00           470,000            56.73%
Alameda 2                   163,709                 0         50,000.00           340,000            62.86%
Alameda 1                         0                 0         60,000.00           136,000            44.12%
Santa Clara 2               578,690                 0        250,000.00         1,160,000            71.44%
San Mateo 2                 220,349                 0         40,000.00           325,000            80.11%
San Mateo 2                 346,881                 0        215,000.00           700,000            80.27%
San Mateo 1                       0                 0        132,000.00           165,000            80.00%
San Mateo 2                 132,000                 0         50,000.00           320,000            56.88%
San Mateo 2                 139,663                 0         65,000.00           290,000            70.57%
San Mateo 2                  44,605                 0         40,000.00           455,000            18.59%
San Francisco 2             820,713                 0        175,000.00         1,422,000            70.02%
San Francisco 1                   0                 0        171,974.48           395,000            43.54%
San Francisco 2           1,060,486                 0        325,000.00         2,000,000            69.27%
Sonoma 1                          0                 0        151,875.00           202,500            75.00%
Monterey 1                        0                 0        245,000.00           350,000            70.00%
San Mateo 2                 259,886                 0         80,000.00           430,000            79.04%
Marin 2                     195,062                 0         50,000.00           455,000            53.86%
Alameda 2                    74,551                 0         66,000.00           265,000            53.04%
Santa Clara 2               201,638                 0        293,000.00           715,000            69.18%
Stanislaus 1                      0                 0         50,000.00           130,000            38.46%
San Francisco 2             395,597                 0        250,000.00         1,075,000            60.06%
Marin 1                           0                 0        770,000.00         1,650,000            46.67%
San Mateo 1                       0                 0        225,000.00           370,000            60.81%
Alameda 1                         0                 0         59,000.00           112,500            52.44%
San Mateo 1                       0                 0        300,000.00           400,000            75.00%
San Mateo 3                 346,092           215,000         58,500.00           837,500            73.98%
San Francisco 1                   0                 0        105,000.00           140,000            75.00%
San Francisco 2             150,301                 0        125,000.00           455,000            60.51%
San Mateo 1                       0                 0        530,000.00           730,000            72.60%
San Mateo 1                       0                 0        325,000.00           460,000            70.65%
Marin 1                           0                 0        910,000.00           186,000            48.92%
Mendocino 1                       0                 0        125,000.00           660,000            18.94%
San Mateo 1                       0                 0         65,000.00           165,000            39.39%
San Mateo 2                 372,417                 0        445,000.00         1,095,000            74.65%
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

                                                         Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Multiple Units (County
------------------ ----------------- ----------------- ----------------- ----------------- -----------------
Contra Costa 2        $   2,638,835                 0        662,000.00         4,829,023            68.35%
San Joaquin 2               713,917                 0        200,000.00         1,270,000            71.96%
Contra Costa 2              775,649                 0        350,000.00         2,030,000            55.45%
San Francisco 1                   0                 0        400,000.00           583,333            68.57%
Alameda 2                   308,000                 0         13,000.00           510,000            62.94%
San Francisco 1                   0                 0        200,000.00           450,000            44.44%
San Joaquin 2             1,773,424                 0        385,000.00         3,132,500            68.90%
San Mateo 1                       0                 0        425,000.00           900,000            47.22%
San Francisco 1                   0                 0        883,750.00         1,932,500            45.73%
San Francisco 2             883,750                 0      1,427,500.00         3,225,000            71.67%

------------------ ----------------- ----------------- ----------------- ----------------- -----------------


Commercial Properties (County
-------------------- --------------- ----------------- ----------------- ----------------- -----------------
Alameda 2             $     343,536                 0        114,000.00           640,000            71.49%
San Francisco 2             295,872                 0         99,000.00           607,895            64.96%
Merced 1                          0                 0         45,000.00           175,000            25.71%
Alameda 1                         0                 0         82,500.00           130,000            63.46%
Sacramento 2                846,019                 0         67,500.00         1,343,500            68.00%
San Francisco 2              11,864                 0        200,000.00           428,333            49.62%
Alameda 1                         0                 0        192,500.00           256,667            75.00%
Santa Clara 1                     0                 0        390,000.00           585,000            66.67%
Tuolumne 1                        0                 0         99,723.79           285,714            34.90%
San Mateo 1                       0                 0        280,000.00           480,000            58.33%
San Mateo 2               4,128,000                 0        600,000.00         6,960,000            67.93%
Alameda 1                         0                 0        310,000.00           730,000            42.47%
Santa Clara 2               112,643                          500,000.00           980,000            62.51%
Santa Clara 1                     0                 0         50,000.00           191,111            26.16%
Santa Barbara 1                   0                 0        425,000.00           850,000            50.00%
San Mateo 2               1,450,000                 0        250,000.00         3,179,000            53.48%
Nevada 1                          0                 0         59,500.00            85,000            70.00%
San Mateo 1                       0                 0        225,000.00           399,706            56.29%
Alameda 1                         0                 0        410,000.00           700,000            58.57%
Santa Clara 1                     0                 0         50,000.00           191,111            26.16%
Fresno 1                          0                 0        130,000.00           225,000            57.78%
San Mateo 2               1,500,000                 0        375,000.00         2,725,000            68.81%
Alameda 2                   290,711                 0         60,000.00           610,000            57.49%
Santa Clara 3             5,149,106            70,458        950,000.00         8,130,417            75.88%
San Joaquin 1                     0                 0        320,000.00           570,000            56.14%
Contra Costa 1                    0                 0        104,000.00           190,000            54.74%
San Mateo 1                       0                 0        700,000.00         2,550,000            27.45%
Santa Clara 2             5,492,736                 0      2,206,777.00         8,665,033            88.86%
San Mateo 1                       0                 0         75,000.00           265,000            28.30%
Santa Clara 2             5,492,788                 0        955,000.00         9,665,032            74.41%
San Luis Obispo 3           214,088           360,000        300,000.00         1,968,000            44.42%
Santa Clara 2               300,000                 0        400,000.00         4,325,000            78.61%
San Mateo 2                  74,754                 0         65,000.00           265,000            52.74%
San Francisco 1                   0                 0        975,000.00         1,950,000            50.00%
Santa Clara 2               468,000                 0         18,000.00           585,000            83.08%
Stanislaus 2                273,795                 0      1,450,000.00         4,829,613            35.69%

-------------------- --------------- ----------------- ----------------- ----------------- -----------------

1        Indicates a First Deed of Trust on the property.
2        Indicates a Second Deed of Trust on the property.
3        Indicates a Third Deed of Trust on the property.

  7. Management's Discussion And Analysis Of Financial Condition And Results of Operation. The Partnership is currently in the process of carrying out this offering and making Mortgage Investments with the net proceeds. As of December 31, 1996, the Partnership received contributed capital from the initial offering and this expanded offering of $15,242,954 in Limited Partner contributions in Units of $100 each. Of this amount, $310,937 remained in applicant status at December 31, 1996.

     Selling costs and expenses are in accordance with the estimated initial budget. Since commencement of the offering up to December 31, 1996 the Partnership had achieved an average annualized yield of 8.36%.

     At December 31, 1996, Mortgage Investments had been made with interest rates ranging from 10.00% to 14.50% and such Mortgage Investments had an outstanding principal balance of $15,642,990. Since the offering started, mortgage interest rates have decreased slightly from those prevalent at the inception of the Partnership. Normally, a reduction in interest rates would reduce rates, but portfolio yield has increased slightly these last 2 years. In the future, interest rates likely will change from their current levels. The General Partners cannot at this time predict at what levels interest rates will be in the future. The rates charged by the Partnership are influenced by the level of interest rates in the market. Based upon the rates payable in connection with the existing Mortgage Investments, the current and anticipated interest rates to be charged by the Partnership and General Partners' experience, the General Partners anticipate over the near term that the annualized yield will range between eight and nine percent (8-9%).

     8. Experts. The financial Statements of the Partnership as of December 31, 1996, and of the Corporate General Partner, Gymno Corporation, as of December 31, 1996, included herein, have been examined by Parodi & Cropper, independent certified public accountants as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and authority of such firm as experts in accounting and auditing. Financial Statements of the Partnership as of December 31, 1996, are audited. (see section of the Prospectus entitled Managements Discussion and Analysis of Financial Condition and Results of Operation).

     9. Prior Program Mortgage Investments and Prior Program Mortgage Investments Summaries. Tables I and II of the Prior Performance Tables set forth in Appendix I of the Prospectus have been updated to provide information as of December 31, 1996 and are included on the following pages of this Supplement as Attachment I. The Prior Program Mortgage Investments Summaries set forth on pages 42 and 43 have been updated to provide information as of December 31, 1996, and are attached to this Supplement No. 6 as Attachment II.

     10. Geographic Area of Lending Activity. The Partnership will generally limit lending to Deeds of Trust on properties located in California. The General Partners anticipate that approximately 75% of the Partnership's Mortgage Investments will be secured by Deeds of Trust on properties in six San Francisco Bay Area counties. These counties, which have an aggregate population of over
3.5 million, are San Francisco, San Mateo, Santa Clara, Marin, Alameda and Contra Costa. Currently, 72.00% of the Partnership's Mortgage Investments are secured by Deeds of Trust on properties in these six counties. The economy of the area where the security is located is important in protecting market values. Therefore, the General Partners will limit the geographic area of lending principally to the San Francisco Bay Area and surrounding Counties, which has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The General Partners believe these factors contribute to a more stable market for real estate. Although, the real estate market in California, like most of the country, has decreased in value during the early 1990s, it has improved somewhat in the last 3 years. The General Partners believe the strength of the economy of California, especially in the Bay Area, will continue to protect market values over the longer term.

     Over the last 30 months the number of seriously delinquent mortgages, that is, mortgages more than 90 days past due, reported by many of the largest California lenders has decreased. This decrease indicates, as predicted by the General Partners, that the California economy, especially Northern California, is beginning to improve.

     The Federal Reserve Bank of San Francisco has recently reported an increased demand for business credit. Over the last thirty months large banks in California have reported an increase in demand for business loans from middle market borrowers for inventory financing and investment purposes. Smaller banks are also reporting an increase in demand for business loans. Commercial and consumer loan growth rates in California exceeded last years. This increase in consumer and business loans reflect's increased business activity, an improving economy and increased confidence among employers.

     This increase  confidence and business  activity has also been reflected in
the  real  estate  market.   Real  estate  loans   outstanding   exceeded  their
year-earlier levels, marking this the third positive year-over-year increase.

                                  ATTACHMENT I
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997

                        UPDATED PRIOR PERFORMANCE TABLES


     The prior performance tables as referenced in the Prior Performance Summary of the Prospectus present information on programs previously sponsored by the General Partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the Partnership, in the opinion of the General
Partners all of the partnerships included in the tables had investment objectives which were similar to those of the Partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a
Partner's capital account for additional Mortgage Investments; and (ii) preservation of the Partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII, and the Partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In additions, the Partnership's Loan Servicing Fees may be slightly higher and interest earned on the Mortgage Investments made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the Partnership, and inclusion of these tables does not imply that investors of the Partnership will experience results comparable to those experienced in the partnerships referred to in the tables.


         The updated tables consist of:

         Table I           Experience in Raising and Investing Funds.

         Table II          Compensation to General Partners and Affiliates.

         TableIII          Operating Results of Prior Limited Partnerships.

         Table V           Payment of Mortgage Mortgage Investments.

     Persons who purchase Interests in the Partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the Prospectus does not imply that the Partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The General Partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables also include information about prior non-public programs whose investment objectives are similar to those of the Partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the Description of Open Loans of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The Partnership will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of Table VI.

                        Definitions and Glossary of Terms

The following terms used in the Tables have the following meanings:

"Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expendtures.

"GAAP" shall mean generally accepted accounting principles.

"Months to Invest 90% of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial Partnership Loans.

               The following is a brief description of the Tables:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds through December 31, 1996 for partnerships which completed funding during the three (3) years ending on such date.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid the General Partners and Affiliates by those partnership which completed funding during the three (3) years ended December 31, 1996.

TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the annual operating results through December 31, 1996 for partnerships which closed their offering during the ten (10) years ending
 December 31, 1996.

TABLE V - PAYMENT OF MORTGAGE INVESTMENTS

Table V presents  information on the payment of the  partnership  Mortgage
 Investments  within the three (3) years ending December 31, 1996.

     Some of the Mortgage Investments are fractionalized and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                    TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                               RMI VII
                                                        ---------------
Dollar Amount Offered                                      $12,000,000
Dollar Amount Raised                                       $11,998,359
Percentage of Amount Raised                                    100.00%
Less Offering Expenses:
     Organization Expense                                        3.55%
Percentage Available for Investment
       Net of Offering Expenses                                 96.45%
     Mortgage   Investments   Funded   from   Offering
Proceeds
       Secured by Deeds of Trust                                86.85%
     Formation Loan (1):                                         7.62%
     Selling Commissions Paid to Non-Affiliates                  1.00%
     Selling Commissions Paid to Affiliates                          0
     Mortgage Investments Commitments (2):                           0
     Mortgage Investment Application or Mortgage
         Investment Processing Fees                                  0
     Funds Available for Future Commitments                          0
     Reserve                                                     0.98%
                                                        ===============
Total                                                           96.45%
                                                        ===============




Date Offering Commenced                                       10/20/89
Length of Offering                                           36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                               38 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~


                                                                    RMI VI
                                                             --------------
Dollar Amount Offered                                          $12,000,000
Dollar Amount Raised                                           $ 9,772,594
Percentage of Amount Raised                                        100.00%
Less Offering Expenses:
     Organization Expense                                            2.63%
     Selling Commissions Paid to Non-Affiliates                      1.00%
     Selling Commissions Paid to Affiliates                              0
Percentage Available for Investment,
       Net of Offering Expenses                                     96.37%
     Mortgage Investments Funded from Offering
       Proceeds Secured by Deeds of Trust                           86.04%
     Formation Loan (1):                                             6.27%
     Mortgage Investment Commitments                                     0
     Mortgage Investment Application or Mortgage Investment
       Processing Fees                                                   0
     Funds Available for Future
       Commitments                                                   1.06%
     Reserve                                                         3.00%
                                                             ==============
Total                                                               96.37%
                                                             ==============





Date Offering Commenced                                           09/03/87
Length of Offering                                               24 months
Months to Commit 90% of Amount Available for
     Investment(Measured from Beginning of Offering)             25 months

                                                              TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)


                                                                                   RMI VII
                                                                             --------------
Date Offering Commenced                                                           10/20/89
Dollar Amount Raised                                                           $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan
         Processing Fees                                                                 0
       Reimbursement of Expenses, at Cost                                           86,082
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
          Points (1)                                                            $1,293,179
          Processing Fees (1)                                                       43,259
          Other (1)                                                                  6,726
Dollar Amount of Cash Generated Operations Before Deducting from
       Payments to General Partners and Affiliates:                             $8,734,408
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                 $53,246
       Earnings Distribution                                                        53,560
       Mortgage Servicing Fee                                                      299,441
     Late Charges                                                                        0
       Reimbursement of Expenses, at Cost                                          147,670
     Prepayment Fee                                                                      0


 (1)  These sums were paid by borrowers of partnership funds, and were  not expenses of the partnership.


                                                               TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                                    RMI VI
                                                                             --------------
Date Offering Commenced                                                            9/03/87
Dollar Amount Raised                                                           $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan Processing Fees                                          0
       Reimbursement of Expenses, at Cost                                          103,708
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
     Points (1)                                                                 $1,460,079
     Processing Fees (1)                                                            59,702
     Other (1)                                                                       8,154
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                                 $12,246,796
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                 $74,296
     Earnings Fee                                                                   72,957
     Mortgage Servicing Fee                                                        559,534
     Reimbursement of Expenses, at Cost                                            217,780


(1)  These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------
                                                    5 days in December 1989

Gross Revenues                                                        $1,682        $238,949        $759,828
Less: General Partners' Mgmt Fee                                           0           4,795           7,506
  Mortgage Servicing Fee                                                   0          14,172          42,177
  Administrative Expenses                                                191           5,304          36,595
  Provision for Uncollected Accts                                          0           3,000          19,398
  Amortization of Organization and Syndication Costs                       3             773             894
  Offering Period Interest Expense to Limited Partners                 1,241          14,616          23,114
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                       $247        $196,289        $630,144
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                           $247        $196,289        $630,144
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               28,696               0          13,531
Early Withdrawal Penalties Applied to Synd. Costs                          0               0             370
Increase in Applicant's Deposit                                      163,632          27,290         134,278
Increase in Partners' Capital                                        135,743       2,866,189       4,957,724
                                                                 ------------    ------------    ------------
Cash generated from Operations                                      $328,318      $3,089,768      $5,736,047
Use of Funds-Increase in Assets                                     $287,117      $2,720,557      $5,549,077
Reduction in Liabilities                                                   0          27,876               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                     188           5,094           9,379
  Investment Income Pd to LP's                                            52          58,001         228,039
  Return of Capital to LP's                                                0               0          10,893
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $40,961        $278,240       $(61,341)
Cash at the beginning of the year                                          0         $40,961        $319,201
Cash at the end of the year                                          $40,961        $319,201        $257,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $1.46         $108.02         $102.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                            $1.46         $102.99          $97.51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $0.38       $35.41(1)       $39.22(1)
  Capital (1)                                                              0               0           $1.87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                       $9.10         $119.03         $109.67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                     $8.33         $113.40         $104.83


NOTES:
(1)  Based upon year's average capital balances.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,468,593      $1,711,092      $1,489,882
Less: General Partners' Mgmt Fee                                      14,202          16,735          10,008
  Mortgage Servicing Fee                                              53,628          58,802               0
  Administrative Expenses                                             95,526         152,782          78,822
  Provision for Uncollected Accts                                    125,618         235,423         335,955
  Amortization of Organization and Syndication Costs                   2,016           2,016           2,016
  Offering Period Interest Expense to Limited Partners                13,361               0               0
  Interest Expense                                                    68,226         119,351         135,790
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $1,096,016      $1,125,983         927,291
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                     $1,096,016      $1,125,983        $927,291
Reduction in Assets                                                        0         883,182               0
Increase in Liabilities                                            1,999,649               0         956,846
Early Withdrawal Penalties Applied to Synd. Costs                      1,173           7,195          10,635
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      4,091,481               0               0
                                                                 ------------    ------------    ------------
Cash generated from Operations                                    $7,188,319      $2,016,360      $1,894,772
Use of Funds-Increase in Assets                                   $6,239,730             -0-      $1,316,184
Reduction in Liabilities                                                   0       1,032,580               0
Decrease in Applicant's Deposit                                      310,539               0               0
Offering Period Interest Expense to Limited Partners                   5,202               0               0
  Investment Income Pd to LP's                                       360,641         339,746         263,206
  Return of Capital to LP's                                          456,787         230,004         340,011
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (184,580)     $   414,030       $(24,629)
Cash at the beginning of the year                                $   257,860     $    73,280        $487,310
Cash at the end of the year                                                $     $   487,310        $462,681
                                                                      73,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $93.03          $80.06          $62.85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $89.27          $77.76          $61.09
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $42.48          $26.43          $19.61
  Capital (1)                                                         $53.80          $17.89          $25.34
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $100.70          $92.76          $76.88
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $96.64          $89.52          $74.67


NOTES:
(1)  Based upon year's average capital balances.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1995            1996
                                                                 ------------    ------------

Gross Revenues                                                    $1,483,881      $1,580,501
Less: General Partners' Mgmt Fee                                           0               0
  Mortgage Servicing Fee                                              33,394          97,268
  Administrative Expenses                                             66,371          76,875
  Provision for Uncollected Accts                                    306,779         419,437
  Amortization of Organization and Syndication Costs                   2,016             368
  Offering Period Interest Expense to Limited Partners                     0               0
  Interest Expense                                                   163,361         127,454
                                                                 ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    911,960         859,099
                                                                                 ------------
                                                                 ------------
Sources of Funds - Net Income                                       $911,960        $859,099
Reduction in Assets                                                        0       1,110,429
Increase in Liabilities                                               63,206               0
Early Withdrawal Penalties Applied to Synd. Costs                      3,344               0
Increase in Applicant's Deposit                                            0               0
Increase in Partners' Capital                                              0               0
                                                                                 ------------
                                                                 ------------
Cash generated from Operations                                      $978,510      $1,969,528
Use of Funds-Increase in Assets                                     $471,434               0
Reduction in Liabilities                                                   0         670,402
Decrease in Applicant's Deposit                                            0               0
Offering Period Interest Expense to Limited Partners                       0               0
  Investment Income Pd to LP's                                       270,760         336,341
  Return of Capital to LP's                                          184,157         722,536
                                                                 ------------    ------------
Net Increase (Decrease) in Cash                                      $52,159        $240,249
Cash at the beginning of the year                                   $462,681        $514,840
Cash at the end of the year                                         $514,840        $755,089
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $60.01          $60.22
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $58.43          $58.62
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $19.69          $23.66
  Capital (1)                                                         $13.39          $50.83
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $65.75          $63.24
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $64.01          $61.86


NOTES:
(1)  Based upon years average capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987         1988(2)            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                       $35,485        $600,194      $1,284,180
Less: General Partners' Mgmt Fee                                         833          15,726               0
  Mortgage Servicing Fee                                               2,659          46,393          90,434
  Administrative Expenses                                                494          19,837          53,083
  Provision for Uncollected Accts                                          0               0          50,631
  Amortization of Organization and Syndication Costs                     102           2,196           2,952
  Offering Period Interest Expense to Limited Partners                 8,072          44,871          18,976
  Interest Expense                                                         0               0         108,883
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $   23,325      $  471,171      $  959,221
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $   23,325      $  471,171      $  959,221
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               44,060               0       1,580,600
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                    1,114,238               0               0
Increase in Partners' Capital                                      1,158,336       5,811,540       2,537,274
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $2,339,959      $6,282,711      $5,077,095
Use of Funds-Increase in Assets                                   $1,342,112      $5,836,269      $4,438,494
Reduction in Liabilities                                                   0          37,472               0
Decrease in Applicant's Deposit                                            0         567,520         546,718
Offering Period Interest Expense to Limited Partners                   1,585          16,691           9,802
  Investment Income Pd to LP's                                         7,864         144,038         326,195
  Return of Capital to LP's                                                0               0           8,369
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $988,398      $(319,279)      $(252,483)
Cash at the beginning of the year                                          0        $988,398        $669,119
Cash at the end of the year                                         $988,398        $669,119        $416,636
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $24.33         $101.64         $100.56
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $20.78          $97.18          $96.18
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                       $18.41(1)       $29.19(1)       $44.76(1)
  Capital (1)                                                              0               0           $1.15
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $26.07         $109.34         $107.58
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $22.50         $104.50         $102.92


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,527,697      $1,587,354      $1,661,779
Less: General Partners' Mgmt Fee                                       3,496          14,489          15,287
  Mortgage Servicing Fee                                             105,405          54,390          79,326
  Administrative Expenses                                            113,610          76,692          93,282
  Provision for Uncollected Accts                                     13,687         174,290         266,786
  Amortization of Organization and Syndication Costs                   3,167           3,167           3,166
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   154,187         142,442         145,395
                                                                 ------------    ------------    ------------
 Net Income (GAAP Basis) dist. to Limited Partners                $1,134,145      $1,121,884      $1,058,537
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $1,134,145      $1,121,884      $1,058,537
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0               0       1,401,613
Early Withdrawal Penalties Applied to Synd. Costs                      3,813           1,345           5,518
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,137,958      $1,123,229      $2,465,668
Use of Funds-Increase in Assets                                     $500,209        $380,888      $2,073,362
Reduction in Liabilities                                             232,193         293,099               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       375,864         341,505         323,037
  Return of Capital to LP's                                          100,628          41,254         232,370
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(70,936)         $66,483      $(163,101)
Cash at the beginning of the year                                   $416,636        $345,700        $412,183
Cash at the end of the year                                         $345,700        $412,183        $249,082
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                        $100.09          $93.40          $82.87
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $95.75          $89.62          $79.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $36.01          $30.74          $27.26
  Capital (1)                                                          $9.64           $3.71          $19.61
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $108.29          $99.00          $91.00
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                   $103.60          $95.00          $87.71


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,713,378      $1,391,088      $1,277,782
Less: General Partners' Mgmt Fee                                      15,523           8,942               0
  Mortgage Servicing Fee                                              94,306               0          42,056
  Administrative Expenses                                            123,473          59,346          59,656
  Provision for Uncollected Accts                                    420,583         472,967         344,807
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   161,705         185,131         212,915
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $897,788        $664,702        $618,348
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $897,788        $664,702        $618,348
Reduction in Assets                                                  676,847          18,749         749,375
Increase in Liabilities                                                    0         374,511               0
Early Withdrawal Penalties Applied to Synd. Costs                      3,700               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,578,335      $1,057,962      $1,367,723
Use of Funds-Increase in Assets                                            0               0               0
Reduction in Liabilities                                             498,663               0         335,500
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       377,712         303,014         303,098
  Return of Capital to LP's                                          528,737         729,449         892,953
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $173,223         $25,499      $(163,828)
Cash at the beginning of the year                                   $249,082        $422,305        $447,804
Cash at the end of the year                                         $422,305        $447,804        $283,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $72.01          $54.95          $53.03
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $69.74          $53.62          $51.79
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $30.57          $24.53          $25.29
  Capital (1)                                                         $42.79          $59.06          $74.51
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $92.72          $49.87          $59.39
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $89.90          $48.66          $58.00


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VI
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                        1996
                                                                 ------------

Gross Revenues                                                    $1,167,859
Less: General Partners' Mgmt Fee                                           0
  Mortgage Servicing Fee                                              44,565
  Administrative Expenses                                             64,273
  Provision for Uncollected Accts                                    312,684
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
  Interest Expense                                                   158,175
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $588,162
                                                                 ------------
Sources of Funds - Net Income                                       $588,162
Reduction in Assets                                                1,278,214
Increase in Liabilities                                                    0
Early Withdrawal Penalties Applied to Synd. Costs                          0
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                    $1,866,376
Use of Funds-Increase in Assets                                            0
Reduction in Liabilities                                             491,978
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                       294,678
  Return of Capital to LP's                                        1,183,099
                                                                 ------------
Net Increase (Decrease) in Cash                                   $(103,379)
Cash at the beginning of the year                                   $283,976
Cash at the end of the year                                         $180,597
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53.50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $52.23
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $25.83
  Capital (1)                                                        $103.72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $50.71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $49.72



NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1986            1987            1988
                                                                 ------------    ------------    ------------
                                                              (1 month only)

Gross Revenues                                                       $20,794        $460,522        $627,223
Less: General Partners' Mgmt Fee                                         342           7,922           5,260
  Mortgage Servicing Fee                                               1,052          40,010          50,274
  Administrative Expenses                                                753          16,702          44,802
  Provision for Uncollected Accts                                      1,740               0          22,119
  Amortization of Organization and Syndication Costs                     271             502             606
  Offering Period Interest Expense to Limited Partners                 7,114          23,135               0
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                     $9,522        $372,251        $504,162
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                         $9,522        $372,251        $504,162
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                7,815               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      515,356               0               0
Increase in Partners' Capital                                      1,369,469       3,540,065               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,902,162      $3,912,316        $504,162
Use of Funds-Increase in Assets                                   $1,743,843      $2,842,678        $566,387
Reduction in Liabilities                                                   0           5,169             834
Decrease in Applicant's Deposit                                            0         515,356               0
Offering Period Interest Expense to Limited Partners                   1,790           9,119               0
  Investment Income Pd to LP's                                         2,962         137,682         178,902
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $153,567        $402,312      $(241,961)
Cash at the beginning of the year                                          0        $153,567        $555,879
Cash at the end of the year                                         $153,567        $555,879        $313,918
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $110            $101             $95
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $106             $96             $91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $26             $39             $35
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $114            $103             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $109             $99             $93


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $755,856        $775,058        $745,102
Less: General Partners' Mgmt Fee                                       9,395           7,323           7,487
  Mortgage Servicing Fee                                              47,501          57,395          29,117
  Administrative Expenses                                             46,129          46,319          67,569
  Provision for Uncollected Accts                                     63,984          51,770          61,411
  Amortization of Organization and Syndication Costs                     631             631             631
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    61,600          67,569          24,462
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $526,616        $544,051        $554,425
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $526,616        $544,051        $554,425
Reduction in Assets                                                        0         591,879          36,728
Increase in Liabilities                                              808,466               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0           8,003           4,658
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,335,082      $1,143,933     $   595,811
Use of Funds-Increase in Assets                                   $1,272,177               0               0
Reduction in Liabilities                                                   0         586,933          17,593
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       178,180         191,970         172,259
  Return of Capital to LP's                                           78,120         283,253         170,711
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(193,395)         $81,777        $235,248
Cash at the beginning of the year                                   $313,918        $120,523        $202,300
Cash at the end of the year                                         $120,523        $202,300        $437,548
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $93             $94             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $89             $91             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $34             $30
  Capital (1)                                                            $14             $49             $29
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107            $106             $99
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $102            $101             $95


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------


Gross Revenues                                                      $840,592        $826,774        $557,036
Less: General Partners' Mgmt Fee                                      14,746          12,084           2,333
  Mortgage Servicing Fee                                              42,526          42,609               0
  Administrative Expenses                                             59,495          80,006          39,594
  Provision for Uncollected Accts                                    114,162         141,059         140,499
  Amortization of Organization and Syndication Costs                     631             631             629
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    68,662          79,848          79,951
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $540,370        $470,537        $294,030
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $540,370        $470,537        $294,030
Reduction in Assets                                                        0         554,553         418,962
Increase in Liabilities                                              945,442               0           9,731
Early Withdrawal Penalties Applied to Synd. Costs                      1,833           1,617             634
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,487,645      $1,026,707        $723,357
Use of Funds-Increase in Assets                                   $1,389,730               0               0
Reduction in Liabilities                                                   0          62,234               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       179,048         233,928         139,550
  Return of Capital to LP's                                         $280,929        $546,248        $640,685
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(362,062)        $184,297       $(56,878)
Cash at the beginning of the year                                   $437,548         $75,486        $259,783
Cash at the end of the year                                          $75,486        $259,783        $202,905
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $89             $77             $50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $85             $75             $49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $30             $38             $24
  Capital (1)                                                            $47             $89            $110
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $97             $93             $10
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $93             $90             $10


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1995            1996
                                                                 ------------    ------------

Gross Revenues                                                      $567,540        $419,823
Less: General Partners' Mgmt Fee                                           0               0
  Mortgage Servicing Fee                                                   0               0
  Administrative Expenses                                             30,593          31,312
  Provision for Uncollected Accts                                    182,162          91,880
  Amortization of Organization and Syndication Costs                     627             741
  Offering Period Interest Expense to Limited Partners                     0               0
  Interest Expense                                                    95,941          77,789
                                                                 ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $258,217        $218,101
                                                                                 ------------
                                                                 ------------
Sources of Funds - Net Income                                        258,217         218,101
Reduction in Assets                                                  464,011       1,003,642
Increase in Liabilities                                                    0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0
Increase in Applicant's Deposit                                            0               0
Increase in Partners' Capital                                              0               0
                                                                                 ------------
                                                                 ------------
Cash generated from Operations                                      $722,228      $1,221,743
Use of Funds-Increase in Assets                                            0               0
Reduction in Liabilities                                              69,000         337,607
Decrease in Applicant's Deposit                                            0               0
Offering Period Interest Expense to Limited Partners                       0               0
  Investment Income Pd to LP's                                       124,329         101,335
  Return of Capital to LP's                                          689,307         701,283
                                                                 ------------    ------------
Net Increase (Decrease) in Cash                                   $(160,408)         $81,518
Cash at the beginning of the year                                   $202,905         $42,497
Cash at the end of the year                                          $42,497        $124,015
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $50             $48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $49             $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $23             $21
  Capital (1)                                                           $130            $147
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $51             $48
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $50             $47


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1985            1986            1987
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,437        $870,719      $1,104,423
Less: General Partners' Mgmt Fee                                       5,253          21,185          30,732
  Mortgage Servicing Fee                                              11,375          44,077          93,423
  Administrative Expenses                                              3,384          49,905          66,321
  Provision for Uncollected Accts                                      7,441          22,830         (5,457)
  Amortization of Organization and Syndication Costs                   3,510          13,429           3,953
  Offering Period Interest Expense to Limited Partners                22,680          43,310               0
  Interest Expense                                                         0          35,242          94,461
                                                                 ------------    ------------    ------------
 Net Income (GAAP Basis) dist. to Limited Partners               $   182,794     $   640,741     $   820,990
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                    $   182,794     $   640,741     $   820,990
Reduction in Assets                                                        0               0         559,202
Increase in Liabilities                                                7,669       1,012,556               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      605,351               0               0
Increase in Partners' Capital                                      3,323,145       4,238,412               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $4,118,959      $5,891,709      $1,380,192
Use of Funds-Increase in Assets                                   $3,327,257      $5,131,576               0
Reduction in Liabilities                                                   0               0         277,205
Decrease in Applicant's Deposit                                            0         605,351               0
Offering Period Interest Expense to Limited Partners                  20,118          45,713               0
  Investment Income Pd to LP's                                        73,959         279,521         322,880
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $697,625      $(170,452)        $780,107
Cash at the beginning of the year                                          0        $697,625        $527,173
Cash at the end of the year                                         $697,625        $527,173      $1,307,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $137            $120            $101
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $126            $114             $97
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $28             $88            $ 41
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $138            $122            $104
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $128            $116            $100


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1988            1989            1990
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,129,031      $1,211,845      $1,277,106
Less: General Partners' Mgmt Fee                                      29,706          34,382          23,258
  Mortgage Servicing Fee                                              88,759          75,527          86,746
  Administrative Expenses                                             63,560          60,693          73,780
  Provision for Uncollected Accts                                     53,594          76,840          31,384
  Amortization of Organization and Syndication Costs                     405           1,974           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    85,230         121,043         160,574
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $807,777        $841,386        $899,389
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $807,777         841,386        $899,389
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0         506,746         567,797
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $807,777      $1,348,132      $1,467,186
Use of Funds-Increase in Assets                                   $1,346,774      $1,282,363        $826,609
Reduction in Liabilities                                             136,669               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       290,113         259,531         293,775
  Return of Capital to LP's                                                0             353          94,721
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (965,779)      $(194,115)        $252,081
Cash at the beginning of the year                                 $1,307,280        $341,501        $147,386
Cash at the end of the year                                         $341,501        $147,386        $399,467
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $93             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $91             $89             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $35             $29             $31
  Capital (1)                                                              0               0             $10
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $94            $101             $94
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $90             $97             $90


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1991            1992            1993
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,261,526      $1,329,074      $1,186,369
Less: General Partners' Mgmt Fee                                      12,644           6,306          12,315
  Mortgage Servicing Fee                                                   0          44,638          71,037
  Administrative Expenses                                             90,490          70,546          62,545
  Provision for Uncollected Accts                                    165,786         295,550         367,250
  Amortization of Organization and Syndication Costs                   1,975           1,975           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   118,355         122,990               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $872,276        $787,069        $671,247
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $872,276        $787,069        $671,247
Reduction in Assets                                                        0       1,548,510         607,766
Increase in Liabilities                                                3,732               0               0
Early Withdrawal Penalties Applied to Synd. Costs                      2,329             958             118
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $878,337      $2,336,537      $1,279,131
Use of Funds-Increase in Assets                                     $103,300               0               0
Reduction in Liabilities                                                   0       1,670,953           9,828
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       327,082         331,750         292,590
  Return of Capital to LP's                                          454,911         613,524         742,194
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $(6,956)      $(279,690)        $234,519
Cash at the beginning of the year                                   $399,467        $392,511        $112,822
Cash at the end of the year                                         $392,511        $112,821        $347,341
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $87             $79             $68
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $84             $76             $66
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $33             $30
  Capital (1)                                                            $45             $61             $75
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $87             $90             $82
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $83             $87             $79


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1994            1995            1996
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $994,076      $1,016,152        $954,899
Less: General Partners' Mgmt Fee                                      11,687          10,959          10,309
  Mortgage Servicing Fee                                              88,072          73,032          46,809
  Administrative Expenses                                             56,734          54,789          57,868
  Provision for Uncollected Accts                                    243,856         189,026         218,317
  Amortization of Organization and Syndication Costs                   1,975           1,241               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                     9,585         139,708         123,308
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $582,167        $547,397        $498,288
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $582,167        $547,397        $498,288
Reduction in Assets                                                        0               0       1,016,682
Increase in Liabilities                                            1,111,875         396,156               0
Early Withdrawal Penalties Applied to Synd. Costs                      1,400               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,695,442        $943,553      $1,514,970
Use of Funds-Increase in Assets                                     $520,319         $74,528              $0
Reduction in Liabilities                                                   0               0         309,097
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       261,074         233,353         212,280
  Return of Capital to LP's                                          907,454         864,922         728,553
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                       $6,595      $(229,250)        $265,040
Cash at the beginning of the year                                   $347,341        $353,936        $124,686
Cash at the end of the year                                         $353,936        $124,686        $389,726
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $62             $63             $61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $60             $61             $60
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $26             $25
  Capital (1)                                                            $95             $97             $87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $44             $67             $62
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $43             $66             $60


NOTES:
(1)  Based upon years initial capital balances

                                     TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $121,765        $215,150        $200,934
Less: General Partners' Mgmt Fee                                       5,878          11,488          12,240
  Mortgage Servicing Fee                                               5,384           9,421          12,118
  Administrative Expenses                                              4,001           7,368          16,210
  Provision for Uncollected Accts                                      1,228          10,420           7,612
  Amortization of Organization and Syndication Costs                     789           1,051           1,051
  Offering Period Interest Expense to Limited Partners                 4,501               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,984        $175,402        $151,703
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,984        $175,402        $151,703
Decrease in Assets                                                         0               0          73,219
Increase in Liabilities                                               15,080               0             914
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      1,429,624               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,544,688        $175,402        $225,836
Use of Funds-Increase in Assets                                   $1,476,990         $47,801               0
Decrease in Liabilities                                                    0          14,848               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,333          77,652          58,391
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $27,365         $35,101        $167,445
Cash at the beginning of the year                                          0         $27,365         $62,466
Cash at the end of the year                                          $27,365         $62,466        $229,911
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $123            $119             $97
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $121            $114             $93
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $52             $37
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $124            $120             $96
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $121            $113             $92


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $165,951        $190,856        $211,062
Less: General Partners' Mgmt Fee                                       1,050               0           3,408
  Mortgage Servicing Fee                                               3,989           8,678          11,179
  Administrative Expenses                                             14,664          16,186          16,281
  Provision for Uncollected Accts                                     13,886          22,486          30,612
  Amortization of Organization and Syndication Costs                     462             578             990
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,900        $142,928        $148,592
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,900        $142,928        $148,592
Decrease in Assets                                                    48,139               0               0
Increase in Liabilities                                                2,656           1,580               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $182,695        $144,508        $148,592
Use of Funds-Increase in Assets                                            0        $290,071          $5,767
Decrease in Liabilities                                                    0               0           4,532
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        53,836          61,267          94,559
  Return of Capital to LP's                                                0               0         116,362
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $128,859      $(206,830)     $  (72,628)
Cash at the beginning of the year                                   $229,911        $358,770        $151,940
Cash at the end of the year                                         $358,770        $151,940         $79,312
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $78             $81             $83
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $76             $78             $80
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $35             $51
  Capital (1)                                                              0               0             $63
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $79             $82             $83
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $76             $79             $80


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $196,540        $169,921        $177,555
Less: General Partners' Mgmt Fee                                      12,833          11,454           7,915
  Mortgage Servicing Fee                                               9,561           8,008           9,842
  Administrative Expenses                                             12,596          12,399          22,371
  Provision for Uncollected Accts                                      5,828           4,040           9,977
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0             $57
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $155,722        $134,020        $127,393
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $155,722        $134,020        $127,393
Decrease in Assets                                                   124,828         229,739               0
Increase in Liabilities                                                    0             735             764
Increase in Applicant's Deposit                                            0               0          80,000
Increase in Partners' Capital                                              0               0         345,151
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $280,550        $364,494        $553,308
Use of Funds-Increase in Assets                                            0               0         206,184
Decrease in Liabilities                                                1,279               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       123,195          96,512          84,590
  Return of Capital to LP's                                          219,305         238,846         230,697
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(63,229)         $29,136         $31,837
Cash at the beginning of the year                                    $79,312         $16,083         $45,219
Cash at the end of the year                                          $16,083         $45,219         $77,056
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $94             $90             $88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $90             $87             $85
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $69             $61             $61
  Capital (1)                                                           $123            $150            $166
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98            $111             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $107             $93             $94


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,762        $165,126        $166,111
Less: General Partners' Mgmt Fee                                       2,993           6,065           6,399
  Mortgage Servicing Fee                                              11,917          12,068          11,267
  Administrative Expenses                                             23,634          15,883          16,954
  Provision for Uncollected Accts                                     66,633             683              43
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                  $242            $396             $54
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,343        $130,031        $131,394
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,343        $130,031        $131,394
Decrease in Assets                                                   128,311             -0-               0
Increase in Liabilities                                                    0           3,818             324
Increase in Applicant's Deposit                                       10,000               0               0
Increase in Partners' Capital                                        110,242         290,396          25,054
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $379,896        $424,245        $156,772
Use of Funds-Increase in Assets                                            0         192,646          67,506
Decrease in Liabilities                                                1,099               0               0
Decrease in Applicant's Deposit                                            0          90,000               0
Offering Period Interest Expense to Limited Partners                     173             283              54
  Investment Income Pd to LP's                                        85,197          77,734          81,250
  Return of Capital to LP's                                          236,366         129,391          65,478
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,061       $(65,809)       $(57,516)
Cash at the beginning of the year                                    $77,056        $134,117         $68,308
Cash at the end of the year                                         $134,117         $68,308         $10,792
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $82             $80             $77
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $79             $77             $74
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $55             $53             $48
  Capital (1)                                                           $153             $88             $39
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $116             $81             $71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $112             $79             $69


NOTES:
(1)  Based upon years initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI III
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $166,395
Less: General Partners' Mgmt Fee                                       2,191
  Mortgage Servicing Fee                                              14,696
  Administrative Expenses                                             14,270
  Provision for Uncollected Accts                                      8,279
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $126,959
                                                                 ------------
Sources of Funds - Net Income                                       $126,959
Decrease in Assets                                                   134,161
Increase in Liabilities                                                2,458
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                         70,000
                                                                 ------------
Cash generated from Operations                                      $333,578
Use of Funds-Increase in Assets                                            0
Decrease in Liabilities                                                    0
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        79,413
  Return of Capital to LP's                                           30,874
                                                                 ------------
Net Increase (Decrease) in Cash                                     $223,291
Cash at the beginning of the year                                    $10,792
Cash at the end of the year                                         $234,083
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $72
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $70
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $47
  Capital (1)                                                            $18
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $57
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $56



NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,656        $218,404        $210,308
Less: General Partners' Mgmt Fee                                      13,621          14,712          15,480
  Mortgage Servicing Fee                                               9,591          11,334          13,950
  Administrative Expenses                                              6,089           7,500          13,922
  Provision for Uncollected Accts                                      8,282          12,056           4,132
  Amortization of Organization and Syndication Costs                     755             831             584
  Offering Period Interest Expense to Limited Partners                   211               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $169,107        $171,971        $162,240
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $169,107        $171,971        $162,240
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             217               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                        116,982          10,320               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $286,089        $182,508        $162,240
Use of Funds-Increase in Assets                                     $221,005         $44,365         $10,802
Decrease in Liabilities                                                1,277               0             340
Decrease in Applicant's Deposit                                      113,968               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        65,285          75,311          50,444
  Return of Capital to LP's                                                0               0          70,043
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(115,446)         $62,832         $30,612
Cash at the beginning of the year                                   $177,223         $61,777        $124,609
Cash at the end of the year                                          $61,777        $124,609        $155,221
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $130            $122            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $123            $116            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $54             $53             $33
  Capital (1)                                                              0               0             $46
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $130            $122            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $123            $116            $104


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $208,807        $232,361        $190,156
Less: General Partners' Mgmt Fee                                      16,238          16,619          14,306
  Mortgage Servicing Fee                                              16,558          17,876          10,740
  Administrative Expenses                                             16,116          16,759          10,208
  Provision for Uncollected Accts                                          0          19,946           4,666
  Amortization of Organization and Syndication Costs                       0             -0-             -0-
  Offering Period Interest Expense to Limited Partners                     0             -0-             -0-
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $159,895        $161,161        $150,236
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $159,895        $161,161        $150,236
Decrease in Assets                                                    55,985               0         258,519
Increase in Liabilities                                                    0           6,421               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $215,880        $167,582        $408,755
Use of Funds-Increase in Assets                                            0        $123,504               0
Decrease in Liabilities                                                8,607               0           7,854
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        45,516          66,746          70,915
  Return of Capital to LP's                                              -0-         264,015         327,020
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $161,757      $(286,683)          $2,966
Cash at the beginning of the year                                   $155,221        $316,978         $30,295
Cash at the end of the year                                         $316,978         $30,295         $33,261
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $100            $100            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $97             $96            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $29             $40             $47
  Capital (1)                                                             $0            $156            $215
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $102            $115            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $97            $110            $106


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $131,811         $93,683         $92,678
Less: General Partners' Mgmt Fee                                      11,221               0               0
  Mortgage Servicing Fee                                               5,395               0           2,156
  Administrative Expenses                                             10,146          10,950          12,948
  Provision for Uncollected Accts                                      5,434          57,690          16,886
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,615         $25,043         $60,688
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,615         $25,043         $60,688
Decrease in Assets                                                    58,107          69,363               0
Increase in Liabilities                                                    0          11,604               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $157,722        $106,010         $60,688
Use of Funds-Increase in Assets                                            0               0          11,908
Decrease in Liabilities                                                  845               0           9,935
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,172          27,856           5,765
  Return of Capital to LP's                                          130,796          54,362          66,267
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(14,091)         $23,792       $(33,187)
Cash at the beginning of the year                                   $ 33,261         $19,170         $42,962
Cash at the end of the year                                         $ 19,170         $42,962          $9,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $83             $20             $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $80             $20             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $23              $5
  Capital (1)                                                           $103             $45             $58
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $88             $15             $67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $85             $16             $67


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $130,958        $102,122        $100,734
Less: General Partners' Mgmt Fee                                       1,523           3,533           9,858
  Mortgage Servicing Fee                                               8,626           7,131           6,124
  Administrative Expenses                                             10,950          14,130          10,232
  Provision for Uncollected Accts                                     68,644          33,851          27,874
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $41,215         $43,477         $46,646
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $41,215         $43,477         $46,646
Decrease in Assets                                                   213,667               0         121,620
Increase in Liabilities                                                    0             535           4,723
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                   $   254,882     $    44,012     $   172,989
Use of Funds-Increase in Assets                                            0     $    99,062               0
Decrease in Liabilities                                                  355               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,423          19,630          21,689
  Return of Capital to LP's                                           78,361          87,614         100,673
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $159,743      $(162,294)         $50,627
Cash at the beginning of the year                                     $9,775        $169,518          $7,224
Cash at the end of the year                                         $169,518          $7,224         $57,851
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $37             $41             $48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $37             $41             $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $15             $18             $21
  Capital (1)                                                            $69             $81             $99
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $100            $(6)             $77
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $98            $(6)             $75


NOTES:
(1)  Based upon years initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI II
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $100,382
Less: General Partners' Mgmt Fee                                       3,061
  Mortgage Servicing Fee                                              18,314
  Administrative Expenses                                             10,597
  Provision for Uncollected Accts                                     20,670
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $47,740
                                                                 ------------
Sources of Funds - Net Income                                         47,740
Decrease in Assets                                                   168,233
Increase in Liabilities                                                    0
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                      $215,973
Use of Funds-Increase in Assets
Decrease in Liabilities                                                6,572
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        21,264
  Return of Capital to LP's                                           89,158
                                                                 ------------
Net Increase (Decrease) in Cash                                      $98,979
Cash at the beginning of the year                                    $57,851
Cash at the end of the year                                         $156,830
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $23
  Capital (1)                                                            $95
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $49
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $48



NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $188,289        $205,116        $206,710
Less: General Partners' Mgmt Fee                                       1,539           1,434           1,491
  Mortgage Servicing Fee                                              10,735          11,808          13,240
  Administrative Expenses                                              2,734           8,476          15,253
  Provision for Uncollected Accts                                     22,278          51,508          15,498
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $151,003        $131,890        $161,228
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $151,003        $131,890        $161,228
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             591           4,677
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $151,003        $132,481        $165,905
Use of Funds-Increase in Assets                                     $209,076          $8,249         $42,076
Decrease in Liabilities                                                  952               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                         2,205          15,746          14,701
  Return of Capital to LP's                                           53,363         100,073          76,449
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(114,593)          $8,413         $32,679
Cash at the beginning of the year                                   $187,939         $73,346         $81,759
Cash at the end of the year                                          $73,346         $81,759        $114,438
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $107             $87            $105
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $2             $10              $9
  Capital (1)                                                            $37             $65             $49
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107             $87            $105


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,133        $217,668        $209,477
Less: General Partners' Mgmt Fee                                       9,278          12,359          12,504
  Mortgage Servicing Fee                                              13,099          14,742          12,654
  Administrative Expenses                                             15,674          15,015          12,971
  Provision for Uncollected Accts                                     16,734          23,499           7,993
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $152,348        $152,053        $163,355
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $152,348        $152,053        $163,355
Decrease in Assets                                                    34,814               0               0
Increase in Liabilities                                                    0           4,608               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $187,162        $156,661        $163,355
Use of Funds-Increase in Assets                                            0         $85,795         $86,738
Decrease in Liabilities                                                1,142               0           6,916
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,331          25,710          37,745
  Return of Capital to LP's                                          112,317         113,029         119,469
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,372       $(67,873)       $(87,513)
Cash at the beginning of the year                                   $114,438        $171,810        $103,937
Cash at the end of the year                                         $171,810        $103,937         $16,424
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $96             $95            $101
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $10             $16             $23
  Capital (1)                                                            $69             $69             $72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $96             $95            $101


NOTES:
(1)  Based upon  years initial capital balances

                                                              TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $187,920        $152,401        $143,619
Less: General Partners' Mgmt Fee                                      12,398          11,129               0
  Mortgage Servicing Fee                                              10,551               0           3,562
  Administrative Expenses                                             10,999          12,481          20,051
  Provision for Uncollected Accts                                      5,681          56,012          52,860
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $148,291         $72,779         $67,146
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $148,291         $72,779         $67,146
Decrease in Assets                                                   226,219               0               0
Increase in Liabilities                                                    0          11,215               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $374,510         $83,994         $67,146
Use of Funds-Increase in Assets                                            0         $67,263         $51,385
Decrease in Liabilities                                                2,500               0          10,129
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        51,260          25,014           7,600
  Return of Capital to LP's                                          149,425          93,506          66,017
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $171,325      $(101,789)       $(67,985)
Cash at the beginning of the year                                    $16,424        $187,749         $85,960
Cash at the end of the year                                         $187,749         $85,960         $17,975
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $45             $43
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $31             $15              $5
  Capital (1)                                                            $90             $58             $42
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98             $40             $77


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $214,168        $151,237        $153,757
Less: General Partners' Mgmt Fee                                       1,942           3,819           5,597
  Mortgage Servicing Fee                                              12,231           9,961           9,579
  Administrative Expenses                                             31,039          23,433          11,724
  Provision for Uncollected Accts                                     96,493          37,822          48,471
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $72,463         $76,202         $78,386
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $72,463         $76,202         $78,386
Decrease in Assets                                                   207,128               0          41,320
Increase in Liabilities                                                9,332               0              16
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $288,923         $76,202        $119,722
Use of Funds-Increase in Assets                                            0         $75,654               0
Decrease in Liabilities                                                    0           9,152               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        18,867          28,658          28,580
  Return of Capital to LP's                                           78,090          69,512         124,513
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $191,966      $(106,774)       $(33,371)
Cash at the beginning of the year                                    $17,975        $209,941        $103,167
Cash at the end of the year                                         $209,941        $103,167         $69,796
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $47             $50             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $12             $19             $19
  Capital (1)                                                            $50             $45             $82
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $9           $(18)             $80


NOTES:
(1)  Based upon years initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                       RMI
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $135,273
Less: General Partners' Mgmt Fee                                      10,686
  Mortgage Servicing Fee                                              24,133
  Administrative Expenses                                             12,170
  Provision for Uncollected Accts                                      8,845
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $79,439
                                                                 ------------
Sources of Funds - Net Income                                        $79,439
Decrease in Assets                                                   208,623
Increase in Liabilities                                               23,127
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                      $311,189
Use of Funds-Increase in Assets                                           $0
Decrease in Liabilities                                                    0
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        25,439
  Return of Capital to LP's                                          101,605
                                                                 ------------
Net Increase (Decrease) in Cash                                     $184,145
Cash at the beginning of the year                                    $69,796
Cash at the end of the year                                         $253,941
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $56
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $18
  Capital (1)                                                            $71
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $31



NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $592,783        $567,307        $515,812
Less: General Partners' Mgmt Fee                                      28,027           5,366           5,336
  Mortgage Servicing Fee                                              28,169          33,756          42,630
  Administrative Expenses                                             28,900          34,833          58,759
  Provision for Uncollected Accts                                     77,966         155,408         171,844
  Amortization of Organization and Syndication Costs                   2,123           1,132           1,877
  Offering Period Interest Expense to Limited Partners                 3,529           2,997           1,849
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $424,069        $333,815        $233,518
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $424,069        $333,815         233,518
Decrease in Assets                                                   274,181         873,340         919,823
Increase in Liabilities                                                1,323           3,129           6,384
Increase in Applicant's Deposit                                       42,433               0               0
Increase in Partners' Capital                                        233,005         228,018         223,959
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $975,011      $1,438,302      $1,383,684
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                    0               0               0
Decrease in Applicant's Deposit                                            0          44,725          15,712
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        95,851         123,166         125,074
  Return of Capital to LP's                                          969,496       1,521,375       1,171,920
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(90,336)      $(250,964)         $70,979
Cash at the beginning of the year                                   $432,118        $341,782         $90,818
Cash at the end of the year                                         $341,782        $ 90,818        $161,797
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $59             $47             $32
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $128            $122            $108
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $13             $18             $23
    Capital (1)                                                         $130            $224            $216
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0               0               0
    Capital (1)                                                            0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $59             $47             $32
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $130            $123            $110


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $454,722        $327,040        $355,951
Less: General Partners' Mgmt Fee                                       6,884           7,631           8,223
  Mortgage Servicing Fee                                              26,258          25,206           9,007
  Administrative Expenses                                             45,785          40,102          27,002
  Provision for Uncollected Accts                                    140,639          75,443         170,176
  Amortization of Organization and Syndication Costs                     800             793               0
  Offering Period Interest Expense to Limited Partners                   255               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $234,101        $177,865        $141,543
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $234,101        $177,865        $141,543
Decrease in Assets                                                   977,963         963,036         423,042
Increase in Liabilities                                                    0           4,680               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                         70,223               1               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,282,287      $1,145,582        $564,585
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                9,039               0           6,543
Decrease in Applicant's Deposit                                       56,068               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        50,657          59,413          33,471
  Return of Capital to LP's                                        1,249,210         765,486         604,010
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(82,687)        $320,683       $(79,439)
Cash at the beginning of the year                                   $161,797         $79,110        $399,793
Cash at the end of the year                                          $79,110        $399,793        $320,354
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $37             $28             $18
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $100             $98             $92
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $12             $17             $10
    Capital (1)                                                         $292            $243            $243
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0              $6              $9
    Capital (1)                                                            0              $6             $21
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $37             $28             $19
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $102            $101             $96


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $294,299        $310,196        $279,365
Less: General Partners' Mgmt Fee                                       9,821          18,751          17,149
  Mortgage Servicing Fee                                              12,034          18,904          21,171
  Administrative Expenses                                             22,840          23,084          24,763
  Provision for Uncollected Accts                                    129,980          80,123          32,831
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $119,624        $169,334        $183,451
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $119,624        $169,334        $183,451
Decrease in Assets                                                   287,077         298,408               0
Increase in Liabilities                                                    0          14,202               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $406,701        $481,944        $183,451
Use of Funds-Increase in Assets                                            0               0          74,593
Decrease in Liabilities                                                1,718               0           2,981
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        28,704          46,573          48,497
  Return of Capital to LP's                                          477,549         356,864         259,493
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(101,270)         $78,507      $(202,113)
Cash at the beginning of the year                                   $320,354        $219,084        $297,591
Cash at the end of the year                                         $219,084        $297,591         $95,478
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                  $7             $58             $82
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $93             $81             $82
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $3             $18             $18
    Capital (1)                                                         $249            $204            $142
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $20             $18             $22
    Capital (1)                                                          $20             $63             $81
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $7            $105             $75
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $100            $101             $75


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                       (AS OF DECEMBER 31, 1996)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $258,338        $204,608        $210,590
Less: General Partners' Mgmt Fee                                      16,318          15,274          14,180
  Mortgage Servicing Fee                                              18,665          12,451          18,193
  Administrative Expenses                                             17,943          16,687          14,485
  Provision for Uncollected Accts                                     72,551          74,215          69,692
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $132,861        $ 85,981         $94 040
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $132,861         $85,981         $94,040
Decrease in Assets                                                   220,577         140,444          29,224
Increase in Liabilities                                                    0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $353,438        $226,425        $123,264
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                2,954           2,600               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        37,370          26,841          33,554
  Return of Capital to LP's                                          235,477         188,064         214,560
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $77,637          $8,920      $(124,850)
Cash at the beginning of the year                                    $95,478        $173,115        $182,035
Cash at the end of the year                                         $173,115        $182,035         $57,185
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $61             $42             $50
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $61             $42             $50
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $18             $17             $24
    Capital (1)                                                         $138            $122            $137
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $14             $10             $12
    Capital (1)                                                          $77             $64             $89
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $23             $53             $93
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                  $23             $53             $93


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                               CMI (CONSOLIDATED)
                            (AS OF DECEMBER 31, 1996)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1996
                                                                 ------------

Gross Revenues                                                      $193,218
Less: General Partners' Mgmt Fee                                      13,117
  Mortgage Servicing Fee                                              18,050
  Administrative Expenses                                             14,341
  Provision for Uncollected Accts                                     49,281
  Amortization of Organization and Syndication Costs                       0
  Offering Period Interest Expense to Limited Partners                     0
                                                                 ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $98,429
                                                                 ------------
Sources of Funds - Net Income                                        $98,429
Decrease in Assets                                                   143,063
Increase in Liabilities                                                3,900
Increase in Applicant's Deposit                                            0
Increase in Partners' Capital                                              0
                                                                 ------------
Cash generated from Operations                                      $245,392
Use of Funds-Increase in Assets                                            0
Decrease in Liabilities                                                    0
Decrease in Applicant's Deposit                                            0
Offering Period Interest Expense to Limited Partners                       0
  Investment Income Pd to LP's                                        28,260
  Return of Capital to LP's                                          189,391
                                                                 ------------
Net Increase (Decrease) in Cash                                      $27,741
Cash at the beginning of the year                                    $57,185
Cash at the end of the year                                          $84,926
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $57
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $57
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $21
    Capital (1)                                                         $149
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $12
    Capital (1)                                                          $74
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $84
  Ordinary Income from Operations CMI II (New Portfolio of               $84
    CMI



NOTES:

(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984



                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                                  INVESTMENT           LATE/MISC             TO DATE
                                                      AMOUNT

================= =========== ============ ================== =================== -------------------
San Mateo           06/09/93     01/21/94           65000.00             4463.41            69463.41
San Mateo           10/26/93     03/21/94           40000.00             1565.51           41565.51
San Francisco       05/14/93     03/22/94           65000.00             5891.09            70891.09
Sonoma              05/18/93     05/17/94           65000.00             6388.70            71388.70
San Mateo           02/24/94     06/01/94          225000.00             6091.16           231091.16
San Mateo           11/10/93     07/01/94          196800.00            12643.73           209443.73
San Mateo           06/28/94     09/27/94          132000.00             3719.50           135719.50
San Mateo           08/25/94     09/29/94           50000.00              493.15            50493.15
Contra Costa        05/01/93     10/14/94           50000.00             8069.18            58069.18
Sonoma              03/15/94     11/04/94          151875.00            11638.07           163513.07
Santa Clara         06/01/93     03/13/95           99000.00            17191.42           116191.42
San Mateo           07/19/94     06/20/95           40000.00             3076.20            43076.20
Santa Clara         06/04/93     12/31/95          100000.00            26825.94           126825.94
Santa Clara         05/31/95     02/09/96          278207.20           *17936.60           296143.80
San Mateo           10/08/93     02/15/96          130000.00           *29280.87           159280.87
Santa Clara         12/29/94     03/13/96          250000.00           *17701.60           267701.60
San Mateo           02/21/96     05/20/96           58500.00            *1932.93            60432.93
San Mateo           11/15/94     05/30/96          213717.85           *18344.35           232062.20
San Mateo           09/15/95     06/06/96         3277600.49          *355868.81        3,633,469.30
Marin               05/05/94     06/14/96          300000.00           *65081.60           365081.60
Alameda             12/05/95     07/24/96           49753.82            *2853.90            52607.72
Alameda             11/29/94     08/05/96           60000.00           *10253.51            70253.51
Monterey            02/14/95     08/30/96          239507.90           *34227.09           273734.99
Marin               05/11/95     11/06/96           50000.00            *8446.53            58446.53
San Mateo           03/22/94     11/15/96          100000.00           *25983.46           125983.46
Alameda             08/05/94     11/22/96          410000.00           *88249.87           498249.87
San Mateo           04/30/96     12/11/96          453720.67           *25915.39           479636.06


----------------- ----------- ------------ ------------------ ------------------- -------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Alameda             04/28/93     12/01/95           50000.00             9239.47           59239.47
San Francisco       07/20/94     01/19/96          175000.00            12148.49          187148.49
Contra Costa        01/06/94     01/19/96         1073720.93           147243.75         1220964.68
Alameda             03/17/95     05/31/96           13000.00             1721.25           14721.25
San Francisco       02/05/96     12/27/96          883750.00           *50570.34          934320.34


----------------- ----------- ------------ ------------------ ------------------- ------------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         COMMERICAL (county) CONTINUED
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE

================= =========== ============ ================== =================== ------------------
San Mateo           09/30/93     01/01/94          400000.00            10466.61          410466.61
Merced              06/02/93     10/31/94           45000.00             7163.32           52163.32
Alameda             01/14/94     03/17/95          300000.00            34922.50          334922.50
Alameda             10/14/94     05/31/95          310000.00            20774.14          330774.14
Santa Clara         01/26/96     03/21/96         1125000.00           *18882.96         1143882.96
San Francisco       03/19/93     06/28/96          116500.00           *36543.05          153043.05
Santa Clara         12/30/94     06/30/96           95000.00           *15257.72          110257.72
San Francisco       03/10/93     02/15/96          114000.00           *39249.06          153249.06
San Mateo           07/25/94     09/26/96          700000.00          *184662.96          884662.96
Santa Clara         10/31/94     10/01/96          500000.00          *100224.84          600224.84



----------------- ----------- ------------ ------------------ ------------------- ------------------

* Interest payment for 1996, is shown as gross of mortgage servicing fee. In 1996, the Partnership paid
 $155,912 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE

================= =========== ============ ================== =================== -------------------
San Mateo           05/05/92     01/14/94           40000.00             8029.79           48029.79
Santa Clara         08/10/90     03/16/94           75000.00            40842.82          115842.82
San Francisco       05/14/93     03/22/94           15000.00             1359.48           16359.48
San Mateo           05/18/92     04/01/94           32000.00             3432.74           35432.74
San Mateo           06/16/92     04/15/94           60000.00            12607.41           72607.41
SanMateo            03/02/93     04/19/94          100000.00            12205.41          112205.41
San Mateo           06/01/90     04/22/94           91000.00           -13609.71           77390.29
Santa Clara         09/01/93     04/29/94          156750.00             6524.50          163274.50
San Mateo           08/07/92     05/04/94           70000.00            14318.42           84318.42
Sonoma              10/02/91     05/13/94           22000.00             7643.20           29643.20
Solano              03/29/90     06/28/94           44600.00            27937.99           72537.99
Alameda             09/30/91     08/05/94           68987.44            24341.28           93328.72
Sonoma              12/03/90     08/16/94           57000.00            29283.93           86283.93
San Mateo           12/07/92     08/24/94          250000.00            29890.13          279890.13
San Mateo           04/25/90     08/25/94           33000.00            17769.20           50769.20
Alameda             04/28/92     08/31/94          145000.00             3768.21          148768.21
Alameda             08/31/92     09/19/94           77000.00            17401.80           94401.80
Contra Costa        05/01/93     10/14/94           50000.00             8069.18           58069.18
Contra Costa        09/23/92     11/30/94           50000.00            12841.91           62841.91
Mendocino           08/04/92     10/19/94          100000.00            25951.11          125951.11
Solano              09/21/91     02/22/95          294500.00           -19094.98          275405.02
Alameda             08/07/92     03/31/95          135000.00            39743.01          174743.01
San Mateo           08/12/91     03/10/95          196000.00           -17431.30          178568.70
San Mateo           12/11/91     04/18/95           95000.00           -16923.29           78076.71
San Mateo           07/28/93     07/14/95           60000.00            12275.08           72275.08
Alameda             02/23/93     06/13/95          104000.00            27469.23          131469.23
San Mateo           07/26/91     08/21/95           71000.00           -25231.62           45768.38
Monterey            09/18/92     09/27/95          110000.00           -72503.76           37496.24
San Mateo           11/09/93     09/29/95          153000.00            25546.76          178546.76
San Mateo           12/07/93     09/29/95           25000.00             4467.56           29467.56
San Mateo           03/10/95     11/29/95          200000.00            11018.65          211018.65
Santa Clara         06/04/93     12/31/95           25000.00             6858.86           31858.86
Contra Costa        03/17/93     03/29/96           73231.67            *5525.66          78,757.33
Mendocino           08/06/93     03/31/96          300000.00           *93954.87          393954.87
San Mateo           02/21/96     05/20/96           58500.00            *1932.94           60432.94
San Mateo           11/15/94     05/30/96          213717.85           *18705.09          232422.94
Marin               05/05/94     06/14/96          150000.00           *33530.02          183530.02
Santa Clara         10/29/92     07/23/96          209500.00           *83174.41          292674.41
Monterey            02/14/95     08/30/96          239507.90           *35047.91          274555.81
Sonoma              01/26/93     09/26/96           13420.13           *12659.66          26,079.79
Sonoma              01/26/93     09/30/96           13420.13           *12683.14          26,103.27
San Mateo           12/31/89     09/30/96           57959.24           *91871.30         149,830.54


----------------- ----------- ------------ ------------------ ------------------- ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE

================= =========== ============ ================== =================== ------------------
San Francisco       05/29/90     01/11/95           75000.00           -21412.94           53587.06
San Francisco       12/09/91     10/31/95           25000.00             9554.33           34554.33
Alameda             04/28/93     12/01/95          150000.00            28283.23          178283.23
Contra Costa        01/06/94     01/19/96         1226744.19           194323.82         1421068.01
Alameda             03/17/95     05/31/96           28166.67             3920.62           32087.29
San Mateo           07/15/92     02/16/96          175000.00            75675.23          250675.23
San Francisco       02/05/96     12/27/96          883750.00           *50570.34          934320.34

----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERICAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           02/28/94     01/01/94          690000.00           171369.86          861369.86
San Mateo           07/29/91     02/09/94          105000.00            31793.88          136793.88
Alameda             05/31/93     03/29/94          200000.00          -111073.87           88926.13
Sonoma              07/03/91     06/20/94          117500.00            47064.41          164564.41
Stanislaus          09/10/91     12/19/94          399941.72           118615.34          518557.06
Stanislaus          06/30/94     12/19/94           60000.11             3229.61           63229.72
Stanislaus          09/10/91     12/19/94          399941.72           118615.34          518557.06
San Francisco       07/15/93     12/31/94           10000.00             1007.71           11007.71
Alameda             01/14/94     03/17/95          650000.00            87376.02          737376.02
Shasta              06/06/90     05/10/95          100000.00             3005.47          103005.47
Alameda             02/12/92     11/03/95          240000.00            62538.96          320296.01
Solano              04/30/92     11/30/95          200000.00            37668.49          237904.59
San Francisco       01/25/91     12/15/95           80000.00            50960.94          130960.94
San Mateo           08/28/95     03/19/96          375000.00           *48000.00          423000.00
Santa Clara         01/26/96     03/21/96         1125000.00           *18882.96         1143882.96
San Francisco       03/19/93     06/28/96          129800.00           *46251.69          176051.69
Santa Clara         01/22/92     06/30/96          325000.00          *120178.74          445178.74
San Francisco       04/30/86     09/12/96          600320.06          *866468.12         1466788.18
San Mateo           07/25/94     09/26/96          650000.00          *197114.21          847114.21
Santa Clara         09/28/90     09/30/96          202577.92          *219868.67         422,446.59
Santa Clara         10/31/94     10/01/96          275000.00           *56956.67          331956.67




----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payments received for 1996 are shown as gross of mortgage servicing fees. The Partnerships calculated mortgage servicing fees were $189,516, however, the General Partners waived $92,249 of the mortgage servicing fee.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE

================= =========== ============ ================== =================== -------------------
San Francisco       01/15/93     01/28/94           45000.00             5374.32           50374.32
Santa Cruz          07/31/91     03/10/94           51000.00            16959.98           67959.98
San Mateo           03/02/93     04/19/94           75000.00             9154.06           84154.06
San Mateo           06/01/90     04/22/94           91000.00           -13570.25           77429.75
Sonoma              05/18/93     05/17/94           25000.00             2457.47           27457.47
Contra Costa        07/26/90     06/06/94           95000.00            50888.89          145888.89
Marin               03/11/93     08/19/94           45000.00             7614.65           52614.65
San Mateo           12/07/92     08/24/94          200000.00            23912.10          223912.10
Contra Costa        05/01/93     10/14/94           62500.00            10086.48           72586.48
Sonoma              12/24/91     11/04/94          168750.00            56286.16          225036.16
Contra Costa        12/19/90     11/10/94           22000.00            10517.42           32517.42
Stanislaus          08/26/92     06/27/94           87500.00            17713.96          105213.96
Alameda             11/23/88     02/10/95           50000.00            37945.22           87945.22
Solano              09/21/92     02/22/95          190016.46           -13169.40          176847.06
ContraCosta         10/30/92     03/02/95           89500.00            15442.55          104942.55
Contra Costa        11/20/90     04/14/95           50000.00              330.88           50330.88
San Mateo           12/11/91     04/18/95            95000.0            16246.05          111246.05
Contra Costa        04/02/91     07/18/95           72000.00           -30261.48           41738.52
Napa                12/22/88     08/31/95          200000.00           160662.42          360662.42
Monterey            09/18/92     09/27/95          100000.00           -65098.70           34901.30
San Mateo           10/17/88     12/08/95           91400.00            79779.21          171179.21
Santa Clara         06/04/93     12/31/95           25000.00             6858.86           31858.86
San Mateo           10/08/93     02/15/96           57425.00           *13219.04           70644.04
Contra Costa        03/17/93     03/29/96           73231.70            *5525.66          78,757.36
San Mateo           03/03/89     03/31/96          160000.00          *102333.91          262333.91
San Mateo           08/12/92     05/15/96          207211.23          *217482.42         424,693.65
Marin               05/05/94     06/14/96          200000.00           *44706.69          244706.69
Santa Clara         10/29/92     07/23/96          209500.00           *83174.41          292674.41
Sonoma              01/26/93     09/26/96           25811.78           *24007.81          49,819.59
Sonoma              01/26/93     09/30/96           25666.55           *24889.91          50,556.46
Santa Cruz          08/20/91     09/31/96          120000.00           *62342.34          182342.34
San Mateo           07/01/88     10/06/96           22500.00           *21468.10           43968.10
San Mateo           06/29/89     10/11/96           69396.16          *113467.71         182,863.87

----------------- ----------- ------------ ------------------ ------------------- ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996

         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE

================= =========== ============ ================== =================== ------------------
Alameda             05/06/88     04/01/94           50000.00            33567.33           83567.33
Sacramento          03/20/92     12/31/94          356750.00          -318741.07           38008.93
San Francisco       05/29/90     01/11/95           75000.00           -21792.60           53207.40
San Francisco       01/13/93     02/03/95           30000.00             7430.37           37430.37
Alameda             04/28/93     12/01/95          100000.00            18853.45          118853.45
Contra Costa        01/06/94     01/19/96          516279.07           *90368.97          606648.04
San Mateo           08/12/92     05/15/96          175000.00           *42482.37          217482.37
Alameda             03/17/95     05/31/96            9750.00            *1322.29           11072.29
San Mateo           07/15/92     02/16/96          100000.00           *43242.94          143242.94

----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERICAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           02/28/92     01/01/94          750000.00           214212.33          964212.33
Alameda             05/31/91     03/29/94          150000.00           -79044.10           70955.90
Sonoma              07/03/91     06/20/94          117500.00            47549.42          165049.42
Sonoma              07/07/89     11/11/94          110000.00            17084.40          127084.40
Stanislaus          09/10/91     12/19/94          299955.53            92990.31          392945.84
Stanislaus          06/30/94     12/19/94           44999.97             2422.20           47422.17
Sonoma              07/06/89     12/31/94          135000.00            93057.01          228057.01
Alameda             01/14/94     03/17/95          225000.00            29899.40          254899.40
Shasta              06/06/90     05/10/95          100000.00             2637.03          102637.03
San Mateo           01/25/91     08/03/95          162500.00            95276.39          257776.39
San Francisco       01/25/91     12/15/95          100000.00            63892.44          163892.44
Alameda             08/03/90     01/30/96          200000.00          *142969.07          342969.07
Santa Clara         02/01/96     03/21/96          392829.43            *6722.72          399552.15
San Francisco       03/19/93     06/28/96          110000.00            *5670.35          115670.35
Santa Clara         09/10/92     06/30/96          100000.00           *45702.20          145702.20
Santa Clara         01/22/92     06/30/96          175000.00           *89015.60          264015.60
San Francisco       04/30/86     09/12/96          149400.14          *214170.66          363570.80
San Mateo           07/25/94     09/26/96          550000.00          *157005.74          707005.74




----------------- ----------- ------------ ------------------ ------------------- ------------------

     * Interest payment received for 1996 shown as gross of Mortgage Servicing Fees. The Partnerships calculated mortgage servicing fees were $86,344, however, the General Partners waived $41,779 of the mortgage servicing fees.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996

         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE

================= =========== ============ ================== =================== -------------------
Alameda             05/29/90     02/02/94          156600.00            80234.17           236834.17
Alameda             09/30/91     08/05/94          138000.00            27330.74           165330.74
San Mateo           12/07/92     08/24/94           50000.00             5978.03            55978.03
Sonoma              12/24/91     11/04/94          168750.00            44608.09           213358.09
San Francisco       11/11/92     12/21/94           54000.00            12943.80            66943.80
Contra Costa        02/14/92     04/27/95          264500.00           -44659.84           219840.16
San Mateo           11/04/92     05/22/95           30000.00             9458.37            39458.37
San Mateo           09/28/89     09/03/96           54000.00           *41863.50            95863.50
Sonoma              01/26/93     09/26/96           24030.31           *21893.70           45,924.01
Sonoma              01/26/93    09/3.0/96           24030.32           *22625.93           46,656.25
Marin               01/23/87     12/13/96           60000.00           *57433.82           117433.82
----------------- ----------- ------------ ------------------ ------------------- -------------------

         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Sacramento          03/20/92     12/31/94          178375.00          -159360.07            19014.93
Santa Clara         09/21/88     06/19/95          100000.00            74156.73           174156.73
Alameda             04/28/93     12/01/95          100000.00            19070.91           119070.91
Contra Costa        01/06/94     01/19/96          187116.28            *7299.89           194416.17
Alameda             03/17/95     05/31/96            3250.00             *452.38             3702.38
----------------- ----------- ------------ ------------------ ------------------- -------------------

         COMMERICAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Mateo           02/28/92     01/01/94          500000.00           132341.61          632341.61
San Mateo           07/29/91     02/09/94          105000.00            32152.51          137152.51
Alameda             05/31/91     03/29/94          100000.00           -60648.08           38351.92
Sonoma              07/07/89     11/11/94          100000.00            15500.18          115500.18
Stanislaus          09/10/91     12/19/94          236759.66            42103.49          278863.15
Stanislaus          06/30/94     12/19/94           18749.99             1009.25           19759.24
Alameda             01/14/94     03/17/95           75000.00             9966.47           84966.47
Shasta              06/06/90     05/10/95           70000.00             2831.72           72831.72
San Francisco       03/19/93     06/28/96           90000.00            *5786.25           95670.35
Santa Clara         09/10/92     06/30/96          150000.00           *69007.73          219007.73
Santa Clara         01/22/92     06/30/96          100000.00           *40642.26           140642.26
San Francisco       04/30/86     09/12/96          304280.17          *224718.72           528998.89
San Mateo           07/25/94     09/26/96          300000.00           *92108.08           392108.08
----------------- ----------- ------------ ------------------ ------------------- -------------------

* Interest payment received for 1996 shown as gross of Mortgage Servicing Fee. Partnerships calculated mortgage servicing fees were
$40,666, however, the General Partners waived all of the mortgage servicing fees.



                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE

================= =========== ============ ================== =================== -------------------
San Francisco       09/24/93     01/14/94          272093.02             5648.72           277741.74
Contra Costa        05/29/91     03/09/94           80000.00          -144614.39           -64614.39
San Francisco       05/14/93     03/22/94           20000.00             1812.66            21812.66
San Mateo           12/02/93     06/24/94          326500.00                0.00           326500.00
Stanislaus          08/26/92     06/27/94           87500.00            17713.96           105213.96
Alameda             04/06/90     08/26/94           56000.00            32820.64            88820.64
San Francisco       03/29/91     09/30/94          126000.00           -26456.30            99543.70
Contra Costa        09/23/92     11/30/94           51500.00            13227.17            64727.17
San Mateo           03/03/93     12/08/94           52500.00             9372.86            61872.86
Alameda             03/01/91     12/14/94           35000.00             8275.11           43275.11
Marin               04/29/88     06/02/95           67000.00            55264.42          122264.42
Alameda             03/01/91     12/14/94           35000.00             8275.11           43275.11
Contra Costa        02/14/92     04/27/95          303281.45           257935.00         561,216.45
San Mateo           12/30/94     07/03/95          328583.63            13353.36          341936.99
San Mateo           09/28/89     09/03/96           54000.00           *41577.53           95577.53


----------------- ----------- ------------ ------------------ ------------------- ------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Alameda             04/01/86     06/10/94           27193.39            19547.55           46740.94
San Francisco       04/05/89     09/28/94          120000.00            85295.94          205295.94
Contra Costa        10/03/85     11/18/94           46281.93            25250.22           71532.15
Mendocino           06/29/90     12/23/94          353097.43           119341.00          472438.43
San Francisco       05/29/90     01/11/95           50000.00           -13804.88           36195.12
Santa Clara         09/21/88     06/19/95          100000.00            74222.65          174222.65
San Francisco       03/06/91     11/29/95           60000.00            39835.76           99835.76
Alameda             04/28/93     12/01/95          100000.00            18472.90          118472.90
Contra Costa        01/06/94     01/19/96          418604.65           *69501.29          488105.94
San Joaquin         07/11/95     03/19/96          275000.00           *10172.36          285172.36
Alameda             03/17/95     05/30/96            6500.00             *860.62            7360.62
Sacramento          12/16/87     05/30/96          536592.80          *368067.66         904,660.46
Santa Clara         09/28/90     09/30/96          204900.08          *220007.50         424,907.58


----------------- ----------- ------------ ------------------ ------------------- ------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         COMMERICAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE

================= =========== ============ ================== =================== ------------------
San Mateo           02/28/92     01/01/94          650000.00           185650.68          835650.68
Santa Barbara       05/10/94     06/30/94          150000.00             1857.19          151857.19
Stanislaus          09/10/91     12/19/94          499925.87           154983.84          654909.71
Stanislaus          06/30/94     12/19/94           74999.94             4037.00           79036.94
Alameda             01/14/94     03/17/95          250000.00            23414.86          273414.86
Fresno              05/31/85     07/11/95          160000.00           196652.27          356652.27
San Mateo           01/25/91     08/03/95          162500.00            62530.67          225030.67
San Francisco       03/10/93     02/15/96          171000.00           *60864.67          231864.67
San Francisco       04/30/86     09/12/96          830000.78         *1082625.62         1912626.40
San Mateo           07/25/94     09/26/96          200000.00           *58334.75          258334.75
Lake                01/30/91     10/04/96           16000.00           *13245.50           29245.50

----------------- ----------- ------------ ------------------ ------------------- ------------------

* Interest payment received for 1996 shown as gross mortgage servicing fee. Partnerships calculated mortgage servicing fees were
$85,949, however, the General Partners waived $39,140 of the mortgage servicing fees.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS III
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996



         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE

================= =========== ============ ================== =================== ------------------
San Mateo           03/06/87     03/22/94           53000.00            36681.38           89681.38
San Mateo           03/03/93     12/08/94           52500.00             9372.86           61872.86
Santa Clara         03/31/93     03/13/95          110000.00             3733.39          113733.39
Napa                08/31/90     08/31/95           73281.93            44487.64          117769.57
Sonoma              01/26/93     09/24/96            8523.84            *7989.07          16,512.91
Sonoma              01/26/93     09/24/96            8523.84            *8256.88          16,780.72
Santa Cruz          08/20/91     09/31/96           80253.55           *10031.41           90284.96


----------------- ----------- ------------ ------------------ ------------------- ------------------


         MULTIPLE 5+ UNITS (county)
----------------- ----------- ------------ ------------------ ------------------- ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
----------------- =========== ============ ================== =================== ------------------
Alameda             05/11/84     06/10/94           33000.00            10860.90           43860.90


----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERICAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Stanislaus          09/10/91     12/19/94          142055.79            25262.10          167319.89
Stanislaus          06/30/94     12/19/94           11249.99              605.55           11855.54
San Mateo           09/30/92     08/03/95           81250.00            31562.66          112812.66
Santa Clara         12/22/92     09/29/95           40000.00            13206.65           53206.65
Alameda             09/30/95     01/30/96          138015.68            *6530.55          144546.23
Santa Clara         09/10/92     06/30/96           75000.00           *33772.22          108772.22
San Francisco       04/30/86     09/12/96          164999.74          *214521.09          379520.83




----------------- ----------- ------------ ------------------ ------------------- ------------------

* Interest payment received for 1996 shown as gross of mortgage servicing fee. Partnerships calculated mortgage servicing fees were
$21,286, however, the General Partners waived $6,590 in mortgage servicing fees.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS II
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE

================= =========== ============ ================== =================== -------------------
San Francisco       09/24/93     01/14/94          313953.49             6517.76           320471.25
San Mateo           02/24/94     06/01/94          100000.00             2707.18           102707.18
San Mateo           11/04/94     10/24/95          119000.00            13294.21           132294.21
Marin               01/23/87     12/13/96           50500.01            *6277.71            56777.72




----------------- ----------- ------------ ------------------ ------------------- -------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Sacramento          03/20/92     12/31/94           89187.50           -80131.24             9056.26






----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERICAL (county)
================= =========== ============ ================= =================== ------------------
PROPERTY              FUNDED    CLOSED ON          MORTGAGE           INTEREST/           PROCEEDS
                                                 INVESTMENT           LATE/MISC            TO DATE
                                                     AMOUNT
================= =========== ============ ================= =================== ------------------
San Francisco       04/30/86     09/12/96         291224.54          *262811.34          554035.88
Alameda             01/12/94     12/02/96          30000.00            *7553.14           37553.14




----------------- ----------- ------------ ----------------- ------------------- ------------------

     * Interest payment received for 1996, shown as gross of mortgage servicing fee. In 1996, the Partnership paid $18,314 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                      REDWOOD MORTGAGE INVESTORS
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996


         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE

================= =========== ============ ================== =================== -------------------
San Francisco       09/24/93     01/14/94          313953.49             6517.76           320471.25
Alameda             09/23/92     05/27/94           22000.00             3985.55            25985.55
San Mateo           02/24/94     06/01/94          100000.00             2707.18           102707.18
Solano              02/22/91     07/07/94           30800.00            14120.56            44920.56
Sonoma              01/26/93     09/24/96            5475.51            *5155.95           10,631.46
Sonoma              01/26/93     09/30/96            5488.04            *5343.29           10,831.33
San Mateo           03/08/91     11/11/94           20000.00            -9009.44            10990.56
Napa                12/22/88     08/31/95           50000.00            40203.57            90203.57



----------------- ----------- ------------ ------------------ ------------------- -------------------


         MULTIPLE 5+ UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------
Mendocino           06/29/90     12/23/94           39233.05            13260.11            52493.16
Sacramento          03/20/92     12/31/94           89187.50           -80146.80             9040.70
Alameda             03/17/95     05/31/96            2166.67             *286.88             2453.55




----------------- ----------- ------------ ------------------ ------------------- -------------------


         COMMERICAL (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE
================= =========== ============ ================== =================== -------------------
Alameda             05/31/91     03/29/94           50000.00           -30324.05            19675.95
Alameda             01/14/94     03/17/95           50000.00             6481.93            56481.93
Fresno              05/31/85     07/11/95           75000.00            92143.53           167143.53
Santa Clara         12/22/92     09/29/95           30000.00             9905.00            39905.00
San Francisco       04/30/86     09/12/96          164997.74          *302563.65           467561.39
San Mateo           07/25/94     09/27/96          200000.00           *58334.75           258334.75



----------------- ----------- ------------ ------------------ ------------------- -------------------

     * Interest payment received for 1996, shown as gross of mortgage servicing fee. In 1996, the Partnership paid $24,133 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                  CORPORATE MORTGAGE INVESTORS I & II
                                                      FOR THE THREE YEARS ENDING
                                                           DECEMBER 31, 1996

         SINGLE FAMILY 1-4 UNITS (county)
================= =========== ============ ================== =================== -------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/            PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC             TO DATE

================= =========== ============ ================== =================== -------------------
Alameda             06/13/90     03/04/94           65000.00            33159.13            98159.13
Alameda             06/21/88     03/21/94           23000.00            17133.40            40133.40
San Francisco       02/28/84     04/28/94           23000.00            21022.24            44022.24
San Mateo           09/01/86     05/24/94          254000.00           106221.19           360221.19
Alameda             10/19/92     07/20/94           25000.00             5038.21            30038.21
Contra Costa        05/01/93     10/14/94           75000.00            12103.77            87103.77
San Francisco       03/05/85     04/12/95          172624.22           127435.71           300059.93
San Francisco       05/23/90     07/28/95           50000.00             7856.50            57856.58
San Mateo           01/10/92     08/29/95          130000.00            57349.62           187349.62
Mariposa            01/27/95     09/18/95           77000.00             4351.26            81351.26
Santa Clara         03/31/90     12/04/95           80262.02            56152.77           136414.79
Alameda             01/31/95     01/25/96           80000.00            *8863.88            88863.88
San Mateo           01/31/96     04/29/96          175000.00            *5226.02           180226.02
San Mateo           03/06/90     08/29/96           19000.00           *14725.47            33725.47
San Mateo           09/29/95     09/05/96           70000.00            *8176.88            78176.88
----------------- ----------- ------------ ------------------ ------------------- -------------------


         MULTIPLE 5+ UNITS(county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
San Francisco       05/23/90     05/15/94          140000.00          -121491.06           18508.94
Alameda             12/06/84     05/20/94          106000.00            34326.10          140326.10
Contra Costa        01/06/94     01/19/96          239534.88           *26161.33          265696.21
Sacramento          12/15/87     05/30/96          102000.00          *-24018.43           77981.57
Alameda             03/17/95     05/31/96            2166.67             *286.88            2453.55
----------------- ----------- ------------ ------------------ ------------------- ------------------


         COMMERICAL (county)
================= =========== ============ ================== =================== ------------------
PROPERTY              FUNDED    CLOSED ON           MORTGAGE           INTEREST/           PROCEEDS
                                           INVESTMENT AMOUNT           LATE/MISC            TO DATE
================= =========== ============ ================== =================== ------------------
Marin               09/15/92     10/27/94           30000.00             8321.27           38321.29
San Mateo           12/30/93     01/01/94          100000.00                0.00          100000.00
San Mateo           04/12/90     02/20/95          100000.00            45757.46          145757.46
Alameda             01/14/94     03/17/95           50000.00             6481.93           56481.93
San Francisco       03/19/93     06/28/96           35000.00           *36011.72           71011.72
San Francisco       04/30/86     09/12/96          180025.14           *20073.65          200098.79
Santa Clara         01/31/94     10/01/96          100000.00           *20044.97          120044.97
----------------- ----------- ------------ ------------------ ------------------- ------------------

* Interest payment received  for 1996, shown as gross of mortgage servicing fee. In 1996, the Partnership paid $18,050 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                  ATTACHMENT II
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997



     SUMMARY OF MORTGAGE INVESTMENTS ORIGINATED BY PRIOR LIMITED PARTNERSHIP

     The following table provides a summary of the mortgage investments originated by prior programs of Affiliates for the three year period ending
December 31, 1996. The last column of the following chart reflects total mortgage investment balances on all mortgage investments for each prior program, including those which originated prior to the three year period ending December 31, 1996. This information updates the information provided on page 42 of the Prospectus.




Name of          Number of       Estimated Total       Outstanding Mortgage           Total Outstanding
Partnership       Mortgage          Amount. of         Investments Balances         Mortgage Investments
                Investments          Mortgage          Originated 01/01/94             Balances as of
                                   Investments             to 12/31/96                 12/31/96 (from
                                                                                         inception)
--------------- ------------- -- ----------------- -- ----------------------- ---- ------------------------

CMI                     22          $1,793,266.67               $967,637.85               $1,723,844.18
RMI                     19          $1,031,736.23               $707,917.85               $1,059,115.08
RMI II                  16            $882,764.40               $487,571.07                 $753,477.79
RMI III                 13            $877,562.89               $838,125.94               $1,318,263.50
RMI IV                  24          $5,292,177.80             $3,291,326.75               $7,872,653.41
RMI V                   18          $1,537,170.70               $702,710.55               $3,200,462.96
RMI VI                  33          $7,236,365.18             $4,275,173.65               $9,313,924.02
RMI VII                 46         $16,673,518.67             $7,833,242.90              $12,036,292.73
TOTAL                  191         $35,324,562.54            $19,103,706.56              $37,278,033.67


                                  ATTACHMENT II
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997


                 BREAKDOWN OF PRIOR PROGRAM MORTGAGE INVESTMENTS

     The following is a breakdown of prior program mortgage investments according to type of deed of trust, the location of the property securing the mortgage investment, and the type of property securing the mortgage investment. This information updates the information contained on page 43 of the Prospectus.

Mortgage Investments

        First Trust Deeds                                     $15,900,987.50
        Second Trust Deeds                                     18,894,575.04
        Third Trust Deeds                                         529,000.00

                                                            =================
Total                                                         $35,324,562.54

Location of Mortgage Investments by County

        Santa Clara                                           $10,487,005.04
        San Mateo                                               5,626,070.00
        San Francisco                                           5,263,250.00
        Stanislaus                                              4,010,000.00
        Alameda                                                 3,085,000.00
        Contra Costa                                            2,290,000.00
        Ventura                                                 1,040,000.00
        Sonoma                                                    546,537.50
        Santa Barbara                                             525,000.00
        Marin                                                     400,500.00
        Monterey                                                  397,000.00
        San Joaquin                                               275,000.00
        Yuba                                                      269,000.00
        Shasta                                                    225,000.00
        Sacramento                                                220,000.00
        San Luis Obispo                                           200,000.00
        Santa Cruz                                                100,000.00
        El Dorado                                                  88,200.00
        Mariposa                                                   77,000.00
        Solano                                                     60,000.00
        Placer                                                     55,000.00
        Other Counties*                                            85,000.00
                                                            -----------------

Total                                                         $35,324,562.54
                                                            =================

Type of Property

        Commercial                                            $15,512,636.00
        Owner Occupied Homes                                    3,579,676.54
        Apartments                                              6,961,250.00
        Non-Owner Homes                                         3,911,000.00
        Raw Land                                                5,360,000.00

Total                                                         $35,324,562.54

*        Napa, Amador

                                 ATTACHMENT III
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997

                              FINANCIAL STATEMENTS
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1996
                         (With Auditor's Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                       3658 Mount Diablo Blvd., Suite #205
                               Lafayette CA 94549
                                 (510) 284-3590




                           INDEPENDENT AUDITORS REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheets as of December 31, 1996 and 1995 and the statements of income, changes in partners capital and cash flows for the three years ended December 31, 1996. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1996 and 1995, and the results of its operations and cash flows for the three years ended December 31, 1996, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.




                              /S/ A. Bruce Cropper
                                PARODI & CROPPER








Lafayette, California
February 28, 1997


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                            BALANCE SHEETS
                                                      DECEMBER 31, 1996 AND 1995

                                                                ASSETS

                                                                          1996                 1995
                                                                     ---------------      ---------------

Cash                                                                       $664,434             $380,318
                                                                     ---------------      ---------------

Accounts receivable:
  Mortgage Investments, secured by deeds of trust                        15,642,990           12,047,252
  Accrued Interest on Mortgage Investments                                  196,530              113,301
  Advances on Mortgage Investments                                            8,679                8,431
  Accounts receivables, unsecured                                            75,334               71,316
                                                                     ---------------      ---------------
                                                                         15,923,533           12,240,300

  Less allowance for doubtful accounts                                      117,803               39,152
                                                                     ---------------      ---------------
                                                                         15,805,730           12,201,148
                                                                     ---------------      ---------------

Real Estate owned, acquired through foreclosure, at estimated net
  realizable value                                                           66,991                    0
Investment in limited liability corporation, at cost which
  approximates market                                                       191,139                    0
Formation loan due from Redwood Mortgage                                  1,073,706              775,229
Organization costs, less accumulated amortization of $8,125
 and $5,625, respectively                                                     4,375                6,875
Due from related companies                                                      311                3,049
Prepaid expense-deferred loan fee                                            20,720               17,718
                                                                     ---------------      ---------------

                                                                        $17,827,406          $13,384,337
                                                                     ===============      ===============


                                                   LIABILITIES AND PARTNERS CAPITAL


Liabilities:
  Accounts payable and accrued expenses                                     $20,625               $4,010
  Note payable - bank line of credit                                      1,500,000            1,910,000
  Deferred interest income                                                  217,480                    0
  Subscriptions to partnership in applicant status                          310,937                    0
                                                                     ---------------      ---------------
                                                                          2,049,042            1,914,010

Partners Capital                                                        15,778,364           11,470,327
                                                                     ---------------      ---------------

                                                                        $17,827,406          $13,384,337
                                                                     ===============      ===============


See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                         STATEMENTS OF INCOME
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996


                                                                              YEARS ENDED DECEMBER 31,
                                                                  --------------------------------------------------

                                                                       1996              1995              1994
                                                                  ---------------     ------------     -------------
Revenues:
  Interest on Mortgage Investments                                    $1,562,296         $945,573          $450,983
  Interest on bank deposits                                                4,083           13,120            15,739
  Late charges                                                             3,847            3,876             1,704
  Miscellaneous                                                              497            2,211               120
                                                                  ---------------     ------------     -------------
                                                                  ---------------     ------------     -------------
                                                                       1,570,723          964,780           468,546
                                                                  ---------------     ------------     -------------

Expenses:
  Interest on note payable - bank                                        188,638           25,889                 0
  Amortization of loan origination fees                                   11,999            2,531                 0
  Provision for doubtful accounts and losses on real estate
    acquired through foreclosure                                          55,383           26,032            13,120
  Asset management fee - General Partner                                  17,053           11,587             5,906
  Amortization of organization costs                                       2,500            2,500             2,500
  Clerical costs through Redwood Mortgage                                 38,799           22,769            10,664
  Professional services                                                   17,687           16,178            10,244
  Printing, supplies and postage                                           1,192               92               917
  Other                                                                    3,947            1,461               883
                                                                  ---------------     ------------     -------------
                                                                         337,198          109,039            44,234
                                                                  ---------------     ------------     -------------

Income before interest credited to partners in applicant status        1,233,525          855,741           424,312

Interest credited to partners in applicant status                          2,618           18,908            14,443
                                                                  ---------------     ------------     -------------

Net Income                                                           $1,.230,907         $836,833          $409,869
                                                                  ===============     ============     =============

Net income:  To General Partners(1%)                                     $12,309           $8,368            $4,099
                     To Limited Partners (99%)                         1,218,598          828,465           405,770
                                                                  ===============     ============     =============
Total - net income                                                    $1,230,907         $836,833          $409,869
                                                                  ===============     ============     =============

Net income per $1,000 invested by Limited
 Partners for entire period:
-where income is reinvested and compounded                                  $ 84             $ 83              $ 81
                                                                  ===============     ============     =============

-where partner receives income in monthly distributions                     $ 81             $ 80              $ 79
                                                                  ===============     ============     =============


See accompanying notes to financial statements.


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                                                                               PARTNERS CAPITAL
                                                         --------------------------------------------------------------
                                       PARTNERS IN                                          UNALLOCATED
                                        APPLICANT          GENERAL          LIMITED         SYNDICATION
                                         STATUS            PARTNERS         PARTNERS           COSTS            TOTAL
                                      --------------     -------------     -----------    ----------------     --------

Balances at December 31, 1993               128,772          2,887        2,809,535       (190,342)         2,622,080

Contributions on application              4,560,683              0                0               0                 0

Interest credited to partners in             14,443              0                0               0                 0
applicant status

Upon admission to partnership:
  Interest withdrawn                        (5,774)              0                0               0                 0
  Transfers to Partners  capital         (4,508,824)         4,542        4,504,282               0         4,508,824

Net income                                        0          4,099          405,770               0           409,869
Syndication costs incurred                        0              0             0.00        (81,023)          (81,023)
Allocation  of syndication costs                  0          (347)         (34,349)          34,696                 0
Partners  withdrawals                             0        (3,444)        (165,814)               0         (169,258)
                                         -----------     ----------      -----------     -----------      ------------

Balances at December 31, 1994               189,300          7,737        7,519,424       (236,669)         7,290,492

Contributions on application              3,634,264              0                0               0                 0

Interest credited to partners in             18,908              0                0               0                 0
applicant status

Upon admission to partnership:
  Interest withdrawn                        (7,673)              0                0               0                 0
  Transfers to Partners  capital         (3,834,799)         3,588        3,831,211               0         3,834,799

Net income                                        0          8,368          828,465               0           836,833
Syndication costs incurred                        0              0                0       (175,334)         (175,334)
Allocation of syndication costs                   0          (859)         (85,045)          85,904                 0
Partners  withdrawals                             0        (7,509)        (308,554)               0         (316,063)
Early withdrawal penalties                        0              0            (564)             164             (400)
                                         -----------     ----------      -----------     -----------      ------------

Balances at December 31, 1995                    $0         11,325       11,784,937       (325,935)        11,470,327

Contributions on application              4,172,718              0                0               0                 0

Interest credited to partners in              2,618              0                0               0                 0
applicant status

Upon admission to partnership:
  Interest withdrawn                          (863)              0                0               0                 0
  Transfers to Partners  capital         (3,863,536)         4,224        3,859,312               0         3,863,536

Net income                                        0         12,309        1,218,598               0         1,230,907
Syndication costs incurred                        0           0.00             0.00       (214,689)         (214,689)
Allocation of syndication costs                   0        (1,177)        (116,523)         117,700                 0
Partners  withdrawals                             0       (11,132)        (553,027)               0         (564,159)
Early withdrawal penalties                        0           0.00         (12,108)           4,550           (7,558)
                                         -----------     ----------      -----------     -----------      ------------

Balances at December 31, 1996               310,937         15,549       16,181,189       (418,374)        15,778,364
                                         ===========     ==========      ===========     ===========      ============

See accompanying notes to financial statements




                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A Califonira Limited Partnership)
                                                       STATEMENTS OF CASH FLOWS
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                                                                                YEARS ENDED DECEMBER 31,
                                                                   ---------------------------------------------------

                                                                       1996              1995                1994
                                                                  ---------------    --------------      --------------
Cash flows from operating activities:
  Net income                                                          $1,230,907          $836,833            $409,869
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of organization costs                                     2,500             2,500               2,500
    Increase in allowance for doubtful accounts.                          78,651            26,032              13,120
    Increase in account payable                                           16,615             4,010                   0
    (Increase) in accrued interest & advances                           (83,477)          (45,334)            (63,008)
    (Increase) decrease in amount due from related companies               2,738           (3,049)               2,493
    (Increase) in deferred loan fee                                      (3,002)          (17,718)                   0
    Increase in deferred interest income                                 217,480                 0                   0
                                                                  ---------------    --------------      --------------
                                                                                     --------------

      Net cash provided by operating activities                        1,462,412           803,274             364,974
                                                                  ---------------    --------------      --------------

Cash flows from investing activities:

  Net (increase) decrease in:
       Mortgage Investments                                          (3,595,738)       (5,562,545)         (4,148,033)
       Formation loan                                                  (298,477)         (249,973)           (319,302)
       Accounts receivables, unsecured                                   (4,018)          (71,316)                   0
       Real estate acquired through foreclosure                         (66,991)                 0                   0
       Investment in limited liability corporation                     (191,139)                 0                   0
                                                                  ---------------    --------------      --------------

      Net cash used in investing activities                          (4,156,363)       (5,883,834)         (4,467,335)
                                                                  ---------------    --------------      --------------

Cash flows from financing activities

 Increase (decrease) in note payable-bank                              (410,000)         1,910,000                   0
 Contributions by partner applicants                                   4,172,718         3,634,264           4,560,683
 Interest credited to partners in applicant status                         2,618            18,908              14,443
 Interest withdrawn by partners in applicant status                        (863)           (7,673)             (5,774)
 Partners withdrawals                                                  (564,159)         (316,063)           (169,258)
 Early withdrawal penalties, net                                         (7,558)             (400)                   0
 Syndication costs incurred                                            (214,689)         (175,334)            (81,023)
                                                                  ---------------    --------------      --------------

      Net cash provided by financing activities                        2,978,067         5,063,702           4,319,071
                                                                  ---------------    --------------      --------------

Net increase in cash equivalents                                         284,116          (16,858)             216,710

Cash - beginning of period                                               380,318           397,176             180,466
                                                                  ---------------    --------------      --------------

Cash - end of period                                                    $664,434          $380,318            $397,176
                                                                  ===============    ==============      ==============

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, (the Partnership) is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual General Partners. The partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Mortgage Investments are being arranged and serviced by Redwood Home Loan Co. dba Redwood Mortgage, an affiliate of the General Partners. At December 31, 1996, the Partnership was in the offering stage, wherein contributed capital totalled $15,242,954 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each. Of this amount, $310,937 remained in applicant status.

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the Partnership commenced a second offering of an additional 300,000 Units ($30,000,000) of which the total of $310,937 was in applicant status at December 31, 1996. As Mortgage Investments are identified, partners are transferred from applicant status to admitted partners participating in Mortgage Investment operations. Each months income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership will loan to Redwood Mortgage, an affiliate of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the Formation Loan. It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which must commence on January 1, following the year the initial offering closes, which was in 1996.

     The Formation Loan relating to the second offering ($30,000,000) totalled $15,384 at December 31, 1996, which was 4.9% of the limited partners contributions of $310,937. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment to be made by December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.

The following summarizes Formation Loan transactions to December 31, 1996:

                                               Initial              Subsequent             Total
                                             Offering of           Offering of
                                             $15,000,000           $30,000,000
                                            ---------------       ---------------      ---------------

Limited Partner contributions                  $14,932,017              $310,937          $15,242,954
                                            ===============       ===============      ===============

Formation Loan made                             $1,074,840                15,384            1,090,224
Payments to date                                   (8,960)                     0              (8,960)
Early withdrawal penalties applied                 (7,558)                     0              (7,558)
                                            ---------------       ---------------      ---------------

Balance December 31, 1996                       $1,058,322               $15,384           $1,073,706
                                            ===============       ===============      ===============

Percent loaned of Partners contributions              7.2%                  4.9%                 7.2%
                                            ===============       ===============      ===============


     B. Other Organizational and Offering Expenses Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

     Through December 31, 1996, organization costs of $12,500 and syndication costs of $670,610 had been incurred by the Partnership with the following distribution:

                                             Syndication Costs
                                --------------------------------------------
                                         Offering
                                ----------------------------
                                 Initial         Subsequent                     Organization
                                15,000,000       30,000,000        Total           Costs           Total
                                -----------      -----------     -----------      ---------      ----------

Costs incurred                    $569,865          100,745         670,610         12,500         683,110
Early withdrawal penalties         (4,714)                0         (4,714)              0         (4,714)
applied
Allocated and amortized to       (247,522)                0       (247,522)        (8,125)       (255,647)
date

                                ----------- ---- ----------- --- ----------- ---- --------- ---- ----------

December 31, 1996 balance         $317,629          100,745         418,374          4,375         422,749
                                =========== ==== =========== === =========== ==== ========= ==== ==========

     Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of December 31, 1996, syndication costs attributable to the subsequent offering ($30,000,000) totalled $100,745, with the costs of the offering document being greater at the initial stages. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenues and expenses are accounted for on the accrual basis of accounting.

     The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and will be amortized over a five year period. Syndication costs are charged against partners capital and are being allocated to individual partners consistent with the partnership agreement.

     When property is acquired through foreclosure, it is held for sale to return the funds to the Mortgage Investment portfolio. Such property is recorded at cost which includes the principal balance of the former Mortgage Investment made by the Partnership, plus accrued interest, payments made to keep the senior loans current, costs of obtaining title and possession, less rental income, or at estimated net realizable value, if less. The difference between such costs and estimated net realizable value is included in an allowance for losses and deducted from cost in the Balance Sheet to arrive at the carrying value of such property. ($66,991 at December 31, 1996).

     Mortgage Investments and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful account to adjust the allowance for doubtful accounts to an amount considered by management to be adequate to provide for unrecoverable accounts receivable.

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

     No provision for Federal and State income taxes will be made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

     Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited partners pro rata share of Partners Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees which will be paid to the General Partners and/or related parties.

     A. Mortgage Brokerage Commissions For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, not an expense of the Partnership. REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 1996

     B. Mortgage Servicing Fees Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Currently, such servicing fees are at 1/12 of 1% per month (1% annually). Amounts remitted to the Partnership and recorded as interest on Mortgage Investments is net of such fees. In 1994, $15,278 of the total mortgage servicing fees of $44,405 were waived by Redwood Mortgage. In 1995, and 1996, Redwood Mortgage received the total mortgage servicing fees earned of $85,456 and $155,912 respectively.

     C. Asset Management Fee The General Partners will receive a monthly fee for managing the Partnerships Mortgage Investment portfolio and operations equal to 1/32 of 1% of the net asset value (3/8 of 1% annual). Fees were reduced by the General Partners from $17,718 to $5,906 in 1994, with the difference being waived. In 1995, and 1996, fees were reduced from $34,773 to $11,587 and from $51,158 to $17,053 respectively, with the differences being waived by the General Partners.

     D. Other Fees The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

     E. Income and Losses All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

     F. Operating Expenses The General Partners or their affiliate (Redwood Mortgage) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to limited Partner capital. As of December 31, 1996 a General Partner, GYMNO Corporation, had contributed $15,241, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

     A. Applicant Status Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnerships Mortgage Investment portfolio.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

     During the periods ending December 31, 1996, 1995, and 1994, interest totalling $2,618, $18,908 and $14,443 respectively, was credited to partners in applicant status. As Mortgage Investments were made and partners were transferred to regular status to begin sharing in income from Mortgage Investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners capital along with the original investment.

     B. Term of the Partnership The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

     C. Election to Receive Monthly, Quarterly or Annual Distributions Upon subscriptions, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, an investor may subsequently change his election.

     D. Profits and Losses Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

     E. Liquidity, Capital Withdrawals and Early Withdrawals There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is illiquid. Limited Partners have no right to withdraw from the partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account and the balance distributed in four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth in the Partnership Agreement.

     Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the partnership on an installment basis, generally over a five year period in twenty (20) quarterly installments or longer. Once this five year period expires, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer.
Notwithstanding the five-year (or longer) withdrawal period, the General Partners will liquidate all or part of a Limited Partners capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five-year (or longer) withdrawal period.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnerships capacity to return a Limited Partners capital is restricted to the availability of Partnership cash flow.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

     F. Guaranteed Interest Rate For Offering Period During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The Partnership has a bank line of credit of up to $5,000,000 at .5% over prime secured by its Mortgage Investment portfolio. The note payable balances were $1,500,000 and $1,910,000 at December 31, 1996, and 1995, respectively, and the interest rate was 8.75% at December 31, 1996, (8.25% prime plus .50%).

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the Partnership has contributed its interest (principally land) to a Limited Liability Corporation which will complete the construction and sell the property. The Partnership expects to realize a profit from the venture.

NOTE 8 - ASSET CONCENTRATIONS AND CHARACTERISTICS

     The Mortgage Investments are secured by recorded deeds of trust. At December 31, 1996, there were 50 Mortgage Investments outstanding with the following characteristics:

Number of Mortgage Investments outstanding                                 50
Total Mortgage Investments outstanding                            $15,642,990

Average Mortgage Investment outstanding                              $312,860
Average Mortgage Investment as percent of total                          2.00%
Average Mortgage Investment as percent of Partners Capital               1.98%

Largest Mortgage Investment outstanding                            $1,450,000
Largest Mortgage Investment as percent of total                          9.27%
Largest Mortgage Investment as percent of Partners Capital               9.19%

Number of counties where security is located (all California)              16
Largest percentage of Mortgage Investments in one county                20.84%
Average Mortgage Investment to appraised value of security at time
loan was consummated                                                    58.21%

Number of Mortgage Investments in foreclosure status                        1
Amount of Mortgage Investments in foreclosure                        $118,811

     The cash balance at December 31, 1996 of $664,434 was in one bank with interest bearing balances totalling $605,871. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $564,434.

                                  ATTACHMENT IV
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 15, 1997

                              FINANCIAL STATEMENTS
                                       of
                                GYMNO CORPORATION

                                GYMNO CORPORATION
                              FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND JUNE 30, 1996
                         (With Auditors Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                     3658 MOUNT DIABLO BOULEVARD, SUITE #205
                           LAFAYETTE, CALIFORNIA 94549

                                 (510) 284-3590
                               FAX (510) 284-3593



                          INDEPENDENT AUDITORS REPORT




BOARD OF DIRECTORS
GYMNO CORPORATION

     We have audited the accompanying balance sheets of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the related statements of income
(loss), stockholders equity and cash flows for the periods then ended. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles.


                              /S/ Parodi & Cropper
                                PARODI & CROPPER








Lafayette, California
March 15, 1997


                                                           GYMNO CORPORATION
                                                            BALANCE SHEETS
                                                  DECEMBER 31, 1996 AND JUNE 30, 1996


                                                                ASSETS


                                                                         DECEMBER 31,           JUNE 30,
                                                                             1996                 1996
                                                                       -----------------    -----------------
Cash and equivalents                                                             $1,666                 $398
Deferred income tax benefits                                                        120                  120
                                                                       -----------------    -----------------

          Total current assets                                                    1,786                  518
                                                                       -----------------    -----------------

Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                                                7,500                7,500
     Redwood Mortgage Investors V                                                 5,000                5,000
     Redwood Mortgage Investors VI                                                9,773                9,773
     Redwood Mortgage Investors VII                                              12,648               12,748
     Redwood Mortgage Investors VIII                                             15,241               12,270
                                                                       -----------------    -----------------
                                                                                 50,162               47,291

                                                                       -----------------    -----------------

                                                                                $51,948              $47,809
                                                                       =================    =================

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - Stockholders                                               $436                 $436
     Accounts payable                                                             2,311                1,000
     Accrued income taxes                                                           710                  357
     Loan from Redwood Mortgage at 8% interest                                    7,518                4,000
                                                                         ---------------    -----------------

          Total current liabilities                                              10,975                5,793
                                                                         ---------------    -----------------

Stockholders' Equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares                                        5,000                5,000
     Paid-in surplus                                                              7,500                7,500
     Retained earnings                                                           28,473               29,516
                                                                         ---------------    -----------------

         Total stockholders' equity                                              40,973               42,016
                                                                         ---------------    -----------------

                                                                                $51,948              $47,809
                                                                         ===============    =================


See accompanying notes to financial statements.



                                                           GYMNO CORPORATION
                                                         STATEMENTS OF INCOME
                                                SIX MONTHS ENDED DECEMBER 31, 1996 AND
                                                       YEAR ENDED JUNE 30, 1996


                                                                      SIX MONTHS
                                                                        ENDED                  YEAR ENDED
                                                                     DECEMBER 31,               JUNE 30,
                                                                         1996                     1996
                                                                  -------------------       -----------------

REVENUE
     Partnership earnings - as General Partner                                $5,971                 $11,275
     Reconveyance fees                                                         2,800                   3,360
     Other partnership earnings                                                   21                      74
                                                                                            -----------------
                                                                  -------------------

                                                                               8,792                  14,709
                                                                                            -----------------
                                                                  -------------------

EXPENSES
     Management services - Stockholders                                        3,303                   7,516
     Contracted services - Redwood Mortgage                                        0                     672
     Professional Services                                                     4,417                   3,421
     Interest expense                                                            195                     320
     Recording Fees                                                              200                       0
     Other                                                                         0                      10
                                                                  -------------------       -----------------
                                                                               8,115                  11,939


Income before provision for income taxes                                         677                   2,770
                                                                  -------------------       -----------------

Provision for income taxes:
     California                                                                  800                     800
     Federal                                                                     920                     417
                                                                  -------------------       -----------------
                                                                               1,720                   1,217
                                                                  -------------------       -----------------

Net income (loss)                                                           $(1,043)                  $1,553
                                                                  ===================       =================

Per share (500 shares)                                                       $(2.09)                   $3.11
                                                                  ===================       =================

See accompanying notes to financial statements.


                                                          GYMNO CORPORATION
                                                  STATEMENTS OF STOCKHOLDERS' EQUITY
                                                SIX MONTHS ENDED DECEMBER 31, 1996 AND
                                                       YEAR ENDED JUNE 30, 1996




                                                 Common Stock            Paid-In        Retained
                                            -----------------------
                                              Shares        Amount        Surplus        Earnings          Total

Balances - June 30, 1995                        500#        $5,000         $7,500         $27,963        $40,463

Net income for the year ended June 30,             0             0              0           1,553          1,553
1996
                                            ---------     ---------      ---------      ----------     ----------

Balances - June 30, 1996                        500#         5,000          7,500          29,516         42,016

Net income (loss) for the six months ended
  December 31, 1996                              -0-           -0-            -0-           1,043          1,043
                                            ---------     ---------      ---------      ----------     ----------

Balances - December 31, 1996                    500#        $5,000         $7,500         $28,473        $40,973
                                            =========     =========      =========      ==========     ==========

See accompanying notes to financial statements.



                                                           GYMNO CORPORATION
                                                       STATEMENTS OF CASH FLOWS
                                                SIX MONTHS ENDED DECEMBER 31, 1996 AND
                                                       YEAR ENDED JUNE 30, 1996

                                                                        DECEMBER 31,            JUNE 30,
                                                                            1996                  1996
                                                                     -------------------    -----------------

Cash flows from operating activities:
     Net income (Loss)                                                         $(1,043)               $1,553
     Adjustments to reconcile net income to net cash
          provided by operating activities:
         (Increase) decrease in recoverable income taxes                              0                  922
         Increase   (decrease)  in  accounts  payable  and  accrued               1,664                  357
liabilities
                                                                     -------------------    -----------------

                                                                                    621                2,832
                                                                     -------------------    -----------------

Cash flows from investing activities:
    (increase) decrease in:
         Cash invested in partnerships                                          (2,871)              (3,810)
                                                                     -------------------    -----------------

Cash flows for financing activities:
     Increase (decrease) in:
         Loan from Redwood Mortgage                                               3,518                    0
                                                                     -------------------    -----------------

Net increase (decrease) in cash equivalents                                       1,268                (978)

Cash equivalents at beginning of year                                               398                1,376
                                                                     -------------------    -----------------

Cash equivalents at end of year
         (consisting of cash in bank)                                            $1,666                 $398
                                                                     ===================    =================


See accompanying notes to financial statements.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


     NOTE 1 - ORGANIZATION GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services which are performed by the stock holders. In addition, the company receives reconveyance fees for which it contracts with Redwood Mortgage at 20% of such fees. Redwood Mortgage is controlled by D. Russell Burwell.

     The Company has also acquired limited partnership interests in Redwood Mortgage Investors IV and VII. The Company receives investment income from such limited partnership interests. At June 30, 1996, the limited partnership interest in Redwood Mortgage Investors IV had been liquidated.

     NOTE 2 - SUMMARY OF ACCOUNTING POLICIES The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

     During 1996, GYMNO changed its corporate tax year end from June 30 to December 31. This change facilitates the accounting for GYMNO which is a general partner in eight mortgage investing limited partnerships which have calendar year requirements. Because of the change in fiscal year, the attached financial statements reflect results for the six months ended December 31, 1996.


                                                           GYMNO CORPORATION
                                                     NOTES TO FINANCIAL STATEMENTS
                                                           DECEMBER 31, 1996



NOTE 3 - INCOME TAXES
The following reflects the income taxes for the periods ending December 31, 1996 and June 30, 1996:



                                                SIX MONTHS ENDED                     YEAR ENDED
                                               DECEMBER 31, 1996                    JUNE 30, 1996


                                       CALIFORNIA            FEDERAL       CALIFORNIA         FEDERAL
                                       --------------       -----------    --------------     -----------

Income before provision for income taxes        $677               677           $2,770            2,770
Nondeductible expenses                             0                 0                0                0
State Tax deduction:
         Prior fiscal year tax                     0             (800)                0            (800)
Taxable income differential-partnerships       6,276             6,254              832              812
                                          -----------       -----------      -----------      -----------

Taxable income                                 6,953             6,131            3,602            2,782
                                          -----------       -----------      -----------      -----------

Tax rate (California $800 minimum)              9.3%               15%             9.3%              15%
                                          -----------       -----------      -----------      -----------

Income tax expense                              $800              $920             $800             $417
                                          ===========       ===========      ===========      ===========

Above tax liability                             $800               920             $800              417

Estimated tax payments                           800               210              800               60
                                          -----------       -----------      -----------      -----------

Income tax liability (recoverable)                $0              $710               $0             $357
                                          ===========       ===========      ===========      ===========

Total liability (recoverable)                   $710                               $357
                                          ===========                        ===========


     California income taxes were determined at the greater of 9.3% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).
     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1996 taxes are deductible in 1997). At both June 30, 1996 and December 31, 1996 there were deferred income tax benefits of $120 relating to the $800 California Franchise Tax deductible in the following year.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. Other Expenses of Issuance and Distribution.

     The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $30,000,000 to be as follows:

                                                          Maximum of
                                                        $ 30,000,000
                                               -------------------------------

SEC Registration Fee                                      $10,341.81
NASD Registration Fee                                       3,500.00
California Registration Fee                                 2,500.00
Printing and Engraving Expenses                           100,000.00
Accounting Fees and Expenses                               40,000.00
Legal Fees and Expenses                                   200,000.00
Other Blue Sky Filing Fees and Expenses                    20,000.00
Postage                                                    60,000.00
Advertising and Sales                                     100,000
Sales Literature                                          120,000
Due Diligence                                             150,000
Sales Seminars                                            225,000
Miscellaneous                                              75,000
                                                       --------------

   Total                                               $1,106,341.81
                                                       ==============


ITEM 31             Sales to Special Parties.

                    Inapplicable

ITEM 32.            Recent Sales of Unregistered Securities.

                    None

ITEM 33             Indemnification of Directors and Officers

     Section 3.16 of the Limited Partnership Agreement provides that the General Partners and their Affiliates shall be indemnified by the Partnership for liability and related expenses (including attorneys fees) incurred in dealing with third parties, excluding matters arising under the Securities Act of 1933, as amended, provided the General Partners or their Affiliates acted in good faith, and provided that the conduct did not constitute gross negligence or gross misconduct.

ITEM 34.            Treatment of Proceeds from Stock Being Registered

                    Inapplicable.

ITEM 35.            Financial Statements and Exhibits.

 (a)       Financial Statements Included in the Prospectus:

1.         Redwood Mortgage Investors VIII:
                    Report of Independent Public Accountant
                    Balance Sheet at June 30, 1995 and June 30, 1996 (audited)

     2. Gymno Corporation: Report of Independent Public Accountant Balance Sheet at June 30, 1995, June 30, 1992 and June 30, 1996 (audited)

(b)        Exhibits:

Exhibit Number

     1.1    Form of Participating Dealer Agreement (2)
     3.1    Limited Partnership Agreement (2)
     3.2    Form of Certificate of Limited Partnership Interest (1)
*    3.3    Certificate of Limited Partnership

     5.1 Opinion of Counsel as to the Legality of the Securities Being Registered (1)
     5.2    Opinion of Counsel as to ERISA Matters (1)

     8.1    Opinion of Counsel on Certain Tax Matters (1)

     10.2   Loan Servicing Agreement (1)

     10.3   (a)   Form of Note  secured by Deed of Trust for  Construction
                  Loans which  provides for principal and interest payments (1)

            (b) Form of Note secured by Deed of Trust for Commercial Loans which provides for interest only payments (1)

            (c) Form of Note secured by Deed of Trust for Commercial Loans which provides for principal and interest payments (1)

            (d) Form of Note secured by Deed of Trust for Residential Loans which provides for interest only payments (1)

            (e) Form of Note secured by Deed of Trust for Residential Loans which provides for interest and principal prepayments (1)

     10.4   (a)   Construction  Deed of Trust,  Assignment of Leases and Rents,
                  Security  Agreement  and  Fixture  Filing to accompany Exhibit
                  10.3(a) (1)

            (b) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibits 10.3(b) and 10.3(c) (1)

            (c) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibit 10.3(d) (1)

     10.6         Agreement to Seek a Lender (1)

     24.1         Consent of Parodi & Cropper

     24.2         Consent of the Law Offices of Stephen C. Ryan & Associates

     27.1         Financial Data Schedule - Gymno

     * Filed under Form SE (1) These exhibits were previously contained in Registrants Registration Statement filed on Form S-11 with the Commission on September 30, 1996, and are incorporated by reference herein. (2) These exhibits were previously contained in Registrants Post Effective Amendment No. 1 to the Registration Statement filed on Form S-11 with the Commission on December 4, 1996 and are incorporated by reference herein.

ITEM 36.            Undertaking.

                              THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     1. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. That each such post-effective amendment will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the terminating of the offering.

     5. To provide the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     6. To send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partners or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     7. To provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

     8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication for such issue.

     The General Partners also undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on April 26, 1999.

                                            REDWOOD MORTGAGE INVESTORS VIII
                                            A California Limited Partnership



                                            By:/s/D. Russell Burwell
                                            D. Russell Burwell, General Partner



                                            By:/s/Michael R. Burwell
                                            Michael R. Burwell, General Partner



                                            By: GYMNO CORPORATION
                                            General Partner



                                            By:/s/D. Russell Burwell
                                            D. Russell Burwell, General Partner




                                            By:/s/Michael R. Burwell
                                            Michael R. Burwell, General Partner

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Registration Statement has been signed by the following persons in the capacities and on the dates indicated



Signature                       Title                                  Date

                          President of Gymno Corporation
                          (Principal Executive Officer);
/s/D. Russell Burwell     Director of Gymno Corporation
_____________________                                 __________________________
D. Russell Burwell                                                June 1, 1999

                          Secretary/Treasurer of Gymno
                          Corporation (Principal Financial
                          and Accounting Officer); Director
/s/Michael R. Burwell     of Gymno Corporation
_____________________                                  _________________________
Michael R. Burwell                                                June 1, 1999




/s/D. Russell Burwell                                 __________________________
_____________________     General Partner                         June 1, 1999
D. Russell Burwell

/s/Michael R. Burwell
_____________________     General Partner              _________________________
Michael R. Burwell                                                June 1, 1999

                                INDEX TO EXHIBITS
                                       to
                           POST EFFECTIVE AMENDMENT #8



EXHIBITS

24.2     Consent of Counsel, Landels Ripley & Diamond, LLP

24.3     Consent of Independent Auditors, Parodi & Cropper

                                  Exhibit 24.2

                               CONSENT OF COUNSEL

TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use in this Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.



/S/ Landels Ripley & Diamond, LLP
________________________________
Landels Ripley & Diamond, LLP




San Francisco, California
June 1, 1999

                                  Exhibit 24.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use of our reports accompanying the balance sheets of the General Partner, GYMNO Corporation, and the Partnership, REDWOOD MORTGAGE INVESTORS VIII, in the Prospectus, and any supplements thereto, and Registration Statement filed on form S-11 for REDWOOD MORTGAGE INVESTORS VIII. We also consent to the reference to our firm under the reference "EXPERTS" in the Prospectus.



/S/ Parodi & Cropper
____________________________
Parodi and Cropper




Lafayette, California
June 1, 1999